PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 20, 2006)

                           $510,562,000 (APPROXIMATE)
                   AEGIS ASSET BACKED SECURITIES TRUST 2006-1
                             MORTGAGE BACKED NOTES
                             [AEGIS LOGO OMITTED]

            AEGIS MORTGAGE CORPORATION,         AEGIS ASSET BACKED SECURITIES CORPORATION,
                    SPONSOR                                     DEPOSITOR
 AEGIS ASSET BACKED SECURITIES TRUST 2006-1,             WELLS FARGO BANK, N.A.,
                ISSUING ENTITY                               MASTER SERVICER

                              -------------------

INVESTING IN THE OFFERED NOTES INVOLVES RISKS. YOU SHOULD CONSIDER CAREFULLY
THE RISK FACTORS BEGINNING ON PAGE S-17 OF THIS PROSPECTUS SUPPLEMENT AND PAGE
5 OF THE PROSPECTUS.

For a list of capitalized terms used in this prospectus supplement, see the index beginning on page S-114 of this prospectus supplement.

The notes will represent obligations of the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor or any of their affiliates or any other entity.

THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE NOTES ONLY IF
ACCOMPANIED BY THE PROSPECTUS.

     The issuing entity will issue notes including the following classes offered hereby:

         CLASS PRINCIPAL    INTEREST      PRICE TO     UNDERWRITING   PROCEEDS TO
 CLASS      AMOUNT(1)        RATE(2)       PUBLIC        DISCOUNT      DEPOSITOR
------- ----------------- ------------ -------------- -------------- ------------

    A1     $179,833,000    Adjustable      100.00%         0.25%        99.75%
    A2     $183,920,000    Adjustable      100.00%         0.25%        99.75%
    A3     $ 44,959,000    Adjustable      100.00%         0.25%        99.75%
    M1     $ 20,475,000    Adjustable      100.00%         0.25%        99.75%
    M2     $ 18,375,000    Adjustable      100.00%         0.25%        99.75%
    M3     $ 10,763,000    Adjustable      100.00%         0.25%        99.75%
    M4     $  9,712,000    Adjustable      100.00%         0.25%        99.75%
    M5     $  9,188,000    Adjustable      100.00%         0.25%        99.75%
    M6     $  8,400,000    Adjustable      100.00%         0.25%        99.75%
    M7     $  7,875,000    Adjustable      100.00%         0.25%        99.75%
    M8     $  7,087,000    Adjustable      100.00%         0.25%        99.75%
    M9     $  4,725,000    Adjustable          (3)           (3)           (3)
   M10     $  5,250,000    Adjustable          (3)           (3)           (3)

                     --------------------

(1)   These amounts are approximate, as described in this prospectus supplement.

(2)   The interest rate for each class of offered notes is subject to limitation and is described in this prospectus supplement under "Summary of Terms --
      The Offered Notes."

(3)   The Class M9 and M10 Notes are not being purchased by or offered by the underwriters. These notes may be offered in the future as described in this prospectus supplement.

   This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table above and not to any other classes of notes or the ownership certificate that will be issued by the trust as described in this prospectus supplement. Principal and interest on each class of offered notes will be payable monthly beginning in November 2006. Credit enhancement for the offered notes will include excess interest, overcollateralization and subordination features. Amounts payable under an interest rate swap agreement and an interest rate cap agreement, each provided by Bear Stearns Financial
Products Inc., will be applied in the same manner as interest collections on the mortgage loans to pay interest due on the notes, maintain overcollateralization and cover certain losses.

     The assets of the trust will primarily consist of a pool of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans that were originated in accordance with underwriting guidelines that are not as strict as Fannie Mae and Freddie Mac guidelines.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS
PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Class M9 and M10 Notes will not be purchased from the depositor by the underwriters and are not offered by the underwriters. On or about October 30,
2006, delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream
Banking Luxembourg and the Euroclear System.

LEHMAN BROTHERS

                 BEAR, STEARNS & CO. INC.

                                       CREDIT SUISSE

                                                   UBS INVESTMENT BANK

          The date of this prospectus supplement is October 24, 2006.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

      We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1)
the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

      THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT IS INTENDED TO
ENHANCE THE GENERAL TERMS OF THE ACCOMPANYING PROSPECTUS. IF THE SPECIFIC TERMS
OF THIS PROSPECTUS SUPPLEMENT AND THE GENERAL TERMS OF THE ACCOMPANYING
PROSPECTUS VARY, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS
SUPPLEMENT.

      You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                           __________________________

      Dealers will deliver a prospectus supplement and prospectus when acting as an underwriter of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                           __________________________

      We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                           __________________________

      This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings "Risk Factors" and "Yield, Prepayment and Weighted
Average Life" in this prospectus supplement and "Risk Factors" and "Yield and
Prepayment Considerations" in the prospectus. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including "expects,"
"intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

                                      S-ii

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

                                      S-iii

Annex A Swap Agreement Scheduled Notional Amounts..........................S-A-1
Annex B Cap Agreement Scheduled Notional Amounts...........................S-B-1
Annex C Certain Characteristics of the Mortgage Loans......................S-C-1
Annex D-1 Assumed Mortgage Loan Characteristics..........................S-D-1-1
Annex D-2 Principal Amount Decrement Tables..............................S-D-2-1

                                      S-iv

                                SUMMARY OF TERMS

      THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES
      NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING
      YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
      OF THE NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT
      AND THE ACCOMPANYING PROSPECTUS.

      WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASHFLOW
      PRIORITIES AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD
      READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASHFLOW
      PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE
      ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

      WHENEVER WE REFER IN THIS PROSPECTUS SUPPLEMENT TO AN AMOUNT OR A
      PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST, THAT AMOUNT
      OR PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL SCHEDULED
      PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF OCTOBER 1, 2006, UNLESS WE
      SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER
      "DESCRIPTION OF THE NOTES--PAYMENTS OF PRINCIPAL" HOW THE SCHEDULED
      PRINCIPAL BALANCE OF A MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN
      THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS
      SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN
      THE TOTAL OF THEIR SCHEDULED PRINCIPAL BALANCES UNLESS WE SPECIFY
      OTHERWISE.

PARTIES

SPONSOR

      Aegis Mortgage Corporation.

ORIGINATORS

      Aegis Funding Corporation and Aegis Lending Corporation originated the mortgage loans to be included in the trust estate.

SELLER

      Aegis REIT Corporation.

DEPOSITOR

      Aegis Asset Backed Securities Corporation, a Delaware corporation. The
Depositor maintains its principal offices at 3250 Briarpark, Suite 400, Houston,
Texas 77042. Its telephone number is (713) 787-0100.

ISSUING ENTITY

      Aegis Asset Backed Securities Trust 2006-1, a Delaware statutory trust.

OWNER TRUSTEE

      Wilmington Trust Company.

INDENTURE TRUSTEE

      Deutsche Bank National Trust Company. The notes will be issued, and the mortgage loans will be pledged to the indenture trustee as collateral for the notes, under an indenture.

ADMINISTRATOR

      Wells Fargo Bank, N.A. will perform certain administrative functions on behalf of

                                       S-1

the owner trustee, the trust and the indenture trustee under the trust agreement, indenture and transfer and servicing agreement.

CUSTODIAN

      Deutsche Bank National Trust Company.

MASTER SERVICER

      Wells Fargo Bank, N.A.

SERVICER

      Ocwen Loan Servicing, LLC.

SUBSERVICER

      Aegis Mortgage Corporation.

SWAP COUNTERPARTY

      The trust will enter into an interest rate swap agreement with Bear
Stearns Financial Products Inc. to protect against certain interest rate risk from the payment date in November 2006 through the payment date in October 2011.

CAP COUNTERPARTY

      The trust will enter into an interest rate cap agreement with Bear Stearns
Financial Products Inc. to protect against certain interest rate risk from the payment date in December 2006 through the payment date in October 2011.

                                       S-2

                                THE OFFERED NOTES

CLASSES OF NOTES

      Aegis Asset Backed Securities Trust 2006-1 will issue on the closing date the classes of notes listed in the table below, together with the Class N Notes and an ownership certificate evidencing the entire equity interest in the trust.
Only the classes of notes listed in the table below are offered by this prospectus supplement.

                                                                                                              EXPECTED
                CLASS             INTEREST RATE               INTEREST RATE                                     FINAL
              PRINCIPAL          FORMULA (UNTIL              FORMULA (AFTER            CUSIP      MATURITY     PAYMENT
  CLASS       AMOUNT(1)     INITIAL PURCHASE DATE)(2)   INITIAL PURCHASE DATE)(4)     NUMBER       DATE(5)     DATE(6)
---------   -------------   -------------------------   -------------------------   -----------   ---------   ---------

A1 ......   $ 179,833,000     LIBOR plus 0.080%(3)        LIBOR plus 0.160%(3)      00764S AA 2   1/25/2037   7/25/2008
A2 ......   $ 183,920,000     LIBOR plus 0.170%(3)        LIBOR plus 0.340%(3)      00764S AB 0   1/25/2037   9/25/2012
A3 ......   $  44,959,000     LIBOR plus 0.240%(3)        LIBOR plus 0.480%(3)      00764S AC 8   1/25/2037   2/25/2014
M1 ......   $  20,475,000     LIBOR plus 0.300%(3)        LIBOR plus 0.450%(3)      00764S AD 6   1/25/2037   2/25/2014
M2 ......   $  18,375,000     LIBOR plus 0.320%(3)        LIBOR plus 0.480%(3)      00764S AE 4   1/25/2037   2/25/2014
M3 ......   $  10,763,000     LIBOR plus 0.360%(3)        LIBOR plus 0.540%(3)      00764S AF 1   1/25/2037   2/25/2014
M4 ......   $   9,712,000     LIBOR plus 0.420%(3)        LIBOR plus 0.630%(3)      00764S AG 9   1/25/2037   2/25/2014
M5 ......   $   9,188,000     LIBOR plus 0.450%(3)        LIBOR plus 0.675%(3)      00764S AH 7   1/25/2037   2/25/2014
M6 ......   $   8,400,000     LIBOR plus 0.500%(3)        LIBOR plus 0.750%(3)      00764S AJ 3   1/25/2037   2/25/2014
M7 ......   $   7,875,000     LIBOR plus 1.150%(3)        LIBOR plus 1.725%(3)      00764S AK 0   1/25/2037   2/25/2014
M8 ......   $   7,087,000     LIBOR plus 1.600%(3)        LIBOR plus 2.400%(3)      00764S AL 8   1/25/2037   2/25/2014
M9 ......   $   4,725,000     LIBOR plus 1.850%(3)        LIBOR plus 2.775%(3)      00764S AM 6   1/25/2037   2/25/2014
M10 .....   $   5,250,000     LIBOR plus 1.850%(3)        LIBOR plus 2.775%(3)      00764S AN 4   1/25/2037   2/25/2014

____________________
(1)   These amounts are approximate, as described in this prospectus supplement.

(2)   Reflects the interest rate formula up to and including the earliest possible payment date on which the holder of the ownership certificate (or if the holder of the ownership certificate does not do so, the servicer)
      has the option to purchase the mortgage loans as described below under
      "--The Mortgage Loans --Optional Purchase of Mortgage Loans."

(3)   Interest will accrue on these classes of notes based on an interest rate equal to the least of (a) one-month LIBOR plus the applicable margin as specified in the third or fourth column of this table, as applicable, (b)
      the available funds cap and (c) 12.00%, as described below under "--The
      Notes--Payments on the Notes--Interest Payments." The margins may be increased from the applicable levels specified in the third column of this table to the applicable levels specified in the fourth column of this table, as described below under "--The Notes--Payments on the
      Notes--Interest Payments."

(4)   Reflects the interest rate formula if the option to purchase the mortgage loans is not exercised by the holder of the ownership certificate (or the servicer) at the earliest possible payment date as described below under
      "--The Mortgage Loans--Optional Purchase of Mortgage Loans."

(5)   Reflects the scheduled maturity date of the offered notes, which is the second payment date after the date of the last scheduled payment of the latest maturing mortgage loan.

(6)   Reflects the expected final payment date, based upon (a) 100% of the prepayment assumption and the modeling assumptions used in this prospectus supplement, each as described under "Yield, Prepayment and Weighted
      Average Life--Weighted Average Life" and (b) the assumption that the option to purchase the mortgage loans is exercised by the holder of the ownership certificate (or the servicer) at the earliest possible payment date as described below under "--The Mortgage Loans--Optional Purchase of
      Mortgage Loans." The actual final payment date for each class of offered notes may be earlier or later, and could be substantially later, than the applicable expected final payment date listed above.

                                       S-3

      The notes offered by this prospectus supplement will be issued in book-entry form in minimum denominations in principal amount of $100,000 and integral multiples of $1 in excess thereof.

      See "Description of the Notes--General" in this prospectus supplement.

      The notes will represent obligations of the trust and will be secured by collateral consisting primarily of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans having a total principal balance as of the cut-off date, which is October
1, 2006, of approximately $525,000,409.

      The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.

      The ownership certificate and the Class N Notes are not offered by this prospectus supplement. The offered notes will have an approximate total initial principal amount of $510,562,000. Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed 5%.

PAYMENTS ON THE NOTES

      Principal and interest on the notes will be paid on the 25th day of each month, or if the 25th day is not a business day, on the next business day thereafter, beginning in November 2006.

      The rights of holders of the Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and
M10 Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a higher priority of payment, as described in this Summary of Terms under "--Enhancement of Likelihood of Payment on the Notes--Subordination of Payments" below. We refer to these notes generally as offered "subordinate" notes, and we refer to the Class A1, A2 and
A3 Notes generally as offered "senior" notes.

      The Class N Notes will be entitled to payments of principal and interest, the source of which will be cashflow from any prepayment premiums and any excess cashflow remaining after required payments are made on the offered notes, and after certain fees and expenses are paid, as described in this prospectus supplement under "Description of the Notes--General."

Interest Payments

      Interest will accrue on each class of offered notes at the applicable annual rate determined as follows on the principal amount of that class: the least of (1) the applicable annual rate as described in the third column of the table on page S-3, (2) the available funds cap (as described below) and (3)
12.00%.

      If the option to purchase the mortgage loans is not exercised as described under "--The Mortgage Loans--Optional Purchase of Mortgage Loans" below, then with respect to the following payment date and each payment date thereafter, the interest rate calculation described in the paragraph above will be increased for each class of notes by substituting in clause (1) the applicable annual rate as described in the fourth column of the table on page S-3,

                                       S-4

subject in each case to the limitations described above.

      For a complete description of the optional purchase of the mortgage loans, see "Description of the Notes--Optional Purchase of Mortgage Loans" in this prospectus supplement.

      The available funds cap is a limitation generally based on the amount of interest collections received from the mortgage loans during the applicable collection period, net of certain fees and expenses of the trust.

      For a complete description of the available funds cap and the priority of payments of interest, see "Description of the Notes--Payments of Interest" in
this prospectus supplement.

Priority of Interest Payments

      The key payment concept for payments of interest is the "interest remittance amount," which is, generally, for any payment date, the amount of interest collected or advanced by the servicer on the mortgage loans during the related collection period, plus other amounts collected or recovered (such as insurance proceeds) which are allocated to interest and any payments made by the swap counterparty under the swap agreement and by the cap counterparty under the cap agreement, but as reduced by the master servicing fee, the servicing fee and certain costs reimbursable to the master servicer, the administrator, the custodian, the servicer, the owner trustee and the indenture trustee.

      See "Description of the Notes--Payments of Interest--Interest Payment
Priorities" in this prospectus supplement for a description of the Interest
Remittance Amount.

      On each payment date, the interest remittance amount will be paid in the following order of priority:

            (a) to the swap counterparty, any net swap payment or swap termination payment owed to the swap counterparty (other than a swap termination payment due to a default on the part of the swap counterparty);

            (b) concurrently, pro rata, to the senior notes, accrued note interest due for each class for that payment date;

            (c) to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and
      M10 Notes, in that order, accrued note interest due for each class for that payment date; and

            (d) any remaining interest remittance amount will be applied as part of monthly excess cashflow for that payment date, as described under "--
      Enhancement of Likelihood of Payment on the Notes -- Application of Excess
      Cashflow" below.

      See "Description of the Notes--Payments of Interest--Interest Payment
Priorities" in this prospectus supplement for a complete description of the priority of payment of interest.

The Interest Rate Swap Agreement

      On the closing date, the trust will enter into an interest rate swap agreement with Bear Stearns Financial Products Inc., as swap counterparty. Under the interest rate swap agreement, on each payment date, beginning in November
2006 and ending in October 2011, the trust will be

                                       S-5

obligated to make fixed payments at a rate of 5.2115% and the swap counterparty will be obligated to make floating payments at LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to a monthly basis. To the extent that a fixed payment exceeds a floating payment relating to any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap counterparty, and to the extent that a floating payment exceeds a fixed payment relating to any payment date, the swap counterparty will owe a net payment to the trust. Any net amounts received by the trust under the interest rate swap agreement will be applied in the same manner as interest collections on the mortgage loans to pay interest due on the notes and maintain overcollateralization as described in this prospectus supplement.

      See "Description of the Notes--Payments of Interest--The Interest Rate
Swap Agreement" in this prospectus supplement.

The Interest Rate Cap Agreement

      On the closing date, the trust will enter into an interest rate cap agreement with Bear Stearns Financial Products Inc., as cap counterparty. Under the interest rate cap agreement, the cap counterparty will be required to make monthly payments to the trust for certain periods if one-month LIBOR moves above a specified rate. The interest rate cap agreement will provide only temporary, limited protection against upward movements in one-month LIBOR, as described in this prospectus supplement. Any amounts received by the trust under the interest rate cap agreement will be applied in the same manner as interest collections on the mortgage loans to pay interest due on the notes and maintain overcollateralization as described in this prospectus supplement.

      See "Description of the Notes--Payments of Interest--The Interest Rate Cap
Agreement" in this prospectus supplement.

Principal Payments

      The amount of principal payable on each class of notes will be determined by (1) funds received or advanced on the mortgage loans that are available to make payments of principal on the notes, (2) formulas that allocate portions of principal payments received on the mortgage loans among different classes of notes and (3) the application of excess interest, swap payments and cap payments to pay principal on the notes, as described in this prospectus supplement.

      Funds received on the mortgage loans may consist of monthly scheduled payments as well as unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, or purchases of mortgage loans under the circumstances described in this prospectus supplement.

      The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of any of several different events or triggers, including:

o     whether a payment date occurs before, or on or after the "stepdown date,"
      which is the earlier of (1) the payment date on which the total principal amount of the senior notes has been reduced to zero and (2) the later of
      (a) the payment date in November 2009 and (b) the first payment date on which

                                       S-6

      the total class principal amount of the senior notes (after giving effect to payments of principal for such payment date) as a percentage of the total principal balance of the mortgage loans is less than or equal to the percentage specified in this prospectus supplement;

o     whether a "cumulative loss trigger event" occurs when cumulative losses on the mortgage loans are higher than certain levels set by the rating agencies as specified in this prospectus supplement; and

o     whether a "delinquency event" occurs when the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set by the rating agencies as specified in this prospectus supplement.

      See "Description of the Notes--Payments of Principal" in this prospectus supplement.

Priority of Principal Payments

      The key payment concept for payments of principal is the "principal payment amount," which is, generally, for any payment date, the amount of principal collected or advanced by the servicer on the mortgage loans during the related collection period, including any prepayments in full or in part collected during the related prepayment period, plus other amounts collected or recovered (such as insurance proceeds) which are allocated to principal, but as reduced by certain costs reimbursable to the master servicer, the administrator, the custodian, the servicer, the owner trustee or the indenture trustee and as reduced by any overcollateralization release amounts.

      See "Description of the Notes -- Payments of Principal" in this prospectus supplement for a description of the Principal Payment Amount.

      On each payment date, the principal payment amount will be paid in the following order of priority:

      A. For each payment date occurring (a) before the stepdown date or (b)
when a trigger event is in effect:

            (a) to the swap counterparty, any net swap payment or swap termination payment owed to the swap counterparty (other than a swap termination payment due to a default on the part of the swap counterparty), to the extent not previously paid from interest collections as described under "--Priority of Interest Payments" above;

            (b) to the senior notes, in the priorities as set forth under
      "Description of the Notes -- Payments of Principal -- Principal Payment
      Priorities" in this prospectus supplement, until the senior notes have been paid to zero;

            (c) to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and
      M10 Notes, in that order, until each class has been paid to zero; and

            (d) any remaining principal payment amount will be applied as part of monthly excess cashflow for that payment date, as described under "--
      Enhancement of Likelihood of Payment on the Notes--Application of Excess
      Cashflow" below.

      B. For each payment date occurring (a) on or after the stepdown date and
(b)

                                       S-7

when a trigger event is not in effect, the principal payment amount will be paid in the following order of priority:

            (a) to the swap counterparty, any net swap payment or swap termination payment owed to the swap counterparty (other than a swap termination payment due to a default on the part of the swap counterparty), to the extent not previously paid from interest collections as described under "--Priority of Interest Payments" above;

            (b) to the offered notes, in the priorities as set forth under
      "Description of the Notes -- Payments of Principal--Principal Payment
      Priorities" in this prospectus supplement, until the offered notes have been paid to meet certain credit enhancement targets; and

            (c) any remaining principal payment amount will be applied as part of monthly excess cashflow for that payment date, as described under "--
      Enhancement of Likelihood of Payment on the Notes--Application of Excess
      Cashflow" below.

      See "Description of the Notes -- Payments of Principal -- Principal
Payment Priorities" in this prospectus supplement for a complete description of the priority of payments of principal and a description of the terms relating to payments of principal, respectively.

LIMITED RECOURSE

      The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes. The trust will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise and any payments received under the interest rate swap agreement and the interest rate cap agreement described above. No other entity will be required or expected to make any payments on the notes.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE NOTES

      In order to enhance the likelihood that holders of more senior classes of notes will receive regular payments of interest and principal, the payment structure of this securitization includes excess interest,
overcollateralization, subordination and loss allocation features, as well as interest rate swap and cap agreements. The notes will not be insured by any surety bond.

      The Class M10 Notes are more likely to experience losses than the Class
M9, M8, M7, M6, M5, M4, M3, M2 and M1 Notes and the senior notes. The Class M9
Notes are more likely to experience losses than the Class M8, M7, M6, M5, M4,
M3, M2 and M1 Notes and the senior notes. The Class M8 Notes are more likely to experience losses than the Class M7, M6, M5, M4, M3, M2 and M1 Notes and the senior notes. The Class M7 Notes are more likely to experience losses than the
Class M6, M5, M4, M3, M2 and M1 Notes and the senior notes. The Class M6 Notes are more likely to experience losses than the Class M5, M4, M3, M2 and M1 Notes and the senior notes. The Class M5 Notes are more likely to experience losses than the Class M4, M3, M2 and M1 Notes and the senior notes. The Class M4 Notes are more likely to experience losses than the Class M3, M2 and M1 Notes and the senior notes. The Class M3 Notes are more likely to experience losses than the
Class M2 and M1 Notes and the senior notes. The Class M2 Notes are more likely to experience

                                       S-8

losses than the Class M1 Notes and the senior notes. The Class M1 Notes are more likely to experience losses than the senior notes.

      See "Risk Factors-- Risks Related to Potential Inadequacy of Credit
Enhancement and Other Support," and "Description of the Notes--Credit
Enhancement," "--Payments of Interest--The Interest Rate Swap Agreement," and
"--The Interest Rate Cap Agreement" in this prospectus supplement for a more detailed description of the forms of credit enhancement available to the notes.

Excess Interest

      The mortgage loans owned by the trust will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the offered notes and certain fees and expenses of the trust. This
"excess interest" received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to maintain overcollateralization at the required levels.

      See "Risk Factors-- Risks Related to Potential Inadequacy of Credit
Enhancement and Other Support" and "Description of the Notes--Credit
Enhancement--Excess Interest" in this prospectus supplement.

Overcollateralization

      We refer to the amount, if any, by which the total principal balance of the mortgage loans exceeds the total principal amount of the offered notes at any time as "overcollateralization." On the closing date, this amount will be approximately $14,438,409, which represents approximately 2.75% of the total principal balance of the mortgage loans as of the cut-off date.

      To the extent described in this prospectus supplement, a portion of interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and certain expenses and fees of the trust will be applied to reduce the principal amounts of the offered notes and to maintain the level of overcollateralization set by the rating agencies. We cannot assure you that sufficient excess interest will be generated to maintain the required overcollateralization.

      See "Risk Factors-- Risks Related to Potential Inadequacy of Credit
Enhancement and Other Support" and "Description of the Notes--Credit
Enhancement--Overcollateralization" in this prospectus supplement.

      See "Description of the Notes--Payments of Principal" in this prospectus supplement.

Application of Excess Cashflow

      The amount of any excess interest, together with (a) any excess amounts of overcollateralization not needed to maintain the required level of overcollateralization as specified by the rating agencies and (b) certain amounts of the principal payment amount not paid to the notes on or after the stepdown date and on any payment date on which a trigger event is not in effect, will be applied as "excess cashflow," in order to absorb realized losses on the mortgage loans and to maintain the required level of overcollateralization by paying principal on the notes.

                                       S-9

      Any excess cashflow will be paid on each payment date in the following order of priority:

            (a) to the extent of excess interest for that date (including any remaining amounts received by the trust under the interest rate swap agreement or the interest rate cap agreement), as principal to the offered notes, to the extent needed to maintain certain credit enhancement targets and generally in accordance with the priorities summarized under
      "--Payments on the Notes--Priority of Principal Payments" above;

            (b) to the senior notes, concurrently, pro rata, and then to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and M10 Notes,
      sequentially, in that order, to pay any basis risk shortfalls on those classes;

            (c) to each class of Class M1, M2, M3, M4, M5, M6, M7, M8, M9 and
      M10 Notes, sequentially, in that order, any deferred interest;

            (d) to the extent of any remaining excess cashflow, together with all prepayment premiums received during the related prepayment period, to the Class N Notes, accrued interest and principal as provided in the
      Transfer and Servicing Agreement;

            (e) to the swap counterparty, any unpaid swap termination payment owed to the swap counterparty which was due to a breach by the swap counterparty or certain termination events where the swap counterparty is the sole affected party; and

            (f) any remaining excess cashflow will be paid to the ownership certificate.

      See "Risk Factors -- Risks Related to Potential Inadequacy of Credit
Enhancement and other Support" and see also "Description of the Notes -- Credit
Enhancement--Application of Monthly Excess Cashflow" in this prospectus supplement for a complete description of the priority of payment of excess cashflow.

Subordination of Payments and Loss Allocation

      The senior notes will have a payment priority as a group over other notes.
The Class M1 Notes will have a payment priority over the Class M2, M3, M4, M5,
M6, M7, M8, M9 and M10 Notes; the Class M2 Notes will have a payment priority over the Class M3, M4, M5, M6, M7, M8, M9 and M10 Notes; the Class M3 Notes will have a payment priority over the Class M4, M5, M6, M7, M8, M9 and M10 Notes; the
Class M4 Notes will have a payment priority over the Class M5, M6, M7, M8, M9 and M10 Notes; the Class M5 Notes will have a payment priority over the Class
M6, M7, M8, M9 and M10 Notes; the Class M6 Notes will have a payment priority over the Class M7, M8, M9 and M10 Notes; the Class M7 Notes will have a payment priority over the Class M8, M9 and M10 Notes; the Class M8 Notes will have a payment priority over the Class M9 and M10 Notes; and the Class M9 Notes will have a payment priority over the Class M10 Notes. Each class of offered notes will have a payment priority over the Class N Notes.

      As described in this prospectus supplement, if losses on the mortgage loans exceed excess interest (including any

                                      S-10

remaining amounts received by the trust under the interest rate swap agreement or the interest rate cap agreement) and overcollateralization, the subordinate notes will incur principal deficiencies in inverse order of seniority, which will reduce the amount of note interest accrued on that class and will represent an ultimate loss of principal on the notes of that class unless excess interest becomes available to pay the amount of the principal deficiency.

      See "Risk Factors--Risks Related to Potential Inadequacy of Credit
Enhancement and Other Support" and "Description of the Notes--Credit
Enhancement--Subordination" in this prospectus supplement.

The Interest Rate Swap and Cap Agreements

      The interest rate swap and cap agreements are primarily intended to provide limited protection against certain interest rate risks and not to provide credit enhancement. Any amounts received by the trust under the interest rate swap agreement or the interest rate cap agreement will be applied in the same manner as interest collections on the mortgage loans to pay interest due on the notes, maintain overcollateralization, as described in this prospectus supplement.

      See "Description of the Notes--Payments of Interest--The Interest Rate
Swap Agreement" in this prospectus supplement.

FEES AND EXPENSES

      Before payments are made on the notes, the servicer will be paid a monthly fee calculated as 0.50% annually on the total principal balance of the mortgage loans (subject to reduction as described in this prospectus supplement). The fee of the subservicer will be paid from the servicing fee.

      Before payments are made on the notes, the master servicer will be paid a monthly fee calculated as 0.004% annually on the total principal balance of the mortgage loans, and as additional compensation, the master servicer will retain a portion of the investment income on funds held in the collection account (in each case, subject to reduction as described in this prospectus supplement).

      The owner trustee, the indenture trustee and the custodian will also receive certain fees, but these fees will generally be paid from investment income on funds held in the collection account. The administrator will be entitled to the investment income on certain accounts maintained by it.

      The servicer, the master servicer, the indenture trustee, the owner trustee, the administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments on the notes are made.

      See "Fees and Expenses of the Trust" in this prospectus supplement.

THE MORTGAGE LOANS

      On the closing date, which is expected to be on or about October 30, 2006, the assets of the trust will consist primarily of a pool of conventional, first and second lien, adjustable and fixed rate, fully amortizing and balloon, residential mortgage loans with a total principal balance as of the cut-off date, of approximately $525,000,409. The mortgage loans will be secured by mortgages, deeds of trust or other security

                                      S-11

instruments, all of which are referred to in this prospectus supplement as mortgages.

      Approximately 32.40% of the mortgage loans have fixed interest rates, and the remainder have interest rates that adjust at the intervals and based on the indices described in this prospectus supplement. Approximately 98.48% of the mortgage loans have original terms to maturity of greater than 15 years and not greater than 30 years, and approximately 1.52% of the mortgage loans have original terms to maturity of not greater than 15 years.

      Approximately 15.00% of the mortgage loans provide for monthly payments of interest, but not principal, for specified periods of time as described in this prospectus supplement.

      Approximately 4.96% of the mortgage loans are secured by second liens on the mortgaged properties. Substantially all of the related first lien loans are included in the trust.

      The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less restrictive than Fannie Mae and
Freddie Mac guidelines. As a result, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than mortgage loans underwritten in accordance with higher standards.

      The mortgage loans in the trust will not be insured or guaranteed by any government agency.

      It is expected that the mortgage loans in the trust will have the following approximate characteristics as of the cut-off date:

                                      S-12

            SUMMARY OF CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                  WEIGHTED        TOTAL
                                                             RANGE OR TOTAL        AVERAGE      PERCENTAGE
                                                           -------------------   -----------   ------------

Number of Mortgage Loans................................                 2,876            --             --
Fixed Rate Mortgage Loans...............................       $170,087,669(1)            --         32.40%
Adjustable Rate Mortgage Loans..........................       $354,912,740(1)            --         67.60%
Total Scheduled Principal Balance.......................          $525,000,409            --             --
Scheduled Principal Balances............................   $15,954 to $852,030   $182,545(2)             --
Mortgage Rates..........................................     5.750% to 13.490%        8.131%             --
Original Terms to Maturity (in months)..................            120 to 360           356             --
Remaining Terms to Maturity (in months).................            117 to 360           355             --
Original Loan-to-Value Ratios(3)........................      7.04% to 100.00%        79.67%             --
Second Lien Mortgage Loans..............................                   451            --          4.96%
Interest Only Mortgage Loans............................                   271            --         15.00%
Balloon Mortgage Loans..................................                   812            --         36.75%
Geographic Distribution in Excess of 10.00% of the
   Total Scheduled Principal Balance:
       Number of Mortgaged Properties in California.....                   501            --         27.23%
       Number of Mortgaged Properties in Florida........                   311            --         10.62%
Number of Mortgaged Properties in the Maximum Single
   Zip Code Concentration...............................                    15            --          0.41%
Credit Scores...........................................            500 to 818           627             --
Mortgage Loans with Prepayment Penalties at
   Origination..........................................                 2,300            --         85.10%
Gross Margins...........................................        1.000 to 9.550      6.411(4)             --
Maximum Mortgage Rates..................................      11.750 to 18.210     13.985(4)             --
Minimum Mortgage Rates..................................       5.750 to 12.210      7.985(4)             --
Months to Next Mortgage Rate Adjustment.................              16 to 60         29(4)             --
Initial Caps............................................        1.000 to 3.000      2.991(4)             --
Periodic Caps...........................................        1.000 to 1.000      1.000(4)             --

____________________
(1)   Total principal balance of mortgage loans of the applicable type as of the cut-off date.

(2)   Arithmetic average.

(3)   Reflects loan-to-value ratios for first lien mortgage loans and combined loan-to-value ratios for junior lien mortgage loans.

(4)   The weighted average is based only on the adjustable rate mortgage loans.

                                      S-13

      See "Description of the Mortgage Pool" in this prospectus supplement for a general description of the mortgage loans expected to be included in the trust.

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

      The seller has made certain representations and warranties concerning the mortgage loans to the depositor under the sale agreement. The depositor's rights to these representations and warranties will be assigned to the issuing entity under the transfer and servicing agreement and pledged by the issuing entity to the indenture trustee for the benefit of securityholders under the indenture.

      Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the seller will be required to (1) cure that breach, (2)
repurchase the affected mortgage loan from the issuing entity or (3) in certain circumstances, substitute another mortgage loan.

      In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust because of a breach of a representation or warranty,
(a) substitution must generally take place within two years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

      See "The Sale Agreement and the Transfer and Servicing Agreement--Sale of
the Mortgage Loans" in this prospectus supplement. For a general description of the mortgage loan representations and warranties, see "Loan
Programs--Representations by Sellers; Repurchases" in the prospectus.

MORTGAGE LOAN SERVICING

      The mortgage loans will be master serviced by Wells Fargo Bank, N.A. The master servicer will oversee the servicing of the mortgage loans by the servicer, but will not be ultimately responsible for the servicing of the mortgage loans, except as provided in the transfer and servicing agreement and described in this prospectus supplement.

      The mortgage loans will be serviced by Ocwen Loan Servicing, LLC and any successor in interest as described in this prospectus supplement. On the closing date, Ocwen Loan Servicing, LLC will enter into a subservicing agreement with
Aegis Mortgage Corporation for the servicing of the mortgage loans.

      In its capacity as seller, Aegis REIT Corporation will retain ownership of the servicing rights and will have the right to terminate Ocwen Loan Servicing,
LLC as servicer at any time.

      If the servicer is removed due to default or otherwise, a successor servicer acceptable to the master servicer and the rating agencies will assume responsibility for the servicing of the mortgage loans, as described in this prospectus supplement.

      See "The Servicer and the Subservicer," "Mortgage Loan Servicing" and "The
Sale Agreement and the Transfer and Servicing Agreement--Events of Default;
Servicer Termination Events" in this prospectus supplement.

OPTIONAL PURCHASE OF MORTGAGE LOANS

      The holder of the ownership certificate (or the servicer, if the holder of the ownership certificate does not do so) may purchase the mortgage loans on any

                                      S-14

payment date following the month in which the total principal balance of the mortgage loans declines to less than 10% of their initial total principal balance (provided that the proceeds from the termination are sufficient to pay the offered notes and the Class N Notes in full).

      If the mortgage loans are purchased, noteholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

      If the option to purchase the mortgage loans is not exercised on the earliest possible payment date as described above, then, beginning with the next succeeding payment date and thereafter, the interest rates of the offered notes will be increased as described in this prospectus supplement.

      Additionally, the holder of the ownership certificate will have the right to purchase any mortgage loan that becomes 90 or more days delinquent in payment.

      See "Description of the Notes--Optional Purchase of Mortgage Loans" in
this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

      See the table on page S-3 for a description of the increased interest rates to be paid on the offered notes in the event that the purchase option with respect to the mortgage loans is not exercised as described above.

      See "Description of the Notes--Optional Purchase of Mortgage Loans" and
"--Mortgage Loan Servicing--Optional Purchase of Distressed Mortgage Loans" in
this prospectus supplement for a discussion of the right of the holder of the ownership certificate to purchase 90-day delinquent mortgage loans.

FINANCING

      Certain of the underwriters, or affiliates of certain of the underwriters, have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the offered notes will be used to repay this financing.

TAX STATUS

      For federal income tax purposes the notes will be characterized as debt.
Each noteholder, by its acceptance of a note, will agree to treat the notes as debt.

      The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a "real estate investment trust"
or by a "qualified REIT subsidiary." The seller will represent that it has filed with its federal income tax return for its taxable year ending December 31,
2004, an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Internal Revenue Code of 1986, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the trust to be subject to federal income tax. The seller will further represent that it will own the ownership certificate directly, or indirectly through a "qualified REIT subsidiary." Moreover, the trust agreement will set forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a "real estate investment trust" or a
"qualified REIT subsidiary."

      See "Risk Factors--Trust Could Become a Taxable Entity" in this prospectus supplement and "Material Federal Income Tax Considerations" in this prospectus

                                      S-15

supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA CONSIDERATIONS

      Generally, all of the notes offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the
Internal Revenue Code of 1986. You should consult with your counsel with respect to the legal consequences of such plan's or arrangement's acquisition and ownership of notes.

      See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

      The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      There may be other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

      See "Legal Investment Considerations" in this prospectus supplement and
"Legal Investment" in the prospectus.

RATINGS OF THE NOTES

      It is a condition to the issuance of each class of offered notes that it initially have the following ratings from Moody's Investors Service and Standard
& Poor's Ratings Services.

                                         STANDARD &
                              MOODY'S      POOR'S
                     CLASS    RATING       RATING
                     -----    -------    ----------
                      A1        Aaa         AAA
                      A2        Aaa         AAA
                      A3        Aaa         AAA
                      M1        Aa1         AA+
                      M2        Aa2          AA
                      M3        Aa3         AA-
                      M4        A1           A+
                      M5        A2           A
                      M6        A3           A-
                      M7       Baa1          A-
                      M8       Baa2         BBB+
                      M9       Baa3         BBB
                      M10       Ba1         BBB-

      See "Ratings" in this prospectus supplement for a more complete discussion of the note ratings and "Risk Factors--Ratings of the Securities Do Not Assure
Their Payment; Ratings May Be Lowered or Withdrawn at Any Time" in the
prospectus.

                                      S-16

                                  RISK FACTORS

      THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES
CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED
NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK
FACTORS" IN THE ACCOMPANYING PROSPECTUS.

RISKS RELATED TO HIGHER EXPECTED
   DELINQUENCIES OF THE MORTGAGE
   LOANS ................................   In general, the underwriting guidelines applied to the
                                            mortgage loans to be included in the trust are not as strict as Fannie Mae or Freddie Mac guidelines, so the mortgage
                                            loans are likely to experience rates of delinquency,
                                            foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage
                                            loans underwritten in accordance with higher standards. The originators' underwriting of the mortgage loans generally
                                            consisted of analyzing the creditworthiness of a borrower
                                            based on both a credit score and mortgage history, the
                                            income sufficiency of a borrower's projected family income relative to the mortgage payment and to other fixed
                                            obligations, including in certain instances rental income
                                            from investment property, and the adequacy of the mortgaged property expressed in terms of loan-to-value ratio, to serve as the collateral for a mortgage loan.

                                            Changes in the values of mortgaged properties related to the mortgage loans may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the trust than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at
                                            levels in effect on the dates of origination of the related mortgage loans.

                                            See "Description of the Mortgage Pool--General" in this
                                            prospectus supplement for a description of the
                                            characteristics of the mortgage loans and "Aegis Mortgage
                                            Corporation--Underwriting Standards" in this prospectus
                                            supplement for a general description of the underwriting
                                            standards applied in originating the mortgage loans.

                                      S-17

                                            See also "Risk Factors--Your Risk of Loss May Be Higher than
                                            You Expect if Your Securities Are Backed by Loans that Were
                                            Underwritten to Standards which Do Not Conform to the
                                            Standards of Freddie Mac or Fannie Mae" in the prospectus
                                            for a discussion of the risks relating to nonconforming
                                            mortgage loans.

MORTGAGE LOAN INTEREST RATES MAY
   LIMIT INTEREST RATES ON THE
   NOTES ................................   The offered notes will accrue interest at interest rates
                                            based on the one-month LIBOR index plus a specified margin, but these interest rates are subject to limitation. The
                                            available funds cap, which is a limitation based on the
                                            amount of interest collections received during the
                                            applicable period, net of certain fees and expenses of the trust, will limit the interest rates on the offered notes.

                                            All of the mortgage loans to be included in the mortgage
                                            pool will have interest rates that either are fixed or
                                            adjust based on a six-month LIBOR index, as described under
                                            "Description of the Mortgage Pool--The Index" in this
                                            prospectus supplement. The adjustable rate mortgage loans
                                            may also have periodic maximum and minimum limitations on
                                            adjustments to their interest rates, and the first interest rate adjustment date for substantially all of the adjustable rate mortgage loans will occur approximately two or
                                            approximately three years after their first payment date. If as a result of these factors, or due to delinquencies in
                                            payment, the interest rates on the offered notes are limited by the available funds cap, the notes will accrue less
                                            interest than if the interest rates were not subject to the available funds cap described in this prospectus supplement.

                                            The interest rates on the offered notes are also subject to a fixed rate cap. The fixed rate cap limits the interest
                                            rates on the offered notes to a maximum annual rate of
                                            12.00%. If the interest rate for any class of offered notes at any time is limited by the fixed rate cap, the market
                                            value of those notes may be temporarily or permanently
                                            reduced.

                                            A variety of factors could limit the interest rates and
                                            adversely affect the yield to maturity on, and market

                                      S-18

                                            value of, the offered notes. Some of these factors include:

                                            o     The interest rates for the offered notes adjust
                                                  monthly, while the interest rates on the mortgage
                                                  loans to be included in the mortgage pool adjust less
                                                  frequently or do not adjust at all. Consequently, the
                                                  available funds cap limitation on the interest rates
                                                  on these notes may prevent increases in the interest
                                                  rates on the related notes for extended periods in a
                                                  rising interest rate environment.

                                            o     The interest rates on the adjustable rate mortgage
                                                  loans to be included in the mortgage pool may respond
                                                  to economic and market factors that differ from those
                                                  that affect one-month LIBOR. It is possible that the
                                                  interest rates on the adjustable rate mortgage loans
                                                  may decline while one-month LIBOR is stable or rising,
                                                  or that one-month LIBOR will increase more rapidly
                                                  than the interest rates on the adjustable rate
                                                  mortgage loans.

                                            o     To the extent that mortgage loans are delinquent in
                                                  payment or subject to default or prepayment, the
                                                  interest rates on the offered notes may be reduced as
                                                  a result of the available funds cap limitation
                                                  described in this prospectus supplement.

                                            If the interest rates on the offered notes are limited for any payment date, the resulting basis risk shortfalls may be paid to holders of those notes on future payment dates, but only if there is enough cashflow generated from excess
                                            interest (and in limited circumstances, principal) on the
                                            mortgage loans to fund those shortfalls or payments are
                                            received under the interest rate swap agreement or the
                                            interest rate cap agreement in an amount sufficient to cover those shortfalls.

                                            See "Description of the Notes--Payments of Interest" and
                                            "--Credit Enhancement--Overcollateralization" in this
                                            prospectus supplement. For a general description of the
                                            interest rates of the mortgage loans, see "Description of
                                            the Mortgage Pool" in this

                                      S-19

                                            prospectus supplement.

RISKS RELATED TO JUNIOR LIEN
   MORTGAGE LOANS .......................   Approximately 4.96% of the mortgage loans are secured by
                                            second liens on the related mortgaged properties. These
                                            junior lien mortgage loans were generally originated at the same time as origination of the first lien mortgage loans
                                            with respect to the related mortgaged properties,
                                            substantially all of which are included in the trust. The
                                            weighted average of the original combined loan-to-value
                                            ratios of the junior lien mortgage loans and the original
                                            loan-to-value ratios of the related first lien mortgage
                                            loans is approximately 79.67%.

                                            The junior lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any junior
                                            lien mortgage loans.

                                            See "Risk Factors--Risks Related to Junior Lien Mortgage
                                            Loans" in the prospectus.

RISKS RELATED TO BALLOON MORTGAGE           Approximately 46.89% of the adjustable rate mortgage loans
   LOANS ................................   and approximately 15.60% of the fixed rate mortgage loans
                                            are balloon loans. In substantially all cases, the balloon payment is not due until 30 years after origination. These
                                            30-year balloon loans, representing approximately 36.70% of the mortgage loans in the trust, have amortization schedules of 40 years, resulting in a relatively slow rate of
                                            scheduled payment of principal. The presence of these
                                            30-year balloon loans in the trust will result in a slower rate of principal payments on the offered notes.

                                            See "Losses on Balloon Payment Mortgages Are Borne by You"
                                            in the Prospectus.

RISKS RELATED TO MORTGAGE LOANS
   WITH INTEREST ONLY PAYMENTS ..........   Approximately 15.00% of the mortgage loans provide for
                                            monthly payments of interest, but not principal, for a
                                            period of up to five years following origination, after
                                            which the monthly payments will be increased to amounts
                                            sufficient to pay interest and to amortize the principal
                                            balances over the remaining terms.

                                      S-20

                                            The presence of these mortgage loans will, absent other
                                            considerations, result in longer weighted average lives of the notes than would have been the case had these loans not been included in the trust. If you purchase a note at a
                                            discount, you should consider that the extension of weighted average lives could result in a lower yield than would be
                                            the case if these mortgage loans provided for payment of
                                            principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a
                                            payment of principal during the interest only period as a
                                            disincentive to prepayment.

                                            If a recalculated monthly payment as described above is
                                            substantially higher than a borrower's previous interest
                                            only monthly payment, that loan may be subject to an
                                            increased risk of delinquency, default and loss.

                                            See "Yield, Prepayment and Weighted Average Life--General" in
                                            this prospectus supplement and "Risk Factors--Risks Related to Mortgage Loans with Interest-Only Payments" and "--Changes in U.S. Economic Conditions May Adversely Affect the
                                            Performance of Mortgage Loans, Particularly Adjustable Rate
                                            Loans of various Types" in the prospectus.

RISKS RELATED TO SIMULTANEOUS
   SECOND LIENS .........................   With respect to approximately 25.92% of the mortgage loans, all of which are secured by first liens, including loans
                                            that provide for interest only payments, at the time of
                                            origination the originators also originated second lien
                                            loans that will, in most cases, be included in the trust.
                                            However, other borrowers whose first lien loans are included in the trust may have also obtained secondary mortgage
                                            financing from other lenders at the time of origination of their first lien loans. Investors should consider that
                                            borrowers who have less equity in their homes may be more
                                            likely to default, and may be more likely to submit to
                                            foreclosure proceedings.

                                            See "Risk Factors--Risks Related to Simultaneous Second Liens
                                            and Other Borrower Debt" in the

                                      S-21

                                            prospectus.

RISK OF LOSS ASSOCIATED WITH HIGHER
   LOAN-TO-VALUE RATIOS .................   Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with
                                            loan-to-value ratios of 80.00% or below. Approximately
                                            37.44% of the mortgage loans had loan-to-value ratios (with respect to the first liens) or combined loan-to-value ratios
                                            (with respect to the junior liens) in excess of 80.00%, but no more than 100.00%, at origination.

                                            See "Risk Factors--Mortgage Loans with High Original
                                            Loan-to-Value Ratios May Present a Greater Risk of Loss" in
                                            the prospectus.

RISKS RELATED TO SUBSERVICING ...........   The servicer will contract with Aegis Mortgage Corporation as subservicer to perform the direct servicing of the
                                            mortgage loans. The subservicer has only limited experience servicing mortgage loans in its portfolio and limited
                                            experience servicing mortgage loans in a securitization,
                                            which could lead to higher levels of delinquencies and
                                            defaults on the mortgage loans than would be the case if the mortgage loans were directly serviced by a more experienced servicer. The servicer will monitor the performance of the subservicer, but if substantial losses occur as a result of delinquencies and defaults on the mortgage loans, you may
                                            suffer losses.

                                            While Aegis Mortgage Corporation in its capacity as
                                            subservicer will service the mortgage loans under the
                                            supervision of the servicer, Aegis REIT Corporation, a
                                            subsidiary of Aegis Mortgage Corporation, as owner of the
                                            servicing rights will have the right to terminate the
                                            servicer at any time without cause. This relationship among
                                            Aegis Mortgage Corporation, Aegis REIT Corporation and the
                                            servicer could affect the manner in which the servicer
                                            fulfills its oversight responsibilities.

                                            See "The Servicer and the Subservicer--Aegis Mortgage
                                            Corporation" and "Mortgage Loan Servicing--The Subservicer"
                                            in this prospectus supplement.

                                      S-22

RISKS RELATED TO POTENTIAL
   INADEQUACY OF CREDIT
   ENHANCEMENT AND OTHER
   SUPPORT ..............................   The notes are not insured by any surety bond. The credit
                                            enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of notes will receive regular payments of
                                            interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

                                            EXCESS INTEREST AND OVERCOLLATERALIZATION. In order to
                                            maintain overcollateralization after losses have occurred on the mortgage loans it will be necessary that the mortgage
                                            loans generate more interest than is needed to pay interest on the offered notes, fees and expenses of the trust and any net swap payments payable to the swap counterparty by the
                                            trust. We expect that the mortgage loans will generate more interest than is needed to pay these amounts, at least
                                            during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be
                                            higher than the weighted average of the interest rates on
                                            the notes plus the weighed average aggregate expense rate
                                            and certain amounts owed to the swap counterparty. Any
                                            remaining interest generated by the mortgage loans will, in effect, absorb losses on the mortgage loans, and will be
                                            applied to maintain overcollateralization.

                                            We cannot assure you, however, that the mortgage loans,
                                            together with amounts available from the interest rate swap agreement and the interest rate cap agreement, will generate enough excess interest in all periods to maintain the
                                            overcollateralization level required by the rating agencies.
                                            The following factors will affect the amount of excess
                                            interest that the mortgage loans will generate:

                                                  Prepayments. Every time a mortgage loan is prepaid,
                                                  total excess interest after the date of prepayment will
                                                  be reduced because that mortgage loan will no longer be
                                                  outstanding and generating interest, or, in the case of
                                                  a partial prepayment, will be generating less interest.
                                                  The effect on your notes of this reduction will be

                                      S-23

                                                  influenced by the amount of prepaid loans and the
                                                  characteristics of the prepaid loans. Prepayment of a
                                                  disproportionately high number of high interest rate
                                                  mortgage loans would have a greater negative effect on
                                                  future excess interest.

                                                  Defaults, Delinquencies and Liquidations. If the rates
                                                  of delinquencies, defaults or losses on the mortgage
                                                  loans turn out to be higher than expected, excess
                                                  interest will be reduced by the amount necessary to
                                                  compensate for any shortfalls in cash available to pay
                                                  noteholders. Every time a mortgage loan is liquidated
                                                  or written off, excess interest is reduced because the
                                                  mortgage loan will no longer be outstanding and
                                                  generating interest. Defaults on a disproportionately
                                                  high number of high interest rate mortgage loans would
                                                  have a greater negative effect on future excess
                                                  interest.

                                                  Increases in LIBOR. Substantially all of the mortgage
                                                  loans have either fixed interest rates or interest
                                                  rates that adjust based on a six-month LIBOR index and
                                                  not the one-month LIBOR index used to determine the
                                                  interest rates on the offered notes. As a result of an
                                                  increase in one-month LIBOR, the interest rate on the
                                                  related offered notes may increase relative to interest
                                                  rates on the mortgage loans, requiring that more of the
                                                  interest generated by the mortgage loans be applied to
                                                  cover interest on the notes.

                                            See "Description of the Notes--Credit
                                            Enhancement--Overcollateralization" in this prospectus
                                            supplement.

                                                  Limitations on Adjustments of Mortgage Rates. The
                                                  adjustable rate mortgage loans to be included in the
                                                  trust may have periodic maximum and minimum limitations
                                                  on adjustments to their interest rates. Due to the
                                                  application of these limitations, in a rising interest
                                                  rate environment the interest rates on the adjustable
                                                  rate mortgage loans may increase more slowly than the
                                                  level of one-month LIBOR and the corresponding interest
                                                  rates on the offered notes, requiring that more of

                                      S-24

                                                  the interest generated by the adjustable rate mortgage
                                                  loans be applied to cover interest on the notes.

                                            See "Description of the Mortgage Pool--Adjustable Rate
                                            Mortgage Loans" in this prospectus supplement.

                                            THE INTEREST RATE SWAP AND CAP AGREEMENTS. Any amounts
                                            received under the interest rate swap and cap agreements
                                            will be applied as described in this prospectus supplement in the same manner as interest collections on the mortgage loans to pay interest due on the notes, maintain
                                            overcollateralization and cover losses. In general, however, no amounts will be payable to the trust by the swap
                                            counterparty unless the floating amount owed by the swap
                                            counterparty on a payment date exceeds the fixed amount owed to the swap counterparty. This will not occur except in
                                            periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.2115%.
                                            Amounts will be payable to the trust by the cap counterparty from the payment date in December 2006 through and including the payment date in October 2011. We cannot assure you that any amounts will be received under the interest rate swap
                                            and cap agreements, or that any such amounts that are
                                            received will be sufficient to maintain required
                                            overcollateralization or to cover interest shortfalls and
                                            losses on the mortgage loans.

                                            See "Description of the Notes--Payments of Interest--The
                                            Interest Rate Swap Agreement" and "--The Interest Rate Cap
                                            Agreement" in this prospectus supplement.

                                            SUBORDINATION AND ALLOCATION OF LOSSES. Subordination in
                                            right of payment of the subordinate notes provides a form of credit enhancement for the senior notes and for each class of subordinate notes having a higher priority of payment.
                                            However, if this subordination is insufficient to absorb
                                            losses in excess of excess interest (including any remaining amounts received by the trust under the interest rate swap agreement or the interest rate cap agreement) and any
                                            overcollateralization that exists or is created, then
                                            holders of subordinate notes, particularly the Class

                                      S-25

                                            M10 notes, may never receive all of their principal payments.
                                            You should consider the following:

                                            o     if you buy a Class M10 Note and losses on the mortgage
                                                  loans exceed excess interest and any
                                                  overcollateralization, your note will incur a principal
                                                  deficiency; although the principal deficiency will not
                                                  reduce the principal amount of your note, interest
                                                  accrued on the amount of the principal deficiency and
                                                  the portion of the note principal amount represented by
                                                  the principal deficiency will not be repaid unless
                                                  future amounts of excess interest are available to pay
                                                  it;

                                            o     if you buy a Class M9 Note and losses on the mortgage
                                                  loans exceed excess interest and any
                                                  overcollateralization, plus the total class principal
                                                  amount of the Class M10 Notes, your note will incur a
                                                  principal deficiency; although the principal deficiency
                                                  will not reduce the principal amount of your note,
                                                  interest accrued on the amount of the principal
                                                  deficiency and the portion of the note principal amount
                                                  represented by the principal deficiency will not be
                                                  repaid unless future amounts of excess interest are
                                                  available to pay it;

                                            o     if you buy a Class M8 Note and losses on the mortgage
                                                  loans exceed excess interest and any
                                                  overcollateralization, plus the total class principal
                                                  amount of the Class M10 and M9 Notes, your note will
                                                  incur a principal deficiency; although the principal
                                                  deficiency will not reduce the principal amount of your
                                                  note, interest accrued on the amount of the principal
                                                  deficiency and the portion of the note principal amount
                                                  represented by the principal deficiency will not be
                                                  repaid unless future amounts of excess interest are
                                                  available to pay it;

                                            o     if you buy a Class M7 Note and losses on the mortgage
                                                  loans exceed excess interest and any
                                                  overcollateralization, plus the total class principal
                                                  amount of the Class M10, M9 and M8 Notes, your note
                                                  will incur a principal deficiency; although the
                                                  principal deficiency will not reduce the principal
                                                  amount of your note, interest accrued on the

                                      S-26

                                                  amount of the principal deficiency and the portion of
                                                  the note principal amount represented by the principal
                                                  deficiency will not be repaid unless future amounts of
                                                  excess interest are available to pay it;

                                            o     if you buy a Class M6 Note and losses on the mortgage
                                                  loans exceed excess interest and any
                                                  overcollateralization, plus the total class principal
                                                  amount of the Class M10, M9, M8 and M7 Notes, your note
                                                  will incur a principal deficiency; although the
                                                  principal deficiency will not reduce the principal
                                                  amount of your note, interest accrued on the amount of
                                                  the principal deficiency and the portion of the note
                                                  principal amount represented by the principal
                                                  deficiency will not be repaid unless future amounts of
                                                  excess interest are available to pay it;

                                            o     if you buy a Class M5 Note and losses on the mortgage
                                                  loans exceed excess interest and any
                                                  overcollateralization, plus the total class principal
                                                  amount of the Class M10, M9, M8, M7 and M6 Notes, your
                                                  note will incur a principal deficiency; although the
                                                  principal deficiency will not reduce the principal
                                                  amount of your note, interest accrued on the amount of
                                                  the principal deficiency and the portion of the note
                                                  principal amount represented by the principal
                                                  deficiency will not be repaid unless future amounts of
                                                  excess interest are available to pay it;

                                            o     if you buy a Class M4 Note and losses on the mortgage
                                                  loans exceed excess interest and any
                                                  overcollateralization, plus the total class principal
                                                  amount of the Class M10, M9, M8, M7, M6 and M5 Notes,
                                                  your note will incur a principal deficiency; although
                                                  the principal deficiency will not reduce the principal
                                                  amount of your note, interest accrued on the amount of
                                                  the principal deficiency and the portion of the note
                                                  principal amount represented by the principal
                                                  deficiency will not be repaid unless future amounts of
                                                  excess interest are available to pay it;

                                      S-27

                                            o     if you buy a Class M3 Note and losses on the mortgage
                                                  loans exceed excess interest and any
                                                  overcollateralization, plus the total class principal
                                                  amount of the Class M10, M9, M8, M7, M6, M5 and M4
                                                  Notes, your note will incur a principal deficiency;
                                                  although the principal deficiency will not reduce the
                                                  principal amount of your note, interest accrued on the
                                                  amount of the principal deficiency and the portion of
                                                  the note principal amount represented by the principal
                                                  deficiency will not be repaid unless future amounts of
                                                  excess interest are available to pay it;

                                            o     if you buy a Class M2 Note and losses on the mortgage
                                                  loans exceed excess interest and any
                                                  overcollateralization, plus the total class principal
                                                  amount of the Class M10, M9, M8, M7, M6, M5, M4 and M3
                                                  Notes, your note will incur a principal deficiency;
                                                  although the principal deficiency will not reduce the
                                                  principal amount of your note, interest accrued on the
                                                  amount of the principal deficiency and the portion of
                                                  the note principal amount represented by the principal
                                                  deficiency will not be repaid unless future amounts of
                                                  excess interest are available to pay it; and

                                            o     if you buy a Class M1 Note and losses on the mortgage
                                                  loans exceed excess interest and any
                                                  overcollateralization, plus the total class principal
                                                  amount of the Class M10, M9, M8, M7, M6, M5, M4, M3 and
                                                  M2 Notes, your note will incur a principal deficiency;
                                                  although the principal deficiency will not reduce the
                                                  principal amount of your note, interest accrued on the
                                                  amount of the principal deficiency and the portion of
                                                  the note principal amount represented by the principal
                                                  deficiency will not be repaid unless future amounts of
                                                  excess interest are available to pay it.

                                            If overcollateralization is restored to the required amount and the mortgage loans generate interest in excess of the
                                            amount needed to pay interest and principal on the offered notes and the fees, expenses and reimbursements owed by the trust, then excess interest will be applied to pay deferred interest on principal deficiency amounts and will be
                                            allocated to

                                      S-28

                                            the classes of subordinate notes in sequential order of
                                            priority. We cannot assure you, however, that excess interest will be generated in an amount sufficient to make these
                                            payments.

                                            See "Description of the Notes--Credit
                                            Enhancement--Subordination" and "--Realized Losses" in this prospectus supplement.

                                            PURCHASE OF MORTGAGE LOANS THAT ARE 90 OR MORE DAYS
                                            DELINQUENT. The holder of the ownership certificate will
                                            have the right, but not the obligation, to purchase any
                                            mortgage loan that becomes 90 or more days delinquent in
                                            payment. These purchases will have the same effect on
                                            noteholders as prepayments in full of mortgage loans. The
                                            removal of these mortgage loans from the trust may affect
                                            the loss and delinquency tests that determine the level of overcollateralization, which may adversely affect the market value of the offered notes.

RISKS RELATED TO THE INTEREST RATE
   SWAP AGREEMENT .......................   Certain amounts payable to the swap counterparty under the terms of the interest rate swap agreement will reduce
                                            amounts available for payment to noteholders, and may reduce the interest rates of the notes. If the rate of prepayments on the mortgage loans is faster than anticipated, the
                                            scheduled notional amount on which payments due under the
                                            interest rate swap agreement are calculated may exceed the total principal balance of the mortgage loans, thereby
                                            increasing the relative proportion of interest collections on the loans that must be applied to make net swap payments to the swap counterparty. Therefore, the combination of a
                                            rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the notes.

                                            In addition, any termination payment payable to the swap
                                            counterparty in the event of early termination of the
                                            interest rate swap agreement will reduce amounts available for payments to noteholders.

                                            See "Description of the Notes--Payments of Interest" and
                                            "--Payments of Principal."

                                      S-29

RISKS RELATED TO CREDIT RATING OF
   SWAP COUNTERPARTY AND CAP
   COUNTERPARTY .........................   The swap counterparty or its credit support provider under the interest rate swap agreement, if applicable, will have, as of the closing date, a counterparty credit rating of "A+"
                                            from S&P and a senior debt rating of "Aa3" from Moody's. The ratings on the offered notes are dependent in part upon the credit ratings of the swap counterparty (or its credit
                                            support provider, if applicable). If a credit rating of the swap counterparty (or its credit support provider, if
                                            applicable) is qualified, reduced or withdrawn and a
                                            substitute counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered notes may be qualified, reduced or withdrawn.
                                            In such event, the value and marketability of the offered
                                            notes will be adversely affected.

                                            Similarly, the ratings on the offered notes will depend in part upon the rating of the cap counterparty or its credit support provider, if applicable, under the interest rate cap agreement.

                                            See "Description of the Notes--Payments of Interest--The
                                            Interest Rate Swap Agreement" and "--The Interest Rate Cap
                                            Agreement."

RISKS RELATED TO UNPREDICTABILITY
   AND EFFECT OF PREPAYMENTS ............   The rate of prepayments on the mortgage loans will be
                                            sensitive to prevailing interest rates. Generally, if
                                            prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise,
                                            prepayments on the mortgage loans may decrease.

                                            Borrowers may prepay their mortgage loans in whole or in
                                            part at any time; however, approximately 85.10% of the
                                            mortgage loans to be included in the mortgage pool require the borrower to pay a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary
                                            prepayments in part, made during a stated period that ranges from one to three years after origination. These prepayment premiums may discourage borrowers

                                      S-30

                                            from prepaying their mortgage loans during the applicable
                                            period.

                                            A prepayment of a mortgage loan will usually result in a
                                            payment of principal on the offered notes and, depending on the type of note and the price you paid for that note, may affect the yield on that note.

                                            See "Yield, Prepayment and Weighted Average Life" in this
                                            prospectus supplement and "Risk Factors--The Prepayment Rate on Mortgage Loans is Uncertain" in the prospectus for a
                                            description of factors that may influence the rate and
                                            timing of prepayments on the mortgage loans.

RISKS RELATED TO GEOGRAPHIC
   CONCENTRATION OF MORTGAGE
   LOANS.................................   Approximately 27.23% and 10.62% of the mortgage loans to be included in the mortgage pool are secured by properties
                                            located in California and Florida, respectively. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were
                                            concentrated in California and Florida because certain
                                            conditions in those states will have a disproportionate
                                            impact on the mortgage loans in general.

                                            See "Yield, Prepayment and Weighted Average Life" in this
                                            prospectus supplement and "Risk Factors--Risks Related to
                                            Geographic Concentration of the Mortgage Loans" in the
                                            prospectus. For additional information regarding the
                                            geographic concentration of the mortgage loans to be
                                            included in the mortgage pool, see the geographic
                                            distribution table in Annex C of this prospectus supplement.

TRUST COULD BECOME A TAXABLE
   ENTITY................................   For U.S. federal income tax purposes, the trust will be a
                                            taxable mortgage pool. As long as the sole class of equity interest in a taxable mortgage pool is held, directly or
                                            indirectly, through one or more wholly owned "qualified REIT subsidiaries" or by an entity that qualifies as a "real
                                            estate investment trust" under the rules set out in the
                                            Internal Revenue Code of 1986, as amended, the taxable
                                            mortgage pool will not be subject to federal income tax. The seller will hold

                                      S-31

                                            through Aegis Equity Holding Corporation, its direct wholly owned qualified REIT subsidiary, a 100% ownership interest in the ownership certificate. The seller will represent that it has filed with its federal income tax return for its taxable year ending December 31, 2004, an election to be a REIT, that it has been organized in conformity with the requirements for
                                            REIT qualification set forth in the Internal Revenue Code of
                                            1986, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the trust to be
                                            subject to federal income tax.

                                            Under the terms of the trust agreement, the ownership
                                            certificate may be transferred only to an entity that
                                            qualifies as either a "real estate investment trust" or a
                                            "qualified REIT subsidiary." The provisions of the Internal
                                            Revenue Code pertaining to real estate investment trusts
                                            are, however, highly technical and complex. If the seller
                                            were to fail to qualify as a real estate investment trust, or if the seller were to transfer the ownership certificate to an entity that did not qualify as a real estate
                                            investment trust or a qualified REIT subsidiary, the trust could become subject to federal income tax as though it were a corporation. Any tax imposed on the trust would reduce
                                            cashflow that would be available to make payments on the
                                            notes and could cause losses which could adversely affect
                                            the notes, in particular the subordinate notes. The failure of the holder of the ownership certificate to qualify as a real estate investment trust or a qualified REIT subsidiary would constitute an event of default under the indenture.

                                            See "Material Federal Income Tax Considerations" in this
                                            prospectus supplement.

                                      S-32

LITIGATION CONCERNING AEGIS
   MORTGAGE CORPORATION AND
   OCWEN LOAN SERVICING, LLC ............   Aegis Mortgage Corporation and certain of its affiliates are subject to certain litigation proceedings that may be
                                            material to noteholders.

                                            See "Aegis Mortgage Corporation."

                                            Ocwen Loan Servicing, LLC is subject to certain litigation proceedings that may be material to noteholders.

                                            See "The Servicer and the Subservicer--Ocwen Loan Servicing,
                                            LLC--General."

VIOLATION OF VARIOUS FEDERAL, STATE
   AND LOCAL LAWS MAY RESULT
   IN LOSSES ON THE MORTGAGE
   LOANS ................................   Violation of certain federal, state or local laws and
                                            regulations relating to the protection of consumers, unfair and deceptive practices and debt collection practices may
                                            limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and, in addition, could subject the trust to damages and
                                            administrative enforcement.

                                            See "Risk Factors--Violation of Various Federal, State and
                                            Local Laws May Result in Losses on the Mortgage Loans" in
                                            the prospectus.

VIOLATION OF PREDATORY LENDING
   LAWS/RISKS RELATED TO HIGH COST
   LOANS ...............................    Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices.
                                            Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the mortgage loans, to monetary penalties and
                                            could result in the borrowers rescinding the affected
                                            mortgage loans. If the loans are found to have been
                                            originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and
                                            pay any related liabilities, noteholders could incur losses.

                                      S-33

                            DESCRIPTION OF THE TRUST

GENERAL

      Aegis Asset Backed Securities Trust 2006-1 (the "Trust" or the "Issuing
Entity") will be a statutory trust formed under the laws of the State of
Delaware pursuant to a trust agreement dated as of October 1, 2006 (the "Trust
Agreement"), among Aegis Asset Backed Securities Corporation, as depositor (the
"Depositor"), Wilmington Trust Company, as owner trustee (the "Owner Trustee"), and Wells Fargo Bank, N.A. ("Wells Fargo Bank"), as administrator (in such capacity, the "Administrator"). The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined herein) and the other assets of the Trust and proceeds therefrom (such Mortgage Loans, assets and proceeds, collectively, the "Trust Estate"), issuing the Securities
(as defined herein), making payments on the Securities, and related activities.
The fiscal year end of the Trust will be December 31 of each year.

      The Trust will not have any employees, officers or directors. The
Indenture Trustee, the Owner Trustee, the Depositor, the Administrator, the
Master Servicer, the Servicer, the Subservicer and the Custodian will act on behalf of the Trust, and may only perform those actions on behalf of the Trust that are specified in the Trust Agreement and in the Transfer and Servicing
Agreement, the Indenture, the Administration Agreement and the Subservicing
Agreement (each as defined herein). See "The Master Servicer," "The Servicer and the Subservicer," "Mortgage Loan Servicing," "The Sale Agreement and the
Transfer and Servicing Agreement" and "The Trust Agreement and the Indenture" in
this prospectus supplement.

      On or about October 30, 2006 (the "Closing Date"), the Trust will purchase the Mortgage Loans from the Depositor pursuant to the Transfer and Servicing
Agreement. See "The Sale Agreement and the Transfer and Servicing Agreement"
herein.

      On the Closing Date, the Trust will pledge the Trust Estate to the
Indenture Trustee (as defined herein) as security for the issuance of the Aegis
Asset Backed Securities Trust 2006-1 Mortgage Backed Notes (the "Notes"), with the class designations specified under "Description of the Notes--General,"
pursuant to an indenture dated as of the Cut-off Date (as defined herein) (the
"Indenture") among the Trust, the Indenture Trustee and the Administrator. The
Depositor will sell the Notes to the Underwriters (as defined herein) and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

      Other than the Trust Estate pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

      The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below under "--The Owner Trustee."

      If the assets of the Trust are insufficient to pay the Noteholders (as defined herein) all principal and interest owed, holders of some or all classes of Notes will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of the Subordinate
Notes (as defined herein) is greater than to holders of the Senior Notes (as defined herein). See "Risk Factors--Risks Related to Potential Inadequacy of
Credit

                                      S-34

Enhancement--Subordination" above. The terms of the Trust Agreement (to the extent such provisions are held to be enforceable) limit the power of the Owner
Trustee or the holder of the Ownership Certificate (as defined below) to file a voluntary bankruptcy petition with respect to the Trust while any Notes are outstanding. In addition, under the Indenture, the Indenture Trustee and the
Noteholders (by their acceptance of the Notes) covenant not to institute a bankruptcy proceeding against the Trust. In the event of bankruptcy of Aegis
REIT Corporation or Aegis Mortgage Corporation, it is not anticipated that the
Trust Estate would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

THE OWNER TRUSTEE

      Wilmington Trust Company will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903.
Wilmington Trust Company's principal place of business is located at 1100 North
Market Street, Wilmington, Delaware 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

      Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust
Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

      Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington
Trust Company has not participated in the preparation of any other information contained herein.

      The Owner Trustee will be paid a fixed annual fee (the "Owner Trustee
Fee") from income on funds held in the Collection Account (as defined herein)
(or by Wells Fargo Bank out of its own funds if such funds in the Collection
Account are insufficient) and will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to payment of any amounts to
Noteholders.

      The Administrator and the Depositor will perform on behalf of the Owner
Trustee and the Trust certain administrative functions required under the
Indenture, the Trust Agreement and the Transfer and Servicing Agreement pursuant to the terms of an administration agreement (the "Administration Agreement")
among the Trust, the Depositor and the Administrator.

THE OWNERSHIP CERTIFICATE

      The equity ownership in the Trust will be evidenced by a single ownership certificate (the "Ownership Certificate"). The holder of the Ownership
Certificate (the "Residual Holder" and, together with the Noteholders, the
"Securityholders") will be entitled to receive on each Payment Date (as defined herein) any remaining cashflow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such
Payment Date have been made.

                                      S-35

                            DESCRIPTION OF THE NOTES

GENERAL

      The Trust will issue pursuant to the Indenture Notes having the following class designations: Class A1, Class A2, Class A3, Class M1, Class M2, Class M3,
Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10 and one or
more classes of Class N Notes (each, a "Class"). The Class A1, Class A2 and
Class A3 Notes are referred to herein as the "Senior Notes" or the "Class A
Notes"; the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class
M7, Class M8, Class M9 and Class M10 Notes are collectively referred to herein as the "Offered Subordinate Notes"; each Class of Class N Notes are collectively referred to herein as the "Class N Notes"; and the Offered Subordinate Notes,
together with the Class N Notes, are sometimes collectively referred to herein as the "Subordinate Notes." The Notes and the Ownership Certificate (see
"Description of the Trust--The Ownership Certificate" above) are collectively referred to herein as the "Securities." Only the Senior Notes and the Offered
Subordinate Notes (collectively, the "Offered Notes") are offered hereby. The
Class N Notes and the Ownership Certificate are not offered pursuant to this prospectus supplement.

      The Notes will be secured by the Trust Estate. The Trust Estate will consist primarily of (1) a pool (the "Mortgage Pool") of conventional, adjustable and fixed rate, fully amortizing and balloon, first and second lien residential mortgage loans (the "Mortgage Loans"); (2) such assets as from time to time are deposited in respect of the Mortgage Loans in a note payment account maintained by the Administrator on behalf of the Indenture Trustee (the "Note
Payment Account"); (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure; (4) the rights of the Depositor under the Sale
Agreement, as described under "The Sale Agreement and the Transfer and Servicing
Agreement--Sale of Mortgage Loans"; (5) an interest rate swap agreement, as described under "--Payments of Interest--The Interest Rate Swap Agreement"; (6)
an interest rate cap agreement, as described under "--Payments of Interest--The
Interest Rate Cap Agreement"; and (7) all proceeds of the foregoing.

      Each Class of Offered Notes will be issued in the respective approximate initial total principal amount specified on the cover of this prospectus supplement and in the table on page S-3. The initial total Class Principal
Amount (as defined herein) of the Offered Notes may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is correspondingly increased or decreased as described under "Description of the Mortgage Pool" herein.

      The Class N Notes will be paid interest and principal on each Payment Date after certain required payments are made as described under "--Payments of
Interest--Interest Payment Priorities," "--Payments of Principal--Principal
Payment Priorities" and "--Credit Enhancement--Application of Monthly Excess
Cashflow" below, from any cashflow from Mortgage Loan collections attributable to Prepayment Premiums (as defined herein) on the Mortgage Loans, as provided in the Transfer and Servicing Agreement, and from any Monthly Excess Cashflow (as defined herein) remaining after required payments are made on the Notes. The
Ownership Certificate will be entitled to receive on each Payment Date any remaining monthly excess cashflow from Mortgage Loan collections after all principal and interest on the Notes and expenses of the Trust for such Payment
Date have been made.

                                      S-36

      Payments on the Offered Notes will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in November 2006 (each, a "Payment Date"), to Noteholders of record on the applicable Record Date. The "Record Date" for the Offered Notes and each
Payment Date will be the close of business on the Business Day immediately preceding such Payment Date. A "Business Day" is generally any day other than a
Saturday or Sunday or a day on which banks in New York, Delaware, Minnesota,
Maryland, Texas or California (or, as to the Servicer, such other states as are specified in the Transfer and Servicing Agreement) are closed.

      Payments on the Offered Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the office of the Administrator, in its capacity as
Note Registrar (as defined herein).

      The Offered Notes will be issued in minimum denominations in principal amount of $100,000 and integral multiples of $1 in excess thereof.

BOOK-ENTRY REGISTRATION

      The Offered Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its participants
("DTC Participants") and for such purpose are referred to as "Book-Entry Notes."
Each Class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Class Principal Amount of the related
Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a "Beneficial Owner") will be entitled to receive a physical note representing such person's interest (a "Definitive
Note"). Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by
Noteholders with respect to the Book-Entry Notes shall refer to actions taken by
DTC upon instructions from its DTC Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the
Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to
Beneficial Owners by DTC in accordance with DTC procedures.

      Beneficial Owners will hold their Notes through DTC in the United States, or Clearstream Banking Luxembourg ("Clearstream Luxembourg") or the Euroclear
System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems.
Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream
Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan
Chase Bank, N.A. generally, but not exclusively, will act as depositary for
Euroclear (in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no
Beneficial Owner will be entitled to receive a physical note representing such
Note. Unless and until Definitive Notes

                                      S-37

are issued, it is anticipated that the only "Noteholder" of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Noteholders as that term is used in the Indenture. Beneficial Owners are only permitted to exercise their rights indirectly through DTC Participants and DTC.

      The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial
Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a DTC Participant) that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial
Owner's Financial Intermediary is not a DTC Participant and on the records of
Clearstream Luxembourg or Euroclear, as appropriate. Beneficial Owners will receive all payments of principal of, and interest on, the Book-Entry Notes from the Administrator through DTC and DTC Participants. See "Description of the
Securities--Book-Entry Registration of Securities" in the prospectus.

PAYMENTS OF INTEREST

      CALCULATION OF INTEREST. The amount of interest payable on each Payment
Date in respect of each Class of Offered Notes will equal the Accrued Note
Interest (as defined herein) for such Class on such date. Interest will accrue on the Offered Notes on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period (as defined below).

      o   "Accrued Note Interest" with respect to any Class of Offered Notes and any Payment Date will equal the aggregate amount of interest accrued at the applicable Interest Rate (as defined below) during the related
          Accrual Period on the Class Principal Amount of such Class immediately prior to such Payment Date; provided, however, that for any Class of
          Offered Subordinate Notes, Accrued Note Interest will be reduced by the amount, if any, specified in clause (a) of the definition of
          Deferred Interest for such Class and Payment Date.

      o   The "Accrual Period" applicable to each Class of Offered Notes with respect to each Payment Date will be the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

      o   The "Interest Rate" for each of the Offered Notes will be the applicable annual rate described under "Summary of Terms--The Offered
          Notes--Payments on the Notes--Interest Payments."

DEFINITIONS RELATING TO INTEREST PAYMENT PRIORITIES.

      o   The "Class Principal Amount" of any Class of Notes as of any Payment
          Date will be its initial Class Principal Amount as of the Closing
          Date, as reduced by all amounts previously paid on that Class in respect of principal prior to such Payment Date.

      o   The "Available Funds Cap" with respect to each Payment Date will be an annual rate equal to (i) (a) 360 divided by (b) the actual number of days in the Accrual Period,

                                      S-38

          multiplied by (ii) (a) (1) the Interest Remittance Amount for such
          Payment Date minus (2) any Net Swap Payments paid by the Trust pursuant to the Swap Agreement on such Payment Date, divided by (b)
          the excess of (1) the aggregate Class Principal Amount of the Offered
          Notes as of the first day of the related Accrual Period over (2) the
          Total Principal Deficiency Amount (as defined herein) immediately preceding such Payment Date.

      o   The "Net Mortgage Rate" for any Mortgage Loan at any time equals the
          Mortgage Rate thereof minus the Aggregate Expense Rate.

      o   The "Aggregate Expense Rate" for any Mortgage Loan at any time equals the sum of the Servicing Fee Rate and the Master Servicing Fee Rate.

      o   The "Mortgage Rate" for any Mortgage Loan is its applicable interest rate determined as provided in the related mortgage note, as reduced by any application of the Servicemembers Civil Relief Act, as such may be amended from time to time, or similar state or local laws (the
          "Relief Act").

      o   The "Pool Balance" as of any date of determination will be equal to the aggregate of the Scheduled Principal Balances (as defined herein)
          of the Mortgage Loans as of such date.

      INTEREST PAYMENT PRIORITIES. The Interest Remittance Amount (as defined below) will be paid on each Payment Date in the following order of priority:

          (1)   to the Swap Counterparty, any Net Swap Payment or Swap
      Termination Payment (each as defined herein) owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous
      Payment Dates, pursuant to the Swap Agreement, to the extent that any such
      Swap Termination Payment is not due to a Swap Counterparty Trigger Event;

          (2)   concurrently, pro rata, to the Senior Notes, Accrued Note
      Interest for each such Class for such Payment Date;

          (3)   to the Class M1 Notes, Accrued Note Interest for such Class for such Payment Date;

          (4)   to the Class M2 Notes, Accrued Note Interest for such Class for such Payment Date;

          (5)   to the Class M3 Notes, Accrued Note Interest for such Class for such Payment Date;

          (6)   to the Class M4 Notes, Accrued Note Interest for such Class for such Payment Date;

          (7)   to the Class M5 Notes, Accrued Note Interest for such Class for such Payment Date;

                                      S-39

          (8)   to the Class M6 Notes, Accrued Note Interest for such Class for such Payment Date;

          (9)   to the Class M7 Notes, Accrued Note Interest for such Class for such Payment Date;

          (10)  to the Class M8 Notes, Accrued Note Interest for such Class for such Payment Date;

          (11)  to the Class M9 Notes, Accrued Note Interest for such Class for such Payment Date;

          (12)  to the Class M10 Notes, Accrued Note Interest for such Class for such Payment Date;

          (13)  to the Indenture Trustee, any previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

          (14)  for application as part of Monthly Excess Cashflow for such
      Payment Date, as described under "--Credit Enhancement--Application of
      Monthly Excess Cashflow" below, any Interest Remittance Amount remaining after application pursuant to clauses (1) through (13) above (such amount, the "Monthly Excess Interest" for such Payment Date).

      The "Interest Remittance Amount" with respect to any Payment Date will equal (a) the sum of (1) all interest collected (other than Payaheads (as defined herein) and Prepayment Premiums) or advanced in respect of Scheduled
Payments (as defined herein) on the Mortgage Loans during the related Collection
Period (as defined herein) minus (w) the Master Servicing Fee and the Servicing
Fee with respect to the Mortgage Loans, (x) previously unreimbursed Delinquency
Advances (as defined herein) and other amounts due to the Servicer or the Master
Servicer with respect to the Mortgage Loans, to the extent allocable to interest, and (y) previously unreimbursed Servicing Advances (as defined herein), (2) all Compensating Interest (as defined herein) paid by the Servicer or the Master Servicer with respect to the Mortgage Loans for the related
Prepayment Period (as defined herein), (3) the portion of any Purchase Price or
Substitution Amount (each as defined herein) paid with respect to the Mortgage
Loans during the related Prepayment Period allocable to interest, (4) any Net
Swap Payment or Swap Termination Payment paid by the Swap Counterparty during the related Collection Period, (5) any amount paid by the Cap Counterparty with respect to such Payment Date and (6) all Net Liquidation Proceeds, Insurance
Proceeds (each as defined herein) and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced (but not below zero) by (b) other costs, expenses, fees or liabilities reimbursable to the Master Servicer, the
Administrator, the Custodian, the Servicer, the Owner Trustee and the Indenture
Trustee to the extent provided (and, in the case of the Indenture Trustee, up to the amount of the dollar limitation specified) in the Transfer and Servicing
Agreement.

                                      S-40

      o   A "Payahead" is generally any Scheduled Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

      o   The "Substitution Amount" will be generally equal to the amount, if any, by which the Scheduled Principal Balance of a Mortgage Loan required to be removed from the Mortgage Pool due to a breach of a representation or warranty or defective documentation exceeds the
          Scheduled Principal Balance of the related substitute Mortgage Loan, plus unpaid interest accrued thereon, and any unpaid Advances, unpaid
          Servicing Fees, and interest with respect thereto, and the amount of any costs and damages incurred by the Trust in connection with any violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of a Mortgage
          Loan required to be so removed.

      BASIS RISK SHORTFALLS. With respect to each Payment Date and any Class of
Offered Notes, an amount equal to the sum of (1) the excess, if any, of (a)
Accrued Note Interest (without regard to the Available Funds Cap) over (b) the aggregate of interest accrued on such Class at an interest rate equal to the
Available Funds Cap, (2) any amount described in clause (1) above for such Class remaining unpaid from prior Payment Dates and (3) interest on the amount in clause (2) above at such class's applicable Interest Rate (without regard to the
Available Funds Cap) (such excess, a "Basis Risk Shortfall").

      THE INTEREST RATE SWAP AGREEMENT. On or prior to the Closing Date, the
Issuing Entity will enter into an interest rate swap agreement documented pursuant to an ISDA Master Agreement (Multicurrency--Cross Border) (the "ISDA
Master Agreement"), the terms of which will be incorporated into the terms of a confirmation (the "Swap Agreement") with Bear Stearns Financial Products Inc.
("BSFP," and together with any successor, the "Swap Counterparty").

      Under the Swap Agreement, on each Payment Date, the Administrator, on behalf of the Trust, will be obligated to pay to the Swap Counterparty a fixed amount equal to the product of (a) 5.2115%, (b) the Scheduled Notional Amount
(as defined below) for that Payment Date, and (c) a fraction, the numerator of which is 30 (or, for the first Payment Date, the number of days from and including the Closing Date to but excluding the first Payment Date) and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Administrator, on behalf of Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the Scheduled
Notional Amount for that Payment Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Payment Date to but excluding the current Payment Date (or, for the first Payment Date, the actual number of days elapsed from the Closing Date to but excluding the first Payment
Date), and the denominator of which is 360. A net payment will be required to be made with respect to each Payment Date (each such net payment, a "Net Swap
Payment") (a) by the Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap
Counterparty to the Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

      The "Scheduled Notional Amount" is set forth with respect to each Payment
Date on Annex A. The initial Scheduled Notional Amount will be $509,250,000. The
Swap Agreement

                                      S-41

will terminate immediately following the Payment Date in October 2011 unless terminated earlier upon the occurrence of a Swap Default or a Termination Event
(each as defined below).

      BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency and equity derivatives. As of the date of this prospectus supplement, BSFP has a ratings classification of "AAA" from
S&P and "Aaa" from Moody's. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of S&P and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP.
Requests for information should be directed to the DPC Manager of Bear Stearns
Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue,
36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns &
Co. Inc.

      As of the Cut-off Date, the aggregate significance percentage (as calculated in accordance with Regulation AB Item 1115) with respect to BSFP as
Swap Counterparty and Cap Counterparty will be less than 10%. BSFP may be replaced as Swap Counterparty if at any time the aggregate significance percentage of the Swap Agreement and the Cap Agreement is equal to or greater than 8%.

      The respective obligations of the Swap Counterparty and the Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Swap Agreement and (2) no "Early
Termination Date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

      "Events of Default" under the Swap Agreement (each a "Swap Default")
include the following standard events of default under the ISDA Master
Agreement:

      o   "Failure to Pay,"

      o   "Bankruptcy," and

      o   "Merger without Assumption" (but only with respect to the Swap
          Counterparty), as described in Sections 5(a)(i), 5(a)(vii) and
          5(a)(viii) of the ISDA Master Agreement.

      "Termination Events" under the Swap Agreement (each a "Termination Event")
consist of the following standard events under the ISDA Master Agreement:

      o   "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the
          Swap Agreement),

      o   "Tax Event" (which generally relates to either party to the Swap
          Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

                                      S-42

      o   "Tax Event Upon Merger" (which generally relates to the Swap
          Counterparty's receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger),

as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master
Agreement. In addition, there are "Additional Termination Events" (as defined in the Swap Agreement) relating to the Trust, including if the Trust should terminate, if the Transfer and Servicing Agreement or other transaction documents are amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap Counterparty where written consent is required or if, pursuant to the terms of the Transfer and Servicing Agreement, either the
Residual Holder or the Servicer exercises the option to purchase the Mortgage
Loans. With respect to the Swap Counterparty, an Additional Termination Event
will occur if the Swap Counterparty fails to comply with the Downgrade
Provisions (as defined below).

      Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.
With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap
Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Early Termination."

      Upon any Swap Early Termination, the Trust or the Swap Counterparty may be
liable to make a termination payment (the "Swap Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the
Swap Agreement computed in accordance with the procedures set forth in the Swap
Agreement taking into account the present value of the unpaid amounts that would have been owed by the Trust under the remaining scheduled term of the Swap
Agreement. In the event that the Trust is required to make a Swap Termination
Payment, that payment will be paid from the Trust on the related Payment Date, and on any subsequent Payment Dates until paid in full, prior to payments to
Noteholders.

      A "Swap Counterparty Trigger Event" will have occurred upon the occurrence of any of the following events: (i) a Swap Default with respect to which the
Swap Counterparty is a "Defaulting Party" (as defined in the Swap Agreement),
(ii) a Termination Event with respect to which the Swap Counterparty is the sole
"Affected Party" (as defined in the Swap Agreement) or (iii) an Additional
Termination Event with respect to which the Swap Counterparty is the sole
Affected Party.

      If the Swap Counterparty's long-term or short-term credit rating by any
Rating Agency falls below the applicable levels specified in the Swap Agreement, the Swap Counterparty will be required either to (1) post collateral securing its obligations under the Swap Agreement or (2) obtain a substitute swap counterparty acceptable to the Trust and the Rating Agencies that will assume the obligations of the Swap Counterparty under the Swap Agreement, all as provided in the Swap Agreement (such provisions, the "Downgrade Provisions").

                                      S-43

      THE INTEREST RATE CAP AGREEMENT. On or prior to the Closing Date, the
Issuing Entity will enter into an interest rate cap agreement for the benefit of the Notes (the "Cap Agreement") with BSFP (in such capacity, the "Cap
Counterparty"). For a description of BSFP, see "--The Interest Rate Swap
Agreement" above. BSFP may be replaced as Cap Counterparty if at any time the aggregate significance percentage of the Cap Agreement and the Swap Agreement is equal to or greater than 8%. The Cap Agreement will terminate after the payment date in October 2011.

      Under the terms of the Cap Agreement, in exchange for a fixed payment made on behalf of the Trust on the Closing Date, the Cap Counterparty will be obligated to pay to the Trust at least two Business Days prior to each Payment
Date on which one-month LIBOR exceeds 5.35%, commencing and ending with the
Payment Dates specified in Annex B to this prospectus supplement, one month's interest calculated at an annual rate equal to the product of (1) the excess, if any, of (a) one-month LIBOR for such Determination Date over (b) 5.35%, (2) the
Cap Notional Balance (as defined below) and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Payment Date to but excluding the current Payment Date (or, for the first Payment Date, the actual number of days elapsed from the Closing Date to but excluding the first Payment
Date), and the denominator of which is 360.

      The "Cap Notional Balance" with respect to each Payment Date will be equal to the lesser of (1) a scheduled notional amount for such Payment Date, as set forth in Annex B to this prospectus supplement and (2) the amount, if any, by which (a) the aggregate Class Principal Amount of the Offered Notes immediately prior to such Payment Date exceeds (b) the related Scheduled Notional Amount as set forth in Annex A to this prospectus supplement.

      It is intended that payments under the Cap Agreement provide limited protection against upward movements in one-month LIBOR only for the periods specified in Annex B to this prospectus supplement.

      PREPAYMENT INTEREST SHORTFALLS. When a principal prepayment is made on a
Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in full or in part are generally applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment
Period, in the case of any prepayments in full, or in any Collection Period, in the case of any partial prepayments, will be available to make payments to
Noteholders on the Payment Date following the Prepayment Period or Collection
Period, as applicable. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make payments of interest on the Notes could result. The amount by which one month's interest at the
Mortgage Rate (as reduced by the related Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment is a "Prepayment Interest
Shortfall."

      With respect to prepayments in full received from a borrower during any
Prepayment Period, the Servicer will be obligated to fund any resulting
Prepayment Interest Shortfalls (such payment obligation being limited to the aggregate of the Servicing Fees received on the Mortgage Loans for the applicable Payment Date). The Servicer is obligated to reduce its

                                      S-44

servicing compensation for the related Payment Date to the extent necessary to fund any Prepayment Interest Shortfalls. The Master Servicer is obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by the
Servicer, but only up to the amount of the Master Servicer's compensation. See
"Mortgage Loan Servicing--Prepayment Interest Shortfalls" herein. Any such payment by the Servicer or the Master Servicer is referred to herein as
"Compensating Interest." Any Prepayment Interest Shortfalls not funded by the
Servicer or the Master Servicer ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for payment on the related
Payment Date.

DETERMINATION OF LIBOR

      On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period (each such date, a "LIBOR Determination
Date"), the Administrator will determine one-month LIBOR based on the "Interest
Settlement Rate" for U.S. dollar deposits of one-month maturity set by the
British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the
LIBOR Determination Date ("LIBOR").

      The BBA's Interest Settlement Rates are currently displayed on the
Moneyline Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's
Interest Settlement Rates for deposits in U.S. dollars, the "Designated Telerate
Page"). Such Interest Settlement Rates are also currently available on Reuters
Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The
BBA's Interest Settlement Rates currently are rounded to five decimal places.

      A "LIBOR Business Day" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

      With respect to any LIBOR Determination Date, if the BBA's Interest
Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m.
(London time) on such date, or if the Designated Telerate Page is not available on such date, the Administrator will obtain such rate from the Reuters or
Bloomberg page. If such rate is not published for such LIBOR Determination Date,
LIBOR for such date will be the most recently published Interest Settlement
Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the
Administrator will designate an alternative index that has performed, or that the Administrator expects to perform, in a manner substantially similar to the
BBA's Interest Settlement Rate.

      The establishment of LIBOR on each LIBOR Determination Date by the
Administrator and the Administrator's calculation of the rate of interest applicable to the Offered Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.

PAYMENTS OF PRINCIPAL

      GENERAL DEFINITIONS. Payments of principal on the Offered Notes will be made from the Principal Payment Amount and from Monthly Excess Cashflow, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow"
below.

                                      S-45

      o   The "Principal Payment Amount" for any Payment Date will be equal to the Principal Remittance Amount for such date minus the
          Overcollateralization Release Amount (as defined below), if any, for such Payment Date.

      o   The "Principal Remittance Amount" for any Payment Date will be equal to (a) the sum of (1) all principal collected (other than Payaheads)
          or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period minus previously unreimbursed
          Delinquency Advances and other amounts due to the Servicer or the
          Master Servicer with respect to such Mortgage Loans, to the extent allocable to principal, (2) the principal portion of all prepayments in full or in part received on the Mortgage Loans during the related
          Prepayment Period or Collection Period, as applicable (exclusive of any related Prepayment Premiums), (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller during the related Prepayment Period, (4) the portion of any
          Substitution Amount paid with respect to any replaced Mortgage Loan during the related Prepayment Period allocable to principal, and (5)
          all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, minus
          (b) any other costs, expenses or liabilities reimbursable to the
          Master Servicer, the Servicer, the Administrator, the Custodian, the
          Owner Trustee or the Indenture Trustee (and, in the case of the
          Indenture Trustee, up to the applicable dollar limitation) and not reimbursed from amounts allocable to interest on the Mortgage Loans or otherwise.

      o   The "Collection Period" with respect to any Payment Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

      o   "Insurance Proceeds" means any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy or any other insurance policy relating to the Mortgage Loans or related Mortgaged Properties (as defined herein), other than amounts to cover expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

      o   "Net Liquidation Proceeds" means all amounts, net of (1) unreimbursed expenses, (2) unreimbursed Advances and (3) in the case of a liquidated Junior Lien Mortgage Loan (as defined herein), the amount necessary to repay the related senior lien mortgage loan, received and retained in connection with the liquidation of defaulted Mortgage
          Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

      o   The "Prepayment Period" for any Payment Date is the immediately preceding calendar month.

                                      S-46

      o   The "Determination Date" with respect to each Payment Date is the 18th day of the month in which that Payment Date occurs, or if the 18th day is not a Business Day, the immediately preceding Business Day.

      o   A "Scheduled Payment" with respect to any Mortgage Loan is the monthly scheduled payment of interest and principal specified in the related mortgage note.

      o   The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled
          Payments due on or before such date, whether or not received, reduced by (1) the principal portion of all Scheduled Payments due on or before the due date in the Collection Period immediately preceding such date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period immediately preceding such date of determination.

      PRINCIPAL PAYMENT PRIORITIES. The Principal Payment Amount will be paid on each Payment Date as follows:

      A.    On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, in the following order of priority:

            (1)   to the Swap Counterparty, any Net Swap Payment or Swap
      Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent payable but not paid from the
      Interest Remittance Amount in accordance with priority (1) under
      "--Interest Payment Priorities" above);

            (2)   to the Class A1, Class A2 and Class A3 Notes, sequentially, in that order, in reduction of their Class Principal Amounts, until the Class
      Principal Amount of each such Class has been reduced to zero; provided that if on any Payment Date the Total Principal Deficiency Amount exceeds the aggregate Class Principal Amount of the Subordinate Notes, all
      payments pursuant to this clause will be made concurrently, pro rata, to the Class A1, Class A2 and Class A3 Notes; until the Class Principal
      Amount of each such class has been reduced to zero;

            (3)   to the Class M1 Notes, in reduction of their Class Principal
      Amount, until the Class Principal Amount of such Class has been reduced to zero;

            (4)   to the Class M2 Notes, in reduction of their Class Principal
      Amount, until the Class Principal Amount of such Class has been reduced to zero;

            (5)   to the Class M3 Notes, in reduction of their Class Principal
      Amount, until the Class Principal Amount of such Class has been reduced to zero;

            (6)   to the Class M4 Notes, in reduction of their Class Principal
      Amount, until the Class Principal Amount of such Class has been reduced to zero;

                                      S-47

            (7)   to the Class M5 Notes, in reduction of their Class Principal
      Amount, until the Class Principal Amount of such Class has been reduced to zero;

            (8)   to the Class M6 Notes, in reduction of their Class Principal
      Amount, until the Class Principal Amount of such Class has been reduced to zero;

            (9)   to the Class M7 Notes, in reduction of their Class Principal
      Amount, until the Class Principal Amount of such Class has been reduced to zero;

            (10)  to the Class M8 Notes, in reduction of their Class Principal
      Amount, until the Class Principal Amount of such Class has been reduced to zero;

            (11)  to the Class M9 Notes, in reduction of their Class Principal
      Amount, until the Class Principal Amount of such Class has been reduced to zero;

            (12)  to the Class M10 Notes, in reduction of their Class Principal
      Amount, until the Class Principal Amount of such Class has been reduced to zero; and

            (13)  for application as part of Monthly Excess Cashflow for such
      Payment Date, as described under "--Credit Enhancement-Application of
      Monthly Excess Cashflow" below, remaining after application pursuant to clauses (1) through (12) above.

      B.    On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, in the following order of priority:

            (1)   to the Swap Counterparty, any Net Swap Payment or Swap
      Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap Counterparty (to the extent payable but not paid from the
      Interest Remittance Amounts in accordance with priority (1) under
      "--Interest Payment Priorities" above);

            (2)   to the Class A1, Class A2 and Class A3 Notes, sequentially, in that order, an amount equal to the Senior Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such Class has been reduced to zero; provided that if on any Payment Date the Total
      Principal Deficiency Amount exceeds the aggregate Class Principal Amount of the Subordinate Notes, all payments pursuant to this clause will be made concurrently, pro rata, to the Class A1, Class A2 and Class A3 Notes;

            (3)   to the Class M1 Notes, in reduction of their Class Principal
      Amount, an amount equal to the lesser of (x) the excess of (a) the
      Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Notes on such Payment Date pursuant to clause (2) above, and
      (y) the M1 Principal Payment Amount for such Payment Date, until the Class
      Principal Amount of such Class has been reduced to zero;

            (4)   to the Class M2 Notes, in reduction of their Class Principal
      Amount, an amount equal to the lesser of (x) the excess of (a) the
      Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1 Notes on such Payment Date pursuant to clauses (2) and (3) above, and (y) the M2 Principal

                                      S-48

      Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

            (5)   to the Class M3 Notes, in reduction of their Class Principal
      Amount, an amount equal to the lesser of (x) the excess of (a) the
      Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (2), (3) and (4) above, and (y) the M3 Principal
      Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

            (6)   to the Class M4 Notes, in reduction of their Class Principal
      Amount, an amount equal to the lesser of (x) the excess of (a) the
      Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2 and Class M3 Notes on such
      Payment Date pursuant to clauses (2), (3), (4) and (5) above, and (y) the
      M4 Principal Payment Amount for such Payment Date, until the Class
      Principal Amount of such Class has been reduced to zero;

            (7)   to the Class M5 Notes, in reduction of their Class Principal
      Amount, an amount equal to the lesser of (x) the excess of (a) the
      Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3 and Class M4 Notes
      on such Payment Date pursuant to clauses (2), (3), (4), (5) and (6) above, and (y) the M5 Principal Payment Amount for such Payment Date, until the
      Class Principal Amount of such Class has been reduced to zero;

            (8)   to the Class M6 Notes, in reduction of their Class Principal
      Amount, an amount equal to the lesser of (x) the excess of (a) the
      Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4 and Class
      M5 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5), (6)
      and (7) above, and (y) the M6 Principal Payment Amount for such Payment
      Date, until the Class Principal Amount of such Class has been reduced to zero;

            (9)   to the Class M7 Notes, in reduction of their Class Principal
      Amount, an amount equal to the lesser of (x) the excess of (a) the
      Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5
      and Class M6 Notes on such Payment Date pursuant to clauses (2), (3), (4),
      (5), (6), (7) and (8) above, and (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

            (10)  to the Class M8 Notes, in reduction of their Class Principal
      Amount, an amount equal to the lesser of (x) the excess of (a) the
      Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5,
      Class M6 and Class M7 Notes on such Payment Date pursuant to clauses (2),
      (3), (4), (5), (6), (7), (8) and (9) above, and (y) the M8 Principal
      Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;

                                      S-49

            (11)  to the Class M9 Notes, in reduction of their Class Principal
      Amount, an amount equal to the lesser of (x) the excess of (a) the
      Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5,
      Class M6, Class M7 and Class M8 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (9) and (10) above, and (y) the
      M9 Principal Payment Amount for such Payment Date, until the Class
      Principal Amount of such Class has been reduced to zero;

            (12)  to the Class M10 Notes, in reduction of their Class Principal
      Amount, an amount equal to the lesser of (x) the excess of (a) the
      Principal Payment Amount for such Payment Date over (b) the amount paid to the Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class M5,
      Class M6, Class M7, Class M8 and Class M9 Notes on such Payment Date pursuant to clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11)
      above, and (y) the M10 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such Class has been reduced to zero;
      and

            (13)  for application as part of Monthly Excess Cashflow for such
      Payment Date, as described under "--Credit Enhancement-Application of
      Monthly Excess Cashflow" below, any Principal Payment Amount remaining after application pursuant to clauses (1) through (12) above.

            Notwithstanding the foregoing, on any Payment Date on which the
      Class Principal Amount of each Class of Notes having a higher priority of payment has been reduced to zero, any remaining Principal Payment Amount will be paid to the remaining Notes, in the order of priority set forth above, until the Class Principal Amount of each such Class has been reduced to zero.

      DEFINITIONS RELATING TO PRINCIPAL PAYMENT PRIORITIES.

      o   The "Target Amount" for any Payment Date will be equal to the Pool
          Balance as of such Payment Date minus the Targeted
          Overcollateralization Amount for such Payment Date.

      o   A "Trigger Event" is in effect with respect to any Payment Date if (a)
          a Delinquency Event has occurred for such Payment Date or (b) a
          Cumulative Loss Trigger Event has occurred for such Payment Date.

      o   A "Delinquency Event" will have occurred with respect to any Payment
          Date, if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds 36.00%
          of the Senior Enhancement Percentage for such Payment Date.

      o   The "Rolling Three Month Delinquency Rate" with respect to any Payment
          Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment
          Dates, respectively) immediately preceding months.

                                      S-50

      o   The "Delinquency Rate" for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days Delinquent
          (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month (as reported to the Master Servicer by the Servicer or the Subservicer on its behalf), and the denominator of which is the Pool Balance as of the close of business on the last day of such month.

      o   A "Cumulative Loss Trigger Event" will have occurred with respect to any Payment Date beginning in November 2008 if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of
          Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the
          Cut-off Date Balance, exceeds the applicable percentages described below with respect to such Payment Date:

          PAYMENT DATE                                                     LOSS PERCENTAGE
          ------------                                                     ---------------

          November 2008 through October 2009.............1.55% for the first month; 1/12th of 1.95% for each month thereafter
          November 2009 through October 2010.............3.50% for the first month; 1/12th of 2.05% for each month thereafter
          November 2010 through October 2011.............5.55% for the first month; 1/12th of 1.65% for each month thereafter %
          November 2011 through October 2012.............7.20% for the first month; 1/12th of 0.90% for each month thereafter
          November 2012 through October 2013.............8.10% for the first month; 1/12th of 0.10% for each month thereafter
          November 2013 and thereafter...................8.20%

      o   The "Stepdown Date" is the earlier to occur of (i) the Payment Date following the Payment Date on which the aggregate Class Principal
          Amount of the Senior Notes has been reduced to zero; and (ii) the later to occur of (x) the Payment Date in November 2009 and (y) the first Payment Date on which the Senior Enhancement Percentage
          (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related
          Collection Period but before giving effect to payments on the Notes on such Payment Date) is greater than or equal to approximately 44.30%.

      o   The "Senior Principal Payment Amount" with respect to any Payment Date will be equal to the lesser of (x) the Principal Payment Amount and
          (y) the amount, if any, by which (A) the aggregate Class Principal
          Amount of the Senior Notes immediately prior to that Payment Date exceeds (B) the Senior Target Amount (as defined below).

      o   The "M1 Principal Payment Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes, in each case after giving effect to payments on such Payment Date and (ii) the
          Class Principal Amount of the Class M1 Notes

                                      S-51

          immediately prior to such Payment Date exceeds (y) the M1 Target
          Amount (as defined below).

      o   The "M2 Principal Payment Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1
          Notes, in each case after giving effect to payments on such Payment
          Date, and (ii) the Class Principal Amount of the Class M2 Notes
          immediately prior to such Payment Date exceeds (y) the M2 Target
          Amount (as defined below).

      o   The "M3 Principal Payment Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1
          and Class M2 Notes, in each case after giving effect to payments on such Payment Date, and (ii) the Class Principal Amount of the Class M3
          Notes immediately prior to such Payment Date exceeds (y) the M3 Target
          Amount (as defined below).

      o   The "M4 Principal Payment Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1,
          Class M2 and Class M3 Notes, in each case after giving effect to payments on such Payment Date, and (ii) the Class Principal Amount of the Class M4 Notes immediately prior to such Payment Date exceeds (y)
          the M4 Target Amount (as defined below).

      o   The "M5 Principal Payment Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1,
          Class M2, Class M3 and Class M4 Notes, in each case after giving effect to payments on such Payment Date, and (ii) the Class Principal
          Amount of the Class M5 Notes immediately prior to such Payment Date exceeds (y) the M5 Target Amount (as defined below).

      o   The "M6 Principal Payment Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1,
          Class M2, Class M3, Class M4 and Class M5 Notes, in each case after giving effect to payments on such Payment Date, and (ii) the Class
          Principal Amount of the Class M6 Notes immediately prior to such
          Payment Date exceeds (y) the M6 Target Amount (as defined below).

      o   The "M7 Principal Payment Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1,
          Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, in each case after giving effect to payments on such Payment Date, and (ii)
          the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date exceeds (y) the M7 Target Amount (as defined below).

                                      S-52

      o   The "M8 Principal Payment Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1,
          Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes,
          in each case after giving effect to payments on such Payment Date, and
          (ii) the Class Principal Amount of the Class M8 Notes immediately prior to such Payment Date exceeds (y) the M8 Target Amount (as defined below).

      o   The "M9 Principal Payment Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1,
          Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class
          M8 Notes, in each case after giving effect to payments on such Payment
          Date, and (ii) the Class Principal Amount of the Class M9 Notes
          immediately prior to such Payment Date exceeds (y) the M9 Target
          Amount (as defined below).

      o   The "M10 Principal Payment Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Senior Notes and the Class M1,
          Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8
          and Class M9 Notes, in each case after giving effect to payments on such Payment Date, and (ii) the Class Principal Amount of the Class
          M10 Notes immediately prior to such Payment Date exceeds (y) the M10
          Target Amount (as defined below).

      o   The "Overcollateralization Amount" with respect to any Payment Date will be equal to the amount, if any, by which (x) the Pool Balance for such Payment Date exceeds (y) the aggregate Class Principal Amount of the Offered Notes after giving effect to payments on such Payment
          Date.

      o   The "Overcollateralization Deficiency" with respect to any Payment
          Date will be equal to the amount, if any, by which (x) the Targeted
          Overcollateralization Amount for such Payment Date exceeds (y) the
          Overcollateralization Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Class Principal Amounts of the Offered Notes resulting from the payment of the Principal Payment Amount on such Payment Date.

      o   The "Overcollateralization Release Amount" with respect to any Payment
          Date will be equal to the lesser of (x) the Principal Remittance
          Amount for such Payment Date and (y) the amount, if any, by which (1)
          the Overcollateralization Amount for such date (calculated for this purpose on the basis of the assumption that 100% of the Principal
          Remittance Amount for such date is applied on such date in reduction of the aggregate Class Principal Amount of the Offered Notes) exceeds
          (2) the Targeted Overcollateralization Amount for such date.

      o   The "Senior Enhancement Percentage" with respect to any Payment Date will be the fraction, expressed as a percentage, the numerator of which is the amount, if any, by which (1) the sum of the aggregate
          Class Principal Amount of the Offered

                                      S-53

          Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero) exceeds
          (2) the Total Principal Deficiency Amount, in each case after giving effect to payments on such Payment Date, and the denominator of which is the Pool Balance for such Payment Date.

      o   The "Targeted Overcollateralization Amount" with respect to any
          Payment Date will be equal to (x) prior to the Stepdown Date, approximately $14,437,511 (approximately 2.75% of the Cut-off Date
          Balance), (y) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (1) approximately $2,625,002
          (approximately 0.50% of the Cut-off Date Balance) and (2)
          approximately 5.50% of the Pool Balance and (z) on or after the
          Stepdown Date and if a Trigger Event is in effect, the Targeted
          Overcollateralization Amount for the immediately preceding Payment
          Date.

      o   The "Senior Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 55.70% and
          (2) the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50%
          of the Cut-off Date Balance.

      o   The "M1 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 63.50% and (2)
          the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

      o   The "M2 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 70.50% and (2)
          the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

      o   The "M3 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 74.60% and (2)
          the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

      o   The "M4 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 78.30% and (2)
          the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

      o   The "M5 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 81.80% and (2)
          the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

      o   The "M6 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 85.00% and (2)
          the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

                                      S-54

      o   The "M7 Target Amount" for any Payment Date will be equal to the lesser of (a) the product of (1) approximately 88.00% and (2) the Pool
          Balance for such Payment Date and (b) the amount, if any, by which (i)
          the Pool Balance for such Payment Date exceeds (ii) 0.50% of the
          Cut-off Date Balance.

      o   The "M8 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 90.70% and (2)
          the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

      o   The "M9 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 92.50% and (2)
          the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

      o   The "M10 Target Amount" with respect to any Payment Date will be equal to the lesser of (a) the product of (1) approximately 94.50% and (2)
          the Pool Balance for such Payment Date and (b) the amount, if any, by which (i) the Pool Balance for such Payment Date exceeds (ii) 0.50% of the Cut-off Date Balance.

CREDIT ENHANCEMENT

      Credit enhancement for the Offered Notes consists of the subordination of the Subordinate Notes, the priority of application of Realized Losses (as defined herein), excess interest, interest rate swap and cap agreements and overcollateralization, in each case as described herein.

      SUBORDINATION. The rights of holders of the Subordinate Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each Class of Offered Notes having a higher priority of payment, as described under "--Payments of Interest"
and "--Payments of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Notes having a higher priority of payment of the full amount of interest and principal payable thereon, and to afford such Noteholders limited protection against Realized
Losses incurred with respect to the Mortgage Loans.

      The limited protection afforded to holders of Offered Notes by means of the subordination of Subordinate Notes having a lower priority of payment will be accomplished by the preferential right of holders of more senior classes of
Notes to receive, prior to any payment in respect of interest or principal, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

      REALIZED LOSSES. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan. The amount of such insufficiency is a "Realized
Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate; second, the
Class N

                                      S-55

Notes; third, the Class M10 Notes; fourth, the Class M9 Notes; fifth, the Class
M8 Notes; sixth, the Class M7 Notes; seventh, the Class M6 Notes; eighth, the
Class M5 Notes; ninth, the Class M4 Notes; tenth, the Class M3 Notes; eleventh, the Class M2 Notes; and twelfth, the Class M1 Notes, before reducing amounts payable in respect of the Senior Notes.

      o   A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

      To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance, and thus may reduce the Overcollateralization
Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Offered Notes.

      Realized Losses will not reduce the Class Principal Amount of any Note;
however, Realized Losses will result in the allocation of Principal Deficiency
Amounts and, under certain loss scenarios, there may not be sufficient principal and interest collected from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

      EXCESS INTEREST. The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Offered Notes, the fees, if any, and expenses of the Master Servicer, the Servicer, the Administrator, the Custodian, the Owner Trustee and the
Indenture Trustee and any Net Swap Payments payable to the Swap Counterparty by the Trust. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to maintain overcollateralization at the required levels.

      SWAP AGREEMENT AND CAP AGREEMENT. Amounts received by the Trust under the
Swap Agreement and the Cap Agreement will be applied in the same manner as interest collections on the Mortgage Loans to pay interest on the Notes, cover losses and maintain overcollateralization at required levels as described under
"--Payments of Interest--The Interest Rate Swap Agreement" and "--The Interest
Rate Cap Agreement" above.

      OVERCOLLATERALIZATION. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average interest rate on the Offered Notes plus the weighted average Expense Fee Rate and certain amounts owed to the Swap
Counterparty. As described below, the application of interest collections as payments of principal will cause the aggregate Class Principal Amount of the
Offered Notes to amortize more rapidly than the Pool Balance, thus maintaining overcollateralization (i.e., the excess of the Pool Balance over the aggregate
Class Principal Amount of the Offered Notes). However, Realized Losses may
reduce overcollateralization, and could result in an Overcollateralization
Deficiency.

      As described herein, on and after the Stepdown Date, to the extent that the Overcollateralization Amount exceeds the related Targeted
Overcollateralization Amount, a

                                      S-56

portion of the Principal Remittance Amount will not be applied in reduction of the Class Principal Amounts of the Offered Notes, but will instead be applied as described below.

      APPLICATION OF MONTHLY EXCESS CASHFLOW. The sum (without duplication) of
Monthly Excess Interest for any Payment Date, the Overcollateralization Release
Amount and any Principal Payment Amount remaining after application as described under "--Payments of Principal--Principal Payment Priorities" above for any
Payment Date will constitute the "Monthly Excess Cashflow" for such Payment
Date, which will (together with certain other amounts to the extent specified below), on each Payment Date, be paid in the following order of priority:

            (1)   on each Payment Date occurring (a) before the Stepdown Date or
      (b) on or after the Stepdown Date but for which a Trigger Event is in effect, in each case until the aggregate Class Principal Amount of the
      Offered Notes equals the Target Amount for such Payment Date, in the following order of priority:

                  (a)   to the Class A1, Class A2 and Class A3 Notes,
            sequentially, in that order, after giving effect to principal distributions on such Payment Date (as described under "Description of the Notes--Payments of Principal" above), until the aggregate
            Class Principal Amount of such Classes equals the Senior Target
            Amount; provided that if on any Payment Date the Total Principal
            Deficiency Amount exceeds the aggregate Class Principal Amount of the Subordinate Notes, all payments pursuant to this clause will be made concurrently, pro rata, to the Class A1, Class A2 and Class A3
            Notes, until the Class Principal Amount of each such Class has been reduced to zero;

                  (b)   to the Class M1 Notes, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                  (c)   to the Class M2 Notes, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                  (d)   to the Class M3 Notes, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                  (e)   to the Class M4 Notes, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                  (f)   to the Class M5 Notes, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                  (g)   to the Class M6 Notes, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                  (h)   to the Class M7 Notes, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                                      S-57

                  (i)   to the Class M8 Notes, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

                  (j)   to the Class M9 Notes, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such Class has been reduced to zero; and

                  (k)   to the Class M10 Notes, in reduction of their Class
            Principal Amount, until the Class Principal Amount of such Class has been reduced to zero;

            (2)   on each Payment Date occurring (a) on or after the Stepdown
      Date and (b) for which a Trigger Event is not in effect, in the following order of priority:

                  (a)   to the Class A1, Class A2 and Class A3 Notes,
            sequentially, in that order, after giving effect to principal distributions on such Payment Date (as described under "Description of the Notes--Payments of Principal" above) an amount equal to the
            Senior Principal Payment Amount for such Payment Date, until the
            Class Principal Amount of each such Class has been reduced to zero;
            provided that if on any Payment Date the Total Principal Deficiency
            Amount exceeds the aggregate Class Principal Amount of the
            Subordinate Notes, all payments pursuant to this clause will be made concurrently, pro rata, to the Class A1, Class A2 and Class A3
            Notes, until the Class Principal Amount of each such Class has been reduced to zero;

                  (b)   to the Class M1 Notes, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the
            Senior Notes and the Class M1 Notes, after giving effect to payments on such Payment Date, equals the M1 Target Amount;

                  (c)   to the Class M2 Notes, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the
            Senior Notes and the Class M1 and Class M2 Notes, after giving effect to payments on such Payment Date, equals the M2 Target
            Amount;

                  (d)   to the Class M3 Notes, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the
            Senior Notes and the Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target
            Amount;

                  (e)   to the Class M4 Notes, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the
            Senior Notes and the Class M1, Class M2, Class M3 and Class M4
            Notes, after giving effect to payments on such Payment Date, equals the M4 Target Amount;

                  (f)   to the Class M5 Notes, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the
            Senior Notes and the Class M1, Class M2, Class M3, Class M4 and
            Class M5 Notes, after giving effect to payments on such Payment
            Date, equals the M5 Target Amount;

                                      S-58

                  (g)   to the Class M6 Notes, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the
            Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class
            M5 and Class M6 Notes, after giving effect to payments on such
            Payment Date, equals the M6 Target Amount;

                  (h)   to the Class M7 Notes, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the
            Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class
            M5, Class M6 and Class M7 Notes, after giving effect to payments on such Payment Date, equals the M7 Target Amount;

                  (i)   to the Class M8 Notes, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the
            Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class
            M5, Class M6, Class M7 and Class M8 Notes, after giving effect to payments on such Payment Date, equals the M8 Target Amount;

                  (j)   to the Class M9 Notes, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the
            Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class
            M5, Class M6, Class M7, Class M8 and Class M9 Notes, after giving effect to payments on such Payment Date, equals the M9 Target
            Amount; and

                  (k)   to the Class M10 Notes, in reduction of their Class
            Principal Amount, until the aggregate Class Principal Amount of the
            Senior Notes and the Class M1, Class M2, Class M3, Class M4, Class
            M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Notes,
            after giving effect to payments on such Payment Date, equals the M10
            Target Amount;

            (3)   on each Payment Date, in the following order of priority:

                  (a)   concurrently, pro rata, to the Senior Notes, any
            applicable Basis Risk Shortfall for each such Class and such Payment
            Date;

                  (b)   to the Class M1 Notes, any Basis Risk Shortfall for such
            Class and such Payment Date;

                  (c)   to the Class M2 Notes, any Basis Risk Shortfall for such
            Class and such Payment Date;

                  (d)   to the Class M3 Notes, any Basis Risk Shortfall for such
            Class and such Payment Date;

                  (e)   to the Class M4 Notes, any Basis Risk Shortfall for such
            Class and such Payment Date;

                  (f)   to the Class M5 Notes, any Basis Risk Shortfall for such
            Class and such Payment Date;

                                      S-59

                  (g)   to the Class M6 Notes, any Basis Risk Shortfall for such
            Class and such Payment Date;

                  (h)   to the Class M7 Notes, any Basis Risk Shortfall for such
            Class and such Payment Date;

                  (i)   to the Class M8 Notes, any Basis Risk Shortfall for such
            Class and such Payment Date;

                  (j)   to the Class M9 Notes, any Basis Risk Shortfall for such
            Class and such Payment Date; and

                  (k)   to the Class M10 Notes, any Basis Risk Shortfall for
            such Class and such Payment Date;

            (4)   on each Payment Date, in the following order of priority:

                  (a)   to the Class M1 Notes, any Deferred Interest for such
            Class and such Payment Date;

                  (b)   to the Class M2 Notes, any Deferred Interest for such
            Class and such Payment Date;

                  (c)   to the Class M3 Notes, any Deferred Interest for such
            Class and such Payment Date;

                  (d)   to the Class M4 Notes, any Deferred Interest for such
            Class and such Payment Date;

                  (e)   to the Class M5 Notes, any Deferred Interest for such
            Class and such Payment Date;

                  (f)   to the Class M6 Notes, any Deferred Interest for such
            Class and such Payment Date;

                  (g)   to the Class M7 Notes, any Deferred Interest for such
            Class and such Payment Date;

                  (h)   to the Class M8 Notes, any Deferred Interest for such
            Class and such Payment Date;

                  (i)   to the Class M9 Notes, any Deferred Interest for such
            Class and such Payment Date; and

                  (j)   to the Class M10 Notes, any Deferred Interest for such
            Class and such Payment Date;

            (5)   on each Payment Date, from any remaining Monthly Excess
      Cashflow, together with all Prepayment Premiums received during the related Prepayment Period, to

                                      S-60

      the Class N Notes, as provided in the Transfer and Servicing Agreement for such Payment Date;

            (6)   on each Payment Date, to the Swap Counterparty, any unpaid
      Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement;

            (7)   on each Payment Date, any amount payable by the Trust in
      connection with the purchase of a substitute Swap Agreement or Cap
      Agreement, if any, as provided in the Transfer and Servicing Agreement;
      and

            (8)   on each Payment Date, to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

      DEFINITIONS RELATING TO MONTHLY EXCESS CASHFLOW PRIORITIES.

      o   The "Deferred Interest" for each Class of Offered Subordinate Notes for any Payment Date will be equal to the sum of (a) the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Principal Deficiency Amount for that class for the immediately preceding Payment Date, (b) any amounts due pursuant to clause (a) for such Class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period for the related Payment Date on the amount described in clause (b) at the
          Interest Rate applicable to such class.

      o   "Principal Deficiency Amount" means, with respect to the Class M1
          Notes, the M1 Principal Deficiency Amount; with respect to the Class
          M2 Notes, the M2 Principal Deficiency Amount; with respect to the
          Class M3 Notes, the M3 Principal Deficiency Amount; with respect to the Class M4 Notes, the M4 Principal Deficiency Amount; with respect to the Class M5 Notes, the M5 Principal Deficiency Amount; with respect to the Class M6 Notes, the M6 Principal Deficiency Amount;
          with respect to the Class M7 Notes, the M7 Principal Deficiency
          Amount; with respect to the Class M8 Notes, the M8 Principal
          Deficiency Amount; with respect to the Class M9 Notes, the M9
          Principal Deficiency Amount; and with respect to the Class M10 Notes, the M10 Principal Deficiency Amount.

      o   The "Total Principal Deficiency Amount" with respect to any Payment
          Date will be the excess, if any, of the aggregate Class Principal
          Amount of the Offered Notes after giving effect to payments on such
          Payment Date over the Pool Balance as of the last day of the related
          Collection Period.

      o   The "M1 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total
          Principal Deficiency Amount over (2) the sum of the M2 Principal
          Deficiency Amount, the M3 Principal Deficiency Amount, the M4
          Principal Deficiency Amount, the M5 Principal Deficiency Amount, the
          M6 Principal Deficiency Amount, the M7 Principal Deficiency Amount,
          the M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount
          and the M10 Principal Deficiency Amount, in each case for that Payment
          Date and (b) the Class Principal Amount of the Class M1 Notes
          immediately prior to such Payment Date.

                                      S-61

      o   The "M2 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total
          Principal Deficiency Amount over (2) the sum of the M3 Principal
          Deficiency Amount, the M4 Principal Deficiency Amount, the M5
          Principal Deficiency Amount, the M6 Principal Deficiency Amount, the
          M7 Principal Deficiency Amount, the M8 Principal Deficiency Amount,
          the M9 Principal Deficiency Amount and the M10 Principal Deficiency
          Amount, in each case for that Payment Date and (b) the Class Principal
          Amount of the Class M2 Notes immediately prior to such Payment Date.

      o   The "M3 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total
          Principal Deficiency Amount over (2) the sum of the M4 Principal
          Deficiency Amount, the M5 Principal Deficiency Amount, the M6
          Principal Deficiency Amount, the M7 Principal Deficiency Amount, the
          M8 Principal Deficiency Amount, the M9 Principal Deficiency Amount and
          the M10 Principal Deficiency Amount, in each case for that Payment
          Date and (b) the Class Principal Amount of the Class M3 Notes
          immediately prior to such Payment Date.

      o   The "M4 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total
          Principal Deficiency Amount over (2) the sum of the M5 Principal
          Deficiency Amount, the M6 Principal Deficiency Amount, the M7
          Principal Deficiency Amount, the M8 Principal Deficiency Amount, the
          M9 Principal Deficiency Amount and the M10 Principal Deficiency
          Amount, in each case for that Payment Date and (b) the Class Principal
          Amount of the Class M4 Notes immediately prior to such Payment Date.

      o   The "M5 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total
          Principal Deficiency Amount over (2) the sum of the M6 Principal
          Deficiency Amount, the M7 Principal Deficiency Amount, the M8
          Principal Deficiency Amount, the M9 Principal Deficiency Amount and
          the M10 Principal Deficiency Amount, in each case for that Payment
          Date and (b) the Class Principal Amount of the Class M5 Notes
          immediately prior to such Payment Date.

      o   The "M6 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total
          Principal Deficiency Amount over (2) the sum of the M7 Principal
          Deficiency Amount, the M8 Principal Deficiency Amount, the M9
          Principal Deficiency Amount and the M10 Principal Deficiency Amount,
          in each case for that Payment Date and (b) the Class Principal Amount of the Class M6 Notes immediately prior to such Payment Date.

      o   The "M7 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total
          Principal Deficiency Amount over (2) the sum of the M8 Principal
          Deficiency Amount, the M9 Principal Deficiency Amount and the M10
          Principal Deficiency Amount, in each case for that Payment Date and
          (b) the Class Principal Amount of the Class M7 Notes immediately prior to such Payment Date.

                                      S-62

      o   The "M8 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total
          Principal Deficiency Amount over (2) the sum of the M9 Principal
          Deficiency Amount and the M10 Principal Deficiency Amount, in each case for that Payment Date and (b) the Class Principal Amount of the
          Class M8 Notes immediately prior to such Payment Date.

      o   The "M9 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the excess, if any, of (1) the Total
          Principal Deficiency Amount over (2) the M10 Principal Deficiency
          Amount, in each case for that Payment Date and (b) the Class Principal
          Amount of the Class M9 Notes immediately prior to such Payment Date.

      o   The "M10 Principal Deficiency Amount" with respect to any Payment Date will be the lesser of (a) the Total Principal Deficiency Amount for that Payment Date and (b) the Class Principal Amount of the Class M10
          Notes immediately prior to such Payment Date.

MATURITY DATE

      The maturity date (the "Maturity Date") for the Offered Notes will be the
Payment Date in January 2037, which is the second Payment Date after the date of the last Scheduled Payment of the latest maturing Mortgage Loan. As to each
Class of Notes, the actual final Payment Date may be earlier, and could be substantially earlier, than such Class's Maturity Date.

OPTIONAL PURCHASE OF MORTGAGE LOANS

      On any Payment Date following the first month in which the Pool Balance is less than 10% of the Cut-off Date Balance (such date, the "Initial Purchase
Date"), the Residual Holder (or the Servicer, if the Residual Holder does not do
so) will have the option (provided that the proceeds from such action are sufficient to pay the Offered Notes and the Class N Notes in full) to purchase the Mortgage Loans, any REO Property and any other property remaining in the
Trust for a price equal to the sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate plus any unreimbursed Servicing Advances, (b) the fair market value of all other property being purchased, (c) any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any Mortgage Loan, (d) any outstanding amounts due to the Master Servicer, the
Administrator, the Custodian, the Owner Trustee and the Indenture Trustee and
(e) any Swap Termination Payment payable to the Swap Counterparty due to the exercise of such option (the "Purchase Price"). If such option is exercised, the
Trust will be terminated (such event, an "Optional Termination"). If the
Residual Holder or the Servicer fails to exercise such option on the Initial
Purchase Date, the applicable Interest Rate of each Class of Offered Notes will be increased as described under "Summary of Terms--The Notes--Payments on the
Notes--Interest Payments."

                                      S-63

      In addition, the Residual Holder will have the right to purchase any
Mortgage Loan that becomes 90 or more days delinquent in payment. See "Mortgage
Loan Servicing--Optional Purchase of Distressed Mortgage Loans" below.

THE ADMINISTRATOR

      Wells Fargo Bank will be appointed Administrator under the Administration
Agreement. As Administrator, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As
Administrator, Wells Fargo Bank also is responsible for the preparation and filing of certain tax reports on behalf of the Trust and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on
Form 10-K that are required to be filed with the Securities and Exchange
Commission (the "SEC") on behalf of the Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30,
2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

      The Administrator also will act as note registrar ("Note Registrar") and paying agent ("Paying Agent"). The Administrator will be compensated by the
Master Servicer for its services. In addition, any investment income on funds in the certificate distribution account (the "Certificate Distribution Account")
and the Note Payment Account established and maintained by the Administrator pursuant to the Trust Agreement and the Indenture, respectively will be paid to the Administrator. The Administrator will be entitled to reimbursement from the
Trust for certain expenses prior to payment of any amounts to Securityholders.

      The Administrator may resign at any time, in which event the Trust will be obligated to appoint a successor Administrator. The Trust may also remove the
Administrator if the Administrator ceases to be eligible to continue as such under the Transfer and Servicing Agreement or the Administration Agreement or if
the Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Administrator or its property. Upon such resignation or removal of the Administrator, the Indenture Trustee will be entitled to appoint a successor Administrator. The Administrator may also be removed at any time by the holders of Notes evidencing ownership of not less than 51% of the Trust. Any resignation or removal of the Administrator and appointment of a successor Administrator will not become effective until acceptance of the appointment by the successor Administrator. If at any time
Wells Fargo Bank resigns, or transfers or assigns its rights and obligations, or is removed as Master Servicer, then at such time, Wells Fargo Bank will be terminated as Administrator. In such event, the obligations of each such party shall be assumed by the Indenture Trustee or any successor master servicer or
Administrator appointed by the Indenture Trustee.

      The office of the Administrator for purposes of transfers and surrender of the Securities is located at Sixth Street and Marquette Avenue, Minneapolis,
Minnesota 55479, Attention: Aegis 2006-1, and for all other purposes is P.O. Box
98, Columbia, Maryland 21046, Attention: Aegis 2006-1 (or for overnight delivery at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client
Manager Aegis 2006-1), or any other address that the Administrator may designate from time to time by notice to the Noteholders, the Depositor, the Indenture
Trustee and the Owner Trustee.

                                      S-64

      For a further description of Wells Fargo Bank, see "The Master Servicer"
below.

THE INDENTURE TRUSTEE AND THE CUSTODIAN

      Deutsche Bank National Trust Company, a national banking association
("DBNTC") will be the Indenture Trustee (the "Indenture Trustee") under the
Indenture. The Indenture Trustee will be paid a fixed annual fee (the "Indenture
Trustee Fee") out of income on funds held in the Collection Account (or by Wells
Fargo Bank out of its own funds if such funds in the Collection Account are insufficient), and will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to payment of any amounts to Noteholders. The
Indenture Trustee's "Corporate Trust Office" is located at 1761 East St. Andrew
Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000, attention: Trust Administration - AG0601, or any other address that the
Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor, the Administrator, the Master Servicer and the
Servicer.

      The Indenture Trustee's functions, duties and responsibilities are described under "The Sale Agreement and the Transfer and Servicing
Agreement--Certain Matters under the Transfer and Servicing Agreement--Duties of the Indenture Trustee" below. As compensation for its services, the Indenture
Trustee will be paid the fee set forth under "Fees and Expenses of the Trust"
below.

      For a description of limitations on the Indenture Trustee's liability and any indemnification provisions that entitle the Indenture Trustee to be indemnified from the cashflow that otherwise would be used to pay the Notes, see
"The Sale Agreement and the Transfer and Servicing Agreement--Certain Matters
under the Transfer and Servicing Agreement--Duties of the Indenture Trustee" and
"--Expenses and Indemnities of the Indenture Trustee" below.

      DBNTC is a national banking association which has an office in Santa Ana,
California. DBNTC has previously been appointed to the role of trustee or indenture trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area.
DBNTC will also act as custodian (the "Custodian") of the mortgage files. DBNTC has performed the custodial role in numerous mortgage-backed transactions since
1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC's custody but will keep them in shared facilities.
However, DBNTC's proprietary document tracking system will show the location within DBNTC's facilities of each mortgage file and will show that the mortgage loan documents are held by the Custodian on behalf of the Indenture Trustee.
DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as Indenture Trustee on behalf of the Securityholders or as Custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the Indenture and the Transfer and Servicing
Agreement.

      DBNTC is providing the information in the foregoing paragraph at the
Depositor's request in order to assist the Depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB.
Otherwise, DBNTC has not participated in the preparation of such disclosure documents.

                                      S-65

                         FEES AND EXPENSES OF THE TRUST

      In consideration of their duties on behalf of the Trust, the Servicer, the
Master Servicer the Owner Trustee, the Indenture Trustee and the Administrator
will receive from the assets of the Trust certain fees as set forth in the following table:

                      FREQUENCY                                                                     HOW AND WHEN
FEE PAYABLE TO:      OF PAYMENT:                         AMOUNT OF FEE:                            FEE IS PAYABLE:
-----------------    ------------    ------------------------------------------------------   -------------------------

Servicer             monthly         For each Mortgage Loan, (i) a monthly fee paid to the    Deducted by the Servicer
                                     Servicer out of interest collections received from       from the Servicing
                                     such Mortgage Loan calculated on the outstanding         Account in respect of
                                     principal balance of such Mortgage Loan at 0.50% per     each Mortgage Loan,
                                     annum and (ii) all investment earnings on amounts on     before payment of any
                                     deposit in the Servicing Account.                        amounts to Noteholders.

Master Servicer      monthly         A monthly fee paid to the Master Servicer from amounts   Retained by the Master
                                     that would otherwise be distributed to Noteholders in    Servicer.
                                     respect of interest, calculated at a rate of 0.004%
                                     per annum on the Pool Balance, plus all investment
                                     earnings on amounts on deposit in the Collection
                                     Account less any payment of the fees payable to the
                                     Indenture Trustee and the Owner Trustee.

Administrator        monthly         All investment earnings on amounts on deposit in the     Retained by the
                                     Certificate Distribution Account and the Note Payment    Administrator.
                                     Account.

Indenture Trustee    annually        A fixed annual fee of $3,500.                            Payable from investment
                                                                                              earnings on amounts on
                                                                                              deposit in the Collection
                                                                                              Account (or by Wells
                                                                                              Fargo Bank out of its own
                                                                                              funds if such funds in
                                                                                              the Collection Account
                                                                                              are insufficient).

Owner Trustee        annually        A fixed annual fee of $3,000.                            Payable from investment
                                                                                              earnings on amounts on
                                                                                              deposit in the Collection
                                                                                              Account (or by Wells
                                                                                              Fargo Bank out of its own
                                                                                              funds if such funds in
                                                                                              the Collection Account
                                                                                              are insufficient).

      Fees of the Servicer and the Master Servicer are subject to reduction as described below under "Mortgage Loan Servicing--Prepayment Interest Shortfalls."

      The Subservicer's compensation will be paid out of the Servicing Fee; the
Subservicer will not be entitled to any additional compensation from the assets of the Trust.

                                      S-66

      In addition to the Indenture Trustee Fee, DBNTC, in its role as Custodian, will be entitled to certain fees and expenses that will also be paid from investment earnings on amounts on deposit in the Collection Account (or by Wells
Fargo Bank out of its own funds if such funds in the Collection Account are insufficient).

      None of the fees set forth in the table above may be increased without amendment of the Transfer and Servicing Agreement as described under "The
Agreements--Amendment" in the prospectus.

      Expenses of the Servicer, the Master Servicer, the Administrator, the
Indenture Trustee, the Custodian and the Owner Trustee will be reimbursed before payments are made on the Notes. Expenses of the Indenture Trustee will be reimbursed up to $500,000 annually before payments of interest and principal are made on the Notes; any additional unpaid expenses above $500,000 in any year will be paid to the Indenture Trustee to the extent of any remaining Interest
Remittance Amount after all payments of Accrued Note Interest on the Offered
Notes.

                        DESCRIPTION OF THE MORTGAGE POOL

      Wherever reference is made herein to a percentage of some or all of the
Mortgage Loans, that percentage (unless otherwise specified) is determined on the basis of the total Scheduled Principal Balance of such Mortgage Loans as of
October 1, 2006 (the "Cut-off Date," and such total, the "Cut-off Date
Balance").

GENERAL

      On the Closing Date the Trust is expected to include approximately 2,876 conventional, adjustable and fixed rate, fully-amortizing and balloon, first and second lien residential Mortgage Loans, all of which have original terms to maturity from the first due date of the Scheduled Payment of not more than 30 years, and which have a total Scheduled Principal Balance (after giving effect to Scheduled Payments due on the Cut-off Date) of approximately $525,000,409.

      The underwriting guidelines generally applied by the Originators (as defined herein) in originating the Mortgage Loans are described under
"Underwriting Standards" below and "Loan Programs--Underwriting Standards" in the prospectus. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a more restrictive standard. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey the Mortgage Loans to the Trust. See "The Sale Agreement and the Transfer
and Servicing Agreement--Sale of the of Mortgage Loans."

      As of the Cut-off Date, approximately 1,264 (or 32.40%) of the Mortgage
Loans bear interest rates at fixed rates ("Fixed Rate Mortgage Loans") and approximately 1,612 (or 67.60%) bear interest at rates that adjust at specified intervals as described in more detail under "--Adjustable Rate Mortgage Loans"
below ("Adjustable Rate Mortgage Loans"). Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

                                      S-67

      As of the Cut-off Date, approximately 2,425 (or 95.04%) of the Mortgage
Loans are secured by first liens on the related Mortgaged Properties and approximately 451 (or 4.96%) are secured by junior liens ("Junior Lien Mortgage
Loans").

      As of the Cut-off Date, approximately 271 (or 15.00%) of the Mortgage
Loans provide for monthly payments of interest, but not principal, for a period of up to five years following origination, after which the monthly payments will be increased to amounts sufficient to pay interest and to amortize the principal balances over the remaining terms. If the monthly payment at the end of the interest only period is substantially higher than the interest only payment, that loan may be subject to an increased risk of default.

      Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the real property securing such Mortgaged Loan. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

      As of the Cut-off Date, approximately 37.47% of the Mortgage Loans have original Loan-to- Value Ratios in excess of 80%. The "Loan-to-Value Ratio" of a
Mortgage Loan at any time is the ratio, expressed as a percentage, of the principal balance of such Mortgage Loan plus, in the case of a Junior Lien
Mortgage Loan, the principal balance of each mortgage loan senior thereto, in each case as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the real property securing the related
Mortgage Loan (a "Mortgaged Property") and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.

      As of the Cut-off Date, approximately 53.11% of the Adjustable Rate
Mortgage Loans and approximately 84.40% of the Fixed Rate Mortgage Loans are fully amortizing. Approximately 46.89% of the Adjustable Rate Mortgage Loans and
approximately 15.60% of the Fixed Rate Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on their maturity dates that are significantly larger than other scheduled payments (such loans, "Balloon Loans").
Approximately 0.05% of the Mortgage Loans are Balloon Loans that have original terms to maturity of 15 years and principal amortization periods of 30 years.
Approximately 36.70% of the Mortgage Loans are Balloon Loans that have original terms to maturity of 30 years and principal amortization periods of 40 years.
The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Any loss on a Balloon
Loan as a result of the borrower's inability to refinance the loan will be borne by Noteholders, to the extent not covered by the applicable credit enhancement.
In addition, the presence of Balloon Loans with amortization periods of 40 years will result in a slower rate of scheduled payment of principal on the related
Balloon Loans and may therefore result in slower amortization of the Class
Principal Amounts of the Offered Notes. None of the Master Servicer, the
Servicer, the Subservicer, the Administrator or the Indenture Trustee will make any Delinquency Advances with respect to delinquent Balloon Payments.

                                      S-68

      As of the Cut-off Date, approximately 85.10% of the Mortgage Loans provide for payment by the borrower of a prepayment premium (a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such Mortgage Loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from one to three years from the date of origination (such period of time, the "Prepayment Premium
Period"). The amount of the applicable Prepayment Premium, to the extent permitted under applicable state law, is as provided in the related Mortgage
Note; in the case of approximately 72.73% of the Mortgage Loans with Prepayment
Premiums, this amount is equal to six months' interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, the current principal balance of the related Mortgage Loan during any 12-month period during the applicable Prepayment Premium Period. Prepayment Premiums will not be part of available funds applied to pay interest or principal on the Offered Notes, but rather will be available to pay amounts due on the Class N Notes. The
Servicer may waive (or permit the Subservicer to waive) a Prepayment Premium without the consent of the Master Servicer (and without reimbursing the Trust from its own funds for any foregone Prepayment Premium) only if the prepayment is not the result of a refinancing by the Servicer (or Subservicer) or its affiliates and such waiver (1) relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Premium and the related Mortgage Loan or, (2)
relates to a Prepayment Premium the collection of which would, in the reasonable judgment of the Servicer, be in violation of law or regulation. The Servicer will be obligated to remit to the Master Servicer from its own funds the amount of any Prepayment Premium to the extent not collected from a borrower, except with respect to a waiver of any such Prepayment Premium as described above.

      The Seller will represent and warrant that no Mortgage Loan is a "high cost" or "covered" loan under federal, state or local predatory lending laws.

      As of the Cut-off Date, none of the Mortgage Loans were 30 or more days
Delinquent (as defined below). In addition, none of the Mortgage Loans have been
30 or more days Delinquent within the twelve months preceding the Cut-off Date.

      A Mortgage Loan will be considered to be "Delinquent" as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on
September 1 by September 30, that mortgage loan would be considered to be 30 days delinquent.

      As of the Cut-off Date, no more than approximately 0.41% of the Mortgage
Loans are secured by Mortgaged Properties located in any one zip code area.

ADJUSTABLE RATE MORTGAGE LOANS

      As of the Cut-off Date, all of the Adjustable Rate Mortgage Loans provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month
LIBOR Index (such Adjustable Rate Mortgage Loans, the "LIBOR Mortgage Loans") as
described under "--The Index" below. In the case of the LIBOR Mortgage Loans, there will be corresponding

                                      S-69

adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided that the first such adjustment for approximately 54.72% of the LIBOR Mortgage Loans will occur after an initial period of approximately two years following origination;
in the case of approximately 43.56% of the LIBOR Mortgage Loans, approximately three years following origination; and in the case of approximately 1.73% of the
LIBOR Mortgage Loans, approximately five years following origination. On each
Adjustment Date for a LIBOR Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of
1/8%, of the Six-Month LIBOR Index and a fixed percentage amount (the "Gross
Margin"), provided that the Mortgage Rate on each such LIBOR Mortgage Loan will not increase or decrease by more than 1.000% as specified in the related
Mortgage Note (the "Periodic Cap") on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan
(the "Maximum Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage Loan (the "Minimum Rate"). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related Mortgage Note (the "Initial Cap"); the
Initial Caps are 1.000% to 3.000% for all of the LIBOR Mortgage Loans. Effective
with the first monthly payment due on each LIBOR Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related
Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and
Maximum Rates, the Mortgage Rate on each such LIBOR Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Six-Month LIBOR
Index and the related Gross Margin, rounded as described herein. See "--The
Index" below.

      The Adjustable Rate Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

THE INDEX

      As indicated above, the index applicable to the determination of the
Mortgage Rates for substantially all the Adjustable Rate Mortgage Loans will be the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related Mortgage
Note (the "Six-Month LIBOR Index") and as most recently available either as of
(1) the first business day a specified period of time prior to such Adjustment
Date, (2) the first business day of the month preceding the month of such
Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related Mortgage
Note. In the event that the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index described in the prospectus and over which it has no direct control and which is readily verifiable. See "The Trust--The Loans--General" in the prospectus.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      The Mortgage Loans are expected to have the approximate aggregate characteristics as of the Cut-off Date as set forth in Annex C to this prospectus supplement. Prior to the issuance of

                                      S-70

the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

                             STATIC POOL INFORMATION

      Static pool information with respect to the Sponsor's prior securitized pools formed during the period from April 2003 to October 2005, presented by pool, is available online at www.regabaegissecurities.com in a pdf file entitled
"AABST 2006-1.pdf". Access to this web address is unrestricted and free of charge.

      Various factors may affect the prepayment, delinquency and loss performance of the Mortgage Loans over time. The various mortgage loan pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the Mortgage Loans in the Trust. See "Static Pool Information" in
the Prospectus.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      As is more fully described under "The Sponsor," "The Seller," "The
Depositor" and "Affiliations" in the prospectus and "Aegis REIT Corporation" and
"Aegis Mortgage Corporation" below, the Originators, the Seller and the
Depositor are subsidiaries of the Sponsor. In addition, the Sponsor will act as
Subservicer. See "The Servicer and the Subservicer--General" and "Mortgage Loan
Servicing--The Subservicer" in this prospectus supplement.

      As is more fully described in this prospectus supplement, certain of the
Underwriters or their affiliates have provided financing for certain of the
Mortgage Loans. See "Method of Distribution" herein.

      As is more fully described under "Description of the Notes--Payments of
Interest--The Interest Rate Swap Agreement," BSFP, which will be the Swap
Counterparty and the Cap Counterparty, is an affiliate of Bear, Stearns & Co.,
Inc., one of the Underwriters.

      Wells Fargo Bank is the Master Servicer and the Administrator. DBNTC is
the Indenture Trustee and the Custodian.

                             ADDITIONAL INFORMATION

      The description in this prospectus supplement of the Mortgage Pool and the
Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the
Trust Agreement, the Indenture, the Transfer and Servicing

                                      S-71

Agreement and certain other transaction documents, with the SEC within fifteen days after the Closing Date. In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

      Pursuant to the Transfer and Servicing Agreement, the Administrator will, based upon information received from or on behalf of the Master Servicer and the
Servicer, prepare monthly statements to Noteholders containing the information described under "Description of the Securities--Reports to Securityholders" in
the prospectus. Information contained in such monthly statements relating to the number and aggregate Scheduled Principal Balance of the Mortgage Loans that are delinquent on a contractual basis will be determined as of the due date in the following month in accordance with the OTS method, so that, for example, if a borrower failed to make a monthly payment due on September 1 by September 30, that mortgage loan would be considered current in payment. If a borrower failed to make a monthly payment due on September 1 by October 1, that mortgage loan would then be considered to be 30 or more but less than 60 days delinquent in payment.

      The Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Administrator's website. The
Administrator's website will initially be located at www.ctslink.com and assistance in using the website can be obtained by calling the Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above payment option are entitled to have a paper copy mailed to them via first class by notifying the Administrator at Wells Fargo Bank, N.A., 9062 Old
Annapolis Road, Columbia, Maryland 21045-1951, Attention: Client Manager--Aegis
2006-1. The Administrator will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the Administrator will provide notification regarding any such changes.

      In addition, periodic and annual reports regarding the Issuing Entity will be filed with the SEC as described under "Incorporation of Certain Documents by
Reference" and "Reports to Securityholders and to the SEC" in the prospectus.
Those reports prepared and filed by the Administrator will be made available on a website maintained by Wells Fargo Bank located at www.ctslink.com.

                             AEGIS REIT CORPORATION

      Aegis REIT Corporation (referred to herein as "ARC" or the "Seller") was organized as a Maryland corporation and is a direct subsidiary of Aegis Mortgage
Corporation ("Aegis" or the "Sponsor"), a Delaware corporation. The Seller will represent that it has filed with its federal income tax return for its taxable year ending December 31, 2004, an election to be a REIT (as defined herein), that it has been organized in conformity with the requirements for REIT qualification set forth in the Code (as defined herein), that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. The Seller acquired the Mortgage Loans from the
Originators and will convey the Mortgage Loans on the Closing Date to the
Depositor. See "The Sale Agreement and the Transfer and Servicing Agreement"
below.

                                      S-72

      The Seller, the Depositor and Aegis maintain their principal offices at
3250 Briarpark, Suite 400, Houston, Texas 77042. Their telephone number is (713)
787-0100.

                           AEGIS MORTGAGE CORPORATION

      Aegis is a mortgage banking company that through its wholly owned subsidiaries, Aegis Wholesale Corporation ("AWC"), Aegis Lending Corporation
("ALC") and Aegis Funding Corporation ("AFC"), originates first lien and second lien residential mortgage loans. As of September 30, 2006, AFC, Aegis's non-conforming wholesale subsidiary, operated nationwide through 3 wholesale centers and ALC, Aegis's non-conforming retail subsidiary, operated through 43 retail sales offices and centers in 22 states. As of September 30, 2006, Aegis,
AWC, AFC and ALC, collectively, had over 2,900 employees. ALC and AFC are sometimes referred to in this prospectus supplement as the "Originators").

      For more information regarding Aegis, AWC, AFC and ALC, see "The Sponsor"
in the prospectus.

      Aegis and certain of its affiliates (referred to below, for the purposes of this description of pending litigation only, collectively as "Aegis") are defendants in several class action lawsuits described below. The damages and penalties claimed by consumers in these types of matters can be substantial. The relief requested by the plaintiffs varies, but includes requests for compensatory, statutory and punitive damages. Aegis does not believe that the resolution of these lawsuits will have a material adverse effect on its financial position or results of operations.

      In February 2005 a putative class-action complaint was filed against Aegis
Mortgage Corporation and Aegis Funding Corporation in the Superior Court of
Washington State for Snohomish County. The plaintiffs, borrowers from Aegis, allege that Aegis failed to ensure that they received adequate written disclosure prior to the signing of the loan documents that a yield-spread premium would be paid in connection with the mortgage transaction. As a result of this alleged failure to provide adequate disclosure the plaintiffs contend that Aegis violated the Real Estate Settlement and Procedures Act and therefore also engaged in an unfair and deceptive practice under the Washington Consumer
Protection Act. The plaintiffs further allege that their mortgage contracts were unconscionable. On September 6, 2006, motions for class certification were argued in this case, but the court has not yet ruled on those motions. Aegis believes the claims asserted in this case to be without merit and intends to continue to defend its position vigorously.

      In August 2005 a putative class action complaint was filed against Aegis
Lending Corporation in the United States District Court for the Eastern District
of Wisconsin, Milwaukee, Wisconsin. The plaintiff alleges that Aegis violated the federal Fair Credit Reporting Act by failing to clearly and conspicuously disclose in a solicitation sent to potential borrowers the procedures whereby a consumer may opt out of selection for pre-screened lists compiled by the credit bureau for use in credit solicitations, and further by obtaining credit reports for an impermissible purpose in that Aegis allegedly failed to make a firm offer of credit in such solicitations sent to consumers on the basis of pre-screened credit bureau lists. The plaintiff subsequently amended this complaint to delete the claims or allegations relating to failure to provide clear and conspicuous disclosure of opt-out procedures. On August 18, 2006, the court

                                      S-73

certified a class of 106,857 Wisconsin residents in this case. Aegis nevertheless believes the claims asserted in this case to be substantially groundless and intends to continue to defend its position vigorously.

      In September 2005 a putative class action complaint was filed against
Aegis Lending Corporation in the United States District Court for the Northern
District of Illinois, Eastern Division. The plaintiff alleges that Aegis violated the federal Fair Credit Reporting Act by obtaining credit reports for an impermissible purpose in that Aegis allegedly failed to make a firm offer of credit in solicitations sent to consumers on the basis of pre-screened credit bureau lists. On August 31, 2006, the court certified a class of 48,757 residents of Cook and DuPage Counties, Illinois, in this case. Aegis nevertheless believes the claims asserted in this case to be substantially groundless and intends to continue to defend its position vigorously.

      In September 2006 a putative class action complaint was filed against
Aegis Lending Corporation in the United States District Court for the District
of Rhode Island. The plaintiff alleges that Aegis violated the federal Fair
Credit Reporting Act by obtaining credit reports for an impermissible purpose in that Aegis allegedly failed to make a firm offer of credit in such solicitations sent to consumers on the basis of pre-screened credit bureau lists. Aegis believes these claims to be substantially groundless and intends to defend its position vigorously.

                             UNDERWRITING STANDARDS

      The underwriting standards of Aegis and its subsidiaries (the "Aegis
Underwriting Standards") with respect to first and second lien mortgage loans will generally conform to those published in the guide for Aegis's alternative documentation programs for first and second lien mortgage loans (the "Guide").
The Aegis Underwriting Standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the Depositor's securities. Aegis and its affiliates originated the Mortgage Loans in accordance with the Aegis
Underwriting Standards generally described below.

      The Aegis Underwriting Standards, as well as any other underwriting standards that may be applicable to any first or second lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

      All of the Mortgage Loans had features that generally distinguish those loans from the more restrictive underwriting requirements used as standards for
Fannie Mae and Freddie Mac. Aegis established loan programs by which it could aggregate acceptable loans into groupings considered to have substantially similar risk characteristics. A more detailed description of those

                                      S-74

loan programs applicable to the Mortgage Loans is set forth in the prospectus under "Loan Programs--Underwriting Standards."

                               THE MASTER SERVICER

      Wells Fargo Bank will act as master servicer under the Transfer and
Servicing Agreement (in such capacity, the "Master Servicer"). Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo &
Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December
31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the
United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Sponsor and its affiliates may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells
Fargo Bank maintains principal corporate trust offices located at 9062 Old
Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for note and certificate transfer services is located at Sixth Street and
Marquette Avenue, Minneapolis, Minnesota 55479.

      The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for oversight of the performance of the Servicer under the terms of the Transfer and Servicing Agreement. In particular, the
Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to the related Servicer loan-level reports and reconciles any discrepancies with the Servicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Transfer and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of the Transfer and Servicing Agreement, the
Master Servicer may be required to enforce certain remedies on behalf of the
Issuing Entity against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30,
2006, Wells Fargo Bank was acting as master servicer for approximately 1,253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

      The Servicer or one or more subservicers will directly service the
Mortgage Loans under the supervision of the Master Servicer. The Master
Servicer, however, will not be ultimately responsible for the servicing of the
Mortgage Loans except to the extent described under "Mortgage Loan Servicing"
below.

                        THE SERVICER AND THE SUBSERVICER

GENERAL

      Ocwen Loan Servicing, LLC (together with any successor entity, "Ocwen" or the "Servicer") will service the Mortgage Loans pursuant to the Transfer and
Servicing Agreement. The Servicer may perform any of its obligations under the
Transfer and Servicing Agreement through one or more subservicers, which may be affiliates of the Servicer. Notwithstanding any

                                      S-75

subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Transfer and Servicing Agreement as if the
Servicer alone were servicing the Mortgage Loans. The Servicer will initially perform its obligations under the Transfer and Servicing Agreement through Aegis
Mortgage Corporation, as subservicer.

      The Seller, as owner of the servicing rights with respect to the Mortgage
Loans, will retain the right, in its sole discretion and at any time with 30 days' advance notice, without cause, to terminate the Servicer (including any successor servicer) and replace the Servicer (or such successor servicer, as the case may be) with a successor servicer acceptable to the Master Servicer and the
Rating Agencies (as evidenced by a letter from each Rating Agency to the effect that such a termination and appointment will not result in a downgrading of the rating of any of the Notes). Any successor servicer so appointed will meet the requirements set forth in the Transfer and Servicing Agreement. At such time as a successor servicer becomes the successor servicer, such successor servicer will assume all of the Servicer's servicing obligations as set forth in the
Transfer and Servicing Agreement, provided, however, that the successor servicer will not be liable for any actions or omissions of any prior Servicer other than, in the case of a termination of the Servicer due to a failure to make a required Delinquency Advance, such Delinquency Advance.

OCWEN LOAN SERVICING, LLC

      GENERAL. Ocwen, a Delaware limited liability company, has its primary servicing operations in Orlando, Florida and its corporate offices in West Palm
Beach, Florida. Ocwen is a wholly owned subsidiary of Ocwen Financial
Corporation, a public financial services holding company ("OCN") headquartered in West Palm Beach, Florida. OCN's primary businesses are the servicing, special servicing and resolution of nonconforming, subperforming and nonperforming residential and commercial mortgage loans for third parties, as well as providing loan servicing technology and business-to-business e-commerce solutions for the mortgage and real estate industries.

      As of June 30, 2006, OCN had approximately $1.659 billion in assets, including $193.1 million of cash, approximately $1.143 billion in liabilities and approximately $516.4 million in equity. For the quarter ended June 30, 2006,
OCN's net income was approximately $159.1 million, as compared to approximately
$16.5 million reported for the quarter ended March 31, 2006. The significant increase in net income reflects a tax benefit of $141.7 million arising from the reversal of $145.2 million of the deferred tax asset valuation allowance that
Ocwen had established in prior years.

      Ocwen is rated as a "Strong" residential subprime servicer and residential special servicer by S&P and has an "RPS2" rating as a subprime servicer and an
"RSS2" rating as special servicer from Fitch Ratings. Ocwen is also rated "SQ2-"
("Above Average") as a primary servicer of subprime loans and "SQ2" ("Above
Average") as a special servicer by Moody's. On April 23, 2004, S&P placed its
"Strong" residential subprime servicer and residential special servicer ratings assigned to Ocwen on "Credit Watch with negative implications." Ocwen is an approved Freddie Mac and Fannie Mae seller/servicer.

                                      S-76

      Ocwen, as successor in interest to Ocwen Federal Bank FSB, and OCN are defendants in several potential class action lawsuits challenging Ocwen's mortgage servicing practices. To date, no such lawsuit has been certified by any court as a class action. On April 13, 2004, these lawsuits were consolidated in a single proceeding in the United States District Court for the District of
Illinois under caption styled: Ocwen Federal Bank FSB Mortgage Servicing
Litigation, MDL Docket No. 1604. Ocwen believes that its servicing practices comply with legal requirements and is vigorously defending against such lawsuits. Ocwen is also subject to various other routine pending litigation in the ordinary course of its business. While the outcome of litigation is always uncertain, Ocwen's management is of the opinion that the resolution of any of these claims and lawsuits will not have a material adverse effect on the results of its operations or financial condition or its ability to service the mortgage loans.

      On February 9, 2006, a trial court in Galveston, Texas entered judgment in the amount of $1.8 million in compensatory and statutory damages and attorneys'
fees against Ocwen in favor of a plaintiff borrower whose mortgage loan was serviced by Ocwen. The plaintiff brought the claims under the Texas Deceptive
Trade Practices Act and other state statutes and common law generally alleging that Ocwen engaged in improper loan servicing practices. Ocwen believes that the judgment is against the weight of evidence and contrary to law and that the attorneys' fees award, which comprises $1.1 million of the judgment should be reduced as impermissibly excessive. Ocwen appealed the decision and will continue to vigorously defend this matter.

      On September 13, 2006, a complaint was filed in the United States
Bankruptcy Court in Delaware against Ocwen and other parties by the Chapter 7
Trustee of American Business Financial Services, Inc. and its subsidiaries
(collectively, "ABFS") alleging various improper activities and conduct that have harmed ABFS. Claims against Ocwen include damages resulting from improperly servicing mortgage loans included in ABFS-sponsored securitizations and from actions relating to the acquisition of servicing rights from ABFS on those securitizations. Ocwen believes the claims made by ABFS are without merit and intends to vigorously defend the matter.

      Ocwen, including its predecessors, has significant experience in servicing residential and commercial mortgage loans and has been servicing residential mortgage loans since 1988, and non-prime mortgage loans since 1994. Ocwen is one of the largest third-party subprime mortgage loan servicers in the United
States. OCN and its related companies currently employ more than 3,500 people worldwide with domestic residential mortgage loan servicing and processing centers in Orlando, Florida and Chicago, Illinois and related international offices in Bangalore and Mumbai, India. Ocwen specializes in the management of sub-performing and non-performing assets, including severely delinquent and labor-intensive mortgage loans and REO assets. Ocwen's servicing experience generally includes collection, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

      As of June 30, 2006, Ocwen provided servicing for residential mortgage loans with an aggregate unpaid principal balance of approximately $47.1 billion, substantially all of which are being serviced for third parties, including loans in over 250 securitizations. The table below sets forth the aggregate unpaid principal balance of the subprime mortgage loans serviced by Ocwen at the end of each of the indicated periods.

                                      S-77

                                               OCWEN
                                   SUBPRIME SERVICING PORTFOLIO
                                      (DOLLARS IN THOUSANDS)

                          AGGREGATE           AGGREGATE           AGGREGATE           AGGREGATE
AGGREGATE PRINCIPAL   PRINCIPAL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE
   BALANCE AS OF       AS OF DECEMBER      AS OF DECEMBER      AS OF DECEMBER           AS OF
 DECEMBER 31, 2002        31, 2003            31, 2004            31, 2005          JUNE 30, 2006
-------------------   -----------------   -----------------   -------------------------------------

    $26,356,007          $30,551,242         $28,367,753         $37,424,696         $37,747,820

      OCWEN'S DELINQUENCY AND FORECLOSURE EXPERIENCE. The following tables set forth, for the subprime mortgage loan servicing portfolio serviced by Ocwen, certain information relating to the delinquency, foreclosure, REO and loss experience with respect to such mortgage loans (including loans in foreclosure in Ocwen's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others)) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis. Ocwen's portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Ocwen. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Ocwen's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

                                      S-78

                                                              OCWEN
                                                  DELINQUENCIES AND FORECLOSURES
                                                      (DOLLARS IN THOUSANDS)

                                               AS OF                                                AS OF
                                         DECEMBER 31, 2003                                    DECEMBER 31, 2004
                        ---------------------------------------------------  ----------------------------------------------------
                                                  PERCENT BY    PERCENT BY     BY NO.                    PERCENT BY   PERCENT BY
                         BY NO.     BY DOLLAR       NO. OF        DOLLAR         OF        BY DOLLAR       NO. OF       DOLLAR
                        OF LOANS      AMOUNT        LOANS         AMOUNT       LOANS        AMOUNT         LOANS        AMOUNT
                        ---------  ------------  ------------  ------------  ----------  -------------  ------------  -----------

Total Portfolio.......    256,891   $30,551,242       100.00%       100.00%     237,985    $28,367,753       100.00%      100.00%
Period of
Delinquency(1)........
     30-59 days.......     10,662   $ 1,117,125         4.15%         3.66%      11,251    $ 1,127,427         4.73%        3.97%
     60-89 days.......      4,595   $   488,900         1.79%         1.60%       5,066    $   515,826         2.13%        1.82%
     90 days or
     more.............     24,050   $ 2,341,837         9.36%         7.67%      26,459    $ 2,545,313        11.12%        8.97%
Total Delinquent
Loans.................     39,307   $ 3,947,862        15.30%        12.92%      42,776    $ 4,188,566        17.97%       14.77%
Loans in
Foreclosure(2)........      9,800   $ 1,057,710         3.81%         3.46%       9,599    $   975,961         4.03%        3.44%

                                               AS OF                                                      AS OF
                                         DECEMBER 31, 2005                                            JUNE 30, 2006
                        ---------------------------------------------------  ----------------------------------------------------
                                                  PERCENT BY    PERCENT BY     BY NO.                    PERCENT BY   PERCENT BY
                         BY NO.     BY DOLLAR       NO. OF        DOLLAR         OF        BY DOLLAR       NO. OF       DOLLAR
                        OF LOANS      AMOUNT        LOANS         AMOUNT       LOANS        AMOUNT         LOANS        AMOUNT
                        ---------  ------------  ------------  ------------  ----------  -------------  ------------  -----------

Total Portfolio.......    304,153  $ 37,424,696       100.00%       100.00%     289,249   $ 37,747,820       100.00%      100.00%
Period of
Delinquency(1)........
      30-59 days......     15,854  $  1,678,284         5.21%         4.48%      14,385   $  1,664,244         4.97%        4.41%
      60-89 days......      7,701  $    773,139         2.53%         2.07%       8,038   $    943,975         2.78%        2.50%
      90 days or
      more............     34,669  $  3,336,423        11.40%         8.92%      35,978   $  3,785,061        12.44%       10.03%
Total Delinquent
Loans.................     58,224  $  5,787,845        19.14%        15.47%      58,401   $  6,393,280        20.19%       16.94%
Loans in
Foreclosure(2)........      9,057  $    924,118         2.98%         2.47%      10,343   $  1,220,566         3.58%        3.23%

______________________
(1)   Includes 25,087 loans totaling $2,530,027 for June 30, 2006, which were delinquent at the time of transfer to Ocwen.

(2)   Loans in foreclosure are also included under the heading "Total Delinquent
      Loans."

                                      S-79

                                                              OCWEN
                                                        REAL ESTATE OWNED
                                                      (DOLLARS IN THOUSANDS)

                                 AS OF                     AS OF                       AS OF                      AS OF
                           DECEMBER 31, 2003         DECEMBER 31, 2004           DECEMBER 31, 2005            JUNE 30, 2006
                        -----------------------  --------------------------  -------------------------  --------------------------
                        BY NO. OF   BY DOLLAR     BY NO. OF     BY DOLLAR    BY NO. OF     BY DOLLAR     BY NO. OF     BY DOLLAR
                          LOANS       AMOUNT        LOANS         AMOUNT       LOANS        AMOUNT         LOANS         AMOUNT
                        ---------  ------------  ------------  ------------  ----------  -------------  ------------  ------------

Total Portfolio.......   256,891   $30,551,242     237,985    $28,367,753     304,153    $ 37,424,696    289,249      $37,747,820
Foreclosed Loans(1)...     4,849   $   437,510       4,858    $   439,890       4,475    $    390,412      4,826      $   464,506
Foreclosure Ratio(2)..      1.89%         1.43%       2.04%          1.55%       1.47%           1.04%      1.67%            1.23%

______________________
(1)   For the purpose of these tables, "Foreclosed Loans" means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Ocwen.

(2)   The "Foreclosure Ratio" is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                                                    OCWEN
                                         LOAN GAIN/(LOSS) EXPERIENCE
                                           (DOLLARS IN THOUSANDS)

                                           AS OF              AS OF              AS OF            AS OF
                                     DECEMBER 31, 2003  DECEMBER 31, 2004  DECEMBER 31, 2005  JUNE 30, 2006
                                     -----------------  -----------------  -----------------  --------------

Total Portfolio(1)...............       $ 30,551,242      $ 28,367,753      $ 37,424,696       $37,747,820
Net Gains/(Losses)(2)(3).........       $   (249,516)     $   (348,145)     $   (406,451)      $  (401,824)
Net Gains/(Losses) as a
   Percentage of Total Portfolio.              (0.82)%           (1.23)%           (1.09)%           (1.06)%

______________________
(1)   "Total Portfolio" on the date stated above, is the principal balance of the mortgage loans outstanding on the last day of the period.

(2)   "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties and shortfall payoffs for the preceding one year period. Gains or losses on liquidated properties are calculated as net sales proceeds less unpaid principal at the time of payoff. Shortfall payoffs are calculated as the difference between the principal payoff amount and unpaid principal at the time of payoff.

(3)   Includes ($131,842) as of June 30, 2006, of losses attributable to loans, which were delinquent at the time of transfer to Ocwen.

      PRIOR SECURITIZATIONS. In the past three years, Ocwen has not been terminated as a servicer in a residential mortgage backed securities transaction due to a servicer default or application of a servicing performance test or trigger. In the past three years, Ocwen has not failed to make any required advance with respect to any issuance of residential mortgage backed securities transactions.

      OCWEN'S POLICIES AND PROCEDURES. Upon boarding a mortgage loan, various types of information are automatically loaded into Ocwen's mortgage loan servicing system ("REALServicing"). Ocwen then makes all reasonable efforts to collect the contractual mortgage loan payments that are due by the borrower pursuant to the applicable mortgage loan documents and, consistent with the applicable servicing agreement, will follow such collection procedures that are customary with respect to comparable mortgage loans.

                                      S-80

      Ocwen's collection policy seeks to identify payment problems at the early stage of delinquency and, if necessary, to address such delinquency in order to preserve the equity of a pre-foreclosure mortgage property. Ocwen uses a consistent application, a proactive consulting approach, defined call strategies and enhanced payment methods to assist the collection process. On a monthly basis, borrowers are mailed their monthly statement in advance of the due date.
All borrowers can obtain loan information and make payments via web access
(www.ocwen.com), as well as direct dial customer service.

      Ocwen utilizes multiple strategies in order to identify payment problems while working with borrowers to make their monthly payment in a timely manner.
The potential for losses is mitigated using internal proprietary models to project performance and required advances and to assist in identifying workout options. On a monthly basis the delinquency status is determined for each mortgage loan. A collector then calls the borrower to make payment arrangements.
If payments have not been collected by the date a late charge becomes effective, a standard reminder letter is mailed to the borrower.

      Subject to the limitations set forth in the applicable servicing agreement, Ocwen, in its discretion, may waive any assumption fees, late payment charges, or other charges in connection with the underlying mortgage loans, modify any term of a mortgage loan, consent to the postponement of strict compliance with any such terms, or grant indulgence to any borrower.

      If a loan becomes non-performing, projections are conducted on a monthly basis using proprietary cash-flow models that help determine the recoverability of losses and the preservation of equity. Various marketing scenarios are analyzed using an updated broker price opinion and appraisals to assist in projecting property cash flow. If the projected loss severity reaches or exceeds
100% (proceeds less expenses) then future advances on the mortgage loan are deemed non-recoverable and a recommendation is then made to stop making such advances. A more in-depth analysis is conducted to determine if charge-off is appropriate.

      If reasonable collection efforts have not been successful, Ocwen will determine whether a foreclosure proceeding is appropriate. Additional proprietary models are used to project future costs that may occur while completing foreclosure and ultimately liquidating the loan.

      Ocwen complies with standard servicing practices in utilizing customary external vendors for such functions as obtaining property appraisals, broker price opinions, property preservation functions and legal counsel. These functions are monitored and reviewed by Ocwen.

      Over the past three years, there have been no material changes in Ocwen's servicing policies and procedures.

                           ADMINISTRATION OF THE TRUST

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

      The Subservicer, the Servicer, the Master Servicer, the Administrator, the
Owner Trustee, the Indenture Trustee and the Custodian will have the following responsibilities with respect to the Trust and the assets of the Trust Estate:

                                      S-81

PARTY:                                      RESPONSIBILITIES:
------                                      -----------------

SUBSERVICER             Performing the servicing functions with respect to the
                        Mortgage Loans and the Mortgaged Properties in
                        accordance with the provisions of the Subservicing
                        Agreement, including, but not limited to:

                        o     collecting monthly remittances of principal and
                              interest on the Mortgage Loans from the related
                              borrowers, depositing such amounts (net of the
                              related Servicing Fees) in the Servicing Account,
                              and delivering all amounts on deposit in the
                              Servicing Account (net of any investment income
                              thereon) to the Master Servicer for deposit in the
                              Collection Account on the Servicer Remittance Date
                              (as defined herein);

                        o     collecting amounts in respect of taxes and
                              insurance from the related borrowers, depositing
                              such amounts in the related escrow account, and
                              paying such amounts to the related taxing
                              authorities and insurance providers, as
                              applicable;

                        o     making Delinquency Advances with respect to
                              delinquent payments of principal and interest on
                              the Mortgage Loans (other than Balloon Payments);

                        o     making Servicing Advances in respect of reasonable
                              and customary "out of pocket" costs and expenses;

                        o     providing monthly loan-level reports to the
                              Servicer and the Master Servicer;

                        o     maintaining certain insurance policies relating to
                              the Mortgage Loans; and

                        o     initiating foreclosure proceedings.

                        See "Mortgage Loan Servicing" below.

SERVICER                Contractually responsible for the servicing of the
                        Mortgage Loans pursuant to the terms of the Transfer and
                        Servicing Agreement. Monitors the performance of the
                        Subservicer under the Subservicing Agreement, including
                        but not limited to:

                        o     verifying that the Subservicer's reporting and
                              remitting are mathematically accurate and are
                              being performed in accordance with the terms of
                              the Transfer and Servicing Agreement;

                        o     verifying that the Servicing Account
                              reconciliations are being performed according to
                              Uniform Single Attestation Program for

                                      S-82

                              Mortgage Bankers guidelines; and

                        o     monitoring the Delinquency Rate and identifying
                              any substantial increases or decreases on a
                              monthly basis.

                        See "Mortgage Loan Servicing" below.

MASTER SERVICER         Performing the master servicing functions in accordance
                        with the provisions of the Transfer and Servicing
                        Agreement, including but not limited to:

                        o     monitoring the Servicer's performance and
                              enforcing the Servicer's obligations under the
                              Transfer and Servicing Agreement;

                        o     collecting monthly remittances from or on behalf
                              of the Servicer for deposit in the Collection
                              Account on the Servicer Remittance Date and
                              delivering all amounts on deposit in the
                              Collection Account (net of the Master Servicing
                              Fee and any investment income on such amounts) to
                              the Administrator for deposit in the Note Payment
                              Account on the 24th day of each month (or, if such
                              24th day is not a Business Day, the immediately
                              preceding Business Day) (such date, the "Deposit
                              Date");

                        o     gathering the monthly loan-level reports delivered
                              by or on behalf of the Servicer and providing a
                              comprehensive loan-level report to the
                              Administrator with respect to the Mortgage Loans;

                        o     upon the occurrence of a Servicer event of default
                              under the Transfer and Servicing Agreement, at its
                              discretion (or if so directed by the Residual
                              Holder or Noteholders having more than 50% of the
                              voting rights applicable to each Class of Notes
                              affected thereby), terminating the Servicer;

                        o     upon the termination of the Servicer under the
                              Transfer and Servicing Agreement and if no
                              successor Servicer has been appointed by the
                              Seller within 14 calendar days following its
                              notification of such termination, succeeding as
                              Servicer;

                        o     upon the Master Servicer's becoming the successor
                              Servicer and in the event the terminated Servicer
                              failed to make Advances with respect to a Mortgage
                              Loan, making those Advances to the extent provided
                              in the Transfer and Servicing Agreement; and

                        o     paying the Indenture Trustee Fee and the Owner
                              Trustee Fee.

                        See "Mortgage Loan Servicing" below.

ADMINISTRATOR           Performing the securities administration functions in
                        accordance with the provisions of the Administration
                        Agreement, the Transfer and Servicing

                                      S-83

                        Agreement, the Trust Agreement and the Indenture,
                        including but not limited to:

                        o     acting as Note Registrar and Paying Agent;

                        o     receiving monthly remittances from the Master
                              Servicer for deposit in the Note Payment Account;

                        o     distributing all amounts on deposit in the Note
                              Payment Account (net of any investment income
                              thereon) in accordance with the priorities
                              described under "Description of the
                              Notes--Payments of Interest," "--Payments of
                              Principal" and "--Credit Enhancement--Application
                              of Monthly Excess Cashflow" on each Payment Date;

                        o     performing the calculation of accrual of original
                              issue discount and the amortization of premium on
                              the Securities based on information provided by
                              the Depositor;

                        o     preparing and making available on its website a
                              payment statement to Securityholders based on
                              information received from the Servicer and the
                              Master Servicer; and

                        o     preparing and filing periodic reports with the SEC
                              on behalf of the Trust with respect to the Notes.

                        See "The Sale Agreement and the Transfer and Servicing
                        Agreement--Administration" and "The Trust Agreement and
                        the Indenture--Administration" below. For a description
                        of the payment statement made available to
                        Securityholders, see "Description of the
                        Securities--Reports to Securityholders" in the
                        prospectus.

OWNER TRUSTEE           Performing the owner trustee functions in accordance
                        with the provisions of the Trust Agreement, or causing
                        the Administrator or the Depositor to perform certain of
                        such functions, pursuant to the Administration
                        Agreement, including but not limited to:

                        o     discharging (or causing to be discharged) all of
                              its responsibilities pursuant to the terms of the
                              Trust Agreement and the other document or
                              agreement to which the Issuing Entity or the Owner
                              Trustee is a party and administering the Trust (or
                              causing it to be administered) in the interest of
                              the Residual Holder, subject to each such
                              respective document or agreement and in accordance
                              with the provisions of the Trust Agreement.

                        o     taking direction from the Residual Holder
                              regarding the management of the Trust.

                                      S-84

                        See "The Trust Agreement and the Indenture--Certain
                        Matters under the Agreements--Duties of the Owner
                        Trustee" below.

INDENTURE               Performing the indenture trustee functions in accordance
TRUSTEE                 with the provisions of the Indenture, or causing the
                        Administrator or the Depositor to perform certain of
                        such functions, pursuant to the Administration
                        Agreement, including but not limited to:

                        o     examining certificates, statements and opinions
                              required to be furnished to it to ensure they are
                              in the form required under the Indenture;

                        o     enforcing the obligations of each of the Master
                              Servicer and the Administrator under the Transfer
                              and Servicing Agreement, the Indenture and the
                              Administration Agreement, as applicable;

                        o     upon the occurrence of a Master Servicer event of
                              default under the Transfer and Servicing
                              Agreement, at its discretion (or if so directed by
                              the Residual Holder or Noteholders having more
                              than 50% of the voting rights applicable to each
                              Class of Notes affected thereby), terminating the
                              Master Servicer; and

                        o     upon such termination of the Master Servicer under
                              the Transfer and Servicing Agreement, succeeding
                              as Master Servicer or appointing a successor to
                              the Master Servicer.

                        See "The Trust Agreement and the Indenture--Certain
                        Matters under the Agreements--Duties of the Indenture
                        Trustee" below.

CUSTODIAN               Performing the custodial functions in accordance with
                        the provisions of the Transfer and Servicing Agreement,
                        including but not limited to:

                        o     holding and maintaining the Mortgage Loan
                              documents related to the Mortgage Loans on behalf
                              of the Indenture Trustee.

                        See "The Agreements--Assignment of the Trust
                        Assets--Assignment of the Loans" in the prospectus.

TRUST ACCOUNTS

      All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before payment thereof to the Noteholders or the Swap Counterparty, be invested in the Servicing Account, the Collection Account, the Note Payment
Account and the Certificate Distribution Account (collectively, the "Trust
Accounts"), which accounts will be established in the name of the Indenture
Trustee. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in Eligible Investments, as described under
"The Agreements--Investment of Funds" in

                                      S-85

the prospectus. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

TRUST ACCOUNT:            RESPONSIBLE PARTY:  APPLICATION OF ANY INVESTMENT EARNINGS:
------------------------  ------------------  ---------------------------------------------------------------------

SERVICING ACCOUNT         Servicer (or        Any investment earnings (net of any losses realized) will be paid as
                          Subservicer on its  compensation to the Servicer (or, if the account is maintained by the
                          behalf)             Subservicer, the Subservicer) and will not be available for payments to Noteholders.

COLLECTION ACCOUNT        Master Servicer     Any investment earnings (net of the Indenture Trustee Fee, the Owner
                                              Trustee Fee and any losses realized) will be paid as compensation to the Master Servicer and will not be available for payments to
                                              Noteholders.

NOTE PAYMENT ACCOUNT      Administrator       Any investment earnings (net of any losses realized) will be paid as compensation to the Administrator, and will not be available for payments to Noteholders.

CERTIFICATE DISTRIBUTION  Administrator       Any investment earnings (net of any losses realized) will be paid as
  ACCOUNT                                     compensation to the Administrator, and will not be available for payments to Noteholders.

      If funds deposited in the Servicing Account, the Collection Account, the
Note Payment Account or the Certificate Distribution Account are invested by the responsible party identified in the table above, the amount of any net losses incurred in respect of any such investments will be deposited in the related
Trust Account by such responsible party out of its own funds, without any right of reimbursement therefor.

EXAMPLE OF PAYMENTS

      The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in December 2006:

November 2 through
     December 1.........  Collection Period:               Payments due during the related Collection Period (November 2 through
                                                           December 1) from borrowers will be deposited in the Servicing Account as received and will include scheduled principal and interest payments due during the related Collection Period.

November 1 through
     November 30........  Prepayment Period for partial    Partial principal prepayments and principal prepayments in full
                          and full prepayments received    received by the Servicer during the related Prepayment Period
                          from Mortgage Loans:             (November 1 through November 30 will be deposited into the Servicing
                                                           Account for remittance to the Master Servicer on the Servicer
                                                           Remittance Date (December 19).

                                      S-86

December 19.............  Servicer Remittance Date:        The Servicer will remit collections and recoveries in respect of the
                                                           Mortgage Loans to the Master Servicer for deposit into the Collection
                                                           Account on or prior to the 19th day of each month (or if the 19th day is not a Business Day, the immediately preceding Business Day).

December 22.............  Deposit Date:                    The Master Servicer will remit to the Administrator amounts on deposit in the Collection Account for deposit into the Note Payment Account, including any Advances made by the Servicers or the Master Servicer for that Payment Date, on or before the 24th day of each month (or if the 24th day is not a Business Day, the immediately preceding Business
                                                           Day).

December 22.............  Record Date:                     Payments will be made to Noteholders of record for all classes of
                                                           Offered Notes as of the Business Day immediately preceding the related
                                                           Payment Date.

December 26.............  Any payment under the Swap       On the 25th day of each month (or if the 25th day is not a Business
                          Agreement received from the      Day, the next Business Day), the Swap Counterparty will pay to the
                          Swap Counterparty:               Administrator for deposit into the Note Payment Account any Net Swap
                                                           Payments or Swap Termination Payments required to be paid by the Swap
                                                           Counterparty under the Swap Agreement.

December 26.............  Any payment received under the   On the 25th day of each month (or if the 25th day is not a Business
                          Interest Rate Cap Agreement      Day, the next Business Day), the Cap Counterparty will pay to the
                          from the Cap Counterparty:       Administrator for deposit into the Note Payment Account any Interest
                                                           Rate Cap Amount required to be paid by the Cap Counterparty under the
                                                           Interest Rate Cap Agreement.

December 26.............  Payment Date:                    On the 25th day of each month (or if the 25th day is not a Business
                                                           Day, the next Business Day), the Administrator will make payments from amounts on deposit in the Note Payment Account to Noteholders and, if applicable, any Net Swap Payments or Swap Termination Payments to the
                                                           Swap Counterparty, and, to the extent of funds available after all other required payments are made, will deposit into the Certificate
                                                           Distribution Account any amounts remaining.

Succeeding months follow the same pattern.

                             MORTGAGE LOAN SERVICING

GENERAL

      The Servicer will perform customary servicing functions with respect to the Mortgage Loans as described under "Administration of the Trust--Servicing and Administrative

                                      S-87

Responsibilities" above. Among other things, the Servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans and to pay the amount of Prepayment Interest
Shortfalls on the Mortgage Loans to the extent described below. In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to Noteholders including, without limitation, selling defaulted Mortgage Loans and REO Properties. See "The
Agreements--Collection Procedures" in the prospectus.

      The Seller will retain ownership of the servicing rights with respect to the Mortgage Loans and generally may transfer the servicing to a successor servicer at any time, subject to the conditions set forth in the Transfer and
Servicing Agreement.

      For information regarding the collection of taxes and assessments, insurance matters, compliance matters, the waiver or modification of Mortgage
Loan terms and custody of the mortgage files, see "The Agreements" in the prospectus.

THE SUBSERVICER

      On or prior to the Closing Date, the Servicer will enter into a subservicing agreement (the "Subservicing Agreement") with Aegis Mortgage
Corporation, as subservicer (the "Subservicer"). Under the provisions of the
Subservicing Agreement, the Subservicer will be required to service the Mortgage
Loans pursuant to the servicing provisions of the Transfer and Servicing
Agreement. The Subservicer has a subprime mortgage servicer rating of "Average"
from S&P. The Subservicer's principal executive office is located at 3250
Briarpark, Suite 400, Houston, Texas 77042.

      References throughout this prospectus supplement to payments to be received or made by the Servicer, expenses to be incurred by or reimbursed to the Servicer, or obligations or responsibilities of the Servicer, generally include the Subservicer acting on behalf of the Servicer unless the context requires otherwise.

SERVICING ACCOUNT AND COLLECTION ACCOUNT

      The Servicer (or the Subservicer on its behalf) will establish and maintain a segregated servicing account (the "Servicing Account") in the name of the Indenture Trustee into which the Servicer will deposit payments on account of interest and principal for the Mortgage Loans, less its Servicing Fee, as described under "The Agreements--Servicing and Other Compensation and Payment of
Expenses" in the prospectus. On the 19th day of each month (or if such 19th day is not a Business Day, the immediately preceding Business Day) (such date, the
"Servicer Remittance Date"), the Servicer will remit the amounts on deposit in the Servicing Account to the Master Servicer for deposit into the collection account established by the Master Servicer pursuant to the Transfer and
Servicing Agreement (the "Collection Account"), which Collection Account may be a sub-account of the Note Payment Account. The Servicer and the Master Servicer
are entitled to reimburse themselves from the Servicing Account or Collection
Account, as applicable, for any Advances made and expenses incurred, as described below under "--Servicing Compensation and Payment of Expenses" and
"--Advances." The Servicing Account

                                      S-88

and the Collection Account will consist solely of amounts relating to the
Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer will be paid a monthly fee (the "Master Servicing
Fee") calculated as 0.004% per annum (the "Master Servicing Fee Rate") on the
Pool Balance and, as additional compensation, the Master Servicer will be entitled to retain any interest or other income earned on funds held in the
Collection Account, minus the Indenture Trustee Fee, the Owner Trustee Fee and fees and expenses of the Custodian.

      The Servicer will receive a monthly fee (the "Servicing Fee") calculated as 0.50% annually on the outstanding principal balance of each Mortgage Loan
(the "Servicing Fee Rate"). Any successor to the Servicer will receive a fee in an amount equal to, but not greater than, the Servicing Fee calculated at the
Servicing Fee Rate. As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, together with any interest or other income earned on funds held in the Servicing Account and the escrow accounts.

      The Master Servicing Fee and the Servicing Fee are subject to reduction as described below under "--Prepayment Interest Shortfalls." The Master Servicer
and the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders. See "The Agreements--Servicing and Other
Compensation and Payment of Expenses" in the prospectus.

PREPAYMENT INTEREST SHORTFALLS

      When a borrower prepays a Mortgage Loan in full or in part between due dates, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. Any Prepayment Interest
Shortfall resulting from a prepayment in full or in part by a borrower during the related Prepayment Period or Collection Period, as applicable, is generally required to be paid by the Servicer, but only to the extent that such amount does not exceed the total of its servicing compensation for the applicable
Payment Date.

      The Master Servicer is required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer, but only to the extent that such amount does not exceed the total of its master servicing compensation for the applicable Payment Date.

ADVANCES

      The Servicer will generally be obligated to make advances with respect to delinquent payments of principal and interest on the Mortgage Loans (other than
Balloon Payments), adjusted to the related Mortgage Rate less the Servicing Fee
Rate (each, a "Delinquency Advance"), to the extent that such Delinquency
Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation

                                      S-89

of a Mortgage Loan. The Master Servicer, as successor servicer, will be obligated to make any required Delinquency Advance if the Servicer fails in its obligation to do so. The Servicer and the Master Servicer, as applicable, will be entitled to recover any Delinquency Advances made by it with respect to a
Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

      The purpose of making these Delinquency Advances is to maintain a regular cashflow to the Noteholders, rather than to guarantee or insure against losses.
No party will be required to make any Delinquency Advances with respect to reductions in the amount of the Scheduled Payments on Mortgage Loans made by a bankruptcy court or a reduction of the applicable Mortgage Rate by application of the Relief Act (a "Relief Act Reduction"). No party that makes a Delinquency
Advance will be entitled to interest on such Delinquency Advance.

      In the course of performing its servicing obligations, the Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of
Mortgaged Properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a "Servicing Advance." Servicing Advances, together with Delinquency Advances, are referred to herein as "Advances."

      The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released Mortgaged Property proceeds, insurance proceeds, condemnation proceeds and such other amounts (excluding Prepayment Premiums) as may be collected by the Servicer from the related borrower or otherwise relating to the Mortgage
Loan in respect of which such unreimbursed amounts are owed, unless such unreimbursed amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the
Servicing Account. The Servicer will not be entitled to interest on Servicing
Advances.

ADVANCE FACILITY

      The Subservicer will enter into an agreement (the "Advance Agency
Agreement") with an affiliate of Lehman Brothers Inc. (the "Advance Agent")
under which the Advance Agent will agree, subject to certain conditions, to fund
Advances which the Subservicer would otherwise be obligated to make under the terms of the Subservicing Agreement and the Transfer and Servicing Agreement. To
the extent that the Advance Agent does not fund a required Advance, the
Subservicer will be obligated to do so.

      While the Advance Agency Agreement is in place, the Subservicer will be required to remit all amounts available for reimbursement of Advances to the
Collection Account, without regard to whether any such amounts are owed to the
Subservicer. On each Payment Date the Administrator will remit such amount to the Advance Agent, which will retain amounts owed to it for reimbursements of
Advances and pay to the Subservicer any amounts owed to it. The

                                      S-90

Subservicer will be obligated to pay the Advance Agent a fee based on the amount of Advances funded under the Advance Agency Agreement.

      Failure by the Subservicer to pay any amounts due to the Advance Agent will be an event of default under the Subservicing Agreement.

      In addition, the Servicer may make other arrangements in the future to fund Advances, which may involve a pledge of servicing rights or other provisions.

TERMINATION OF SERVICER

      Upon the occurrence of certain events as described under "The Sale
Agreement and the Transfer and Servicing Agreement--Events of Default; Servicer
Termination Events" in this prospectus supplement, the Servicer may be terminated and a successor servicer appointed. In addition, the Seller retains the right to terminate the Servicer without cause, as described under "The
Servicer and the Subservicer--General" above. Any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

OPTIONAL PURCHASE OF DISTRESSED MORTGAGE LOANS

      Subject to certain limitations set forth in the Transfer and Servicing
Agreement, the Residual Holder will have the right, but not the obligation, to purchase for their own account any Mortgage Loan which becomes more than 90 days delinquent or for which the Servicer has accepted a deed in lieu of foreclosure
(a "Distressed Mortgage Loan") for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Advances or Servicing Fees allocable to the Distressed Mortgage Loan. Any such repurchase will be accomplished by remittance to the Master Servicer of the purchase price for the Distressed
Mortgage Loan for deposit into the Collection Account.

SPECIAL SERVICER FOR DISTRESSED MORTGAGE LOANS

      The Seller has the option to transfer the servicing of any Distressed
Mortgage Loan to a special servicer selected by Aegis that satisfies the conditions specified in the Transfer and Servicing Agreement and any special servicer so selected will report directly to the Master Servicer. Any special servicing fee paid to a special servicer will not exceed the Servicing Fee Rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Servicer will take such action as it deems to be in the best interest of the Trust with respect to defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted
Mortgage Loans as to which no satisfactory collection arrangements can be made.
To the extent set forth in the Transfer and Servicing Agreement, the Servicer will service the property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in

                                      S-91

accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

      Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicer, no insurance payments will result in a recovery to Noteholders which exceeds the principal balance of the defaulted
Mortgage Loan together with accrued interest thereon less the related expense fees.

      In addition, the Servicer, on behalf of the Trust, may, in its discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third parties, if the Servicer reasonably believes that such sale would maximize proceeds to the Trust (on a present value basis) with respect to those
Mortgage Loans.

           THE SALE AGREEMENT AND THE TRANSFER AND SERVICING AGREEMENT

GENERAL

      On the Closing Date, pursuant to the sale agreement between the Seller and the Depositor (the "Sale Agreement"), the Seller will sell the Mortgage Loans to the Depositor. Pursuant to a transfer and servicing agreement to be dated as of
October 1, 2006 (the "Transfer and Servicing Agreement"), among the Issuing
Entity, the Depositor, the Seller, the Master Servicer, the Administrator, the
Custodian, the Servicer and the Indenture Trustee, the Depositor will, in turn, sell the Mortgage Loans to the Trust. In addition to the provisions of these agreements summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of such agreements. See also
"The Agreements--The Trustee," "--Events of Default; Rights upon Event of
Default," "--Amendment" and "--Termination; Optional Termination" in the
prospectus.

ADMINISTRATION

      The Administrator or the Depositor will agree, to the extent provided in the Transfer and Servicing Agreement and the Administration Agreement, to
provide certain notices and to perform certain other administrative obligations required to be performed by the Issuing Entity, the Indenture Trustee and the
Owner Trustee under the Transfer and Servicing Agreement, the Indenture and the
Trust Agreement. Neither the Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.
Certain reports to Securityholders will be made available on the Administrator's website at www.ctslink.com containing, generally, the information described under "Description of the Securities--Reports to Securityholders" in the
prospectus.

DELIVERY AND SUBSTITUTION OF MORTGAGE LOANS

      The Seller will be required to repurchase any Mortgage Loan for which the required documentation is not delivered on the Closing Date or reasonably promptly thereafter. Under the limited circumstances specified in the Transfer and Servicing Agreement, the Seller may substitute substantially similar mortgage loans for Mortgage Loans initially delivered. It is anticipated that any permitted substitution will not materially change the characteristics of the

                                      S-92

Mortgage Pool. See "The Trust--The Loans" and "--Substitution of Trust Assets"
in the prospectus.

VOTING RIGHTS

      Voting rights under the Transfer and Servicing Agreement will be allocated as follows:

      o   98% to the Classes of Offered Notes in proportion to their respective outstanding note principal amounts; and

      o   2% to the Residual Holder.

TERMINATION OF THE TRUST

      The Trust will terminate upon the payment to the holders of all Classes of
Notes of all amounts required to be paid to the holders and upon the last to occur of:

      o   the final payment or other liquidation of the last Mortgage Loan;

      o   the disposition of all property acquired in respect of any Mortgage
          Loan remaining in the trust; and

      o   exercise by the Residual Holder of its right to purchase the Mortgage
          Loans and other property of the Trust as described under "Description of the Notes--Optional Purchase of Mortgage Loans."

SALE OF THE MORTGAGE LOANS

      In connection with the sale of the Mortgage Loans by the Depositor to the
Issuing Entity on the Closing Date, the Depositor will be required to deliver a loan file to the Custodian with respect to each Mortgage Loan consisting of, as to each Mortgage Loan:

      o   the original mortgage note endorsed to the order of the Indenture
          Trustee or in blank, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements;

      o   the original recorded mortgage or a certified copy thereof, or if the original mortgage has been submitted for recordation but has not been returned by the applicable public recording office, a certified copy thereof;

      o   for any Mortgage Loan not recorded with the MERS System(R), the original assignment of the mortgage to the Indenture Trustee or in blank, in recordable form (except as described below);

      o   each original recorded intervening assignment of the mortgage as may be necessary to show a complete chain of title to the Indenture
          Trustee, or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a certified copy thereof;

                                      S-93

      o   the original title insurance policy, certificate of title insurance or written commitment, or a copy of such policy certified as true and correct by the insurer; and

      o   the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

      Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Issuing Entity will be intended to be a sale of the
Mortgage Loans and will be reflected as such in the Sale Agreement and the
Transfer and Servicing Agreement, respectively. However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans. In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the mortgage loans from the
Seller, and the Issuing Entity will have a perfected security interest in the
Mortgage Loans transferred to it. Upon the pledge of the Trust Estate to the
Indenture Trustee pursuant to the Indenture, the Indenture Trustee will have a first priority perfected security interest in the Mortgage Loans. The Transfer and Servicing Agreement will require that the Mortgage Loan documents referred to in the first three bullets in the paragraph above be delivered to the
Custodian on behalf of the Issuing Entity and the Indenture Trustee. In addition, the Depositor will file an initial financing statement to perfect the interest of the Indenture Trustee in the Trust Estate. Under the terms of the
Transfer and Servicing Agreement, each of the Depositor and the Issuing Entity will agree to prepare and file or cause to be prepared and filed all filings necessary to maintain such perfection.

      With respect to certain Mortgage Loans, it is expected that the mortgages or assignments of mortgage will have been recorded in the name of an agent on behalf of the holder of the related mortgage note. In that case, no mortgage assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the Servicer will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related mortgage loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. Assignments of mortgage will be recorded only to the extent necessary to perfect the security interest of the Indenture Trustee in a Mortgaged
Property, as provided in the Transfer and Servicing Agreement.

      The Custodian, on behalf of the Indenture Trustee, is required to review each mortgage note and provide certification regarding receipt of such Mortgage
Loan notes on or before the Closing Date and the Custodian is required to review the remainder of the Mortgage Loan file within a specified number of days after the Closing Date and provide a final certification on the entire loan file prior to the first anniversary of the Closing Date.

      On the Closing Date, the Depositor will also assign to the Issuing Entity and the Issuing Entity will pledge to the Indenture Trustee all the Depositor's right, title and interest in the Sale Agreement with respect to the representations and warranties made therein by the Seller in respect of the
Mortgage Loans and the remedies provided for breach of such representations and

                                      S-94

warranties. For a general description of the mortgage loan representations and warranties, see "Loan Programs--Representations by Sellers; Repurchases" in the
prospectus.

      Upon discovery by the Administrator or any other party of a breach of any representation or warranty that materially and adversely affects the interests of the Noteholders, the discovering party will promptly notify the Seller. The
Seller will have 90 days from its discovery or its receipt of notice to cure the breach or, if required, (1) to repurchase the affected Mortgage Loan at a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed
Servicing Advances allocable to that Mortgage Loan, plus any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending laws in connection with the origination of the Mortgage Loan, or (2) subject to the conditions in the Transfer and
Servicing Agreement, to substitute a qualified substitute mortgage loan. See
"Loan Programs--Representations by Sellers; Repurchases" in the prospectus.
Aegis will guarantee the Seller's obligations to repurchase or substitute for defective Mortgage Loans.

EVENTS OF DEFAULT; SERVICER TERMINATION EVENTS

      If the Master Servicer is in material breach of its obligations under the
Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by either the Residual Holder or Noteholders having more than
50% of the voting rights applicable to each Class of Notes affected thereby, terminate the Master Servicer. In the event of such a termination, the Indenture
Trustee must appoint a successor master servicer to assume the obligations of the Master Servicer under the Transfer and Servicing Agreement. If the Indenture
Trustee is unable to appoint a successor master servicer, the Indenture Trustee will be obligated to master service the Mortgage Loans. Any successor master servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor master servicer.

      If the Servicer is in material breach of its obligations under the
Transfer and Servicing Agreement, the Master Servicer may, and must if directed to do so by either the Residual Holder or Noteholders having more than 50% of the voting rights applicable to each Class of Notes affected thereby, terminate the Servicer. In the event of such a termination, the Seller will appoint a successor servicer acceptable to the Master Servicer and each Rating Agency to assume the obligations of the Servicer under the Transfer and Servicing
Agreement, including the obligation to make Advances. If the Seller does not appoint a successor servicer within 14 calendar days following notification to the Servicer of termination, then the Master Servicer will succeed as servicer or appoint a successor servicer. Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer. See "The Agreements--Events of Default; Rights upon Event of Default" in the prospectus.

      In addition, so long as Ocwen is Servicer, a "Servicer Termination Event"
will have occurred and the Servicer will be terminated and a successor servicer appointed if certain delinquency or loss levels with respect to the Mortgage
Loans are reached, as provided in the Transfer and Servicing Agreement.

                                      S-95

      The Seller retains the right to terminate the Servicer without cause, as described under "The Servicer and the Subservicer--General" in this prospectus supplement.

                      THE TRUST AGREEMENT AND THE INDENTURE

GENERAL

      As described under "Description of the Trust," the Trust Agreement will provide for the formation of the Issuing Entity. The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Administrator, which will serve as Note Registrar and Paying Agent. The Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the
Transfer and Servicing Agreement. Requests should be addressed to Wells Fargo
Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Aegis 2006-1.

      The following summary describes certain terms of the Trust Agreement, the
Indenture and the Administration Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements.

CERTAIN MATTERS UNDER THE AGREEMENTS

      Duties of the Owner Trustee. The Owner Trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and any other document or agreement to which the Trust or the Owner Trustee is a party and will administer the Trust in the interest of the Residual Holder, in accordance with the provisions of the Trust
Agreement. As described under "Description of the Trust" above and
"--Administration" below, the Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Trust Agreement, the Indenture and the Transfer and Servicing
Agreement.

      Wilmington Trust Company, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as Owner Trustee; provided, however, that Wilmington Trust Company will not be liable for any error of judgment made in good faith by an officer of the
Owner Trustee or with respect to any action taken or omitted to be taken by the
Owner Trustee in accordance with the instructions of the Residual Holder.
Wilmington Trust Company is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the Owner
Trustee's duties under the Trust Agreement or any other document or agreement to which the Trust or the Owner Trustee is a party, or in the exercise of any of the Owner Trustee's rights or powers, if Wilmington Trust Company has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

      Expenses and Indemnities of the Owner Trustee. The Owner Trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the Trust Agreement. Such reimbursement will be paid from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to Noteholders. The Owner Trustee will also

                                      S-96

be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the Trust Agreement or any other document or agreement to which the Trust or the Owner Trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from Wilmington Trust Company's own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the Trust Agreement. Any amounts payable in connection with such indemnification will be paid from the Certificate Distribution Account prior to payment of any amounts distributable to the Ownership Certificate under the Transfer and
Servicing Agreement.

      Resignation or Removal of Owner Trustee. The Owner Trustee may, upon 30 days' advance written notice to the Depositor, the Residual Holder and the
Indenture Trustee, resign at any time, in which event the Depositor will appoint a successor Owner Trustee that satisfies the eligibility requirements provided in the Trust Agreement. The Owner Trustee may also be removed at any time by the
Depositor if (a) the Owner Trustee ceases to be eligible to continue to act as
Owner Trustee under the Trust Agreement, (b) the Owner Trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the Owner Trustee or its property. If the Owner Trustee is removed the Depositor will promptly appoint a successor Owner Trustee. If a successor Owner Trustee does not take office within 30 days after the retiring
Owner Trustee resigns or is removed, the retiring Owner Trustee may petition any court of competent jurisdiction for appointment of a successor Owner Trustee.

      Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee, whereupon the Administrator will provide notice of such resignation and appointment to the Residual Holder, the
Indenture Trustee, the Noteholders and the Rating Agencies.

      Any fees and expenses owed to the retiring Owner Trustee in connection with such resignation or removal will be paid as described above under
"--Expenses and Indemnities of the Owner Trustee."

      Duties of the Indenture Trustee. If no event of default under the
Indenture (each, an "Indenture Default") has occurred, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture and the Transfer and Servicing Agreement. As described under
"--Administration" below, the Administrator will perform on behalf of the
Indenture Trustee certain administrative functions required under the Indenture and the Transfer and Servicing Agreement.

      Upon receipt of the various certificates, statements and opinions required to be furnished to it, the Indenture Trustee will be required to examine them to determine whether they are in the form required by the Indenture; however, the
Indenture Trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the Trust, the Owner
Trustee, the Depositor, the Administrator, the Master Servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

                                      S-97

      The Indenture Trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the
Indenture Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Noteholders in an Indenture Default, and the Indenture
Trustee will not be deemed to have notice of any Indenture Default unless an officer of the Indenture Trustee has actual knowledge of the Indenture Default or written notice of an Indenture Default is received by the Indenture Trustee at its Corporate Trust Office. See "--Events of Default under the Indenture"
below. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

      Events of Default under the Indenture. An Indenture Default will generally consist of: (i) a default for one month or more in the payment of any Accrued
Note Interest due on any Class of Notes then outstanding; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the
Indenture; (iv) any representation or warranty made by the Trust in the
Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner
Trustee as provided in the Indenture; (v) the receipt of notice from the
Residual Holder to the Administrator of such holder's failure to qualify as a
REIT or a qualified REIT subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

      If an Indenture Default occurs and is continuing, the Indenture Trustee may, or, at the direction of the holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding, will declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of
Notes. The "Priority Class" is the Class or Classes of Notes then outstanding having the highest priority of payment of interest.

      If the Notes are declared immediately due and payable following an
Indenture Default, the Indenture Trustee may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any Class of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines, based on information provided by the Administrator, that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an

                                      S-98

ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the
Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes.

      If the collateral securing the Notes is sold following an Indenture
Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

      If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the
Indenture at the request or direction of any of the holders of the Notes, if the
Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the
Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

      Except as described above in the case of an Indenture Default, no
Noteholder will have the right to institute any proceeding with respect to the
Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the
Indenture Trustee, (iii) such holder or holders have offered the Indenture
Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

      In addition, the Indenture Trustee and the Noteholders, by accepting the
Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      None of the Indenture Trustee, the Master Servicer, the Administrator or
the Owner Trustee in their respective individual capacities, or the Residual
Holder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture. See also "The
Agreements--Events of Default; Rights upon Event of Default--Indenture" in the prospectus.

      Expenses and Indemnities of the Indenture Trustee. The Indenture Trustee
will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the Indenture or the
Transfer and Servicing Agreement, except for any expenses arising from its negligence, bad faith or willful misconduct. The

                                      S-99

Indenture Trustee will also be entitled to indemnification from the Trust for any claim, loss, liability or expense incurred by it in connection with the administration of the Trust and the performance of its duties under the
Indenture, the Transfer and Servicing Agreement or any other document or agreement to which the Indenture Trustee is a party.

      The Indenture Trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the Mortgage Loans, prior to payment of any amounts to
Noteholders, provided that such reimbursable amounts will not exceed $500,000 in the aggregate per year from the Closing Date to the first anniversary of the
Closing Date and for each subsequent anniversary year thereafter. The Indenture
Trustee will be entitled to reimbursement for its expenses and indemnification amounts in excess of $500,000 in each anniversary year from any Interest
Remittance Amount remaining after payment of any Net Swap Payment, Swap
Termination Payment and Accrued Note Interest, as described under "Description of the Notes--Payments of Interest--Interest Payment Priorities."

      Resignation or Removal of Indenture Trustee. The Indenture Trustee may,
upon 60 days' advance written notice to the Depositor, the Trust, each
Noteholder and each Rating Agency, resign at any time, in which event the Trust will appoint a successor Indenture Trustee that satisfies the eligibility requirements provided in the Indenture. The Indenture Trustee may also be removed at any time by the Trust if (a) the Indenture Trustee ceases to be eligible to continue to act as Indenture Trustee under the Indenture; (b) the
Indenture Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the
Indenture Trustee otherwise becomes incapable of acting. If the Indenture
Trustee is removed the Trust will promptly appoint a successor Indenture
Trustee. If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring
Indenture Trustee, the Trust or the holders of more than 50% of the aggregate
Class Principal Amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor Indenture Trustee.

      Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee, whereupon the successor
Indenture Trustee will mail notice of its succession to all Noteholders. The predecessor Indenture Trustee will be required to transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

      Any fees and expenses owed to the retiring Indenture Trustee in connection with such resignation or removal will be paid as described above under "Expenses and Indemnities of the Indenture Trustee."

      Redemption. The Notes are subject to redemption under the circumstances described under "Description of the Notes--Optional Purchase of Mortgage Loans."

      The Indenture will be discharged upon the delivery to the Administrator for cancellation of all Notes or, with certain limitations, upon deposit with the Administrator of funds sufficient for the payment in full of all the Notes.
Upon the payment in full of all outstanding Notes and the discharge of the
Indenture, the Owner Trustee will succeed to all the rights of the Indenture

                                      S-100

Trustee, the Master Servicer and the Administrator, and the Residual Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and
Servicing Agreement.

ADMINISTRATION

      The Administrator or the Depositor will agree, to the extent provided in the Transfer and Servicing Agreement and the Administration Agreement, to
provide certain notices and to perform certain other administrative obligations required to be performed by the Trust, the Indenture Trustee and the Owner
Trustee under the Transfer and Servicing Agreement, the Indenture and the Trust
Agreement. Neither the Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

AMENDMENT

      Generally, the Trust Agreement, the Indenture and the Administration
Agreement are subject to amendment by the parties thereto under conditions similar to those described under "The Agreements--Amendment" in the prospectus.
Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under "The
Agreements--Amendment" in the prospectus, the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the
Noteholders, for the purpose of correcting or amplifying the description of the
Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

      The yields to maturity (or to early termination) of the Offered Notes will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to reduce the Class Principal Amounts of the Notes. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price paid by investors for the Offered Notes, and other factors.

      Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher rates of prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers'
housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage

                                      S-101

market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders. The Mortgage Loans generally have due-on-sale clauses.

      In addition, the rate of principal prepayments may also be influenced by programs offered by mortgage loan originators, servicers and brokers (including the Subservicer and its affiliates). In particular, the Subservicer and its affiliates may solicit borrowers using general and targeted solicitations (which may be based on mortgage loan characteristics including, but not limited to, interest rate, payment history or geographic location) and solicitations to borrowers whom the Subservicer or its affiliates believe may be considering refinancing their mortgage loans.

      The Adjustable Rate Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the
Mortgage Rates on a semi-annual basis. When an Adjustable Rate Mortgage Loan begins its adjustable rate period, increases and decreases in the Mortgage Rate will be limited by the Initial Cap or Periodic Cap, the Maximum Rate and the
Minimum Rate, if any, and will be based on the Six-Month LIBOR Index in effect on the applicable date prior to the related Adjustment Date plus the applicable
Gross Margin. The Six-Month LIBOR Index may not rise and fall consistently with mortgage interest rates. As a result, the Mortgage Rates on the Adjustable Rate
Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.

      As of the Cut-off Date, approximately 85.10% of the Mortgage Loans, are subject to Prepayment Premiums during the applicable Prepayment Premium Period, as described under "Description of the Mortgage Pool--General" herein. These
Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Mortgage Loans during the applicable Prepayment
Premium Period.

      The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation, and optional purchases of Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized
Losses will, significantly affect the yield to an investor, even if the average rate of principal

                                      S-102

payments experienced over time is consistent with an investor's expectation.
Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Notes. In general, the earlier a prepayment of principal of the
Mortgage Loans, the greater will be the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher
(or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.
Under the Sale Agreement, the Seller will represent and warrant that as of the
Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.
As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the
Mortgage Loans may reduce the weighted average lives and will reduce the yields on the Offered Notes to the extent they are purchased at a premium.

      Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of Offered Notes of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to adjustable rate mortgage loans, as increases in monthly payments may result in a default rate higher than on level payment mortgage loans. Furthermore, the rate of default on Mortgage Loans with high loan-to-value ratios may be higher than for other Mortgage Loans.

      Certain characteristics of the Mortgage Loans that may influence the rate of defaults or losses are described under "Risk Factors" and "Description of the
Mortgage Pool."

      The inclusion of interest only Mortgage Loans in the Trust will generally, absent other considerations, result in longer weighted average lives of the
Offered Notes than would be the case if these Mortgage Loans provided for monthly payments of principal throughout their terms. If an investor purchases
Notes at a discount, the yield may be reduced. In addition, a borrower may view the interest only period as a disincentive to prepayment.

      The yields on the Offered Notes may be adversely affected by Net
Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered
Notes will be affected by the level

                                      S-103

of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors--Mortgage Loan Interest Rates May
Limit Interest Rates on the Notes."

      The yields on the Offered Notes may be adversely affected by payment of
Net Swap Payments and Swap Termination Payments (not due to a Swap Counterparty
Trigger Event) to the Swap Counterparty. Any Net Swap Payment or Swap
Termination Payments payable to the Swap Counterparty will reduce amounts available for payment to Noteholders. If the rate of prepayments on the Mortgage
Loans is faster than anticipated, the Scheduled Notional Amount on which payments due under the Swap Agreement are calculated may exceed the Pool
Balance, thereby increasing the relative proportion of interest (and possibly principal) collections on the Mortgage Loans that must be applied to make any
Net Swap Payment to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Notes.

      As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Offered Notes to maintain limited overcollateralization. The amount of excess interest available on any Payment Date will be influenced by, among other things:

      o   the amount of overcollateralization. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amount of the Notes;

      o   the loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the
          Mortgage Loans;

      o   the value of LIBOR;

      o   the extent to which amounts are received by the Trust under the Swap
          Agreement and the Cap Agreement; and

      o   the extent to which the weighted average Net Mortgage Rates of the
          Mortgage Loans exceed the weighted average of the Interest Rates of the Offered Notes.

      No assurance can be given as to the amount or timing of excess interest payable on the Notes.

      The yields to investors in the Offered Notes will be affected by the exercise by the Residual Holder or the Servicer of their right to purchase the
Mortgage Loans, as described under "Description of the Notes--Optional Purchase of Mortgage Loans" herein or their failure to exercise that right.

      If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is

                                      S-104

slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

      The Interest Rates applicable to the Offered Notes will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage
Loans from time to time as described under "Risk Factors--Mortgage Loan Interest
Rates May Limit Interest Rates on the Notes."

OVERCOLLATERALIZATION

      The yields of the Offered Notes will be affected by the application of
Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to whether overcollateralization will be increased to or maintained at the levels described herein.

SUBORDINATION OF THE OFFERED SUBORDINATE NOTES

      As described herein, Notes having a relatively higher priority of payment will have a preferential right to receive payments of interest to the extent of the Interest Remittance Amount and principal to the extent of the Principal
Payment Amount. As a result, the yields of the Offered Subordinate Notes will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage
Loans than the yields of more senior Notes.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security
(assuming no losses). The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related
Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

      Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is a prepayment assumption (the "Prepayment Assumption") that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans for the life of the Mortgage
Loans. A 100% Prepayment Assumption for the Adjustable Rate Mortgage Loans
assumes a constant prepayment rate of 5% per annum of the outstanding principal balance of such Mortgage Loans for the first month following the origination of the Mortgage Loan and approximately an additional 2% in each month thereafter for the next eleven months; a constant prepayment rate of 27% per annum of the outstanding principal balance of such Mortgage Loans in the twelfth through the twenty-third month; a constant prepayment rate of 60% per annum of the outstanding principal balance of such Mortgage Loans in the twenty-fourth through the twenty-seventh month; and in each month thereafter during the life of such Mortgage Loans, a constant prepayment rate of 30%. A 100% Prepayment
Assumption for the

                                      S-105

Fixed Rate Mortgage Loans assumes a constant prepayment rate of 4.60% per annum of the outstanding principal balance of such Mortgage Loans for the first month following the origination of the Mortgage Loan and approximately an additional
1.6727% in each month thereafter for the next eleven months; and in each month thereafter during the life of such Mortgage Loans, a constant prepayment rate of
23% per annum is assumed. As used in the tables below, a 0% Prepayment
Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption,
i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth.

      The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the
Mortgage Loans to be owned by the Trust. The percentages of the Prepayment
Assumption in the tables below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans. Variations in the prepayment experience and the principal balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal
Amounts (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all such
Mortgage Loans equals any of the specified percentages of the Prepayment
Assumption.

      The tables set forth on Annex D-2 to this prospectus supplement were prepared based on the following assumptions (collectively, the "Modeling
Assumptions"): (1) the initial Class Principal Amounts are as set forth on the cover of this prospectus supplement and in the table on page S-3; (2) each
Scheduled Payment of principal and interest is timely received on the first day of each month commencing in November 2006; (3) principal prepayments are received in full on the last day of each month commencing in October 2006 and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Payment Dates occur on the 25th day of each month commencing in November 2006; (6) there are no purchases or substitutions of Mortgage Loans (except in the case of an Optional Termination);
(7) the Mortgage Rate of each Adjustable Rate Mortgage Loan is adjusted on the next applicable Adjustment Date and any subsequent adjustment date to equal the value of the Six-Month LIBOR Index set forth below plus the related Gross Margin subject to initial and periodic caps; (8) the value of Six-Month LIBOR is equal to 5.40% and remains constant; and the value of LIBOR is equal to 5.32% and remains constant; (9) there is no Optional Termination (except in the case of
Weighted Average Life in Years With Optional Termination); (10) the Notes are
issued on October 30, 2006; (11) no Swap Termination Payment occurs; (12) the aggregate fees deducted from the Mortgage Rates are equal to 0.51%; (13) the
Mortgage Loans are aggregated into assumed Mortgage Loans having the characteristics set forth on Annex D-1 to this prospectus supplement; and (14)
the aggregate principal amount of the Class N Notes is equal to zero.

      The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth on Annex
D-2 hereto, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the

                                      S-106

Mortgage Loans. Moreover, the diverse remaining terms to maturity of the
Mortgage Loans could produce slower or faster principal payments than indicated
in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

      Subject to the foregoing discussion and assumptions, the tables set forth on Annex D-2 hereto indicate the weighted average lives of the Offered Notes and set forth the percentages of the initial Class Principal Amounts of the Offered
Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment Assumption.

      The weighted average life of a Class of Offered Notes is determined by (1)
multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Note to the related
Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

TAX CLASSIFICATION OF THE TRUST AND OF THE OFFERED NOTES

      In the opinion of McKee Nelson LLP, assuming compliance with the
Agreements, for U.S. federal income tax purposes, the Offered Notes, other than
Offered Notes acquired upon issuance by the Seller or any entity that is disregarded as an entity separate from the Seller (the "Retained Notes"), will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Offered Notes will agree by their purchase of Offered Notes, to treat the Offered Notes as debt instruments for U.S. federal income tax purposes. In the opinion of McKee Nelson LLP, any
Retained Notes will be treated as debt for federal income tax purposes at the time they are sold to a person other than the holder of the Ownership
Certificate or entity that is disregarded as an entity separate from the holder of the Ownership Certificate, provided that, at the time of such subsequent sale: (i) the Retained Notes continue to have an investment grade rating (at least BBB- or the equivalent); (ii) none of the Trust Agreement, the Indenture, or the Transfer and Servicing Agreement have been amended in a way that would adversely affect the rights of the owners of the Retained Notes; and (iii) from the Closing Date to the time of sale, no change in the relevant tax law or interpretations thereof have occurred that would adversely affect the status of the Retained Notes as debt for tax purposes.

      In the opinion of McKee Nelson LLP, assuming compliance with the
Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a taxable mortgage pool
("TMP"). Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a "real estate investment trust"

                                      S-107

(a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code")
holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100% ownership interest in the Ownership Certificate.

      The Seller will hold through Aegis Equity Holding Corporation, its wholly owned qualified REIT subsidiary, a 100% ownership interest in the Ownership
Certificate. The Seller will represent that it has filed with its federal income tax return for its taxable year ending December 31, 2004, an election to be a
REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, McKee Nelson LLP has not independently verified the Seller's qualification as a REIT, but instead has relied solely upon the representation made by the Seller concerning its REIT status. If the Seller were to fail to qualify as a REIT while it or its subsidiary owns the Ownership
Certificate, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cashflow that would otherwise be available to make payments on the Offered
Notes. Any such failure of the holder of the Ownership Certificate to qualify as a REIT or a qualified REIT subsidiary would constitute an Indenture Default.

TAX CONSEQUENCES TO HOLDERS OF THE OFFERED NOTES

      INTEREST INCOME ON THE OFFERED NOTES. The Offered Notes may be treated as having been issued with OID. The beneficial owner of an Offered Note must include any OID with respect to such Offered Note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See "Material Federal Tax
Considerations--Taxation of Securities Treated as Debt Instruments--Election to
Treat All Interest as OID" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to the Mortgage Loans. See "Yield, Prepayment and Weighted Average Life"
above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

      POSSIBLE ALTERNATIVE TREATMENTS OF THE OFFERED NOTES. If, contrary to the opinion of McKee Nelson, LLP, the IRS successfully asserted that a class of
Offered Notes did not represent debt instruments for U.S. federal income tax purposes, those Notes might be treated as equity interests in the trust. If, as a result, a REIT did not hold, directly, or indirectly through a qualified REIT subsidiary, 100% of the equity in the trust, the trust could be subject to corporate income tax. Moreover, if a class of Offered Notes represented equity in the trust, payments of interest on that class of Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

STATE AND LOCAL INCOME TAX CONSIDERATIONS

      In addition to the federal income tax consequences described under
"Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities.

                                      S-108

State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.

                         LEGAL INVESTMENT CONSIDERATIONS

      The Offered Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

      Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by such investors. See "Legal Investment" in the prospectus.

                            ACCOUNTING CONSIDERATIONS

      Various factors may influence the accounting treatment applicable to an investor's acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the
Offered Notes.

                              ERISA CONSIDERATIONS

GENERAL

      Section 406 of the Employee Retirement Income Security Act of 1974, as
amended ("ERISA") prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between those pension, profit-sharing or other employee benefit plans or other retirement plans or arrangements, including a so-called "Keogh" plan, an educational savings account or an individual retirement account, to which they are applicable or any entity deemed to hold the assets of the foregoing ("Plans") and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

      Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and the Section
4975 of the Code with respect to a Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets
Regulation"), the assets of a trust would be treated as plan assets of the Plan for the

                                      S-109

purposes of ERISA and the Section 4975 Code only if the Plan acquired an
"equity interest" in the trust and none of the exceptions contained in the Plan
Assets Regulation was applicable. An equity interest is defined under the Plan
Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

PURCHASES OF THE OFFERED NOTES

      Although there is little guidance on the subject, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel's opinion that Offered Notes transferred on the Closing Date to parties unrelated to the beneficial owner of the Ownership Certificate will be classified as debt for federal income tax purposes and Offered Notes retained by the beneficial owner of the Ownership Certificate, if later sold to an unrelated third party for cash, will be classified as debt instruments for federal income tax purposes as of the date of such sale, based on certain assumptions
(including that the rating of the Offered Notes as of the date of such sale has not declined below investment grade) and (ii) the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the
Offered Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, and subject to the limitations and qualifications described under "ERISA Considerations" in the prospectus and the considerations described below, the Offered Notes may be purchased by a Plan.

      Without regard to whether the Offered Notes are considered an "equity interest" in the Trust under the Plan Asset Regulations, the acquisition or holding of Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner
Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.
In that case, certain exemptions ("prohibited transaction exemptions" or
"PTCEs") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire such Note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1
(relating to transactions involving insurance company pooled separate accounts);
PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an "in-house asset manager") ("Investor-Based Exemptions"). There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section
4975(d)(20) of the Code to a party in interest that is a service provider to a
Plan investing in the Offered Notes for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan's assets used to acquire the Offered Notes or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving such Notes.

                                      S-110

      Employee benefit plans that are governmental plans (as defined in Section
3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA)
are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code ("Similar Law") (together with Plans,
"Benefit Plans").

      The Offered Notes should not be purchased with the assets of a Benefit
Plan if the Seller, the Depositor, the Indenture Trustee, the Owner Trustee, the
Administrator, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Offered Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar
Law.

      Prospective Benefit Plan investors in Offered Notes should consult with their legal advisors concerning the impact of ERISA and the Code and any Similar
Law, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Notes. Each Benefit
Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the
Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

      Each purchaser and transferee of an Offered Note will be deemed to represent and warrant to the Issuing Entity that (i) it is not acquiring such
Note for, or with the assets of, a Benefit Plan or (ii) its acquisition and holding of such Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption, the non-fiduciary service provider exemption under Section 408(b)(17) or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.

                                 USE OF PROCEEDS

      The net proceeds from the sale of the Offered Notes will be applied by the
Depositor toward the purchase of the Mortgage Loans from the Seller and the repayment of the related financing. Expenses incurred by the Depositor in connection with this offering are expected to be approximately $892,500.

                                  UNDERWRITING

      Subject to the terms and conditions set forth in the underwriting agreement relating to the Offered Notes (the "Underwriting Agreement"), the
Depositor has agreed to sell to the underwriters named below (the
"Underwriters"), and the Underwriters have agreed, severally and not jointly, to purchase from the Depositor, the initial principal amounts of Offered Notes set forth below.

                                      S-111

                            LEHMAN            BEAR, STEARNS        CREDIT SUISSE               UBS
       CLASS             BROTHERS INC.         & CO. INC.       SECURITIES (USA) LLC      SECURITIES LLC
-------------------     ---------------      ---------------   ----------------------    ----------------

Class A1...........      $ 125,883,100        $ 17,983,300          $ 17,983,300           $ 17,983,300
Class A2...........      $ 128,744,000        $ 18,392,000          $ 18,392,000           $ 18,392,000
Class A3...........      $  31,471,300        $  4,495,900          $  4,495,900           $  4,495,900
Class M1...........      $  14,332,500        $  2,047,500          $  2,047,500           $  2,047,500
Class M2...........      $  12,862,500        $  1,837,500          $  1,837,500           $  1,837,500
Class M3...........      $   7,534,100        $  1,076,300          $  1,076,300           $  1,076,300
Class M4...........      $   6,798,400        $    971,200          $    971,200           $    971,200
Class M5...........      $   6,431,600        $    918,800          $    918,800           $    918,800
Class M6...........      $   5,880,000        $    840,000          $    840,000           $    840,000
Class M7...........      $   5,512,500        $    787,500          $    787,500           $    787,500
Class M8...........      $   4,960,900        $    708,700          $    708,700           $    708,700
Class M9...........      $   3,307,500        $    472,500          $    472,500           $    472,500
Class M10..........      $   3,675,000        $    525,000          $    525,000           $    525,000
Totals.............      $ 357,393,400        $ 51,056,200          $ 51,056,200           $ 51,056,200

      The Depositor has been advised by the Underwriters that they propose initially to offer the Offered Notes to the public at the respective offering prices set forth on the front cover of this prospectus supplement, and to certain dealers at those prices less a concession not in excess of 0.15% per each Class of Offered Notes. Each of the Underwriters and any dealer that participates with the Underwriters in the payment of the Notes is an underwriter, and any discounts, commissions or concessions received by any of them, and any profit on the resale of the Notes purchased by any of them, are underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The Underwriters may allow and any such dealers may re-allow a discount, concession or commission not in excess of 0.075% per each class of Offered Notes.

      The Underwriting Agreement provides that Aegis and the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

      There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or provide
Noteholders with sufficient liquidity of investment.

      From time to time the Underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor. Certain of the
Underwriters, or affiliates of certain of the Underwriters, have provided financing for certain of the Mortgage Loans. A portion of the proceeds of the sale of the Offered Notes will be used to repay this financing.

      As described under "Mortgage Loan Servicing--Advance Facility," an affiliate of Lehman Brothers Inc. will provide financing for Advances which
Aegis is obligated to make as Subservicer.

      The Ownership Certificate will initially be issued to Aegis Equity Holding
Corporation, a wholly owned qualified REIT subsidiary of the Sponsor.

      The Class M9 and Class M10 Notes may be offered by the Depositor from time to time directly or through underwriters or agents on terms described in a supplement to this prospectus supplement.

                                      S-112

                                  LEGAL MATTERS

      Certain legal matters with respect to the Notes will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C., and for the Underwriters by
Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

      It is a condition to the issuance of the Offered Notes that they receive the applicable ratings from Moody's Investors Service, Inc. ("Moody's") and
Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies,
Inc. ("S&P") (collectively, the "Rating Agencies") as described under "Summary of Terms--Ratings of the Notes."

      The ratings of "AAA" and "Aaa" are the highest ratings that the applicable
Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

      The ratings do not address the likelihood that any Basis Risk Shortfall or
Unpaid Basis Risk Shortfall will be repaid to Noteholders from Monthly Excess
Cashflow.

      The ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

      The Depositor has not requested a rating of the Offered Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

      We expect that each Rating Agency will be monitoring the rating of each
Offered Note for which it provides a rating, may withdraw or change the ratings at any time and may publish the ratings and related research and commentary.

                                      S-113

                            INDEX OF PRINCIPAL TERMS

DEFINED TERMS                                                              PAGE
-------------                                                              ----

ABFS.......................................................................S-77
Accrual Period.............................................................S-38
Accrued Note Interest......................................................S-38
Additional Termination Events..............................................S-43
Adjustable Rate Mortgage Loans.............................................S-67
Adjustment Date............................................................S-70
Administration Agreement...................................................S-35
Administrator..............................................................S-34
Advance Agency Agreement...................................................S-90
Advance Agent..............................................................S-90
Advances...................................................................S-90
Aegis......................................................................S-72
Aegis Underwriting Standards...............................................S-74
AFC........................................................................S-73
Affected Party.............................................................S-43
Aggregate Expense Rate.....................................................S-39
ALC........................................................................S-73
ARC........................................................................S-72
Available Funds Cap........................................................S-38
AWC........................................................................S-73
Balloon Loans..............................................................S-68
Balloon Payments...........................................................S-68
Basis Risk Shortfall.......................................................S-41
BBA........................................................................S-45
Beneficial Owner...........................................................S-37
Benefit Plans.............................................................S-111
Book-Entry Notes...........................................................S-37
BSFP.......................................................................S-41
Business Day...............................................................S-37
Cap Agreement..............................................................S-44
Cap Counterparty...........................................................S-44
Cap Notional Balance.......................................................S-44
Certificate Distribution Account...........................................S-64
Class......................................................................S-36
Class A Notes..............................................................S-36
Class N Notes..............................................................S-36
Class Principal Amount.....................................................S-38
Clearstream Luxembourg.....................................................S-37
Closing Date...............................................................S-34
Code......................................................................S-108
Collection Account.........................................................S-88
Collection Period..........................................................S-46
Compensating Interest......................................................S-45
Corporate Trust Office.....................................................S-65
Cumulative Loss Trigger Event..............................................S-51
Custodian..................................................................S-65
Cut-off Date...............................................................S-67
Cut-off Date Balance.......................................................S-67
DBNTC......................................................................S-65
Defaulting Party...........................................................S-43
Deferred Interest..........................................................S-61
Definitive Note............................................................S-37
Delinquency Advance........................................................S-89
Delinquency Event..........................................................S-50
Delinquency Rate...........................................................S-51
Delinquent.................................................................S-69
Deposit Date...............................................................S-83
Depositor..................................................................S-34
Designated Telerate Page...................................................S-45
Determination Date.........................................................S-47
Distressed Mortgage Loan...................................................S-91
Downgrade Provisions.......................................................S-43
DTC........................................................................S-37
DTC Participants...........................................................S-37
Early Termination Date.....................................................S-42
ERISA.....................................................................S-109
Euroclear..................................................................S-37
European Depositaries......................................................S-37
Events of Default..........................................................S-42
Financial Intermediary.....................................................S-38
Fixed Rate Mortgage Loans..................................................S-67
Gross Margin...............................................................S-70
Guide......................................................................S-74
Indenture..................................................................S-34
Indenture Default..........................................................S-97
Indenture Trustee..........................................................S-65
Indenture Trustee Fee......................................................S-65
Initial Cap................................................................S-70
Initial Purchase Date......................................................S-63
Insurance Proceeds.........................................................S-46
Interest Rate..............................................................S-38
Interest Remittance Amount.................................................S-40
Interest Settlement Rate...................................................S-45
Investor-Based Exemptions.................................................S-110
ISDA Master Agreement......................................................S-41
Issuing Entity.............................................................S-34

                                      S-114

DEFINED TERMS                                                              PAGE
-------------                                                              ----
Junior Lien Mortgage Loans.................................................S-68
LIBOR......................................................................S-45
LIBOR Business Day.........................................................S-45
LIBOR Determination Date...................................................S-45
LIBOR Mortgage Loans.......................................................S-69
Liquidated Mortgage Loan...................................................S-56
Loan-to-Value Ratio........................................................S-68
M1 Principal Deficiency Amount.............................................S-61
M1 Principal Payment Amount................................................S-51
M1 Target Amount...........................................................S-54
M10 Principal Deficiency Amount............................................S-63
M10 Principal Payment Amount...............................................S-53
M10 Target Amount..........................................................S-55
M2 Principal Deficiency Amount.............................................S-62
M2 Principal Payment Amount................................................S-52
M2 Target Amount...........................................................S-54
M3 Principal Deficiency Amount.............................................S-62
M3 Principal Payment Amount................................................S-52
M3 Target Amount...........................................................S-54
M4 Principal Deficiency Amount.............................................S-62
M4 Principal Payment Amount................................................S-52
M4 Target Amount...........................................................S-54
M5 Principal Deficiency Amount.............................................S-62
M5 Principal Payment Amount................................................S-52
M5 Target Amount...........................................................S-54
M6 Principal Deficiency Amount.............................................S-62
M6 Principal Payment Amount................................................S-52
M6 Target Amount...........................................................S-54
M7 Principal Deficiency Amount.............................................S-62
M7 Principal Payment Amount................................................S-52
M7 Target Amount...........................................................S-55
M8 Principal Deficiency Amount.............................................S-63
M8 Principal Payment Amount................................................S-53
M8 Target Amount...........................................................S-55
M9 Principal Deficiency Amount.............................................S-63
M9 Principal Payment Amount................................................S-53
M9 Target Amount...........................................................S-55
Master Servicer............................................................S-75
Master Servicing Fee.......................................................S-89
Master Servicing Fee Rate..................................................S-89
Maturity Date..............................................................S-63
Maximum Rate...............................................................S-70
Minimum Rate...............................................................S-70
Modeling Assumptions......................................................S-106
Monthly Excess Cashflow....................................................S-57
Monthly Excess Interest....................................................S-40
Moody's...................................................................S-113
Mortgage Loans.............................................................S-36
Mortgage Pool..............................................................S-36
Mortgage Rate..............................................................S-39
Mortgaged Property.........................................................S-68
Net Liquidation Proceeds...................................................S-46
Net Mortgage Rate..........................................................S-39
Net Prepayment Interest Shortfalls.........................................S-45
Net Swap Payment...........................................................S-41
Note Payment Account.......................................................S-36
Note Registrar.............................................................S-64
Noteholder.................................................................S-38
Notes......................................................................S-34
OCN........................................................................S-76
Ocwen......................................................................S-75
Offered Notes..............................................................S-36
Offered Subordinate Notes..................................................S-36
Optional Termination.......................................................S-63
Originators................................................................S-73
Overcollateralization Amount...............................................S-53
Overcollateralization Deficiency...........................................S-53
Overcollateralization Release Amount.......................................S-53
Owner Trustee..............................................................S-34
Owner Trustee Fee..........................................................S-35
Ownership Certificate......................................................S-35
Payahead...................................................................S-41
Paying Agent...............................................................S-64
Payment Date...............................................................S-37
Periodic Cap...............................................................S-70
Plan Assets Regulation....................................................S-109
Plans.....................................................................S-109
Pool Balance...............................................................S-39
Prepayment Assumption.....................................................S-105
Prepayment Interest Shortfall..............................................S-44
Prepayment Period..........................................................S-46
Prepayment Premium.........................................................S-69
Prepayment Premium Period..................................................S-69
Principal Deficiency Amount................................................S-61
Principal Payment Amount...................................................S-46
Principal Remittance Amount................................................S-46
Priority Class.............................................................S-98
PTCEs.....................................................................S-110
Purchase Price.............................................................S-63
Rating Agencies...........................................................S-113
Realized Loss..............................................................S-55
REALServicing..............................................................S-80
Record Date................................................................S-37
REIT......................................................................S-108

                                      S-115

DEFINED TERMS                                                              PAGE
-------------                                                              ----
Relevant Depositary........................................................S-37
Relief Act.................................................................S-39
Relief Act Reduction.......................................................S-90
Residual Holder............................................................S-35
Retained Notes............................................................S-107
Rolling Three Month Delinquency Rate.......................................S-50
S&P.......................................................................S-113
Sale Agreement.............................................................S-92
Scheduled Notional Amount..................................................S-41
Scheduled Payment..........................................................S-47
Scheduled Principal Balance................................................S-47
SEC........................................................................S-64
Securities.................................................................S-36
Securities Act............................................................S-112
Securityholders............................................................S-35
Seller.....................................................................S-72
Senior Enhancement Percentage..............................................S-53
Senior Notes...............................................................S-36
Senior Principal Payment Amount............................................S-51
Senior Target Amount.......................................................S-54
Servicer...................................................................S-75
Servicer Remittance Date...................................................S-88
Servicer Termination Event.................................................S-95
Servicing Account..........................................................S-88
Servicing Advance..........................................................S-90
Servicing Fee..............................................................S-89
Servicing Fee Rate.........................................................S-89
Similar Law...............................................................S-111
Six-Month LIBOR Index......................................................S-70
Sponsor....................................................................S-72
Stepdown Date..............................................................S-51
Subordinate Notes..........................................................S-36
Subservicer................................................................S-88
Subservicing Agreement.....................................................S-88
Substitution Amount........................................................S-41
Swap Agreement.............................................................S-41
Swap Counterparty..........................................................S-41
Swap Counterparty Trigger Event............................................S-43
Swap Default...............................................................S-42
Swap Early Termination.....................................................S-43
Swap Termination Payment...................................................S-43
Target Amount..............................................................S-50
Targeted Overcollateralization Amount......................................S-54
Termination Event..........................................................S-42
TMP.......................................................................S-107
Total Principal Deficiency Amount..........................................S-61
Transfer and Servicing Agreement...........................................S-92
Trigger Event..............................................................S-50
Trust......................................................................S-34
Trust Accounts.............................................................S-85
Trust Agreement............................................................S-34
Trust Estate...............................................................S-34
Underwriters..............................................................S-111
Underwriting Agreement....................................................S-111
Wells Fargo Bank...........................................................S-34

                                      S-116

THE FOLLOWING ANNEXES ARE EXPLICITLY INCORPORATED INTO, AND CONSTITUTE A PART
OF, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DATED OCTOBER 20, 2006

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX A
                    SWAP AGREEMENT SCHEDULED NOTIONAL AMOUNTS

       PAYMENT DATE OCCURRING IN                 SCHEDULED NOTIONAL AMOUNT($)
       ---------------------------------------   ----------------------------
       November 2006 .........................            509,250,000
       December 2006 .........................            505,152,648
       January 2007 ..........................            500,104,338
       February 2007 .........................            493,343,381
       March 2007 ............................            483,114,225
       April 2007 ............................            471,321,741
       May 2007 ..............................            457,381,942
       June 2007 .............................            440,884,878
       July 2007 .............................            422,390,095
       August 2007 ...........................            401,324,389
       September 2007 ........................            378,352,967
       October 2007 ..........................            356,704,109
       November 2007 .........................            337,011,632
       December 2007 .........................            320,182,675
       January 2008 ..........................            305,046,485
       February 2008 .........................            290,601,187
       March 2008 ............................            277,571,894
       April 2008 ............................            265,894,244
       May 2008 ..............................            255,006,519
       June 2008 .............................            244,244,287
       July 2008 .............................            233,535,615
       August 2008 ...........................            222,963,435
       September 2008 ........................            209,925,525
       October 2008 ..........................            195,624,814
       November 2008 .........................            183,899,077
       December 2008 .........................            174,333,315
       January 2009 ..........................            166,215,657
       February 2009 .........................            158,444,392
       March 2009 ............................            150,960,847
       April 2009 ............................            143,809,563
       May 2009 ..............................            137,159,105
       June 2009 .............................            130,950,052
       July 2009 .............................            124,968,279
       August 2009 ...........................            118,991,940
       September 2009 ........................            111,917,393
       October 2009 ..........................            105,073,507
       November 2009 .........................             98,650,568
       December 2009 .........................             92,639,779
       January 2010 ..........................             87,002,803
       February 2010 .........................             81,858,844
       March 2010 ............................             77,168,165
       April 2010 ............................             72,875,104
       May 2010 ..............................             68,844,963
       June 2010 .............................             65,074,106
       July 2010 .............................             61,521,322
       August 2010 ...........................             58,152,318

                                      S-A-1

       PAYMENT DATE OCCURRING IN                 SCHEDULED NOTIONAL AMOUNT($)
       ---------------------------------------   ----------------------------
       September 2010 ........................             54,951,962
       October 2010 ..........................             51,918,121
       November 2010 .........................             48,995,271
       December 2010 .........................             46,184,482
       January 2011 ..........................             43,453,544
       February 2011 .........................             40,845,125
       March 2011 ............................             38,347,660
       April 2011 ............................             35,956,071
       May 2011 ..............................             33,664,447
       June 2011 .............................             31,471,120
       July 2011 .............................             29,378,147
       August 2011 ...........................             27,389,865
       September 2011 ........................             25,511,759
       October 2011 ..........................             23,727,552
       November 2011 and thereafter ..........                      0

                                     ANNEX B
                    CAP AGREEMENT SCHEDULED NOTIONAL AMOUNTS

                                                  SCHEDULED NOTIONAL AMOUNT($)
       PAYMENT DATE OCCURRING IN                 (ROUNDED TO THE NEAREST DOLLAR)
       ---------------------------------------   -------------------------------
       December 2006 .........................              2,244,087
       January 2007 ..........................              1,219,565
       February 2007 .........................              1,118,173
       March 2007 ............................              3,704,691
       April 2007 ............................              7,078,655
       May 2007 ..............................             12,712,272
       June 2007 .............................             20,364,431
       July 2007 .............................             29,309,064
       August 2007 ...........................             40,149,178
       September 2007 ........................             52,252,881
       October 2007 ..........................             62,428,573
       November 2007 .........................             70,082,317
       December 2007 .........................             74,964,002
       January 2008 ..........................             77,692,710
       February 2008 .........................             79,345,959
       March 2008 ............................             79,235,919
       April 2008 ............................             77,450,621
       May 2008 ..............................             74,698,863
       June 2008 .............................             92,092,436
       July 2008 .............................             90,749,974
       August 2008 ...........................             89,717,438
       September 2008 ........................             91,614,330
       October 2008 ..........................             94,811,018
       November 2008 .........................             92,014,087
       December 2008 .........................             88,515,179
       January 2009 ..........................             84,349,845
       February 2009 .........................             80,607,442
       March 2009 ............................             77,283,635
       April 2009 ............................             74,459,189
       May 2009 ..............................             73,886,502
       June 2009 .............................             73,183,894
       July 2009 .............................             72,585,767
       August 2009 ...........................             72,269,025
       September 2009 ........................             73,354,999
       October 2009 ..........................             74,450,633
       November 2009 .........................             72,630,420
       December 2009 .........................             70,625,274
       January 2010 ..........................             68,664,699
       February 2010 .........................             66,605,266
       March 2010 ............................             64,464,011
       April 2010 ............................             62,296,268
       May 2010 ..............................             37,503,492
       June 2010 .............................             36,787,846
       July 2010 .............................             36,043,129
       August 2010 ...........................             35,295,683
       September 2010 ........................             34,553,024
       October 2010 ..........................             33,810,022
       November 2010 .........................             33,116,031
       December 2010 .........................             32,462,120
       January 2011 ..........................             31,874,338

                                      S-B-1

                                                  SCHEDULED NOTIONAL AMOUNT($)
       PAYMENT DATE OCCURRING IN                 (ROUNDED TO THE NEAREST DOLLAR)
       ---------------------------------------   -------------------------------
       February 2011 .........................             31,303,874
       March 2011 ............................             30,756,411
       April 2011 ............................             30,231,414
       May 2011 ..............................             29,729,929
       June 2011 .............................             29,245,268
       July 2011 .............................             28,741,710
       August 2011 ...........................             28,179,827
       September 2011 ........................             27,547,104
       October 2011 ..........................             26,843,239
       November 2011 and thereafter ..........                      0

                                      S-B-2

                                     ANNEX C
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the
Notes, Mortgage Loans may be removed from the Trust as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

      The following tables set forth, as of the Cut-off Date, the number, total
Scheduled Principal Balance, percentage, weighted average credit score, weighted average loan-to-value ratios and weighted average coupon of the Mortgage Loans having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding).

                                  CUT-OFF DATE SCHEDULED PRINCIPAL BALANCES--MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
         RANGE OF SCHEDULED            MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
       PRINCIPAL BALANCES ($)            LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

      0.01 to  50,000.00 ............      270     $    9,438,523.02          1.80%            632          95.17%    11.377%
 50,000.01 to 100,000.00 ............      544         42,379,209.60          8.07             615          80.59      9.759
100,000.01 to 150,000.00 ............      601         74,207,494.80         14.13             618          77.74      8.615
150,000.01 to 200,000.00 ............      468         81,555,945.98         15.53             615          77.76      8.063
200,000.01 to 250,000.00 ............      314         69,851,044.66         13.30             625          78.27      7.823
250,000.01 to 300,000.00 ............      242         66,625,241.09         12.69             626          80.00      7.753
300,000.01 to 350,000.00 ............      137         44,195,607.37          8.42             625          79.29      7.626
350,000.01 to 400,000.00 ............      102         38,074,819.22          7.25             633          80.63      7.622
400,000.01 to 450,000.00 ............       66         28,118,367.97          5.36             634          81.30      7.704
450,000.01 to 500,000.00 ............       64         30,469,701.19          5.80             661          80.78      7.847
500,000.01 to 550,000.00 ............       30         15,680,997.28          2.99             650          80.53      7.672
550,000.01 to 600,000.00 ............       16          9,175,757.11          1.75             628          82.13      7.573
600,000.01 to 650,000.00 ............       10          6,336,119.43          1.21             649          79.65      7.238
650,000.01 to 700,000.00 ............        4          2,717,992.02          0.52             671          83.56      7.774
700,000.01 to 750,000.00 ............        4          2,858,530.96          0.54             607          85.48      8.292
Greater than 750,000.00 .............        4          3,315,057.45          0.63             683          87.18      7.421
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

      The average Cut-off Date Scheduled Principal Balance is approximately
$182,545.

                                      S-C-1

                                             MORTGAGE RATES--ALL MORTGAGE LOANS*

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
              RANGE OF                 MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
         MORTGAGE RATES (%)              LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE    LTV**      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

 5.501 to  6.000 ....................       33     $    9,700,424.54          1.85%            689          72.04%     5.927%
 6.001 to  6.500 ....................       72         20,004,745.46          3.81             667          73.22      6.312
 6.501 to  7.000 ....................      329         80,726,300.71         15.38             657          75.89      6.811
 7.001 to  7.500 ....................      329         79,622,663.95         15.17             641          79.96      7.276
 7.501 to  8.000 ....................      445         96,490,874.83         18.38             627          79.11      7.771
 8.001 to  8.500 ....................      337         69,040,311.85         13.15             612          80.33      8.274
 8.501 to  9.000 ....................      373         71,732,065.19         13.66             609          79.95      8.757
 9.001 to  9.500 ....................      186         29,657,024.45          5.65             591          80.20      9.245
 9.501 to 10.000 ....................      238         26,660,173.55          5.08             587          82.07      9.783
10.001 to 10.500 ....................      102         11,485,149.74          2.19             592          80.74     10.287
10.501 to 11.000 ....................       78          6,860,320.23          1.31             590          84.35     10.792
11.001 to 11.500 ....................       62          4,474,440.94          0.85             635          89.22     11.389
11.501 to 12.000 ....................       59          4,422,007.83          0.84             603          87.71     11.887
12.001 to 12.500 ....................      213         13,318,991.39          2.54             633          98.64     12.442
12.501 to 13.000 ....................       18            727,444.74          0.14             627          99.53     12.817
13.001 to 13.500 ....................        2             77,469.75          0.01             603         100.00     13.402
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects the current Mortgage Rates for the Mortgage Loans.

** Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

      The weighted average Mortgage Rate is approximately 8.131%.

                                      S-C-2

                                          MORTGAGE RATES--FIXED RATE MORTGAGE LOANS*

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
              RANGE OF                 MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
         MORTGAGE RATES (%)              LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE    LTV**      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

 5.501 to  6.000 ....................        3     $      644,369.01          0.38%            728          49.85%     5.906%
 6.001 to  6.500 ....................       26          6,585,999.45          3.87             690          64.83      6.350
 6.501 to  7.000 ....................      170         37,300,959.69         21.93             669          72.26      6.798
 7.001 to  7.500 ....................      100         23,062,581.39         13.56             647          78.52      7.285
 7.501 to  8.000 ....................      149         28,158,470.61         16.56             639          77.31      7.776
 8.001 to  8.500 ....................       92         16,362,859.97          9.62             612          79.19      8.244
 8.501 to  9.000 ....................       91         12,215,762.13          7.18             611          78.62      8.781
 9.001 to  9.500 ....................       49          5,600,183.05          3.29             597          79.48      9.272
 9.501 to 10.000 ....................      112          7,295,248.33          4.29             610          85.97      9.842
10.001 to 10.500 ....................       59          5,292,617.02          3.11             620          83.99     10.335
10.501 to 11.000 ....................       67          5,288,574.99          3.11             598          84.97     10.809
11.001 to 11.500 ....................       58          4,134,294.73          2.43             641          89.90     11.398
11.501 to 12.000 ....................       57          4,163,464.12          2.45             604          88.54     11.893
12.001 to 12.500 ....................      211         13,177,369.74          7.75             633          98.71     12.445
12.501 to 13.000 ....................       18            727,444.74          0.43             627          99.53     12.817
13.001 to 13.500 ....................        2             77,469.75          0.05             603         100.00     13.402
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    1,264        170,087,668.72        100.00%            639          79.29%     8.436%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects the current Mortgage Rates for the Mortgage Loans.

** Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

      The weighted average Mortgage Rate for the fixed rate Mortgage Loans is approximately 8.436%.

                                      S-C-3

                                       MORTGAGE RATES--ADJUSTABLE RATE MORTGAGE LOANS*

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
              RANGE OF                 MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
         MORTGAGE RATES (%)              LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE    LTV**      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

 5.501 to  6.000 ....................       30     $    9,056,055.53          2.55%            686          73.62%     5.928%
 6.001 to  6.500 ....................       46         13,418,746.01          3.78             656          77.34      6.294
 6.501 to  7.000 ....................      159         43,425,341.02         12.24             647          79.01      6.823
 7.001 to  7.500 ....................      229         56,560,082.56         15.94             638          80.55      7.272
 7.501 to  8.000 ....................      296         68,332,404.22         19.25             623          79.85      7.769
 8.001 to  8.500 ....................      245         52,677,451.88         14.84             612          80.69      8.283
 8.501 to  9.000 ....................      282         59,516,303.06         16.77             608          80.23      8.752
 9.001 to  9.500 ....................      137         24,056,841.40          6.78             590          80.36      9.238
 9.501 to 10.000 ....................      126         19,364,925.22          5.46             578          80.60      9.760
10.001 to 10.500 ....................       43          6,192,532.72          1.74             568          77.96     10.247
10.501 to 11.000 ....................       11          1,571,745.24          0.44             563          82.29     10.737
11.001 to 11.500 ....................        4            340,146.21          0.10             567          80.87     11.278
11.501 to 12.000 ....................        2            258,543.71          0.07             578          74.25     11.796
12.001 to 12.500 ....................        2            141,621.65          0.04             584          92.50     12.175
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    1,612     $  354,912,740.43        100.00%            621          79.85%     7.985%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects the current Mortgage Rates for the Mortgage Loans.

** Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

      The weighted average Mortgage Rate for the adjustable rate Mortgage Loans is approximately 7.985%.

                                      S-C-4

                                                  LOAN TYPE--MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
              LOAN TYPE                  LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

2/28 ARM ............................      339     $   58,859,677.68         11.21%            615          79.10%     8.583%
2/28 ARM 40/30 Balloon ..............      379         99,080,257.36         18.87             621          80.48      8.021
2/28 ARM Interest Only ..............      125         36,254,256.59          6.91             645          80.74      7.942
3/27 ARM ............................      322         54,177,531.26         10.32             603          77.31      8.159
3/27 ARM 40/30 Balloon ..............      298         63,524,567.91         12.10             608          80.95      7.783
3/27 ARM Interest Only ..............      125         36,886,899.66          7.03             652          80.34      7.201
5/25 ARM ............................        9          2,319,100.45          0.44             678          75.09      7.056
5/25 ARM 40/30 Balloon ..............       15          3,810,449.52          0.73             661          82.20      7.283
Fixed 40/30 Balloon .................      119         26,269,016.24          5.00             642          78.16      7.689
Fixed ...............................    1,124        138,203,752.48         26.32             638          79.69      8.622
Fixed Interest Only .................       20          5,346,900.00          1.02             643          76.35      7.368
Fixed Interest Only 30/15 Balloon ...        1            268,000.00          0.05             664          41.68      7.400
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                          ORIGINAL TERMS TO MATURITY--MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
              RANGE OF                 MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
         MATURITIES (MONTHS)             LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

Less than or equal to 180 ...........       55     $    7,970,086.80          1.52%            653          62.78%     7.692%
181 to 240 ..........................       40          5,398,662.29          1.03             636          74.85      8.331
241 to 360 ..........................    2,781        511,631,660.06         97.45             626          79.98      8.136
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

      The weighted average original term to maturity is approximately 356 months.

                                      S-C-5

                                         REMAINING TERMS TO MATURITY--MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
              RANGE OF                 MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
         MATURITIES (MONTHS)             LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

Less than or equal to 180 ...........       55     $    7,970,086.80          1.52%            653          62.78%     7.692%
181 to 240 ..........................       40          5,398,662.29          1.03             636          74.85      8.331
241 to 360 ..........................    2,781        511,631,660.06         97.45             626          79.98      8.136
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

      The weighted average remaining term to maturity is approximately 355 months.

                                        ORIGINAL LOAN-TO-VALUE RATIOS--MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
              RANGE OF                 MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
      LOAN-TO-VALUE RATIOS (%)           LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

 0.01 to  10.00 .....................        2     $      124,956.45          0.02%            557           8.34%    11.150%
10.01 to  20.00 .....................        6            448,599.92          0.09             596          16.04      9.183
20.01 to  30.00 .....................       12          1,157,611.96          0.22             646          25.48      8.074
30.01 to  40.00 .....................       42          5,065,638.76          0.96             629          35.63      7.743
40.01 to  50.00 .....................       71         11,093,793.57          2.11             617          46.32      7.858
50.01 to  60.00 .....................      122         21,116,791.91          4.02             613          55.40      7.685
60.01 to  70.00 .....................      284         52,809,841.22         10.06             607          66.28      7.792
70.01 to  80.00 .....................    1,090        236,484,041.37         45.04             630          78.72      7.888
80.01 to  90.00 .....................      615        130,563,817.92         24.87             620          87.37      8.132
90.01 to 100.00 .....................      632         66,135,316.07         12.60             650          96.75      9.480
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects loan-to-value ratios for first lien Mortgage Loans and combined loan-to-value ratios for junior lien Mortgage Loans.

                                      S-C-6

                                           GEOGRAPHIC DISTRIBUTION--MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
            JURISDICTION                 LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

Alabama .............................       14     $    1,147,154.37          0.22%            620          84.98%     9.459%
Arizona .............................      234         39,893,452.04          7.60             620          81.14      8.234
Arkansas ............................        3            254,277.86          0.05             574          67.18      9.078
California ..........................      501        142,978,453.96         27.23             644          79.16      7.782
Colorado ............................       90         12,922,064.73          2.46             623          82.43      8.257
Connecticut .........................       54          9,505,741.73          1.81             614          75.16      7.870
Delaware ............................       28          4,594,258.68          0.88             604          83.23      8.248
Florida .............................      311         55,777,594.29         10.62             617          79.76      8.299
Georgia .............................       59          8,625,059.15          1.64             611          82.76      8.835
Idaho ...............................        6            949,098.77          0.18             611          82.39      8.796
Illinois ............................       40          4,587,276.66          0.87             630          80.96      8.712
Indiana .............................       11            903,634.52          0.17             607          80.72      8.885
Iowa ................................        6            563,566.59          0.11             575          83.62      9.917
Kansas ..............................        5            480,027.69          0.09             609          86.46      9.012
Kentucky ............................        8            644,151.18          0.12             607          82.22      9.212
Louisiana ...........................       30          2,935,718.29          0.56             593          79.14      9.192
Maine ...............................       63          7,934,958.21          1.51             613          76.89      8.224
Maryland ............................       57         10,660,121.90          2.03             608          75.03      8.349
Massachusetts .......................      114         24,686,154.31          4.70             624          75.83      8.037
Michigan ............................       28          2,949,669.54          0.56             599          87.89      9.414
Minnesota ...........................      110         20,552,614.04          3.91             623          83.80      8.055
Mississippi .........................        2            121,441.94          0.02             621          89.93     10.667
Missouri ............................       25          2,662,205.83          0.51             604          84.35      8.860
Nebraska ............................       12          1,462,606.33          0.28             619          86.98      8.934
Nevada ..............................       48          8,878,433.42          1.69             629          79.98      7.966
New Hampshire .......................      100         16,860,019.82          3.21             631          77.97      7.725
New Jersey ..........................       52         11,209,982.62          2.14             622          75.56      8.602
New Mexico ..........................       15          1,712,747.27          0.33             613          78.48      8.514
New York ............................      140         31,966,454.82          6.09             627          77.25      8.044
North Carolina ......................       34          4,070,863.91          0.78             599          83.57      8.982
Ohio ................................       79          7,718,676.19          1.47             598          82.78      8.760
Oklahoma ............................        1             61,869.55          0.01             543          79.97      9.500
Oregon ..............................       14          2,707,072.66          0.52             650          83.93      8.388
Pennsylvania ........................       23          3,064,998.82          0.58             653          78.40      8.045
Rhode Island ........................       28          5,756,028.63          1.10             627          79.36      7.504
South Carolina ......................        7            921,123.40          0.18             603          84.99      9.129
Tennessee ...........................       26          2,528,301.57          0.48             609          82.66      9.280
Texas ...............................      214         21,610,927.13          4.12             624          82.72      8.806
Utah ................................       38          4,993,947.71          0.95             631          83.10      8.566
Vermont .............................       33          4,877,358.43          0.93             621          78.36      8.428
Virginia ............................      148         25,967,958.24          4.95             617          78.83      7.813
Washington ..........................       49          9,481,597.83          1.81             641          80.64      7.788
West Virginia .......................        1             54,878.99          0.01             564          90.00     10.675
Wisconsin ...........................       15          2,765,865.53          0.53             609          85.03      9.126
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                      S-C-7

                                                PROPERTY TYPE--MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
            PROPERTY TYPE                LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

Single Family Detached ..............    2,218     $  402,332,664.86         76.63%            626          79.44%     8.097%
Planned Unit Development ............      351         64,694,731.57         12.32             623          81.49      8.213
Condominium .........................      185         32,147,615.28          6.12             642          82.32      8.378
Two- to Four-Family .................      105         23,392,545.39          4.46             625          74.70      8.133
Townhouse ...........................       17          2,432,852.05          0.46             621          80.76      8.428
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                                 LOAN PURPOSE--MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
            LOAN PURPOSE                 LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

Cash-Out Refinance ..................    1,802     $  351,206,447.65         66.90%            619          78.21%     8.020%
Purchase ............................      800        124,210,807.26         23.66             646          83.79      8.627
Rate/Term Refinance .................      274         49,583,154.24          9.44             636          79.62      7.681
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                               OCCUPANCY STATUS--MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
          OCCUPANCY STATUS               LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

Owner Occupied ......................    2,789     $  511,571,339.07         97.44%            626          79.72%     8.117%
Investment ..........................       63          9,199,057.50          1.75             666          76.25      8.623
Non-owner Occupied ..................       24          4,230,012.58          0.81             612          80.38      8.848
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                      S-C-8

                                              LOAN DOCUMENTATION--MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
         LOAN DOCUMENTATION              LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

Full Documentation ..................    1,970     $  338,996,800.18         64.57%            621          80.13%     7.940%
Stated Documentation ................      834        171,932,505.88         32.75             638          78.73      8.517
Alternative Documentation ...........       67         12,507,706.62          2.38             617          80.81      8.072
No Documentation ....................        5          1,563,396.47          0.30             664          72.73      7.773
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                          PREPAYMENT PREMIUM YEARS--MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
     PREPAYMENT PREMIUM (YEARS)          LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

None ................................      576     $   78,237,869.68         14.90%            619          79.15%     9.000%
1.000 ...............................      240         54,158,384.45         10.32             625          79.03      8.221
2.000 ...............................      822        164,201,463.15         31.28             624          81.41      8.275
2.500 ...............................        9          1,775,458.05          0.34             596          85.59      8.555
3.000 ...............................    1,229        226,627,233.82         43.17             633          78.69      7.703
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                                  RATE TYPE--MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
              RATE TYPE                  LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

Fixed ...............................    1,264     $  170,087,668.72         32.40%            639          79.29%     8.436%
Adjustable ..........................    1,612        354,912,740.43         67.60             621          79.85      7.985
                                        ------     -----------------       -------            ----         ------     ------
   Total: ...........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                      S-C-9

                             GROSS MARGINS OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
           RANGE OF GROSS              MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
          MARGIN RATES (%)               LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

0.501 to  1.000 .....................        1     $      142,369.58          0.04%            600          95.00%     9.860%
3.501 to  4.000 .....................       10          3,162,817.36          0.89             685          75.81      5.915
4.001 to  4.500 .....................       12          2,709,678.08          0.76             657          76.71      6.360
4.501 to  5.000 .....................       78         22,988,714.53          6.48             665          78.59      6.493
5.001 to  5.500 .....................      158         40,480,686.44         11.41             643          81.16      6.978
5.501 to  6.000 .....................      268         64,138,339.13         18.07             632          78.67      7.364
6.001 to  6.500 .....................      257         60,342,570.77         17.00             624          79.41      7.820
6.501 to  7.000 .....................      292         60,385,425.15         17.01             613          80.42      8.337
7.001 to  7.500 .....................      233         47,880,986.46         13.49             605          80.13      8.765
7.501 to  8.000 .....................      187         32,534,335.52          9.17             590          80.51      9.228
8.001 to  8.500 .....................       88         15,172,222.57          4.27             580          82.00      9.694
8.501 to  9.000 .....................       22          4,213,172.57          1.19             585          77.41     10.018
9.001 to  9.500 .....................        5            529,508.67          0.15             645          86.92     10.541
9.501 to 10.000 .....................        1            231,913.60          0.07             573          84.98     10.800
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    1,612     $  354,912,740.43        100.00%            621          79.85%     7.985%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                             MAXIMUM RATES OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
              RANGE OF                 MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
          MAXIMUM RATES (%)              LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

11.501 to 12.000 ....................       30     $    9,056,055.53          2.55%            686          73.62%     5.928%
12.001 to 12.500 ....................       46         13,418,746.01          3.78             656          77.34      6.294
12.501 to 13.000 ....................      159         43,425,341.02         12.24             647          79.01      6.823
13.001 to 13.500 ....................      229         56,560,082.56         15.94             638          80.55      7.272
13.501 to 14.000 ....................      296         68,332,404.22         19.25             623          79.85      7.769
14.001 to 14.500 ....................      245         52,677,451.88         14.84             612          80.69      8.283
14.501 to 15.000 ....................      282         59,516,303.06         16.77             608          80.23      8.752
15.001 to 15.500 ....................      137         24,056,841.40          6.78             590          80.36      9.238
15.501 to 16.000 ....................      126         19,364,925.22          5.46             578          80.60      9.760
16.001 to 16.500 ....................       43          6,192,532.72          1.74             568          77.96     10.247
16.501 to 17.000 ....................       11          1,571,745.24          0.44             563          82.29     10.737
17.001 to 17.500 ....................        4            340,146.21          0.10             567          80.87     11.278
17.501 to 18.000 ....................        2            258,543.71          0.07             578          74.25     11.796
18.001 to 18.500 ....................        2            141,621.65          0.04             584          92.50     12.175
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    1,612     $  354,912,740.43        100.00%            621          79.85%     7.985%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                     S-C-10

                             MINIMUM RATES OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
              RANGE OF                 MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
          MINIMUM RATES (%)              LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

 5.501 to  6.000 ....................       30     $    9,056,055.53          2.55%            686          73.62%     5.928%
 6.001 to  6.500 ....................       46         13,418,746.01          3.78             656          77.34      6.294
 6.501 to  7.000 ....................      159         43,425,341.02         12.24             647          79.01      6.823
 7.001 to  7.500 ....................      229         56,560,082.56         15.94             638          80.55      7.272
 7.501 to  8.000 ....................      296         68,332,404.22         19.25             623          79.85      7.769
 8.001 to  8.500 ....................      245         52,677,451.88         14.84             612          80.69      8.283
 8.501 to  9.000 ....................      282         59,516,303.06         16.77             608          80.23      8.752
 9.001 to  9.500 ....................      137         24,056,841.40          6.78             590          80.36      9.238
 9.501 to 10.000 ....................      126         19,364,925.22          5.46             578          80.60      9.760
10.001 to 10.500 ....................       43          6,192,532.72          1.74             568          77.96     10.247
10.501 to 11.000 ....................       11          1,571,745.24          0.44             563          82.29     10.737
11.001 to 11.500 ....................        4            340,146.21          0.10             567          80.87     11.278
11.501 to 12.000 ....................        2            258,543.71          0.07             578          74.25     11.796
12.001 to 12.500 ....................        2            141,621.65          0.04             584          92.50     12.175
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    1,612     $  354,912,740.43        100.00%            621          79.85%     7.985%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                     S-C-11

                                      NEXT RATE ADJUSTMENT DATE OF THE MORTGAGE LOANS--
                                                ADJUSTABLE RATE MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
      NEXT RATE ADJUSTMENT DATE          LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

February 2008 .......................        1     $       44,798.11          0.01%            572          69.23%     9.000%
March 2008 ..........................        1            464,233.30          0.13             779          65.85      8.630
April 2008 ..........................        1            301,151.82          0.08             645          84.99      8.150
May 2008 ............................        9          1,500,359.06          0.42             591          76.52      8.375
June 2008 ...........................       14          3,498,347.30          0.99             647          79.33      8.082
July 2008 ...........................       19          5,066,776.71          1.43             620          79.88      8.464
August 2008 .........................       53         15,519,316.81          4.37             638          80.19      7.925
September 2008 ......................      535        122,943,888.52         34.64             619          79.79      8.123
October 2008 ........................      210         44,855,320.00         12.64             628          81.29      8.372
April 2009 ..........................        1            153,494.17          0.04             511          70.00      9.080
May 2009 ............................        7            759,725.17          0.21             586          72.67      8.073
June 2009 ...........................       11          2,594,226.61          0.73             652          80.20      7.402
July 2009 ...........................       15          3,031,823.75          0.85             610          79.44      8.194
August 2009 .........................        6          1,169,815.35          0.33             620          81.75      8.274
September 2009 ......................      488        102,428,513.78         28.86             615          79.01      7.705
October 2009 ........................      217         44,451,400.00         12.52             619          80.80      7.911
June 2011 ...........................        2            602,192.40          0.17             646          83.70      7.089
September 2011 ......................       12          3,141,357.57          0.89             667          76.77      7.186
October 2011 ........................       10          2,386,000.00          0.67             674          82.05      7.239
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    1,612     $  354,912,740.43        100.00%            621          79.85%     7.985%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                              INITIAL CAPS OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
           INITIAL CAP (%)               LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

1.000 ...............................       14     $    1,675,864.00          0.47%            594          69.12%     9.064%
3.000 ...............................    1,598        353,236,876.43         99.53             621          79.90      7.980
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    1,612     $  354,912,740.43        100.00%            621          79.85%     7.985%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                     S-C-12

                             PERIODIC CAPS OF THE MORTGAGE LOANS--ADJUSTABLE RATE MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
          PERIODIC CAP (%)               LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

1.000 ...............................    1,612     $  354,912,740.43        100.00%            621          79.85%     7.985%
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    1,612     $  354,912,740.43        100.00%            621          79.85%     7.985%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                             CREDIT SCORES OF THE MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
            CREDIT SCORES                LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

500 to 520 ..........................      119     $   19,425,235.52          3.70%            510          71.15%     9.461%
521 to 540 ..........................      150         26,382,077.29          5.03             531          72.97      8.793
541 to 560 ..........................      171         30,304,712.79          5.77             552          75.93      8.614
561 to 580 ..........................      201         35,923,505.44          6.84             571          76.38      8.526
581 to 600 ..........................      238         41,284,515.41          7.86             591          80.93      8.291
601 to 620 ..........................      478         76,663,789.67         14.60             611          81.74      8.122
621 to 640 ..........................      512         88,284,233.36         16.82             631          82.18      8.205
641 to 660 ..........................      379         77,524,017.58         14.77             651          81.07      7.873
661 to 680 ..........................      236         44,852,802.39          8.54             669          79.66      7.744
681 to 700 ..........................      147         32,954,572.65          6.28             689          80.99      7.643
701 to 720 ..........................       91         18,670,503.29          3.56             710          81.11      7.535
721 to 740 ..........................       50         11,383,147.98          2.17             731          82.08      7.717
741 to 760 ..........................       57         12,751,473.02          2.43             750          79.37      7.498
761 to 780 ..........................       28          5,921,708.10          1.13             769          73.84      7.294
Greater than 781 ....................       19          2,674,114.66          0.51             795          69.45      7.321
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

      The weighted average of the credit scores of the Mortgage Loans is approximately 627.

                                     S-C-13

                                             LOAN PROGRAMS OF THE MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
            LOAN PROGRAMS                LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

A+ ..................................    1,221     $  248,688,791.18         47.37%            635          79.46%     7.746%
A ...................................      246         51,063,504.80          9.73             590          80.23      8.179
A- ..................................      178         30,965,604.64          5.90             574          73.69      8.558
B ...................................       81         15,672,701.40          2.99             579          72.85      8.529
C+ ..................................      113         17,137,551.98          3.26             558          66.13      8.987
C ...................................        9          1,275,124.22          0.24             532          66.74     10.787
80/20 Grade First Lien ..............      577        134,163,490.42         25.55             648          79.99      7.853
80/20 Grade Second Lien .............      451         26,033,640.51          4.96             651          99.64     11.720
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                              ORIGINATORS OF THE MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
                                       MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
             ORIGINATOR                  LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

Aegis Funding Corporation ...........    1,214     $  208,427,080.90         39.70%            629          81.92%     8.544%
Aegis Lending Corporation ...........    1,662        316,573,328.25         60.30             625          78.18      7.860
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                           DELINQUENCY STATUS OF THE MORTGAGE LOANS

                                                                         PERCENTAGE OF
                                                         TOTAL          MORTGAGE LOANS
                                       NUMBER OF       SCHEDULED           BY TOTAL          WEIGHTED     WEIGHTED   WEIGHTED
         DAYS DELINQUENT AS            MORTGAGE        PRINCIPAL           SCHEDULED         AVERAGE      AVERAGE    AVERAGE
         OF THE CUT-OFF DATE             LOANS          BALANCE        PRINCIPAL BALANCE   CREDIT SCORE     LTV*      COUPON
-------------------------------------  ---------   -----------------   -----------------   ------------   --------   --------

0 - 29 ..............................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ------     -----------------       -------            ----         ------     ------
     Total: .........................    2,876     $  525,000,409.15        100.00%            627          79.67%     8.131%
                                        ======     =================       =======            ====         ======     ======

_____________
* Reflects Loan-to-Value Ratios for the first lien Mortgage Loans and combined
Loan-to-Value Ratios for junior lien Mortgage Loans.

                                     S-C-14

                                    ANNEX D-1
                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                     S-D-1-1

                                          ASSUMED CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                STATED     REMAINING      ORIGINAL     ORIGINAL
                                                       GROSS         NET      REMAINING   AMORTIZATION     TERM TO   AMORTIZATION
                                      PRINCIPAL       MORTGAGE     MORTGAGE      TERM        TERM*        MATURITY       TERM*
       MORTGAGE LOAN TYPE            BALANCE ($)      RATE (%)     RATE (%)    (MONTHS)     (MONTHS)      (MONTHS)     (MONTHS)
--------------------------------   --------------     --------     --------   ---------   ------------    --------   ------------

2/28 ARM (Libor) // //              58,859,677.68      8.58289      8.07289         359            359         360            360
2/28 ARM (Libor) // //IO            36,254,256.59      7.94175      7.43175         359            300         360            300
2/28 ARM (Libor) //Balloon//        99,080,257.36      8.02105      7.51105         359            479         360            480
3/27 ARM (Libor) // //              54,177,531.26      8.15881      7.64881         359            359         360            360
3/27 ARM (Libor) // //IO            36,886,899.66      7.20109      6.69109         359            300         360            300
3/27 ARM (Libor) //Balloon//        63,524,567.91      7.78313      7.27313         359            479         360            480
5/25 ARM (Libor) // //               2,319,100.45      7.05606      6.54606         359            359         360            360
5/25 ARM (Libor) //Balloon//         3,810,449.52      7.28262      6.77262         359            479         360            480
30 Year Balloon //Balloon//         26,269,016.24      7.68884      7.17884         359            479         360            480
15 Year Balloon //Balloon//IO          268,000.00      7.40000      6.89000         179            300         180            300
Fixed Rate // //                   137,928,752.48      8.62365      8.11365         343            343         344            344
Fixed Rate // // //Dec First Pay       275,000.00      7.65878      7.14878         311            311         311            311
Fixed Rate // //IO                   5,346,900.00      7.36826      6.85826         359            300         360            300

                                   NEXT RATE                                                                RATE
                                   ADJUSTMENT                                                 PERIODIC   ADJUSTMENT    ORIGINAL
                                      DATE      MAXIMUM    MINIMUM     GROSS       INITIAL      RATE     FREQUENCY     IO TERM
       MORTGAGE LOAN TYPE           (MONTHS)    RATE (%)   RATE (%)   MARGIN(%)    CAP (%)    CAP (%)     (MONTHS)     (MONTHS)
--------------------------------   ----------   --------   --------   ---------    -------    --------   ----------   ----------

2/28 ARM (Libor) // //                     23     14.583      8.583       6.917      2.988       1.000            6            0
2/28 ARM (Libor) // //IO                   23     13.942      7.942       6.391      2.991       1.000            6           60
2/28 ARM (Libor) //Balloon//               23     14.021      8.021       6.535      3.000       1.000            6            0
3/27 ARM (Libor) // //                     35     14.159      8.159       6.499      2.971       1.000            6            0
3/27 ARM (Libor) // //IO                   35     13.201      7.201       5.678      2.992       1.000            6           60
3/27 ARM (Libor) //Balloon//               35     13.783      7.783       6.186      3.000       1.000            6            0
5/25 ARM (Libor) // //                     59     13.056      7.056       5.484      2.807       1.000            6            0
5/25 ARM (Libor) //Balloon//               59     13.283      7.283       5.725      3.000       1.000            6            0
30 Year Balloon //Balloon//                 0      0.000      0.000       0.000      0.000       0.000            0            0
15 Year Balloon //Balloon//IO               0      0.000      0.000       0.000      0.000       0.000            0           60
Fixed Rate // //                            0      0.000      0.000       0.000      0.000       0.000            0            0
Fixed Rate // // //Dec First Pay            0      0.000      0.000       0.000      0.000       0.000            0            0
Fixed Rate // //IO                          0      0.000      0.000       0.000      0.000       0.000            0           60

_____________
* Remaining Amortization Term and Original Amortization Term are net of IO
Period.

                                     S-D-1-2

                                    ANNEX D-2
                        PRINCIPAL AMOUNT DECREMENT TABLES

                                     S-D-2-1

                           PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS A1 AND CLASS A2
                          NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                          CLASS A1 NOTES                                        CLASS A2 NOTES
                         -------------------------------------------------     -------------------------------------------------
                          0%       50%     75%      100%     125%     150%      0%       50%     75%      100%     125%     150%
                         -----   -----    -----     ----     ----     ----     -----    -----   -----     ----     ----     ----

Initial Percentage ...     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2007 .....      98      74       61       48       35       23       100      100     100      100      100      100
October 25, 2008 .....      97      33        3        0        0        0       100      100     100       75       48       19
October 25, 2009 .....      95       0        0        0        0        0       100       97      57       23        0        0
October 25, 2010 .....      94       0        0        0        0        0       100       71      39       20        0        0
October 25, 2011 .....      92       0        0        0        0        0       100       51      26        8        0        0
October 25, 2012 .....      90       0        0        0        0        0       100       40      15        0        0        0
October 25, 2013 .....      88       0        0        0        0        0       100       31       7        0        0        0
October 25, 2014 .....      85       0        0        0        0        0       100       23       *        0        0        0
October 25, 2015 .....      83       0        0        0        0        0       100       16       0        0        0        0
October 25, 2016 .....      80       0        0        0        0        0       100       10       0        0        0        0
October 25, 2017 .....      76       0        0        0        0        0       100        5       0        0        0        0
October 25, 2018 .....      73       0        0        0        0        0       100        1       0        0        0        0
October 25, 2019 .....      68       0        0        0        0        0       100        0       0        0        0        0
October 25, 2020 .....      64       0        0        0        0        0       100        0       0        0        0        0
October 25, 2021 .....      59       0        0        0        0        0       100        0       0        0        0        0
October 25, 2022 .....      53       0        0        0        0        0       100        0       0        0        0        0
October 25, 2023 .....      47       0        0        0        0        0       100        0       0        0        0        0
October 25, 2024 .....      40       0        0        0        0        0       100        0       0        0        0        0
October 25, 2025 .....      33       0        0        0        0        0       100        0       0        0        0        0
October 25, 2026 .....      24       0        0        0        0        0       100        0       0        0        0        0
October 25, 2027 .....      15       0        0        0        0        0       100        0       0        0        0        0
October 25, 2028 .....       4       0        0        0        0        0       100        0       0        0        0        0
October 25, 2029 .....       0       0        0        0        0        0        93        0       0        0        0        0
October 25, 2030 .....       0       0        0        0        0        0        81        0       0        0        0        0
October 25, 2031 .....       0       0        0        0        0        0        67        0       0        0        0        0
October 25, 2032 .....       0       0        0        0        0        0        53        0       0        0        0        0
October 25, 2033 .....       0       0        0        0        0        0        44        0       0        0        0        0
October 25, 2034 .....       0       0        0        0        0        0        33        0       0        0        0        0
October 25, 2035 .....       0       0        0        0        0        0        23        0       0        0        0        0
October 25, 2036 .....       0       0        0        0        0        0         0        0       0        0        0        0
Weighted Average Life
   in Years:
   Without Optional
     Termination .....   15.12    1.60     1.22     0.99     0.84     0.74     26.52     5.96    3.94     2.84     2.05     1.78
   With Optional
     Termination .....   15.12    1.60     1.22     0.99     0.84     0.74     26.52     5.96    3.94     2.84     2.05     1.78

* Indicates a value between 0.0% and 0.5%.

                                     S-D-2-2

                           PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS A3 AND CLASS M1
                          NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                          CLASS A3 NOTES                                        CLASS M1 NOTES
                         -------------------------------------------------     -------------------------------------------------
                          0%      50%      75%      100%     125%     150%      0%       50%     75%      100%     125%     150%
                         -----   -----    -----     ----     ----     ----     -----    -----   -----     ----     ----     ----

Initial Percentage ...     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2007 .....     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2008 .....     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2009 .....     100     100      100      100       74        0       100      100     100      100      100       93
October 25, 2010 .....     100     100      100      100       74        0       100      100      80       56      100       93
October 25, 2011 .....     100     100      100      100       74        0       100       95      64       41       40       93
October 25, 2012 .....     100     100      100       96       54        0       100       81      50       30       17       70
October 25, 2013 .....     100     100      100       70       36        0       100       70      40       22       11       43
October 25, 2014 .....     100     100      100       51       24        0       100       60      31       16        7       26
October 25, 2015 .....     100     100       80       37       16        0       100       51      25       11        5       13
October 25, 2016 .....     100     100       63       27       11        0       100       43      19        8        3        3
October 25, 2017 .....     100     100       50       20        7        0       100       37      15        6        0        0
October 25, 2018 .....     100     100       39       14        3        0       100       32      12        4        0        0
October 25, 2019 .....     100      87       31       10        *        0       100       27      10        3        0        0
October 25, 2020 .....     100      74       24        8        0        0       100       23       7        *        0        0
October 25, 2021 .....     100      62       19        4        0        0       100       19       6        0        0        0
October 25, 2022 .....     100      53       15        1        0        0       100       16       5        0        0        0
October 25, 2023 .....     100      44       12        0        0        0       100       14       4        0        0        0
October 25, 2024 .....     100      37        9        0        0        0       100       11       3        0        0        0
October 25, 2025 .....     100      31        7        0        0        0       100        9       0        0        0        0
October 25, 2026 .....     100      26        4        0        0        0       100        8       0        0        0        0
October 25, 2027 .....     100      21        1        0        0        0       100        6       0        0        0        0
October 25, 2028 .....     100      17        0        0        0        0       100        5       0        0        0        0
October 25, 2029 .....     100      14        0        0        0        0       100        4       0        0        0        0
October 25, 2030 .....     100      11        0        0        0        0       100        3       0        0        0        0
October 25, 2031 .....     100       9        0        0        0        0       100        2       0        0        0        0
October 25, 2032 .....     100       6        0        0        0        0        97        0       0        0        0        0
October 25, 2033 .....     100       3        0        0        0        0        86        0       0        0        0        0
October 25, 2034 .....     100       0        0        0        0        0        72        0       0        0        0        0
October 25, 2035 .....     100       0        0        0        0        0        60        0       0        0        0        0
October 25, 2036 .....       0       0        0        0        0        0         0        0       0        0        0        0
Weighted Average Life
   in Years:
   Without Optional
     Termination .....   29.90   17.46    12.06     8.89     6.37     2.42     28.87    10.70    7.21     5.58     5.40     6.89
   With Optional
     Termination .....   29.90   14.38     9.62     7.04     4.93     2.42     28.87     9.79    6.50     5.04     4.99     4.28

* Indicates a value between 0.0% and 0.5%.

                                     S-D-2-3

                           PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M2 AND CLASS M3
                          NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                          CLASS M2 NOTES                                        CLASS M3 NOTES
                         -------------------------------------------------     -------------------------------------------------
                          0%      50%      75%      100%     125%     150%      0%       50%     75%      100%     125%     150%
                         -----   -----    -----     ----     ----     ----     -----    -----   -----     ----     ----     ----

Initial Percentage ...     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2007 .....     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2008 .....     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2009 .....     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2010 .....     100     100       80       56       86      100       100      100      80       56       38       75
October 25, 2011 .....     100      95       64       41       25       38       100       95      64       41       25       14
October 25, 2012 .....     100      81       50       30       17        9       100       81      50       30       17        9
October 25, 2013 .....     100      70       40       22       11        5       100       70      40       22       11        5
October 25, 2014 .....     100      60       31       16        7        3       100       60      31       16        7        0
October 25, 2015 .....     100      51       25       11        5        0       100       51      25       11        5        0
October 25, 2016 .....     100      43       19        8        3        0       100       43      19        8        0        0
October 25, 2017 .....     100      37       15        6        0        0       100       37      15        6        0        0
October 25, 2018 .....     100      32       12        4        0        0       100       32      12        4        0        0
October 25, 2019 .....     100      27       10        2        0        0       100       27      10        0        0        0
October 25, 2020 .....     100      23        7        0        0        0       100       23       7        0        0        0
October 25, 2021 .....     100      19        6        0        0        0       100       19       6        0        0        0
October 25, 2022 .....     100      16        5        0        0        0       100       16       5        0        0        0
October 25, 2023 .....     100      14        4        0        0        0       100       14       1        0        0        0
October 25, 2024 .....     100      11        *        0        0        0       100       11       0        0        0        0
October 25, 2025 .....     100       9        0        0        0        0       100        9       0        0        0        0
October 25, 2026 .....     100       8        0        0        0        0       100        8       0        0        0        0
October 25, 2027 .....     100       6        0        0        0        0       100        6       0        0        0        0
October 25, 2028 .....     100       5        0        0        0        0       100        5       0        0        0        0
October 25, 2029 .....     100       4        0        0        0        0       100        4       0        0        0        0
October 25, 2030 .....     100       3        0        0        0        0       100        0       0        0        0        0
October 25, 2031 .....     100       0        0        0        0        0       100        0       0        0        0        0
October 25, 2032 .....      97       0        0        0        0        0        97        0       0        0        0        0
October 25, 2033 .....      86       0        0        0        0        0        86        0       0        0        0        0
October 25, 2034 .....      72       0        0        0        0        0        72        0       0        0        0        0
October 25, 2035 .....      60       0        0        0        0        0        60        0       0        0        0        0
October 25, 2036 .....       0       0        0        0        0        0         0        0       0        0        0        0
Weighted Average Life
   in Years:
   Without Optional
     Termination .....   28.87   10.68     7.19     5.49     4.96     5.06     28.87    10.66    7.17     5.43     4.74     4.48
   With Optional
     Termination .....   28.87    9.79     6.50     4.97     4.56     4.40     28.87     9.79    6.50     4.93     4.36     4.16

* Indicates a value between 0.0% and 0.5%

                                     S-D-2-4

                           PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M4 AND CLASS M5
                          NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                          CLASS M4 NOTES                                        CLASS M5 NOTES
                         -------------------------------------------------     -------------------------------------------------
                          0%      50%      75%      100%     125%     150%      0%       50%     75%      100%     125%     150%
                         -----   -----    -----     ----     ----     ----     -----    -----   -----     ----     ----     ----

Initial Percentage ...     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2007 .....     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2008 .....     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2009 .....     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2010 .....     100     100       80       56       38       23       100      100      80       56       38       23
October 25, 2011 .....     100      95       64       41       25       14       100       95      64       41       25       14
October 25, 2012 .....     100      81       50       30       17        9       100       81      50       30       17        9
October 25, 2013 .....     100      70       40       22       11        5       100       70      40       22       11        4
October 25, 2014 .....     100      60       31       16        7        0       100       60      31       16        7        0
October 25, 2015 .....     100      51       25       11        5        0       100       51      25       11        2        0
October 25, 2016 .....     100      43       19        8        0        0       100       43      19        8        0        0
October 25, 2017 .....     100      37       15        6        0        0       100       37      15        6        0        0
October 25, 2018 .....     100      32       12        3        0        0       100       32      12        0        0        0
October 25, 2019 .....     100      27       10        0        0        0       100       27      10        0        0        0
October 25, 2020 .....     100      23        7        0        0        0       100       23       7        0        0        0
October 25, 2021 .....     100      19        6        0        0        0       100       19       6        0        0        0
October 25, 2022 .....     100      16        4        0        0        0       100       16       0        0        0        0
October 25, 2023 .....     100      14        0        0        0        0       100       14       0        0        0        0
October 25, 2024 .....     100      11        0        0        0        0       100       11       0        0        0        0
October 25, 2025 .....     100       9        0        0        0        0       100        9       0        0        0        0
October 25, 2026 .....     100       8        0        0        0        0       100        8       0        0        0        0
October 25, 2027 .....     100       6        0        0        0        0       100        6       0        0        0        0
October 25, 2028 .....     100       5        0        0        0        0       100        4       0        0        0        0
October 25, 2029 .....     100       2        0        0        0        0       100        0       0        0        0        0
October 25, 2030 .....     100       0        0        0        0        0       100        0       0        0        0        0
October 25, 2031 .....     100       0        0        0        0        0       100        0       0        0        0        0
October 25, 2032 .....      97       0        0        0        0        0        97        0       0        0        0        0
October 25, 2033 .....      86       0        0        0        0        0        86        0       0        0        0        0
October 25, 2034 .....      72       0        0        0        0        0        72        0       0        0        0        0
October 25, 2035 .....      60       0        0        0        0        0        60        0       0        0        0        0
October 25, 2036 .....       0       0        0        0        0        0         0        0       0        0        0        0
Weighted Average Life
   in Years:
   Without Optional
     Termination .....   28.87   10.63     7.14     5.39     4.63     4.22     28.87    10.59    7.11     5.35     4.54     4.03
   With Optional
     Termination .....   28.87    9.79     6.50     4.91     4.26     3.92     28.87     9.79    6.50     4.89     4.18     3.75

                                     S-D-2-5

                           PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M6 AND CLASS M7
                          NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                          CLASS M6 NOTES                                        CLASS M7 NOTES
                         -------------------------------------------------     -------------------------------------------------
                          0%      50%      75%      100%     125%     150%      0%       50%      75%     100%     125%     150%
                         -----   -----    -----     ----     ----     ----     -----    -----   -----     ----     ----     ----

Initial Percentage ...     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2007 .....     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2008 .....     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2009 .....     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2010 .....     100     100       80       56       38       23       100      100      80       56       38       23
October 25, 2011 .....     100      95       64       41       25       14       100       95      64       41       25       14
October 25, 2012 .....     100      81       50       30       17        9       100       81      50       30       17        9
October 25, 2013 .....     100      70       40       22       11        0       100       70      40       22       11        0
October 25, 2014 .....     100      60       31       16        7        0       100       60      31       16        4        0
October 25, 2015 .....     100      51       25       11        0        0       100       51      25       11        0        0
October 25, 2016 .....     100      43       19        8        0        0       100       43      19        8        0        0
October 25, 2017 .....     100      37       15        3        0        0       100       37      15        0        0        0
October 25, 2018 .....     100      32       12        0        0        0       100       32      12        0        0        0
October 25, 2019 .....     100      27       10        0        0        0       100       27      10        0        0        0
October 25, 2020 .....     100      23        7        0        0        0       100       23       4        0        0        0
October 25, 2021 .....     100      19        2        0        0        0       100       19       0        0        0        0
October 25, 2022 .....     100      16        0        0        0        0       100       16       0        0        0        0
October 25, 2023 .....     100      14        0        0        0        0       100       14       0        0        0        0
October 25, 2024 .....     100      11        0        0        0        0       100       11       0        0        0        0
October 25, 2025 .....     100       9        0        0        0        0       100        9       0        0        0        0
October 25, 2026 .....     100       8        0        0        0        0       100        6       0        0        0        0
October 25, 2027 .....     100       6        0        0        0        0       100        0       0        0        0        0
October 25, 2028 .....     100       0        0        0        0        0       100        0       0        0        0        0
October 25, 2029 .....     100       0        0        0        0        0       100        0       0        0        0        0
October 25, 2030 .....     100       0        0        0        0        0       100        0       0        0        0        0
October 25, 2031 .....     100       0        0        0        0        0       100        0       0        0        0        0
October 25, 2032 .....      97       0        0        0        0        0        97        0       0        0        0        0
October 25, 2033 .....      86       0        0        0        0        0        86        0       0        0        0        0
October 25, 2034 .....      72       0        0        0        0        0        72        0       0        0        0        0
October 25, 2035 .....      60       0        0        0        0        0        60        0       0        0        0        0
October 25, 2036 .....       0       0        0        0        0        0         0        0       0        0        0        0
Weighted Average Life
   in Years:
   Without Optional
     Termination .....   28.87   10.54     7.07     5.31     4.46     3.89     28.87    10.47    7.02     5.25     4.37     3.76
   With Optional
     Termination .....   28.87    9.79     6.50     4.88     4.13     3.62     28.87     9.79    6.50     4.87     4.08     3.53

                                     S-D-2-6

                           PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M8 AND CLASS M9
                          NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                          CLASS M8 NOTES                                        CLASS M9 NOTES
                         -------------------------------------------------     -------------------------------------------------
                          0%      50%      75%      100%     125%     150%      0%       50%     75%      100%     125%     150%
                         -----   -----    -----     ----     ----     ----     -----    -----   -----     ----     ----     ----

Initial Percentage ...     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2007 .....     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2008 .....     100     100      100      100      100      100       100      100     100      100      100      100
October 25, 2009 .....     100     100      100      100      100      100       100      100     100      100      100       65
October 25, 2010 .....     100     100       80       56       38       23       100      100      80       56       38       23
October 25, 2011 .....     100      95       64       41       25       14       100       95      64       41       25       14
October 25, 2012 .....     100      81       50       30       17        1       100       81      50       30       17        0
October 25, 2013 .....     100      70       40       22       11        0       100       70      40       22        1        0
October 25, 2014 .....     100      60       31       16        0        0       100       60      31       16        0        0
October 25, 2015 .....     100      51       25       11        0        0       100       51      25        3        0        0
October 25, 2016 .....     100      43       19        0        0        0       100       43      19        0        0        0
October 25, 2017 .....     100      37       15        0        0        0       100       37      15        0        0        0
October 25, 2018 .....     100      32       12        0        0        0       100       32       7        0        0        0
October 25, 2019 .....     100      27        5        0        0        0       100       27       0        0        0        0
October 25, 2020 .....     100      23        0        0        0        0       100       23       0        0        0        0
October 25, 2021 .....     100      19        0        0        0        0       100       19       0        0        0        0
October 25, 2022 .....     100      16        0        0        0        0       100       16       0        0        0        0
October 25, 2023 .....     100      14        0        0        0        0       100       14       0        0        0        0
October 25, 2024 .....     100      11        0        0        0        0       100        3       0        0        0        0
October 25, 2025 .....     100       5        0        0        0        0       100        0       0        0        0        0
October 25, 2026 .....     100       0        0        0        0        0       100        0       0        0        0        0
October 25, 2027 .....     100       0        0        0        0        0       100        0       0        0        0        0
October 25, 2028 .....     100       0        0        0        0        0       100        0       0        0        0        0
October 25, 2029 .....     100       0        0        0        0        0       100        0       0        0        0        0
October 25, 2030 .....     100       0        0        0        0        0       100        0       0        0        0        0
October 25, 2031 .....     100       0        0        0        0        0       100        0       0        0        0        0
October 25, 2032 .....      97       0        0        0        0        0        97        0       0        0        0        0
October 25, 2033 .....      86       0        0        0        0        0        86        0       0        0        0        0
October 25, 2034 .....      72       0        0        0        0        0        72        0       0        0        0        0
October 25, 2035 .....      60       0        0        0        0        0        60        0       0        0        0        0
October 25, 2036 .....       0       0        0        0        0        0         0        0       0        0        0        0
Weighted Average Life
   in Years:
   Without Optional
     Termination .....   28.87   10.37     6.93     5.18     4.28     3.65     28.87    10.23    6.83     5.09     4.20     3.55
   With Optional
     Termination .....   28.87    9.79     6.50     4.87     4.04     3.46     28.87     9.79    6.50     4.85     4.02     3.41

                                     S-D-2-7

          PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE CLASS M10
   NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                          CLASS M10 NOTES
                         -------------------------------------------------
                          0%      50%      75%      100%     125%     150%
                         -----   -----    -----     ----     ----     ----
Initial Percentage ...     100     100      100      100      100      100
October 25, 2007 .....     100     100      100      100      100      100
October 25, 2008 .....     100     100      100      100      100      100
October 25, 2009 .....     100     100      100      100      100       38
October 25, 2010 .....     100     100       80       56       38       23
October 25, 2011 .....     100      95       64       41       25        3
October 25, 2012 .....     100      81       50       30       12        0
October 25, 2013 .....     100      70       40       22        0        0
October 25, 2014 .....     100      60       31        9        0        0
October 25, 2015 .....     100      51       25        0        0        0
October 25, 2016 .....     100      43       19        0        0        0
October 25, 2017 .....     100      37        8        0        0        0
October 25, 2018 .....     100      32        0        0        0        0
October 25, 2019 .....     100      27        0        0        0        0
October 25, 2020 .....     100      23        0        0        0        0
October 25, 2021 .....     100      19        0        0        0        0
October 25, 2022 .....     100      11        0        0        0        0
October 25, 2023 .....     100       1        0        0        0        0
October 25, 2024 .....     100       0        0        0        0        0
October 25, 2025 .....     100       0        0        0        0        0
October 25, 2026 .....     100       0        0        0        0        0
October 25, 2027 .....     100       0        0        0        0        0
October 25, 2028 .....     100       0        0        0        0        0
October 25, 2029 .....     100       0        0        0        0        0
October 25, 2030 .....     100       0        0        0        0        0
October 25, 2031 .....     100       0        0        0        0        0
October 25, 2032 .....      97       0        0        0        0        0
October 25, 2033 .....      86       0        0        0        0        0
October 25, 2034 .....      72       0        0        0        0        0
October 25, 2035 .....      60       0        0        0        0        0
October 25, 2036 .....       0       0        0        0        0        0
Weighted Average Life
   in Years:
   Without Optional
     Termination .....   28.87   10.03     6.68     4.97     4.09     3.45
   With Optional
     Termination .....   28.87    9.79     6.50     4.85     4.00     3.37

                                     S-D-2-8

PROSPECTUS
                             [AEGIS LOGO OMITTED]

                   AEGIS ASSET BACKED SECURITIES CORPORATION

                                   DEPOSITOR

                      MORTGAGE AND ASSET BACKED SECURITIES
                               (ISSUABLE IN SERIES)

                               -------------------

THE TRUSTS:

     Each trust will be established to hold assets transferred to it by Aegis
Asset Backed Securities Corporation. The assets in each trust will be specified in the prospectus supplement and will generally consist of the following types of residential mortgage loans, together with certain other assets as described in the accompanying prospectus supplement:

    o first and/or subordinate lien mortgage loans secured by one- to four-family residential properties,

    o private mortgage-backed securities backed by first and/or subordinate lien mortgage loans secured by one- to four-family residential properties
      or

    o closed-end and/or revolving home equity loans or specified balances thereof, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties.

THE SECURITIES:

     The securities of a series will consist of certificates which evidence a beneficial ownership interest in an issuing entity established by the depositor in the form of a trust and/or notes secured by the assets of a trust. The securities will be offered for sale pursuant to this prospectus and the related prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series of securities will be issued in one or more classes and each class will evidence the right to receive a specified portion of future payments on the assets in the trust to which the series relates. A prospectus supplement for a series will specify all the terms of the series and each of the classes in the series. The securities will represent interests in the related trust only and will not represent interests in or obligations of any other entity.

OFFERS OF SECURITIES:

     The securities may be offered to the public through several different methods, including offerings through underwriters.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS
PROSPECTUS AND UNDER "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                October 20, 2006

         IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about each series of securities is contained in two separate documents:

     o    this prospectus, which provides general information, some of which may not apply to a particular series; and

     o    the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

     The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

     You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                   ----------

     If you require additional information, the mailing address of the depositor's principal executive offices is Investor Relations Department, Aegis
Asset Backed Securities Corporation, 3250 Briarpark, Suite 400, Houston, Texas
77042 and the telephone number is (713) 787-0100. For other means of acquiring additional information about us or a series of securities, see "Incorporation of
Certain Documents by Reference" beginning on page 39.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

   Indices Applicable to Floating Rate and Inverse Floating Rate

   Collection Procedures; Waiver or Modification of Mortgage
      Loan Terms.........................................................     92
   Hazard Insurance......................................................     92
   Realization upon Defaulted Loans; Primary Mortgage Insurance

                                                                            Page
                                                                            ----

Annex I Global Clearance, Settlement and Tax Documentation
   Procedures............................................................    150
Index Of Defined Terms...................................................    155

                                  RISK FACTORS

     You should carefully consider the following information since it identifies known material sources of risk associated with an investment in the securities.
You should also carefully consider the information set forth under "Risk
Factors" in the accompanying prospectus supplement.

YOUR RISK OF LOSS MAY BE
   HIGHER THAN YOU EXPECT IF
   YOUR SECURITIES ARE BACKED
   BY LOANS THAT WERE
   UNDERWRITTEN TO STANDARDS
   WHICH DO NOT CONFORM TO THE
   STANDARDS OF FREDDIE MAC OR
   FANNIE MAE.................   Substantially all of the loans in the trust
                                 will have been originated under standards that
                                 were less stringent than the standards
                                 generally acceptable to Freddie Mac and Fannie
                                 Mae with regard to the borrower's credit
                                 standing and repayment ability. The related
                                 borrowers may have payment histories and
                                 debt-to-income ratios which would not satisfy
                                 Freddie Mac and Fannie Mae underwriting
                                 guidelines and may have a record of major
                                 derogatory credit items such as outstanding
                                 judgments or prior bankruptcies. In addition,
                                 on a case by case basis, the related seller may
                                 determine that, based upon compensating
                                 factors, a prospective borrower not strictly
                                 qualifying under its applicable underwriting
                                 risk category guidelines warrants an
                                 underwriting exception. These exceptions would
                                 represent a further departure from the Freddie
                                 Mac and Fannie Mae standards.

                                 As a result of the application of less
                                 stringent underwriting standards, certain
                                 mortgage loans in a mortgage pool may
                                 experience rates of delinquency, foreclosure
                                 and bankruptcy that are higher, and that may be
                                 substantially higher, than those experienced by
                                 mortgage loans underwritten in a more
                                 traditional manner. Furthermore, changes in the
                                 values of the related mortgaged properties may
                                 have a greater effect on the delinquency,
                                 foreclosure, bankruptcy and loss experience of
                                 these mortgage loans than on mortgage loans
                                 originated in a more traditional manner. No
                                 assurance can be given that the values of the
                                 related mortgaged properties have remained or
                                 will remain at the levels in effect on the
                                 dates of origination of the related mortgage
                                 loans.

ASPECTS OF THE MORTGAGE LOAN
   ORIGINATION PROCESS MAY
   RESULT IN HIGHER EXPECTED
   DELINQUENCIES..............   Various factors in the process of originating
                                 the mortgage loans in the trust may have the
                                 effect of increasing delinquencies and defaults
                                 on the mortgage loans. These factors may
                                 include any or all of the following:

                                 APPRAISAL QUALITY: During the mortgage loan
                                 underwriting process, appraisals are generally
                                 obtained on each prospective mortgaged
                                 property. The quality of these appraisals may
                                 vary widely in accuracy and consistency.
                                 Because in most cases the appraiser is

                                 selected by the mortgage loan broker or lender,
                                 the appraiser may feel pressure from that
                                 broker or lender to provide an appraisal in the
                                 amount necessary to enable the originator to
                                 make the loan, whether or not the value of the
                                 property justifies such an appraised value.
                                 Inaccurate or inflated appraisals may result in
                                 an increase in the number and severity of
                                 losses on the mortgage loans.

                                 STATED INCOME UNDERWRITING GUIDELINES: Most
                                 underwriting guidelines applied in the
                                 origination of mortgage loans have several
                                 different levels of documentation requirements
                                 applicable to prospective borrowers. There has
                                 recently been an increasing number of mortgage
                                 loans originated under "stated income"
                                 programs, which permit an applicant to qualify
                                 for a mortgage loan based upon monthly income
                                 as stated on the mortgage loan application, if
                                 the applicant meets certain criteria. Typically
                                 no verification of monthly income is required
                                 under stated income programs, which increases
                                 the risk that these borrowers have overstated
                                 their income and may not have sufficient income
                                 to make their monthly mortgage loan payments.
                                 You should consider the risk that a higher
                                 number of mortgage loans originated under
                                 stated income programs may result in increased
                                 delinquencies and defaults on the mortgage
                                 loans in the trust.

                                 UNDERWRITING GUIDELINE EXCEPTIONS: Although
                                 mortgage originators generally underwrite
                                 mortgage loans in accordance with their
                                 pre-determined loan underwriting guidelines,
                                 from time to time and in the ordinary course of
                                 business, originators will make exceptions to
                                 these guidelines. Loans originated with
                                 exceptions may result in a higher number of
                                 delinquencies and loss severities than loans
                                 originated in strict compliance with the
                                 designated underwriting guidelines.

                                 NON-OWNER OCCUPIED PROPERTIES: Mortgage loans
                                 secured by properties acquired by investors for
                                 the purposes of rental income or capital
                                 appreciation, or properties acquired as second
                                 homes, tend to have higher severities of
                                 default than properties that are regularly
                                 occupied by the related borrowers. In a
                                 default, real property investors who do not
                                 reside in the mortgaged property may be more
                                 likely to abandon the related mortgaged
                                 property, increasing the severity of the
                                 default.

                                 FRAUD: Fraud committed in the origination
                                 process may increase delinquencies and defaults
                                 on the mortgage loans. For example, a borrower
                                 may present fraudulent documentation to a
                                 lender during the mortgage loan underwriting
                                 process, which may enable the borrower to
                                 qualify for a higher balance or lower interest
                                 rate

                                 mortgage loan than the borrower would otherwise
                                 qualify for. In addition, increasingly frequent
                                 incidences of identity theft involving
                                 borrowers, particularly in the case of mortgage
                                 loans originated by brokers and under
                                 streamlined origination programs, may result in
                                 an increased number of fraudulent mortgage
                                 loans that are not secured by a mortgaged
                                 property. You should consider the potential
                                 effect of fraud by borrowers, brokers and other
                                 third parties on the yield on your securities.

                                 SELF-EMPLOYED BORROWERS: Self-employed
                                 borrowers may be more likely to default on
                                 their mortgage loans than salaried or
                                 commissioned borrowers and generally have less
                                 predictable income. In addition, many
                                 self-employed borrowers are small business
                                 owners who may be personally liable for their
                                 business debt. Consequently, you should
                                 consider that a higher number of self-employed
                                 borrowers may result in increased defaults on
                                 the mortgage loans in the trust.

                                 FIRST TIME BORROWERS: First time home buyers
                                 are often younger, have shorter credit
                                 histories, are more highly leveraged and have
                                 less experience with undertaking mortgage debt
                                 and maintaining a residential property than
                                 other borrowers. The presence of loans to first
                                 time buyers in the mortgage pool may increase
                                 the number of defaults on the mortgage loans.

                                 Although the aspects of the mortgage loan
                                 origination process described above may be
                                 indicative of the performance of the mortgage
                                 loans, information regarding these factors may
                                 not be available for the mortgage loans in the
                                 trust, unless specified in the prospectus
                                 supplement.

                                 See "Loan Programs" in this prospectus and see
                                 the prospectus supplement for a description of
                                 the characteristics of the related mortgage
                                 loans and for a general description of the
                                 underwriting guidelines applied in originating
                                 the related mortgage loans.

CHANGES IN U.S. ECONOMIC
   CONDITIONS MAY ADVERSELY
   AFFECT THE PERFORMANCE OF
   MORTGAGE LOANS,
   PARTICULARLY ADJUSTABLE
   RATE LOANS OF VARIOUS
   TYPES......................   Recently, an increasingly large proportion of
                                 residential mortgage loans originated in the
                                 United States has been adjustable rate mortgage
                                 loans, including loans that have interest-only
                                 features.

                                 If specified in the related prospectus
                                 supplement, the trust may include significant
                                 concentrations of these types of adjustable
                                 rate mortgage loans, which present

                                 special default and prepayment risks.

                                 The primary attraction to borrowers of these
                                 adjustable rate mortgage loan products is that
                                 initial monthly mortgage loan payments can be
                                 significantly lower than fixed rate or level
                                 pay mortgage loans under which the borrower
                                 pays both principal and interest at an interest
                                 rate fixed for the life of the mortgage loan.
                                 As a result, many borrowers are able to incur
                                 substantially greater mortgage debt using one
                                 of these adjustable rate mortgage loan products
                                 than if they used a fixed rate mortgage loan.

                                 In addition, a substantial number of these
                                 adjustable rate mortgage loans have been
                                 originated in regions of the United States that
                                 have seen substantial residential housing price
                                 appreciation over the past few years, such as
                                 California and major metropolitan areas in
                                 other states. Many borrowers in these markets
                                 have used adjustable rate mortgage loan
                                 products to purchase homes that are
                                 comparatively larger or more expensive than
                                 they would otherwise have purchased with a
                                 fixed rate mortgage loan with relatively higher
                                 monthly payments. These borrowers may have
                                 taken out these mortgage loan products in the
                                 expectation that either (1) their income will
                                 rise by the time their fixed rate period or
                                 interest-only period expires, thus enabling
                                 them to make the higher monthly payments, or
                                 (2) in an appreciating real estate market, they
                                 will be able to sell their property for a
                                 higher price or will be able to refinance the
                                 mortgage loan before the expiration of the
                                 fixed rate or interest-only period.

                                 Borrowers with adjustable rate mortgage loans,
                                 such as those included in the trust, will
                                 likely be exposed to increased monthly payments
                                 (1) when the mortgage interest rate adjusts
                                 upward from a low introductory rate to the rate
                                 computed in accordance with the applicable
                                 index and margin, (2) if interest rates rise
                                 significantly or (3) in the case of
                                 interest-only mortgage loans, from the large
                                 increases in monthly payments when the
                                 interest-only terms expire and the monthly
                                 payments on these loans are recalculated to
                                 amortize the outstanding principal balance over
                                 the remaining term.

                                 When evaluating a mortgage loan application
                                 from a prospective borrower for an adjustable
                                 rate or interest-only mortgage loan, many
                                 mortgage originators determine the amount of
                                 loan that borrower can afford based on the
                                 borrower's initial scheduled monthly payments,
                                 or the scheduled monthly payments on the first
                                 mortgage interest rate reset date, rather than
                                 based on the adjusted monthly payments as of
                                 future mortgage interest reset dates (in the
                                 case of adjustable

                                 rate mortgage loans) or the principal
                                 amortization date (in the case of interest-only
                                 mortgage loans). Unless otherwise specified in
                                 the related prospectus supplement, mortgage
                                 loan characteristics and debt-to-income ratios
                                 set forth in the prospectus supplement will
                                 reflect the scheduled mortgage loan payments
                                 due or being made as of the "cut-off date," and
                                 will not reflect the mortgage loan payment
                                 resets that will occur during the life of the
                                 mortgage loan. These origination practices may
                                 increase the sensitivity of mortgage loan
                                 performance and defaults to changes in U.S.
                                 economic conditions.

                                 In recent years, mortgage interest rates have
                                 been at historically low levels. Although
                                 short-term interest rates have increased from
                                 their lowest levels, long-term interest rates
                                 have remained low. If mortgage interest rates
                                 rise, borrowers will experience increased
                                 monthly payments on their adjustable rate
                                 mortgage loans. As the fixed interest rates on
                                 hybrid mortgage loans expire and convert to
                                 adjustable rates, borrowers may find that the
                                 new minimum monthly payments are considerably
                                 higher and they may not be able to make those
                                 payments.

                                 In addition, without regard to changes in
                                 interest rates, the monthly payments on
                                 mortgage loans with interest-only features will
                                 increase substantially when the principal must
                                 be repaid.

                                 Borrowers who intend to avoid increased monthly
                                 payments by refinancing their mortgage loans
                                 may find that lenders may not in the future be
                                 willing or able to offer these adjustable rate
                                 mortgage loan products, or to offer these
                                 products at relatively low interest rates. A
                                 decline in housing prices generally or in
                                 certain regions of the United States could also
                                 leave borrowers with insufficient equity in
                                 their homes to permit them to refinance.

                                 Rising unemployment and slow wage growth in
                                 certain regions of the United States or
                                 generally could also impact the ability of many
                                 borrowers with adjustable rate mortgage loans
                                 to make the higher monthly payments resulting
                                 from the expiration of fixed rate periods or
                                 interest-only periods, or from increases in
                                 interest rates. If borrowers become unemployed
                                 in a slowing economy, or if they find that
                                 expected increases in personal income have not
                                 occurred, they may be unable to make the higher
                                 monthly mortgage payments.

                                 It is likely that borrowers with adjustable
                                 rate mortgage loans will over the next several
                                 years be required to spend a larger proportion
                                 of their income to service

                                        9

                                 their mortgage debt. This increase could, in
                                 the absence of strong wage growth, come at the
                                 expense of other expenditures by these
                                 borrowers, particularly consumer spending. It
                                 is possible that a decline in consumer spending
                                 could cause the U.S. economy to slow or
                                 decline, which could give rise to increased
                                 unemployment and falling property values. These
                                 factors would negatively impact the ability of
                                 many borrowers to meet their increased monthly
                                 mortgage payments as described above. As a
                                 consequence, defaults on adjustable rate
                                 mortgage loans may increase significantly.

                                 Any of these factors, or a combination of these
                                 factors, could cause mortgage loan defaults to
                                 increase.

                                 See "-- Risks Related to Mortgage Loans with
                                 Interest-Only Payments" for further discussion
                                 of mortgage loans with interest-only features.

DECLINES IN PROPERTY VALUES
   MAY ADVERSELY AFFECT
   YOU........................   The value of the properties underlying the
                                 loans held in the trust may decline over time.
                                 Among the factors that could adversely affect
                                 the value of the properties are:

                                 o    an overall decline in the residential real
                                      estate market in the areas in which they
                                      are located;

                                 o    a decline in their general condition from
                                      the failure of borrowers to maintain their
                                      property adequately; and

                                 o    natural disasters that are not covered by
                                      insurance, such as earthquakes and floods.

                                 In the case of home equity loans, declining
                                 property values could diminish or extinguish
                                 the value of a junior mortgage before reducing
                                 the value of a senior mortgage on the same
                                 property.

                                 If property values decline, the actual rates of
                                 delinquencies, foreclosures and losses on all
                                 underlying loans could be higher than those
                                 currently experienced in the mortgage lending
                                 industry in general. These losses, to the
                                 extent not otherwise covered by a credit
                                 enhancement, will be borne by the holder of one
                                 or more classes of securities.

RISKS RELATED TO MORTGAGE
   LOANS WITH INTEREST-
   ONLY PAYMENTS..............   If specified in the related prospectus
                                 supplement, some of the mortgage loans to be
                                 included in the trust may provide for payment
                                 of interest at the related mortgage interest
                                 rate, but no payment of principal, for the
                                 period following origination specified in the
                                 related prospectus supplement. Following the
                                 applicable interest-only period, the monthly
                                 payment with respect to each of

                                       10

                                 these mortgage loans will be increased to an
                                 amount sufficient to amortize the principal
                                 balance of the mortgage loan over the remaining
                                 term and to pay interest at the applicable
                                 mortgage interest rate.

                                 If applicable, the presence of these mortgage
                                 loans in the trust will, absent other
                                 considerations, result in longer weighted
                                 average lives of the related securities than
                                 would have been the case had these loans not
                                 been included in the trust. In addition,
                                 borrowers may view the absence of any
                                 obligation to make a payment of principal
                                 during the interest-only period following
                                 origination specified in the related prospectus
                                 supplement as a disincentive to prepayment.
                                 Conversely, however, borrowers may be more
                                 likely to refinance their mortgage loans when
                                 the related interest-only period expires,
                                 resulting in increased prepayments.

                                 After a borrower's monthly payment has been
                                 increased to include principal amortization,
                                 and assuming the borrower does not refinance
                                 the related mortgage loan, delinquency or
                                 default may be more likely.

                                 See also "-- Changes in U.S. Economic
                                 Conditions May Adversely Affect the Performance
                                 of Mortgage Loans, Particularly Adjustable Rate
                                 Loans of Various Types" for a discussion of
                                 risks related to interest-only mortgage loans
                                 and economic conditions.

MORTGAGE LOANS WITH HIGH
   ORIGINAL LOAN-TO-VALUE
   RATIOS MAY PRESENT A
   GREATER RISK OF LOSS ......   As specified in the related prospectus
                                 supplement, a certain number of mortgage loans
                                 included in the trust may have original
                                 loan-to-value ratios of greater than 80%.
                                 Mortgage loans with high loan-to-value ratios,
                                 particularly those in excess of 100%, may be
                                 more likely to experience default and
                                 foreclosure than mortgage loans with low
                                 original loan-to-value ratios.

                                 Moreover, mortgage loans with high original
                                 loan-to-value ratios are more likely to be
                                 subject to a judicial reduction of the loan
                                 amount in bankruptcy or other proceedings than
                                 mortgage loans with lower original
                                 loan-to-value ratios. If a court relieves a
                                 borrower's obligation to repay amounts
                                 otherwise due on a mortgage loan, none of the
                                 servicers or the master servicer will be
                                 required to advance funds in respect of
                                 relieved amounts, and any related loss may
                                 reduce the amount available to be paid to
                                 securityholders. In such event, holders of
                                 subordinate classes of securities may suffer
                                 losses.

RISKS RELATED TO JUNIOR LIEN
   MORTGAGE LOANS ............   If the related prospectus supplement specifies
                                 that the trust includes mortgage loans that are
                                 secured by junior liens on the related
                                 mortgaged properties, these junior lien
                                 mortgage loans will be subordinate to the
                                 rights of

                                       11

                                 the mortgagee under the related first
                                 mortgages. Generally, the holder of a junior
                                 lien mortgage loan will be subject to a loss of
                                 its mortgage if the holder of the first
                                 mortgage is successful in foreclosure of its
                                 mortgage, because no junior liens or
                                 encumbrances survive such a foreclosure. In
                                 addition, due to the priority of the first
                                 mortgage, the holder of the junior lien
                                 mortgage may not be able to control the timing,
                                 method or procedure of any foreclosure action
                                 relating to the mortgaged property.
                                 Furthermore, any liquidation, insurance or
                                 condemnation proceeds received on the junior
                                 lien mortgage will be available to satisfy the
                                 outstanding balance of the mortgage loan only
                                 to the extent that the claim of the related
                                 first mortgage has been satisfied in full,
                                 including any foreclosure costs. Accordingly,
                                 if liquidation proceeds are insufficient to
                                 satisfy the mortgage loan secured by the junior
                                 lien and all prior liens in the aggregate, and
                                 if the credit enhancement provided by any
                                 excess interest and overcollateralization (if
                                 applicable) has been exhausted or is otherwise
                                 unavailable to cover the loss, securityholders
                                 will bear the risk of delay in payments while
                                 any deficiency judgment against the borrower is
                                 sought and the risk of loss if the deficiency
                                 judgment is not pursued, cannot be obtained or
                                 is not realized for any other reason.

RISKS RELATED TO SIMULTANEOUS
   SECOND LIENS AND OTHER
   BORROWER DEBT .............   At the time of origination of any first lien
                                 mortgage loans in the trust, the originators or
                                 other lenders may also have made junior lien
                                 loans to the same borrowers that may or may not
                                 be included in the trust. In addition, other
                                 borrowers whose first lien loans are included
                                 in the trust may have obtained secondary
                                 mortgage financing following origination of the
                                 first lien loans. In addition, borrowers may
                                 increase their aggregate indebtedness
                                 substantially by assuming consumer debt of
                                 various types. Consequently, investors should
                                 consider that borrowers who have less equity in
                                 their homes, or who have substantial mortgage
                                 and consumer indebtedness, may be more likely
                                 to default and may be more likely to submit to
                                 foreclosure proceedings.

                                 In addition, the nature of any junior lien may
                                 influence the prepayment characteristics of the
                                 first lien included in the trust. Borrowers may
                                 be more likely to refinance and prepay the
                                 first lien when any secondary mortgage
                                 financing becomes due in full, and consequently
                                 investors should be aware that the rate of
                                 prepayment of the first lien mortgage loans in
                                 the trust may be affected by any associated
                                 junior lien loans.

                                       12

CREDIT SCORING MODELS MAY NOT
   PROVIDE AN ACCURATE RISK
   ASSESSMENT OF BORROWERS ...   Credit scoring models are intended to provide a
                                 means for evaluating information about a
                                 prospective borrower. Credit scores are
                                 obtained from credit reports provided by
                                 various credit reporting organizations, each of
                                 which may employ differing computer models and
                                 methodologies. A credit score is designed to
                                 assess a borrower's credit history at a single
                                 point in time, using objective information
                                 currently on file for the borrower at a
                                 particular credit reporting organization.
                                 Information utilized to create a credit score
                                 may include, among other things, payment
                                 history, delinquencies on accounts, levels of
                                 outstanding indebtedness, length of credit
                                 history, types of credit, and bankruptcy
                                 experience. However, a credit score purports
                                 only to be a measurement of the relative degree
                                 of risk a borrower represents to a lender. A
                                 borrower with a higher credit score is
                                 statistically expected to be less likely to
                                 default in payment than a borrower with a lower
                                 credit score.

                                 In addition, credit scores were developed to
                                 indicate a level of default probability over a
                                 two-year period, which does not correspond to
                                 the life of a mortgage loan. Furthermore,
                                 credit scores were not developed specifically
                                 for use in connection with mortgage loans, but
                                 for consumer loans in general, and assess only
                                 the borrower's past credit history. Therefore,
                                 a credit score does not take into consideration
                                 differences between mortgage loans and consumer
                                 loans generally, or the specific
                                 characteristics of the related mortgage loan,
                                 such as the loan-to-value ratio, the collateral
                                 for the mortgage loan, or the debt-to-income
                                 ratio. We cannot assure you that the credit
                                 scores of the borrowers will be an accurate
                                 predictor of the likelihood of repayment of the
                                 related mortgage loans or that any borrower's
                                 credit score would not be lower if obtained as
                                 of the date of the related prospectus
                                 supplement.

RISKS RELATED TO GEOGRAPHIC
   CONCENTRATION OF MORTGAGE
   LOANS .....................   The mortgage loans to be included in the trust
                                 may be concentrated in one or more states, as
                                 specified in the related prospectus supplement.
                                 The rate of delinquencies, defaults and losses
                                 on the mortgage loans may be higher than if
                                 fewer of the mortgage loans were concentrated
                                 in those states because the following
                                 conditions will have a disproportionate impact
                                 on the mortgage loans in general:

                                 o    Weak economic conditions in those states,
                                      which may or may not affect real property
                                      values, may affect the ability of
                                      borrowers to repay their loans on time.

                                       13

                                 o    Declines in the residential real estate
                                      market in those states may reduce the
                                      values of properties located in those
                                      states, which would result in an increase
                                      in the loan-to-value ratios of the related
                                      mortgage loans.

                                 o    Properties in California and Florida, in
                                      particular, may be more susceptible than
                                      homes located in other parts of the
                                      country to certain types of uninsurable
                                      hazards, such as earthquakes, as well as
                                      hurricanes, floods, wildfires, mudslides
                                      and other natural disasters.

                                 o    Predatory lending laws or other laws which
                                      tend to restrict the availability of
                                      credit in certain cities, counties or
                                      states may limit a borrower's refinancing
                                      options and increase the chances of
                                      default and foreclosure.

                                 Natural disasters affect regions of the United
                                 States from time to time, and may result in
                                 increased losses on mortgage loans in those
                                 regions, or in insurance payments that will
                                 constitute prepayments of principal of those
                                 mortgage loans.

                                 For additional information regarding the
                                 geographic concentration of the mortgage loans
                                 to be included in the trust, see the geographic
                                 distribution table or tables in the prospectus
                                 supplement.

INFORMATION REGARDING
   HISTORICAL PERFORMANCE OF
   MORTGAGE LOANS MAY NOT BE
   INDICATIVE OF THE
   PERFORMANCE OF THE LOANS IN
   THE TRUST..................   A variety of factors may affect the performance
                                 of any pool of mortgage loans during any
                                 particular period of time. In addition,
                                 differing loan characteristics or external
                                 factors may cause the performance of the
                                 mortgage loans included in the trust to differ
                                 from the performance of other loans of a
                                 similar type. When examining data regarding the
                                 historical performance of pools of mortgage
                                 loans, prospective investors should consider,
                                 among other things:

                                 o    differences in loan type;

                                 o    the relative seasoning of the pools;

                                 o    differences in interest rates, credit
                                      quality and any of various other material
                                      pool characteristics, both at formation of
                                      a pool and over time;

                                 o    the extent to which the loans in a pool
                                      have prepayment penalties;

                                 o    whether the loans were originated by
                                      different lenders, and the extent to which
                                      the underwriting guidelines differed; and

                                 o    whether the loans were serviced by
                                      different servicers.

                                       14

                                 In particular, prospective investors should
                                 consider that, both in the case of comparable
                                 pools of mortgage loans and of the mortgage
                                 loans in the trust, historical loan performance
                                 during a period of rising home values may
                                 differ significantly from the future
                                 performance of similar loans during a period of
                                 stable or declining home values.

LOSSES ON BALLOON PAYMENT
   MORTGAGES ARE BORNE BY
   YOU........................   Some of the mortgage loans held in the trust
                                 may not be fully amortizing over their terms to
                                 maturity and, thus, will require substantial
                                 principal payments (that is, balloon payments)
                                 at their stated maturity. Loans with balloon
                                 payments involve a greater degree of risk than
                                 fully amortizing loans because typically the
                                 borrower must be able to refinance the loan or
                                 sell the property to make the balloon payment
                                 at maturity. The ability of a borrower to do
                                 this will depend on factors such as mortgage
                                 rates at the time of sale or refinancing, the
                                 borrower's equity in the property, the relative
                                 strength of the local housing market, the
                                 financial condition of the borrower, and tax
                                 laws. Losses on these loans that are not
                                 otherwise covered by a credit enhancement will
                                 be borne by the holders of one or more classes
                                 of certificates.

DELAYS IN LIQUIDATION MAY
   ADVERSELY AFFECT YOU.......   Even if the properties underlying the loans
                                 held in the trust provide adequate security for
                                 the loans, substantial delays could occur
                                 before defaulted loans are liquidated and their
                                 proceeds are forwarded to investors. Property
                                 foreclosure actions are regulated by state
                                 statutes and rules and are subject to many of
                                 the delays and expenses of other lawsuits if
                                 defenses or counterclaims are made, sometimes
                                 requiring several years to complete.
                                 Furthermore, in some states if the proceeds of
                                 the foreclosure are insufficient to repay the
                                 loan, the borrower is not liable for the
                                 deficit. Thus, if a borrower defaults, these
                                 restrictions may impede the trust's ability to
                                 dispose of the property and obtain sufficient
                                 proceeds to repay the loan in full.

                                 In addition, the servicer will be entitled to
                                 deduct from liquidation proceeds all expenses
                                 reasonably incurred in attempting to recover on
                                 the defaulted loan, including legal fees and
                                 costs, real estate taxes, and property
                                 maintenance and preservation expenses.

DISPROPORTIONATE EFFECT OF
   LIQUIDATION EXPENSES MAY
   ADVERSELY AFFECT YOU.......   Liquidation expenses of defaulted loans
                                 generally do not vary directly with the
                                 outstanding principal balance of the loan at
                                 the time of default. Therefore, if a servicer
                                 takes the same steps for a defaulted loan
                                 having a small remaining principal balance as
                                 it does for a defaulted loan having a large
                                 remaining principal balance, the

                                       15

                                 amount realized after expenses is smaller as a
                                 percentage of the outstanding principal balance
                                 of the small loan than it is for the defaulted
                                 loan having a large remaining principal
                                 balance.

MILITARY ACTION AND TERRORIST
   ATTACKS....................   The effects that military action by U.S. forces
                                 in Iraq, Afghanistan or other regions,
                                 terrorist attacks in the United States or other
                                 incidents and related military action may have
                                 on the performance of the mortgage loans in the
                                 trust or on the values of mortgaged properties
                                 cannot be determined at this time. Investors
                                 should consider the possible effects on
                                 delinquency, default and prepayment experience
                                 of the related mortgage loans. Federal agencies
                                 and non-government lenders may defer, reduce or
                                 forgive payments and delay foreclosure
                                 proceedings in respect of loans to borrowers
                                 affected in some way by possible future events.
                                 In addition, the activation of additional U.S.
                                 military reservists or members of the National
                                 Guard may significantly increase the proportion
                                 of mortgage loans whose mortgage rates are
                                 reduced by application of the Servicemembers
                                 Civil Relief Act or similar state or local
                                 laws. The amount of interest available for
                                 payment to securityholders will be reduced by
                                 any reductions in the amount of interest
                                 collectible as a result of application of the
                                 Servicemembers Civil Relief Act or similar
                                 state or local laws and no servicer, master
                                 servicer nor any other party will be required
                                 to fund any interest shortfall caused by any
                                 such reduction.

MORTGAGE LOAN INTEREST RATES
   MAY LIMIT INTEREST RATES ON
   THE VARIABLE RATE
   SECURITIES.................   The securities generally will have either fixed
                                 or variable interest rates. However, as
                                 specified in the related prospectus supplement,
                                 the interest rates on your securities may be
                                 subject to certain limitations, generally based
                                 on the weighted average interest rates of the
                                 mortgage loans in the trust or as otherwise
                                 described in the related prospectus supplement,
                                 net of certain allocable fees and expenses of
                                 the trust and any payments owed on derivative
                                 instruments. The mortgage loans to be included
                                 in the trust will have interest rates that
                                 either are fixed or adjust based on a variable
                                 index, as described in the related prospectus
                                 supplement.

                                 Any adjustable rate mortgage loans in the trust
                                 may also have periodic maximum and minimum
                                 limitations on adjustments to their interest
                                 rates, and may have the first adjustment to
                                 their interest rates a number of years after
                                 their first payment dates. In addition,
                                 adjustable rate mortgage loans generally have
                                 lifetime maximum interest rates. As a result,
                                 your variable rate securities may accrue less
                                 interest than they would accrue if their
                                 interest rates were solely based on the
                                 specified index

                                       16

                                 plus the specified margin.

                                 A variety of factors could limit the interest
                                 rates and adversely affect the yields to
                                 maturity on the variable rate securities. Some
                                 of these factors are described below.

                                 o    The interest rates for your securities may
                                      adjust monthly based on the one-month
                                      LIBOR index or another index, while the
                                      interest rates on the mortgage loans to be
                                      included in the trust may either adjust
                                      less frequently, adjust based on a
                                      different index or not adjust at all.
                                      Consequently, the limits on the interest
                                      rates on these securities may prevent
                                      increases in the interest rates for
                                      extended periods in a rising interest rate
                                      environment.

                                 o    The interest rates on adjustable rate
                                      mortgage loans may respond to economic and
                                      market factors that differ from those that
                                      affect the one-month LIBOR index or the
                                      index applicable to your variable rate
                                      securities. It is possible that the
                                      interest rates on any adjustable rate
                                      mortgage loans may decline while the
                                      interest rates on the related securities
                                      are stable or rising. It is also possible
                                      that the interest rates on any adjustable
                                      rate mortgage loans and the interest rates
                                      on the related securities may both decline
                                      or increase during the same period, but
                                      that the interest rates on your securities
                                      may decline or may increase more slowly or
                                      rapidly.

                                 o    To the extent that fixed rate or
                                      adjustable rate mortgage loans are subject
                                      to default or prepayment, the interest
                                      rates on the related securities may be
                                      reduced as a result of the net funds cap
                                      limitations described in the related
                                      prospectus supplement.

                                 See "Yield and Prepayment Considerations" in
                                 this prospectus and see the prospectus
                                 supplement for a description of the interest
                                 rates applicable to your securities and for a
                                 general description of the interest rates of
                                 the related mortgage loans.

CREDIT ENHANCEMENT MAY NOT BE
   SUFFICIENT TO PROTECT YOU
   FROM LOSSES................   Credit enhancement is intended to reduce the
                                 effect of loan losses. But credit enhancements
                                 may benefit only some classes of a series of
                                 securities and the amount of any credit
                                 enhancement will be limited as described in the
                                 applicable prospectus supplement.

                                 Furthermore, the amount of a credit enhancement
                                 may decline over time pursuant to a schedule or
                                 formula or otherwise, and could be depleted
                                 from payments or for other reasons before the
                                 securities covered by the credit

                                       17

                                 enhancement are paid in full. In addition, a
                                 credit enhancement may not cover all potential
                                 sources of loss. For example, a credit
                                 enhancement may or may not cover fraud or
                                 negligence by a loan originator or other
                                 parties. Also, the trustee may be permitted to
                                 reduce, substitute for, or even eliminate all
                                 or a portion of a credit enhancement so long as
                                 the rating agencies that have rated the
                                 securities at the request of the depositor
                                 indicate that the reduction would not cause
                                 them to change adversely their rating of the
                                 securities. Consequently, securityholders may
                                 suffer losses even though a credit enhancement
                                 exists and its provider does not default.

EFFECT OF CREDITWORTHINESS OF
   PRIMARY MORTGAGE INSURERS
   ON RATINGS OF SECURITIES...   If the related prospectus supplement specifies
                                 that one or more loan-level primary mortgage
                                 insurance policies have been acquired on behalf
                                 of the trust from one or more primary mortgage
                                 insurance providers, then the ratings assigned
                                 to your securities by the applicable rating
                                 agencies will be based in part on the financial
                                 strength ratings assigned to the insurer or
                                 insurers providing the primary mortgage
                                 insurance coverage described above. However,
                                 these financial strength ratings assigned to
                                 the insurer or insurers could be qualified,
                                 reduced or withdrawn at any time. In addition,
                                 you should consider that a credit rating does
                                 not assure you that the insurer or insurers
                                 will not default on their obligations.

                                 Any qualification, reduction or withdrawal of
                                 the financial strength ratings assigned to the
                                 insurer or insurers could result in reduction
                                 of the ratings assigned to your securities,
                                 which could in turn affect the liquidity and
                                 market value of your securities.

                                 See "The Trust -- The Loans" and "Credit
                                 Enhancement -- Pool Insurance Policies" in this
                                 prospectus and see the descriptions of any
                                 primary mortgage insurance providers in the
                                 prospectus supplement.

RISKS RELATED TO ANY INTEREST
   RATE SWAP AGREEMENT........   If the related prospectus supplement specifies
                                 that the trust or related supplemental interest
                                 trust includes one or more interest rate swap
                                 agreements, then any net swap payment payable
                                 to the swap counterparty under the terms of
                                 those interest rate swap agreements will reduce
                                 amounts available for payment to
                                 securityholders, and may reduce payments of
                                 interest on the securities. If the rate of
                                 prepayments on the mortgage loans is faster
                                 than anticipated, the scheduled notional
                                 amounts on which payments due under the
                                 interest rate swap agreements are calculated
                                 may exceed the total principal balance of the
                                 mortgage

                                       18

                                 loans, thereby increasing the relative
                                 proportion of interest collections on the
                                 mortgage loans that must be applied to make
                                 swap payments to the swap counterparty and,
                                 under certain circumstances, requiring
                                 application of principal received on the
                                 mortgage loans to make net swap payments to the
                                 swap counterparty. Therefore, a rapid rate of
                                 prepayments during periods in which the trust
                                 or related supplemental interest trust makes
                                 net payments to a swap counterparty could
                                 adversely affect the yields on the securities.

EFFECT OF CREDITWORTHINESS OF
   SWAP COUNTERPARTY ON
   RATINGS OF SECURITIES......   If the related prospectus supplement specifies
                                 that the trust includes one or more interest
                                 rate swap agreements, in the event that the
                                 trust or related supplemental interest trust,
                                 after application of all interest and principal
                                 received on the related mortgage loans, cannot
                                 make the required swap payments to the swap
                                 counterparty, a swap termination payment as
                                 described in the related prospectus supplement
                                 may be owed to the swap counterparty. Any
                                 termination payment payable to the swap
                                 counterparty in the event of early termination
                                 of any interest rate swap agreement will likely
                                 reduce amounts available for payment to
                                 securityholders.

                                 If the related prospectus supplement specifies
                                 that the trust includes one or more interest
                                 rate swap agreements, the ratings on your
                                 securities will be dependent in part upon the
                                 credit ratings of the swap counterparty or its
                                 credit support provider. If a credit rating of
                                 the swap counterparty or its credit support
                                 provider is qualified, reduced or withdrawn, or
                                 if the swap counterparty or its credit support
                                 provider defaults on its obligations, and a
                                 substitute counterparty or credit support
                                 provider is not obtained in accordance with the
                                 terms of the interest rate swap agreement, the
                                 ratings of your securities may be qualified,
                                 reduced or withdrawn. In such event, the value
                                 and marketability of those securities will be
                                 adversely affected.

                                 See the descriptions of any interest rate swap
                                 agreement and the swap counterparty in the
                                 prospectus supplement.

SPECIAL RISKS FOR CERTAIN
   CLASSES OF SECURITIES......   The related prospectus supplement may specify
                                 that certain classes of securities are
                                 interest-only or principal-only securities.
                                 These securities will have yields to maturity
                                 (or early termination) -- the yield you will
                                 receive if you hold a security until it has
                                 been paid in full -- that are highly sensitive
                                 to prepayments on the related mortgage loans.

                                 If you purchase any of these classes of
                                 securities, you

                                       19

                                 should consider the risk that you may receive a
                                 lower than expected yield under the following
                                 circumstances:

                                 o    in the case of any interest-only
                                      securities, a faster than expected rate of
                                      prepayments on the mortgage loans in the
                                      trust; and

                                 o    in the case of any principal-only
                                      securities, a slower than expected rate of
                                      prepayments on the mortgage loans in the
                                      trust.

                                 Prepayments on the mortgage loans, including
                                 liquidations, purchases and insurance payments,
                                 could result in the failure of investors in any
                                 interest-only securities to fully recover their
                                 initial investments. Prepayments on the
                                 mortgage loans may occur as a result of
                                 solicitations of the borrowers by mortgage loan
                                 providers, including the seller and its
                                 affiliates and any master servicer or servicer.

                                 Exercise by a party that has a right to
                                 purchase the mortgage loans, as described in
                                 the related prospectus supplement, will
                                 adversely affect the yields on any
                                 interest-only securities.

MODIFICATION OF MORTGAGE LOANS
   MAY DELAY OR REDUCE
   CERTIFICATE PAYMENTS ......   With respect to a mortgage loan on which a
                                 material default has occurred or a payment
                                 default is imminent, the servicer may enter
                                 into a forbearance or modification agreement
                                 with the borrower. The terms of any forbearance
                                 or modification agreement may affect the amount
                                 and timing of payment on the mortgage loan and,
                                 consequently, the amount and timing of payment
                                 on one or more classes of the related series of
                                 certificates. For example, a modification
                                 agreement that results in a lower mortgage
                                 interest rate would lower the pass through rate
                                 of any related class of certificates that
                                 accrues interest at a rate based on the
                                 weighted average net rate of the mortgage
                                 loans.

YOUR RISK OF LOSS MAY BE
   HIGHER THAN YOU EXPECT IF
   YOUR SECURITIES ARE BACKED
   BY PARTIALLY UNSECURED HOME
   EQUITY LOANS ..............   The trust may also include home equity loans
                                 that were originated with loan-to-value ratios
                                 or combined loan-to-value ratios in excess of
                                 the value of the related mortgaged property.
                                 Under these circumstances, the trust could be
                                 treated as a general unsecured creditor as to
                                 any unsecured portion of any related loan. In
                                 the event of a default under a loan that is
                                 unsecured in part, the trust will have recourse
                                 only against the borrower's assets generally
                                 for the unsecured portion of the loan, along
                                 with all other general unsecured creditors of
                                 the borrower.

THE PREPAYMENT RATE ON
   MORTGAGE LOANS IS UNCERTAIN   The rate of prepayments on the mortgage loans
                                 will be sensitive to prevailing interest rates.
                                 Generally, if

                                       20

                                 prevailing interest rates decline, mortgage
                                 loan prepayments may increase due to the
                                 availability of refinancing at lower interest
                                 rates. If prevailing interest rates rise,
                                 prepayments on the mortgage loans may decrease.

                                 Borrowers may prepay their mortgage loans in
                                 whole or in part at any time; however, some or
                                 all of the mortgage loans to be included in the
                                 trust may require the payment of a prepayment
                                 premium in connection with any voluntary
                                 prepayments in full, and certain voluntary
                                 prepayments in part, made during periods
                                 ranging from the periods specified in the
                                 related prospectus supplement. These prepayment
                                 premiums may discourage borrowers from
                                 prepaying their mortgage loans during the
                                 applicable period.

                                 Prepayments on the mortgage loans may occur as
                                 a result of solicitations of the borrowers by
                                 mortgage loan originators, including the seller
                                 and its affiliates, the servicer or servicers,
                                 as applicable, and any master servicer. In
                                 addition, the availability of newer mortgage
                                 products with more flexible payment terms or
                                 that require lower monthly payments, such as
                                 "option ARMs," may result in an increase in the
                                 number of borrowers who prepay their mortgage
                                 loans to take advantage of new products.

                                 The timing of prepayments of principal may also
                                 be affected by liquidations of or insurance
                                 payments on the mortgage loans. In addition,
                                 Aegis Mortgage Corporation or an affiliate, as
                                 the seller of the mortgage loans to the
                                 depositor, or such other seller as specified in
                                 the related prospectus supplement, may be
                                 required to purchase mortgage loans from the
                                 trust in the event that certain breaches of
                                 representations and warranties made with
                                 respect to the mortgage loans are not cured.
                                 These purchases will have the same effect on
                                 securityholders as prepayments of mortgage
                                 loans.

                                 A prepayment of a mortgage loan will usually
                                 result in a payment of principal on the
                                 securities:

                                 o    If you purchase securities at a discount,
                                      especially any principal-only securities,
                                      and principal prepayments on the related
                                      mortgage loans are received at a rate
                                      slower than you anticipate, then your
                                      yield may be lower than you anticipate.

                                 o    If you purchase securities at a premium,
                                      especially any interest-only securities,
                                      and principal prepayments on the related
                                      mortgage loans are received at a rate
                                      faster than you anticipate, then your
                                      yield may be lower than you anticipate.

                                 The prepayment experience of the mortgage loans
                                 to be included in the trust may differ
                                 significantly from that

                                       21

                                 of other first and second lien residential
                                 mortgage loans.

                                 See "Yield and Prepayment Considerations" in
                                 this prospectus and the prospectus supplement
                                 for a description of factors that may influence
                                 the rate and timing of prepayments on the
                                 mortgage loans.

YOU MAY BE UNABLE TO REINVEST
   PAYMENTS IN COMPARABLE
   INVESTMENTS ...............   Asset-backed securities usually produce more
                                 returns of principal to investors when market
                                 interest rates fall below the interest rates on
                                 the loans and produce fewer returns on
                                 principal when market interest rates rise above
                                 the interest rates on the loans. If borrowers
                                 refinance their loans as a result of lower
                                 interest rates, you will receive an
                                 unanticipated payment of principal. As a
                                 result, you are likely to receive more money to
                                 reinvest at a time when other investments
                                 generally are producing a lower yield than that
                                 on the securities, and you are likely to
                                 receive less money to reinvest when other
                                 investments generally are producing a higher
                                 yield than that on the securities. You will
                                 bear the risk that the timing and amount of
                                 payments on your securities will prevent you
                                 from obtaining your desired yield.

RATINGS OF THE SECURITIES DO
   NOT ASSURE THEIR PAYMENT;
   RATINGS MAY BE LOWERED OR
   WITHDRAWN AT ANY TIME .....   Any class of securities offered under this
                                 prospectus and the accompanying prospectus
                                 supplement may be rated by one or more
                                 nationally recognized rating agencies. A rating
                                 is based on the adequacy of the value of the
                                 trust assets and any credit enhancement for
                                 that class, and reflects the rating agency's
                                 assessment of how likely it is that holders of
                                 the class of securities will receive the
                                 payments to which they are entitled. A rating
                                 does not constitute an assessment of how likely
                                 it is that principal prepayments on the
                                 underlying loans will be made, the degree to
                                 which the rate of prepayments might differ from
                                 that originally anticipated, or the likelihood
                                 that the securities will be redeemed early. A
                                 rating is not a recommendation to purchase,
                                 hold or sell securities because it does not
                                 address the market price of the securities or
                                 the suitability of the securities for any
                                 particular investor.

                                 A rating may not remain in effect for any
                                 predetermined period of time and the rating
                                 agency could lower or withdraw the rating
                                 entirely in the future. For example, the rating
                                 agency could lower or withdraw its rating due
                                 to:

                                 o    a decrease in the adequacy of the value of
                                      the trust assets or any related credit
                                      enhancement;

                                 o    an adverse change in the financial or
                                      other condition of a credit enhancement
                                      provider; or

                                       22

                                 o    a change in the rating of the credit
                                      enhancement provider's long-term debt.

                                 The amount, type and nature of credit
                                 enhancement established for a class of
                                 securities will be determined on the basis of
                                 criteria established by each rating agency
                                 rating classes of the securities. These
                                 criteria are sometimes based upon an actuarial
                                 analysis of the behavior of similar loans in a
                                 larger group. That analysis is often the basis
                                 upon which each rating agency determines the
                                 amount of credit enhancement required for a
                                 class. The historical data supporting any
                                 actuarial analysis may not accurately reflect
                                 future experience, and the data derived from a
                                 large pool of similar loans may not accurately
                                 predict the delinquency, foreclosure or loss
                                 experience of any particular pool of mortgage
                                 loans. Mortgaged properties may not retain
                                 their values. If residential real estate
                                 markets experience an overall decline in
                                 property values such that the outstanding
                                 principal balances of the loans held in a
                                 particular trust and any secondary financing on
                                 the related mortgaged properties become equal
                                 to or greater than the value of the mortgaged
                                 properties (or in the case that the
                                 differential is increased where the loan to
                                 value was greater than 100%), the rates of
                                 delinquencies, foreclosures, and losses could
                                 be higher than those now generally experienced
                                 in the mortgage lending industry. In addition,
                                 adverse economic conditions may affect timely
                                 payment by mortgagors on their loans whether or
                                 not the conditions affect real property values
                                 and, accordingly, the rates of delinquencies,
                                 foreclosures and losses in any trust. Losses
                                 from this that are not otherwise covered by a
                                 credit enhancement will be borne, by the
                                 holders of one or more classes of securities.

YOU MAY HAVE DIFFICULTY
   RESELLING YOUR SECURITIES
   DUE TO A LACK OF A
   SECONDARY MARKET,
   FLUCTUATING MARKET VALUES
   OR PERIODS OF
   ILLIQUIDITY ...............   No market for any of the securities will exist
                                 before they are issued. We cannot assure you
                                 that a secondary market will develop or, if it
                                 develops, that it will continue. Consequently,
                                 you may not be able to sell your securities
                                 readily or at prices that will enable you to
                                 realize your desired return or yield to
                                 maturity. The market values of the securities
                                 are likely to fluctuate; these fluctuations may
                                 be significant and could result in significant
                                 losses to you. The secondary markets for
                                 mortgage and asset backed securities have
                                 experienced periods of illiquidity and can be
                                 expected to do so in the future.

                                 Illiquidity can have a severely adverse effect
                                 on the prices of securities that are especially
                                 sensitive to

                                       23

                                 prepayment, credit or interest rate risk.
                                 Illiquidity can also have an adverse effect on
                                 the price of securities that have been
                                 structured to support other classes of
                                 certificates or that have been structured to
                                 meet the investment requirements of limited
                                 categories of investors. For example, a
                                 particular investor may require a security with
                                 a specified maturity date, a call protection
                                 feature or a specific type of amortization
                                 feature. The unique nature of the security may
                                 inhibit its marketability to other investors.

VIOLATION OF VARIOUS FEDERAL,
   STATE AND LOCAL LAWS MAY
   RESULT IN LOSSES ON THE
   MORTGAGE LOANS.............   Applicable state laws generally regulate
                                 interest rates and other charges, require
                                 certain disclosure, and require licensing of
                                 brokers and lenders. In addition, other state
                                 laws, public policy and general principles of
                                 equity relating to the protection of consumers,
                                 unfair and deceptive practices and debt
                                 collection practices may apply to the
                                 origination, servicing and collection of
                                 mortgage loans.

                                 Mortgage loans are also subject to various
                                 federal laws, including:

                                 o    the federal Truth-in-Lending Act and
                                      Regulation Z promulgated thereunder, which
                                      require certain disclosures to borrowers
                                      regarding the terms of their mortgage
                                      loans;

                                 o    the Equal Credit Opportunity Act and
                                      Regulation B promulgated thereunder, which
                                      prohibit discrimination on the basis of
                                      age, race, color, sex, religion, marital
                                      status, national origin, receipt of public
                                      assistance or the exercise of any right
                                      under the Consumer Credit Protection Act,
                                      in the extension of credit; and

                                 o    the Fair Credit Reporting Act, which
                                      regulates the use and reporting of
                                      information related to the borrower's
                                      credit experience.

                                 Violations of certain provisions of these
                                 federal laws may limit the ability of the
                                 servicers to collect all or part of the
                                 principal of or interest on the related
                                 mortgage loans and in addition could subject
                                 the trust to damages and administrative
                                 enforcement.

                                 The related seller of the mortgage loans will
                                 represent in the sale agreement described in
                                 the related prospectus supplement that each
                                 mortgage loan was originated in compliance with
                                 applicable federal, state and local laws and
                                 regulations. In the event of a breach of this
                                 representation, that seller will be obligated
                                 to cure the breach or repurchase or replace the
                                 affected

                                       24

                                 mortgage loan in the manner described in the
                                 related prospectus supplement and under "The
                                 Trust -- Substitution of Trust Assets" and
                                 "Loan Programs -- Representations by Sellers;
                                 Repurchases" in this prospectus.

PREDATORY LENDING LAWS/HIGH
   COST LOANS.................   Various federal, state and local laws have been
                                 enacted that are designed to discourage
                                 predatory lending practices. The federal Home
                                 Ownership and Equity Protection Act of 1994,
                                 commonly known as HOEPA, prohibits inclusion of
                                 certain provisions in mortgage loans that have
                                 mortgage rates or origination costs in excess
                                 of prescribed levels, and requires that
                                 borrowers be given certain disclosures prior to
                                 the origination of mortgage loans. Some states
                                 have enacted, or may enact, similar laws or
                                 regulations, which in some cases impose
                                 restrictions and requirements greater than
                                 those in HOEPA.

                                 In addition, under the anti-predatory lending
                                 laws of some states, the origination of certain
                                 mortgage loans (including loans that are not
                                 classified as "high cost" loans under
                                 applicable law) must satisfy a net tangible
                                 benefits test with respect to the related
                                 borrower. This test may be highly subjective
                                 and open to interpretation. As a result, a
                                 court may determine that a mortgage loan does
                                 not meet the test even if the related
                                 originator reasonably believed that the test
                                 was satisfied.

                                 Failure to comply with these laws, to the
                                 extent applicable to any of the mortgage loans,
                                 could subject the trust, as an assignee of the
                                 related mortgage loans, to monetary penalties
                                 and could result in the borrowers rescinding
                                 the affected mortgage loans. Lawsuits have been
                                 brought in various states making claims against
                                 assignees of high cost loans for violations of
                                 state law. Named defendants in these cases have
                                 included numerous participants within the
                                 secondary mortgage market, including some
                                 securitization trusts.

                                 The seller will represent that the trust does
                                 not include any mortgage loans that are subject
                                 to HOEPA or that would be classified as "high
                                 cost" loans under any similar state or local
                                 predatory or abusive lending law. There may be
                                 mortgage loans in the trust that are subject to
                                 the state or local requirement that the loan
                                 provide a net tangible benefit (however
                                 denominated) to the borrower; the seller will
                                 represent that these mortgage loans are in
                                 compliance with applicable requirements. If it
                                 is determined that the trust includes loans
                                 subject to HOEPA or otherwise classified as
                                 high cost loans, or which do not comply with
                                 applicable net tangible benefit requirements,
                                 the seller will be required to repurchase the
                                 affected loans and to pay any

                                       25

                                 liabilities incurred by the trust due to any
                                 violations of these laws. If the loans are
                                 found to have been originated in violation of
                                 predatory or abusive lending laws and the
                                 seller does not repurchase the affected loans
                                 and pay any related liabilities,
                                 securityholders could incur losses.

BANKRUPTCY OR INSOLVENCY MAY
   AFFECT THE TIMING AND
   AMOUNT OF PAYMENTS ON THE
   SECURITIES.................   The seller and the depositor intend that the
                                 transfers of assets to the depositor and, in
                                 turn, to the related trust constitute sales
                                 under applicable law rather than pledges to
                                 secure indebtedness for state law purposes. If
                                 the characterizations of the transfers as sales
                                 are correct, then if the seller or the
                                 depositor becomes bankrupt under the federal
                                 Bankruptcy Code, the loans would not be part of
                                 the seller's or the depositor's bankruptcy
                                 estate and would not be available to the
                                 seller's or the depositor's creditors.
                                 Nevertheless, if the seller becomes bankrupt,
                                 its bankruptcy trustee or one of its creditors
                                 may attempt to recharacterize the sale of the
                                 loans as a borrowing by the seller, secured by
                                 a pledge of the loans. Similarly, if the
                                 depositor becomes bankrupt, its bankruptcy
                                 trustee or one of its creditors may attempt to
                                 recharacterize the sale of the loans as a
                                 borrowing by the depositor, secured by a pledge
                                 of the loans. Presenting this position to a
                                 bankruptcy court could prevent timely payments
                                 on the securities and even reduce the payments
                                 on the securities.

                                 If the master servicer becomes bankrupt, the
                                 bankruptcy trustee may have the power to
                                 prevent the appointment of a successor master
                                 servicer. The period during which cash
                                 collections may be commingled with the master
                                 servicer's own funds before each distribution
                                 date for securities will be specified in the
                                 applicable prospectus supplement. If cash
                                 collections have been commingled with the
                                 master servicer's own funds and are not
                                 traceable as proceeds of the loans, the trust
                                 will not have a perfected interest in those
                                 collections. In this case the trust might be an
                                 unsecured creditor of the master servicer as to
                                 the commingled funds and, if the master
                                 servicer becomes bankrupt or insolvent, could
                                 recover only its share as a general creditor,
                                 which might be nothing. Traceable collections
                                 still in an account of the master servicer
                                 might also be included in the bankruptcy or
                                 insolvency estate of the master servicer even
                                 though the trust may have a perfected security
                                 interest in them. Their inclusion in the
                                 bankruptcy or insolvency estate of the master
                                 servicer may result in delays in payment and
                                 failure to pay amounts due on the securities.

                                 Federal and state statutory provisions
                                 affording protection or relief to distressed
                                 borrowers may affect the ability of the secured
                                 mortgage lender to realize

                                       26

                                 upon its security in other situations as well.
                                 For example, in a proceeding under the federal
                                 Bankruptcy Code, a lender may not foreclose on
                                 a mortgaged property without the permission of
                                 the bankruptcy court. And in some instances a
                                 bankruptcy court may allow a borrower to reduce
                                 the monthly payments, change the rate of
                                 interest and alter the mortgage loan repayment
                                 schedule for under-collateralized mortgage
                                 loans. The effect of these types of proceedings
                                 can be to cause delays in receiving payments on
                                 the loans underlying securities and even to
                                 reduce the aggregate amount of payments on the
                                 loans underlying securities.

YOU COULD BE ADVERSELY
   AFFECTED BY VIOLATIONS OF
   ENVIRONMENTAL LAWS.........   Federal, state and local laws and regulations
                                 impose a wide range of requirements on
                                 activities that may affect the environment,
                                 health and safety. In some circumstances, these
                                 laws and regulations impose obligations on
                                 owners or operators of residential properties
                                 such as those that secure the loans held in the
                                 trust. Failure to comply with these laws and
                                 regulations can result in fines and penalties
                                 that could be assessed against the trust as
                                 owner of the related property.

                                 In some states, a lien on the property due to
                                 contamination has priority over the lien of an
                                 existing mortgage.

LIMITED SOURCE OF PAYMENTS --
   NO RECOURSE TO SELLERS,
   DEPOSITOR OR SERVICER......   The securities will be payable solely from the
                                 trust. If the trust does not have sufficient
                                 assets to pay the full amount due to you as a
                                 securityholder, your yield will be impaired,
                                 and perhaps even the return of your principal
                                 may be impaired, without your having recourse
                                 to anyone else.

                                 Furthermore, at the times specified in the
                                 applicable prospectus supplement, some assets
                                 of the trust may be released and paid out to
                                 other parties, such as the depositor, a
                                 servicer, a credit enhancement provider, or any
                                 other person entitled to payments from the
                                 trust. Those assets will no longer be available
                                 to make payments to you. Those payments are
                                 generally made after other specified payments
                                 that may be set forth in the applicable
                                 prospectus supplement have been made.

                                 You will not have any recourse against the
                                 depositor or any servicer if you do not receive
                                 a required payment on the securities. Nor will
                                 you have recourse against the assets of the
                                 trust of any other series of securities.

                                 The securities will not represent an interest
                                 in the depositor, any servicer, any seller to
                                 the depositor, or anyone else except the trust.
                                 The only obligation of the depositor to a trust
                                 comes from certain representations and
                                 warranties made by it about assets transferred
                                 to the trust. If these representations and
                                 warranties turn out to

                                       27

                                 be untrue, the depositor may be required to
                                 repurchase some of the transferred assets.
                                 Aegis Asset Backed Securities Corporation,
                                 which is the depositor, does not have
                                 significant assets and is unlikely to have
                                 significant assets in the future. Therefore, if
                                 the depositor were required to repurchase a
                                 loan because of a breach of a representation,
                                 its only sources of funds for the repurchase
                                 would be funds obtained from enforcing a
                                 corresponding obligation from the seller or
                                 originator of the loan.

                                 The only obligations of a servicer to a trust
                                 (other than its servicing obligations) come
                                 from certain representations and warranties
                                 made by it in connection with its loan
                                 servicing activities.

                                 The only obligations to a trust of a seller of
                                 loans to the depositor comes from certain
                                 representations and warranties made by it in
                                 connection with its sale of the loans and
                                 certain document delivery requirements. If
                                 these representations and warranties turn out
                                 to be untrue, or the seller fails to deliver
                                 required documents, it may be required to
                                 repurchase or substitute for some of the loans.
                                 However, the seller may not have the financial
                                 ability to make the required repurchase or
                                 substitution.

THE PRINCIPAL AMOUNT OF
   SECURITIES MAY EXCEED THE
   MARKET VALUE OF THE TRUST
   ASSETS.....................   The market value of the assets relating to a
                                 series of securities at any time may be less
                                 than the principal amount of the securities of
                                 that series then outstanding, plus accrued
                                 interest. After an event of default and a sale
                                 of the assets relating to a series of
                                 securities, the trustee, the master servicer,
                                 the credit enhancer, if any, and any other
                                 service provider specified in the related
                                 prospectus supplement generally will be
                                 entitled to receive the proceeds of that sale
                                 to the extent of unpaid fees and other amounts
                                 owing to them under the related transaction
                                 document prior to payments to securityholders.
                                 Upon any such sale, the proceeds may be
                                 insufficient to pay in full the principal of
                                 and interest on the securities of the related
                                 series.

     Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of
Defined Terms" beginning on page 155.

                                       28

                                    THE TRUST

GENERAL

     The securities of each series will represent interests in or obligations of the assets of the related trust, and the notes of each series will be secured by the pledge of the assets of the related trust. A series of securities may also include certificates (including any class of certificates not offered hereby)
that will represent the entire beneficial ownership interest in the related trust. The trust for each series will be held by the trustee for the benefit of the related securityholders. Each trust will consist of the trust assets (the
"Trust Assets"), consisting of a pool comprised of loans as specified in the related prospectus supplement, together with payments relating to those loans as specified in the related prospectus supplement. The pool will be created on the first day of the month of the issuance of the related series of securities or another date as may be specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust established by the depositor.

     Whenever the terms "pool," "certificates," "notes" and "securities" are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust consisting primarily of the loans in that pool. Similarly, the term "Pass-Through Rate" will refer to the pass-
through rate borne by the certificates and the term "interest rate" will refer to the interest rate borne by the notes of one specific series, as applicable, and the term "trust" will refer to one specific trust.

     The Trust Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the "Sellers"), and conveyed without recourse by the depositor to the related trust. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Loan Programs
-- Underwriting Standards" and in the related prospectus supplement. In addition to loans acquired on the closing date, the trust may acquire loans during a subsequent funding period or revolving period specified in the related
Agreement. See "The Agreements -- Assignment of Trust Assets -- Conveyance of
Subsequent Loans" and "-- Acquisition by Trust of Additional Mortgage Loans."

     The depositor will cause the Trust Assets to be assigned to the trustee
(or, if applicable, the trust) named in the related prospectus supplement for the benefit of the holders of the securities of the related series. References in this prospectus to "trustee" are intended to refer, with respect to any particular series of securities, to the trustee, owner trustee, managing trustee, indenture trustee or the trust, as applicable, unless the context requires otherwise.

     The servicer(s) named in the related prospectus supplement will service the
Trust Assets, either directly or through other servicing institutions called subservicers, pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among parties including the depositor, a master servicer (if applicable), the servicer(s), the seller and the trustee with respect to a series consisting of certificates, or a transfer and servicing agreement (each, a "Transfer and Servicing Agreement"), among parties including the trustee, the seller, the issuing entity, the depositor, a master servicer
(if applicable) and the servicer(s) with respect to a series consisting of certificates and notes, and will receive a fee for those services. See "Loan
Programs" and "The Agreements." With respect to loans serviced by a servicer through a subservicer, the servicer will remain liable for its servicing obligations under the related Agreement as if such servicer alone were servicing the loans.

     As used in this prospectus, "Agreement" means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of

                                       29

certificates and notes, the Trust Agreement, the Indenture and the Transfer and
Servicing Agreement, as the context requires.

     If so specified in the related prospectus supplement, a trust relating to a series of securities may be a statutory trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement
(each, a "Trust Agreement") between the depositor and the trustee of the trust.

     With respect to each trust, prior to the initial offering of the related series of securities, the trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding of the related Trust Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust is expected to have any source of capital other than its assets and any related credit enhancement.

     Unless otherwise stated in the applicable prospectus supplement, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor's rights with respect to those representations and warranties. See "The Agreements -- Assignment of the
Trust Assets." The obligations of a master servicer or servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "Loan Programs -- Representations by Sellers; Repurchases" and
"The Agreements -- Subservicing By Sellers" and " -- Assignment of the Trust
Assets") and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under "Description of the Securities -- Advances."
See "The Agreements -- Certain Matters Regarding the Servicer and the
Depositor." The obligations of the servicer or a master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The following is a brief description of the assets expected to be included in a trust; only assets of the types described in the prospectus and further detailed in the related prospectus supplement will be included in any particular trust. A specific description of the assets comprising a pool of loans in a trust as of the applicable cut-off date will be provided in the related prospectus supplement and, to the extent that the composition of the pool materially changes after the date of the related prospectus supplement under any of the circumstances described under "The Agreements--Assignment of the Trust
Assets," "--Pre-Funding Account" and "--Revolving Account," material information regarding any such change will be filed with the Securities and Exchange
Commission (the "SEC") in a subsequent report on Form 8-K. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities. No more than 5% of the loans relative to the pool principal balance as of the related cut-off date will deviate from the loan characteristics described in the related prospectus supplement.

THE LOANS

     General. Loans will consist of single family mortgage loans or home equity loans. For purposes hereof, "home equity loans" includes closed-end loans and revolving credit line loans or specified balances thereof. If so specified, the loans may include cooperative apartment loans ("cooperative loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. Substantially all of the loans will have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower's credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

                                       30

     The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust will be described in the related prospectus supplement and may include any of the following features or combinations thereof or other features described in the related prospectus supplement:

     o    Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (as described below), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the "Loan Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Property or another source. Loans may provide for "interest only" payments, and no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment for such an interest only loan is increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate borne by such loan.

     o    Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

     o    Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

     o    The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include
          "due-on-sale" clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related Property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

     The interest rate applicable to an adjustable rate loan may adjust in accordance with one or more of the following indices as specified in the related prospectus supplement:

     o    U.S. Dollar LIBOR ("LIBOR"), which is the average of the London
          Interbank Offer Rate, a rate at which banks in London, England lend
          U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

                                       31

     o    EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer
          Rate, a rate at which banks offer to lend Euros to other banks in the
          Euro wholesale or interbank money markets for a specified duration.

     o    GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds
          Sterling London Interbank Offer Rate, a rate at which banks in London,
          England lend British Pounds Sterling to other banks in the British
          Pounds Sterling wholesale or interbank money markets for a specified duration.

     o    London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

     o    SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer
          Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

     o    Constant Maturity Treasury("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

     o    Treasury Bill("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its
          Treasury bills, notes or bonds or is derived from its daily yield curve.

     o    Federal Funds Rate ("Fed Funds Rate"), which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

     o    Prime Rate("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

     o    Monthly Treasury Average("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the
          Federal Reserve Board.

     o    Cost of Funds Index("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

     o    National Monthly Median Cost of Funds Index ("National Monthly Median
          COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

     o    Cost of Savings Index("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial
          Corporation, which operates under the name World Savings.

     o    Consumer Price Index("CPI"), which is an inflationary indicator published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a fixed basket of products and services, including housing, electricity, food and transportation.

     o    Certificate of Deposit Indices("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the
          Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

                                       32

     o    National Average Contract Mortgage Rate ("National Average Contract
          Mortgage Rate"), which is an index based on the weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal
          Housing Finance Board.

     o    Federal Home Loan Bank Index ("FHLB Index"), which is the average interest rate that member banks pay when they borrow money from a
          Federal Home Loan Bank.

     o    A rate or index chosen by the Federal National Mortgage Association
          ("Fannie Mae") or the Federal Home Loan Mortgage Corporation ("Freddie
          Mac"), which rate or index is generally based upon certain medians and averages of other indices.

     A trust may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

     The loans will be secured by mortgages or deeds of trust or other similar security instruments (each, a "Mortgage") creating a lien on a mortgaged property. In the case of mortgage loans and if specified in the related prospectus supplement, the mortgage loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors. A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the mortgage loan. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the "Properties." The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

     Loans with certain Loan-to-Value ("LTV") Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

                                       33

     The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family
Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower's mailing address.

     In general, any loan meeting the criteria specified in the Aegis
Underwriting Standards (as defined below) may be selected for inclusion in the
Trust Assets related to a specific series. However, Aegis generally will not securitize any loan that fails to satisfy certain additional criteria, which may include from time to time certain factors such as:

     o    the related loan-to-value ratio;

     o    the related property's geographic location and whether it is located in a recently-designated FEMA disaster area (and, if so, whether Aegis can determine that the specific property is free from damage, notwithstanding the natural disaster afflicting the area as a whole);

     o    the related borrower's credit score;

     o    the related borrower's debt-to-income ratio;

     o    whether it is discovered that there are any material documentation defects related to the loan; or

     o    the aggregate composition of first lien and second lien loans desired for the specific securitization.

     The Seller will represent and warrant that no adverse selection procedures will be used in selecting specific loans to be sold to the depositor in connection with a specific series. See "Loan Programs--Underwriting Standards"
and "--Representations by Sellers; Repurchases."

     Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law and certain other dwelling units
("Single Family Properties"). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

     Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down
(up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal)

                                       34

installments of an amount to fully amortize the loan at its stated maturity.
Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

     o    the original principal balance of the loans;

     o    the total principal balance of the loans as of the applicable cut-off date;

     o    the types and percentages of mortgaged properties securing the loans
          (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives, other real property or home improvements);

     o    the range of original terms to maturity of the loans;

     o    the range of remaining terms to maturity of the loans;

     o    the average life of the loans (based on different prepayment assumptions);

     o    the range of ages of the loans;

     o    loan purpose (e.g., whether a purchase or refinance);

     o    the range of original and remaining amortization period for the loans;

     o    the range of principal balances and average principal balance of the loans;

     o    the earliest origination date and latest maturity date of the loans;

     o    the Loan-to-Value Ratios, Combined Loan-to-Value Ratios and debt service coverage ratios, as applicable;

     o    loans having Loan-to-Value Ratios at origination exceeding 80%;

     o    the number of fixed rate loans and the number of adjustable rate mortgage loans;

     o    the Loan Rates or annual percentage rates ("APR") or range of Loan
          Rates or APR's borne by the loans;

     o    the weighted average of Loan Rates or APR's borne by the mortgage loans;

     o    the geographical distribution of the loans;

     o    the delinquency status of the loans as of the cut-off date;

                                       35

     o    with respect to adjustable rate loans, the adjustment dates, the relevant indices, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans;

     o    whether the loan provides for an interest only period and whether the principal balance of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan;

     o    the servicer distribution, if different servicers are servicing the loans;

     o    if applicable, the percentage of loans (by outstanding principal balance as of the cut-off date) that are not covered by primary mortgage insurance policies;

     o    any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the loans;

     o    the number and range of any prepayment premiums or any other similar fees; and

     o    the range of credit scores applicable to the borrowers of the related loans.

     As described above under "--General," to the extent that the composition of a pool of loans in a trust materially changes after the date of the related prospectus supplement under any of the circumstances described under "The
Agreements--Assignment of the Trust Assets," "--Pre-Funding Account" and
"--Revolving Account," material information regarding any such change will be filed with the SEC in a subsequent report on Form 8-K.

     The "Loan-to-Value Ratio" of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The "Combined Loan-to-Value Ratio" of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to
(ii) the Collateral Value of the related Property. The "Collateral Value" of the
Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of
Refinance Loans, the "Collateral Value" of the related Property is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

     No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

                                       36

     A trust will not contain any non-performing loans as of the related cut-off date and will include less than a 20% concentration level of delinquent loans. A loan will be considered to be "non-performing" if either (1) the loan would be treated as wholly or partially charged-off under the applicable Agreement or (2)
the loan would be treated as wholly or partially charged-off under the charge-off policies of the sponsor, an affiliate of the sponsor that originates the loan or the servicer. A loan will be considered to be "delinquent" if it is more than 30 or 31 days or a single payment cycle, as applicable, past due from the contractual due date, as determined in accordance with either (1) the relevant Agreement or (2) the delinquency recognition policies of the sponsor, any affiliate of the sponsor that originated the loans or the servicer.

PRIVATE MORTGAGE-BACKED SECURITIES

     Private mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the private mortgage-backed security.
Mortgage loans underlying a private mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

     The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of private mortgage-backed securities may be the depositor or an affiliate of the depositor. The obligations of the issuer of private mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust. The issuer of private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the pooling and servicing agreement or similar agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the private mortgage-backed securities by the private trustee or the private servicer. The issuer of private mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

     The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

                                       37

     The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust and specific characteristics of the mortgage loans that comprise the underlying assets for the private mortgage-backed securities, including:

     o    the payment features of the mortgage loans;

     o    the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity;

     o    the minimum and maximum stated maturities of the underlying mortgage loans at origination;

     o    the weighted average term-to stated maturity of the private mortgage-backed securities;

     o    the pass-through or certificate rate of the private mortgage-backed securities;

     o    the weighted average pass-through or certificate rate of the private mortgage-backed securities;

     o    the issuer, the servicer and the trustee of the private
          mortgage-backed securities;

     o    certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

     o    the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities; and

     o    the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

     Private mortgage-backed securities included in the trust for a series of securities that were issued by an issuer of private mortgage-backed securities that is not affiliated with the depositor must be acquired from one or more entities unaffiliated with the depositor in one or more bona fide secondary market transactions and they must either have been previously registered under the Securities Act of 1933, as amended (the "Securities Act") or have been held for at least the holding period required to be eligible for sale under Rule
144(k) under the Securities Act. The offering of private mortgage-backed securities included in the trust for a series of securities that were issued by the depositor or an affiliate of the depositor must be registered under the
Securities Act concurrently with the offering of the securities under the related prospectus supplement. In any such offering, the prospectus(es) relating to the offering of the private mortgage-backed securities will be delivered simultaneously with the delivery of this prospectus and the related prospectus supplement relating to the offering of the offered securities and the offering of the offered securities will identify each underwriter for the offering of the private mortgage-backed securities.

SUBSTITUTION OF TRUST ASSETS

     Substitution of Trust Assets will be permitted in the event of breaches of representations and warranties with respect to any original Trust Asset or in the event the documentation with respect to any Trust Asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement.

                                       38

                              AVAILABLE INFORMATION

     The depositor has filed with the SEC a Registration Statement under the
Securities Act covering the securities (Registration No. 333-129478). This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the
Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its
Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, and at its
Regional Offices located as follows: Chicago Regional Office, 500 West Madison
Street, Chicago, Illinois 60661; and Northeast Regional Office, 233 Broadway,
New York, New York 10279. You may obtain information on the operation of the
Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an
Internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet website is
http://www.sec.gov.

     This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports filed on Form 8-K under the name of Aegis Asset Backed
Securities Corporation and/or the name of the trust referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing.

     The submission of the reports identified above will be accomplished by the party specified in the applicable Agreement, as described in the related prospectus supplement.

     Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus. Neither the depositor nor the master servicer intends to file with the SEC periodic reports with respect to the trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.

     The trustee on behalf of any trust (or an administrator on behalf of the trustee) will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                       39

                    REPORTS TO SECURITYHOLDERS AND TO THE SEC

     Periodic reports concerning the trust will be made available to securityholders on the website of the party identified in the related prospectus supplement under the heading "Additional Information." For a description of these reports, see "Description of the Securities -- Reports to
Securityholders."

     Additionally, periodic and annual reports will be filed with the SEC as described above under "Incorporation of Certain Documents by Reference" and may
be inspected and copied at the public reference facilities maintained by the SEC or viewed electronically via the SEC's website, in each case as described above under "Available Information." In addition, these reports will be available on the website of the party identified in the related prospectus supplement under the heading "Additional Information."

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the securities will be applied by the depositor to acquire the related Trust Assets and for other general corporate purposes consistent with the limitations set forth in its charter documents. See "The Depositor." The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust
Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                   THE SPONSOR

     Unless otherwise specified in the prospectus supplement, Aegis Mortgage
Corporation, a Delaware corporation ("Aegis"), will act as sponsor.

     GENERAL. Aegis is a mortgage banking company that through its wholly owned subsidiaries, Aegis Wholesale Corporation ("AWC"), Aegis Lending Corporation
("ALC") and Aegis Funding Corporation ("AFC"), originates first lien and second lien residential mortgage loans. AWC primarily originates mortgage loans that are commonly referred to as conforming "A" mortgage loans or prime mortgage loans. ALC and AFC primarily originate mortgage loans that are commonly referred to as non-conforming "B&C" mortgage loans or subprime mortgage loans. ALC and
AFC originate loans on a retail and wholesale basis, respectively. Aegis and its predecessors have been in the mortgage banking business since March 1981. Aegis,
AWC, ALC and AFC are Delaware corporations. All are headquartered in Houston,
Texas, except ALC, which is headquartered in Baton Rouge, Louisiana. The depositor is a wholly owned subsidiary of Aegis. See "-- The Depositor" below.
Aegis maintains its principal offices at 3250 Briarpark, Suite 400, Houston,
Texas 77042. Its telephone number is (713) 787-0100.

     It is anticipated that the sponsor or an affiliate may also be a subservicer or servicer of the mortgage loans. See "The Agreements -- Certain
Matters Regarding the Servicer and the Depositor" and "-- Subservicing by
Sellers" below. Aegis has been servicing or subservicing mortgage loans similar to the mortgage loans that are sold to the depositor since October 2004.

     SECURITIZATION PROGRAM. Aegis and its affiliates have been securitizing assets of the type specified in the related prospectus supplement since April
2003. During 2005, 2004 and 2003, Aegis securitized approximately $4.95 billion,
$4.82 billion and $1.05 billion of residential mortgage loans, respectively.
Through its affiliates, Aegis originated during 2005 approximately $12.70 billion of prime/alternative-A residential mortgage loans, approximately $6.50 billion of subprime residential mortgage loans and approximately $395 million of home equity loans; during 2004, approximately $7.47 billion of prime/alternative-A residential mortgage loans, approximately $5.16 billion of subprime residential mortgage loans and approximately $0.23 billion of home equity loans; and

                                       40

during 2003, approximately $9.54 billion of prime/alternative-A residential mortgage loans, approximately $3.13 billion of subprime residential mortgage loans and approximately $0.14 billion of home equity loans.

     Aegis structures securitization transactions in which it assembles a pool or pools of Trust Assets that are sold to the depositor. The depositor causes the issuance of the securities supported by the cash flows generated by the
Trust Assets and secured by the Trust Assets. Aegis or one or more affiliates will make certain representations and warranties to the depositor and the trustee regarding the Trust Assets. If it is later determined that the Trust
Assets fail to conform to the specified representations and warranties, Aegis may be obligated to repurchase such Trust Assets from the depositor (or directly from the trustee) or it may be obligated to indemnify the depositor (or the trustee) against any losses on the Trust Assets. See "Loan Programs --
Representations by Seller; Repurchases."

                                   THE SELLER

     It is anticipated that either Aegis or Aegis REIT Corporation ("ARC") will be the Seller of the mortgage loans to the depositor. ARC was organized as a
Maryland corporation on November 23, 2004, and is a direct subsidiary of Aegis.
If ARC is the Seller, ARC will represent that it has elected to be a "real estate investment trust" (a "REIT") within the meaning of Section 856(a) of the
Internal Revenue Code of 1986, as amended (the "Code"), for its tax year ended
December 31, 2004, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the trust to be subject to federal income tax. ARC maintains its principal offices at 3250
Briarpark, Suite 400, Houston, Texas 77042. Its telephone number is (713)
787-0100. Each of Aegis and ARC retain the respective servicing rights to the mortgage loans that are sold from time to time to the depositor.

     As described in this prospectus under "The Trust -- Qualifications of
Unaffiliated Sellers," the Seller may also be another entity unaffiliated with the sponsor.

                                  THE DEPOSITOR

     Aegis Asset Backed Securities Corporation, a Delaware corporation, the depositor, was incorporated on June 3, 2002, for the limited purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral. The depositor is a wholly owned limited purpose finance subsidiary of the sponsor. The depositor maintains its principal office at 3250 Briarpark, Suite 400, Houston, Texas
77042. Its telephone number is (713) 787-0100.

     Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

     After the issuance of a series of securities, the depositor may be required
(to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

     o    upon the discovery of the breach of any representation or warranty made by the seller in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to enforce the seller's representation and warranty to repurchase the mortgage loan from the trustee or deliver a qualified substitute mortgage loan as described below under "Loan Programs -- Representations by Sellers;
          Repurchases";

                                       41

     o    to cause to be made all initial filings establishing or creating a security interest over the mortgage loans and any other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein)
          to perfect the trustee's security interest in or lien on the mortgage loans and any such related assets;

     o    if applicable, to arrange for replacement interest rate cap contracts, interest rate swap agreements and yield supplement agreements in the event the applicable derivative instrument is terminated early;

     o    to appoint a successor trustee or master servicer, as applicable, in the event either the trustee or the master servicer resigns, is removed or becomes ineligible to continue serving in such capacity under the related Agreement;

     o    to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

     o    to notify the Rating Agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related Agreements; and

     o    to provide the trustee and the master servicer with any information such entity may reasonably require to comply with the terms of the
          Agreements.

                               THE ISSUING ENTITY

     As more fully described in the related prospectus supplement, the issuing entity generally will be established either as a common law trust created under the related Pooling and Servicing Agreement and formed under the laws of the
State of New York (or other specified state) or as a statutory trust created under the related Trust Agreement and formed under the laws of the State of
Delaware (or other specified state) (in each case, the "Issuing Entity"). The
Issuing Entity will not have any employees, officers or directors. The trustee, the depositor and the servicer, and any of an administrator, master servicer, subservicer and certain other parties, if applicable and as described in the related prospectus supplement, will each act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the applicable Agreement(s), as described in the related prospectus supplement.

                                  AFFILIATIONS

     As more fully described under "The Sponsor" and "The Depositor" above, the depositor is a wholly owned subsidiary of Aegis which, unless otherwise specified in the related prospectus supplement, will act as sponsor. If so provided in the related prospectus supplement, Aegis may also act as servicer or subservicer and may be one of the originators. An affiliate of Aegis may be also act as servicer or subservicer and other originators may be affiliated with
Aegis and the Depositor. Any such affiliations, and any affiliations with a trustee, a significant obligor, an enhancement or support provider or any other material parties, if any, will be described, to the extent applicable, in the related prospectus supplement.

                                  LOAN PROGRAMS

     The loans will have been purchased by the depositor, either directly or through affiliates, from sellers that may include unaffiliated parties. As described in the related prospectus supplement, the loans will have been originated by the sponsor or an affiliate of the sponsor (either directly or through mortgage brokers or correspondent lenders), or by unaffiliated savings and loan associations, savings banks, commercial banks, credit unions or other mortgage lenders. The applicable prospectus

                                       42

supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor generally will have been originated in accordance with the underwriting criteria specified below under "--Underwriting Standards."

UNDERWRITING STANDARDS

     General Standards for First and Second Lien Mortgage Loans. The
underwriting standards of Aegis and its subsidiaries (the "Aegis Underwriting
Standards") with respect to first and second lien mortgage loans will generally conform to those published in the guide for Aegis's alternative documentation programs for first and second lien mortgage loans (the "Guide"). The Aegis
Underwriting Standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's securities. Aegis and its affiliates originated the mortgage loans in accordance with the Aegis Underwriting
Standards generally described below.

     The Aegis Underwriting Standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

     The mortgage loans to be included in the related trust had features that generally distinguish those loans from the more restrictive underwriting requirements used as standards for Fannie Mae and Freddie Mac. Aegis established loan programs by which it could aggregate acceptable loans into groupings considered to have substantially similar risk characteristics. A more detailed description of those loan programs applicable to the mortgage loans is set forth below. The underwriting of the mortgage loans generally consisted of analyzing the following as standards applicable to the mortgage loans:

     o    the creditworthiness of a borrower based on both a credit score and mortgage history;

     o    the income sufficiency of a borrower's projected family income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income from investment property;
          and

     o    the adequacy of the mortgaged property, expressed in terms of loan-to-value ratio, to serve as the collateral for a mortgage loan.

     The underwriting criteria applicable to any loan program under which mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

     Guide Standards. The following is a brief description of the Aegis
Underwriting Standards set forth in the Guide. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain for a credit report that summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their
W-2 form for the most recent year. In addition, the Aegis Underwriting Standards require either a verbal or

                                       43

written verification of employment from the prospective borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements.

     Some of the mortgage loans have been originated under "stated income,"
"limited documentation" or "no documentation" programs that require less documentation and verification than do traditional "full documentation"
programs. Under a "stated income" program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income, except verification of employment, will be undertaken. Under a "limited documentation"
program, applicants usually are required to submit verification of stable income for at least 12 months, such as 12 consecutive months of complete personal checking account bank statements. Generally, in order for a borrower to be eligible for a "stated income" or "limited documentation" program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit-scoring model. Under a "no documentation"
program, no information is obtained regarding the borrower's income and there is no verification of the borrower's assets. The "No Documentation" program guidelines require stronger credit profiles than the other programs, and have substantially more restrictive requirements for loan-to-value ratios, occupancy requirements and credit scores.

     Generally, credit-scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

     In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history.
Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower's credit score would not be lower if obtained as of the date of the related prospectus supplement.

     In determining the adequacy of the property as collateral, an appraisal is generally made of each Property considered for financing. In limited circumstances with respect to high credit score borrowers, an automated valuation is obtained on the property and is combined with an exterior property inspection report instead of an appraisal. In the case of an appraisal, the appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Additionally, a risk analysis is ordered on each appraisal from a third party vendor and all high risk appraisals are reviewed by a third party vendor.

                                       44

     Based on the data provided in the application, certain verifications and the appraisal or other valuation of the mortgaged property, a determination is made that the borrower's monthly income will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. The
Guidelines for mortgage loans generally specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, equal no more than specified percentages of the prospective borrower's gross income. The amount of liquid assets available to the borrower after origination may also be considered in the underwriting process.

     Loan Programs. Unless otherwise provided in the related prospectus supplement, the Loan Programs determined by Aegis as applicable to the mortgage loans to be included in each trust are: A+, A, A-, B, C+, C, 80/20 Combo 1st and
80/20 Combo 2nd. The following is general description of the Loan Programs:

          Loan Program A+: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older and do not affect the title or are medical related. No 30-day, 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 100% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family non-owner occupied property or 80% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio must be 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has an LTV ratio of 75% or less. No Chapter 7 or Chapter 13 bankruptcies were discharged in the past
     24 months. No foreclosures on a mortgaged property are allowed within the last 36 months.

          Loan Program A: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,500 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. At most one 30-day rolling late payment and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 90% (or 85%
     for a mortgage loan originated under a stated income documentation program)
     is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

          Loan Program A-: The prospective borrower is required to have generally repaid all previous or existing installment or revolving debt according to its terms. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of
     $2,500 must be paid down to zero at closing unless they are two years or older or

                                       45

     do not affect the title or are medical related. At most three 30-day rolling late payments and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95%
     is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 90% (or 85% for a mortgage loan originated under a stated income documentation program) is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed, within the last 24 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

          Loan Program B: The prospective borrower may not have paid all previous or existing installment or revolving debt according to its terms, and may have some charge-offs. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $2,500 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. The borrower may have made a late payment of 60 days within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 90% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed, within the last 18 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

          Loan Program C+: The prospective borrower may have experienced significant credit problems in the past. As to mortgage credit, the borrower may have had a history of being generally 30 to 60 days delinquent. As to non-mortgage credit, significant prior defaults may have occurred, provided that open collections and charge-offs in excess of
     $5,000 must be paid down to zero at closing unless they are two years or older or do not effect the title or are medical related. The borrower may have made a late payment of 90 days within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 85% (or 75% for a mortgage loan originated under a stated income documentation program) is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 80% (or 70% for a mortgage loan originated under a stated income documentation program) is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 55% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed, within the last 12 months. No foreclosures on a mortgaged property are allowed within the last 12 months.

          Loan Program C: The prospective borrower may have experienced substantial credit problems in the past. As to mortgage credit, the borrower may have had a history of being generally 30 to 60 days delinquent, and a maximum of two 90-day late payments or one 120- day late payment within the last 12 months is acceptable on an existing mortgage loan. The prospective borrower's credit history is poor and a notice of default may have been filed. As to non-mortgage credit, significant prior defaults may have occurred, provided that open

                                       46

     collections and charge-offs in excess of $5,000 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. The mortgaged property must be in average to good condition. A maximum LTV ratio of 70% is permitted for a mortgage loan on a single family owner-occupied property and the stated income documentation program is not allowed. A maximum LTV ratio of 65% is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 55% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and all Chapter 13 bankruptcies must be paid or discharged at funding. No current notice of default on a mortgaged property is allowed.

          Loan Program 80/20 Combo 1st: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. At most one 30-day rolling late payment on full documentation loans and no 30-day late payments on alternative and stated documentation loans are acceptable within the last 12 months on an existing mortgage loan. No 60-day or 90- day late payments are acceptable.
     The credit score will be 580 or greater on full documentation loans, 620 or greater on alternative documentation loans and 620 or greater on stated
     documentation loans. The mortgaged property must be in average to good condition. A maximum LTV ratio of 80% is permitted for a mortgage loan on a single family owner occupied property or a mortgage loan originated under a stated income documentation program. Non-owner occupied properties are not allowed. The borrower's debt service-to income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

          Loan Program 80/20 Combo 2nd: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. At most one 30-day rolling late payment on full documentation loans and no 30-day late payments on alternative and stated documentation loans are acceptable within the last 12 months on an existing mortgage loan. No 60-day or 90- day late payments are acceptable.
     The credit score will be 580 or greater on full documentation loans, 620 or greater on alternative documentation loans and 620 or greater on stated
     documentation loans. The mortgaged property must be in average to good condition. A maximum CLTV ratio of 100% is permitted for a mortgage loan on a single family owner occupied property or a mortgage loan originated under a stated income documentation program. Non-owner occupied properties are not allowed. The borrower's debt service-to income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last
     24 months.

     For all credit grade categories, non-mortgage credit may include prior defaults, and different levels of major adverse credit. Major adverse credit is defined as collection accounts, charge-off accounts, judgments, liens, delinquent property taxes, repossessions, garnishments and accounts currently 90 days or more delinquent. Any adverse account affecting title must also be paid down to zero at closing except for tax liens which may remain open as long as there is a payment plan and the payment is included in the debt service to income ratio. Some adverse accounts may remain open after closing, provided the borrower has adequate compensating factors.

                                       47

     Exceptions. As described above, the indicated underwriting standards applicable to the mortgage loans to be included in each trust include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; stable ownership; low debt ratios; strong residual income; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years.

     Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, those mortgage loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss than mortgage loans underwritten under more stringent underwriting standards.

     General Standards for Home Equity Loans. The applicable prospectus supplement may provide for the seller's representations and warranties relating to the home equity loans, but if it does not, each seller will represent and warrant that all home equity loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by home equity lenders generally during the period of origination for similar types of loans.

     Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a home equity loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports, among other things, the length of employment with that organization and the borrower's current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing. The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify that construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser)
and the cost of replacing the home. The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed $150,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

     Each seller's underwriting standards will generally permit home equity with loan-to-value ratios at origination of up to 125% depending on the loan program, type and use of the Property,

                                       48

creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller's underwriting criteria may permit home equity loans with loan-to-value ratios at origination in excess of 125%, such as for debt consolidation or home improvement purposes.

     After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly payments to the borrower's gross monthly income.
The maximum monthly debt-to-income ratio will vary depending upon a borrower's credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

     In the case of a home equity loan secured by a leasehold interest in
Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity loan.

     Certain of the types of home equity loans that may be included in a trust are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower. These types of home equity loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower's income may not be sufficient to permit continued loan payments as those payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

QUALIFICATIONS OF UNAFFILIATED SELLERS

     Each seller that is not an affiliate of the depositor will be required to satisfy the following qualifications. Each such seller must be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each such seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance
Corporation ("FDIC").

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by all, or a part, of a series of securities. Unless otherwise specified in the related prospectus supplement, these representations and warranties typically include the following:

     o    that neither the Seller nor any of the Seller's affiliates has dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the loans to the depositor;

     o    that to the Seller's knowledge, there is no litigation pending or threatened against the Seller or any of the Seller's affiliates that would reasonably be expected to materially and adversely affect the transfer of the loans, the issuance of the securities or the execution, delivery, performance or enforceability of the sale agreement;

     o    that with respect to each loan, neither the Seller nor any of the
          Seller's affiliates has acted (i) to modify the loan in any material respect, (ii) to satisfy, cancel or subordinate the loan in whole or in part, (iii) to release the related mortgaged property in whole or in part from

                                       49

          the lien of the related Mortgage or (iv) to execute any instrument of release, cancellation, modification or satisfaction of the loan, except to the extent reflected in the mortgage delivered to the trustee (or its custodian);

     o    that the Seller has not assigned any interest or participation in the loans other than to the depositor (or, if any such interest or participation has been assigned, it will be released upon conveyance to the depositor) and, further, that on the date of conveyance, the
          Seller will be the sole owner of, and will have good and marketable title to, the loans, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance, except any lien to be released concurrently with the purchase by the depositor of the loans;

     o    that with respect to each loan, the Seller or an affiliate of the
          Seller is in possession of each of the loan documents required to be included in the mortgage file delivered to the trustee (or its custodian), except for such documents as have been delivered to the depositor (or its designee) or the servicer;

     o    that the transfer, assignment and conveyance of the mortgage notes and the Mortgages by the Seller pursuant to the sale agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

     o    that each of the loans was underwritten in accordance with the standards described in the prospectus and, if applicable, the related prospectus supplement;

     o    that the full principal amount of the loans has been advanced to the borrowers or advanced according to the direction of the borrowers;
          that the borrowers have no option under the Mortgages to borrow additional funds secured by the Mortgages; and that the Cut-off Date
          Principal Balances of the loans are as represented by the Seller to the depositor and are fully secured by the Mortgages;

     o    that all loan documentation, loan submission documentation and purchase documentation that has been submitted is, to the best of the
          Seller's knowledge, complete and accurate and has been completed, executed and delivered in the form and manner as specified in the
          Seller's underwriting guidelines in effect as of the date of the sale agreement; that each mortgage note delivered to the depositor or the trustee (or its custodian) is the original mortgage note and is the only mortgage note evidencing the related loan that has been manually signed by the borrower, except in those instances where a lost note affidavit has been delivered to the depositor or its custodian; that as of the date of the sale agreement, the Seller has no knowledge of any default, breach, violation or event of acceleration existing under any of the loan documents transferred to the depositor or any event that with notice and expiration of any grace or cure period would result in a default, breach, violation or event of acceleration; and
          that the Seller has not waived any event of default or breach, violation or event of acceleration;

     o    that all improvements located on each mortgaged property lie within the boundary lines of the related mortgaged property and that there are no violations of applicable zoning laws or regulations;

     o    that each adjustable rate loan conforms, if applicable, to its stated
          initial note rate, index, gross margin, interest rate change dates, index value dates, payment change dates, maximum lifetime note rate, periodic rate cap, periodic payment cap, first interest rate change date, initial periodic rate cap, initial periodic payment cap, any pre-payment penalty, minimum gross margin, and minimum lifetime note rate; that each adjustable rate loan has been serviced pursuant to prudent servicing standards and Fannie Mae or FHLMC standards; that installments of principal and interest are subject to change due to

                                       50

          adjustments to the note rates, with interest calculated and payable in arrears, and are sufficient to amortize each loan fully by the stated
          maturity date, over an original term of thirty years from commencement of amortization; and that all provisions for the adjustment of note rates comply with state and federal law and the terms of the mortgage note;

     o    that upon default by a borrower on a loan and the subsequent foreclosure on the mortgaged property pursuant to proper procedures, the holder of the loan will be able to deliver "good and merchantable title" to the mortgaged property underlying that loan, except to the extent that the enforceability of remedies against such borrower may be subject to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors' rights generally from time to time in effect, and to general principles of equity and that there is no homestead exemption or other defense available to the borrower that would prevent the sale of the mortgaged property at a trustee's sale or impair the right of foreclosure;

     o    that each loan is an "obligation principally secured by an interest in real property" within the meaning of Treas. Reg. Section 1.860G-2(a);

     o    that each loan has a loan-to-value ratio of 100% or less (by scheduled principal balance as of the cut-off date);

     o    that no mortgage note is secured by any collateral except the lien of the corresponding Mortgage;

     o    that no loan is a graduated payment loan and no loan has a shared appreciation or other contingent interest feature;

     o    that each loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws, equal credit opportunity, real estate settlement procedures, truth-in-lending and usury; that each loan has been serviced in accordance with all such laws, rules and regulations; and that all levied assessments not part of the general tax bill have been paid in full before or at closing of each loan;

     o    that the Seller has no knowledge of any relief requested or allowed to any borrower under the Relief Act, or similar state or local laws;

     o    that all information regarding the loans that could reasonably be expected to adversely affect the value or the marketability of any mortgaged property or loan and of which the Seller is aware has been provided by the Seller to the depositor;

     o    that all amounts, with respect to the loans, received after the cut-off date and to which the Seller is not entitled, will be deposited into the applicable Security Account;

     o    that the Seller did not use adverse selection procedures in selecting the loans to be sold to the depositor;

     o    that with respect to each loan so identified on the loan schedule affixed to the sale agreement, there is in effect a policy of primary mortgage insurance issued by the mortgage insurance company specified therein;

     o    that the information set forth in the loan schedule affixed to the sale agreement is true and correct in all material respects as of the cut-off date;

                                       51

     o    that the consideration received by the Seller upon the sale of the loans constitutes fair consideration and reasonably equivalent value for the loans;

     o    that the Seller is not, and does not expect with the passage of time to become, insolvent or bankrupt and that the sale of the loans will not cause the Seller to become insolvent and is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors;

     o    that the Seller intends to relinquish all rights to possess, control and monitor the loans; that the Seller will have no right to modify or alter the terms of the loans; and that the Seller will have no right or obligation to repurchase any loan or substitute another loan for any loan, except under the circumstances described in this prospectus and the related prospectus supplement;

     o    that as of the date of the sale agreement, no borrower is subject to bankruptcy or insolvency proceedings, and, to the best of the Seller's knowledge, the filing of a bankruptcy or insolvency proceeding that would result in such loan becoming subject to bankruptcy or insolvency proceedings is not imminent; that no property securing a loan is subject to foreclosure proceedings; and that to the best of the
          Seller's knowledge, the commencement of foreclosure proceedings, with respect to property securing a loan, is not imminent;

     o    that each Mortgage securing a loan has been duly executed and delivered by the borrower and constitutes a legal, valid and binding obligation of the borrower, enforceable against the borrower in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally and to general principles of equity;

     o    that each Mortgage securing a loan has been duly recorded in the appropriate governmental recording office of the jurisdiction where the mortgaged property is located, or the Seller has obtained an opinion of counsel that no recording or filing is necessary in order to make effective the lien and security interest intended to be created thereby;

     o    that if the Mortgage securing a loan does not name the Seller or the custodian as the holder, then a valid and recordable assignment assigning to the Seller or the custodian the Mortgage underlying the loan has been duly recorded in the appropriate governmental recording office for the jurisdiction in which the mortgaged property is located, and the Seller has delivered to the depositor the original copy of such assignment with appropriate evidence that such assignment has been duly recorded or a copy of the original assignment together with a certificate from an officer of the Seller or the loan originator from which the Seller purchased the loan certifying that such assignment has been recorded in the appropriate governmental recording office, but that such recorded assignment has not been returned to the Seller; provided, however, that such assignment will not be required to have been recorded if the Seller will have obtained an opinion of counsel that no recording is necessary in order to make effective the assignment intended to be created thereby;

     o    that a title insurance policy has been issued on a currently prescribed American Land Title Association form (or other acceptable form of title insurance policy) with respect to each loan (other than a junior lien loan described below), is valid and binding and remains in full force and effect and insures the Seller, its successors or assigns as holding a lien for the full principal amount of such loan;

                                       52

     o    that there are no mechanic's or other liens against the mortgaged property that are superior to or equal to the lien of the loan, except such liens as are expressly insured against by a title insurance policy;

     o    that a hazard insurance policy is in full force and effect as required by the Seller's underwriting guidelines in effect as of the date hereof, and flood insurance coverage is in effect if required by the
          Seller's underwriting guidelines in effect as of the date of the sale agreement; that such insurance policies contain a mortgagee clause insuring the Seller, its successors and assigns; that if mortgage insurance is required, all conditions necessary for the effectiveness thereof have been satisfied; that the mortgage insurance is valid and in full force and effect and meets the requirements of the Seller's underwriting guidelines in effect as of the date of the sale agreement; that such mortgage insurance is the valid and binding agreement of the insurer, and all premiums thereon have been paid when due and sufficient escrow arrangements have been established to provide for future premium payments; and that to the best of the
          Seller's knowledge, no events have occurred since the mortgage insurance was issued that would reduce the stated coverage of the mortgage insurance;

     o    that all taxes, government assessments or municipal charges due and owing have been paid, and sufficient escrow arrangements have been established to make payment thereof in the future;

     o    that there has been no casualty damage to the mortgaged property, except such as is expressly referenced in the appraisal, nor is any condemnation proceeding, either in whole or in part, pending or threatened;

     o    that with respect to a deed of trust, the trustee named in the loan documents is authorized to serve as such in the applicable jurisdiction and that no fees or expenses are payable by the Seller or the depositor to such trustee pursuant to a deed of trust other than any applicable trustee's expenses incurred after a default;

     o    that an appraisal of each mortgaged property was made by an appraiser who either (i) met the minimum qualifications of Fannie Mae or FHLMC for appraisers, and each appraisal was completed on a Fannie Mae
          Appraisal Form 1004, 1025 or 1073 or the FHLMC equivalent and includes information concerning comparable property values or (ii) at the time that the appraisal was made, was certified in the state in which the mortgaged property is located;

     o    that no loan is secured by a leasehold estate except such leasehold estates as are permitted pursuant to the Seller's underwriting guidelines in effect as of the date hereof;

     o    that there is no offset, defense or counterclaim to any mortgage note or Mortgage, including any offset, defense or counterclaim that would excuse or lessen the obligation of the borrower to pay the unpaid principal or interest on such mortgage note;

     o    that less than a specified percent (to be specified in the applicable sale agreement and described in the related prospectus supplement) of the loans were 30 or more days delinquent as of the cut-off date, and less than a specified percent (to be specified in the applicable sale agreement and described in the related prospectus supplement) of the loans were 60 days or more delinquent as of such date;

     o    that the Mortgage with respect to certain of the loans may contain a provision for the acceleration of the payment of the unpaid principal balance of such loans if the related mortgaged property is sold or transferred without the prior written consent of the

                                       53

          mortgagee thereunder, at the option of the mortgagee; that this provision provides that the mortgagee cannot exercise its option if either (i) the exercise of such option is prohibited by federal law or
          (ii) (A) the borrower causes to be submitted to the mortgagee information required by the mortgagee to evaluate the intended transferee as if a new loan were being made to such transferee and (B)
          the mortgagee reasonably determines that the mortgagee's security will not be impaired by the assumption of such loan by the transferee and that the risk of breach of any covenant or agreement in the loan documents is acceptable to the mortgagee; and that to the best of the
          Seller's knowledge, such provisions are enforceable;

     o    that none of the loans is a retail installment contract for goods or services or a home improvement loan for goods or services, which are either "consumer credit contracts" or "purchase money loans" as such terms are defined in 16 CFR 433.1;

     o    that with respect to each loan, no loan is a "high cost" or "covered"
          loan within the meaning of any applicable federal, state or local predatory or abusive lending law and, specifically, (a) no loan was at the time of origination subject to the Home Ownership and Equity
          Protection Act of 1994 (15 U.S.C. Section 1602(c)); (b) no loan originated on or after November 27, 2003, is a "High-Cost Home Loan"
          subject to the New Jersey Home Ownership Security Act of 2003
          (N.J.S.A. 46:10B-22 et seq.); (c) no loan is a "High-Cost Home Loan"
          subject to the New Mexico Home Loan Protection Act (N.M. Stat. Ann.
          Section 58-21A-1 et seq.) effective January 1, 2004; (d) no loan is a
          High-Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS(R) Glossary,
          Appendix E), and no loan originated on or after October 1, 2002, through March 6, 2003, is governed by the Georgia Fair Lending Act;
          (e) no loan is a "High-Risk Home Loan" as defined in the Illinois
          High-Risk Home Loan Act (815 Ill. Comp. Stat. 137/1 et seq.) effective
          January 1, 2004; (f) no loan is a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act (2004
          Mass. Acts 268) effective November 7, 2004; and (g) no loan is a "High
          Cost Home Loan" as defined in the Indiana Home Loan Practices Act
          (Ind. Code Ann. Section. 24-9-1 et seq.) effective January 1, 2005;

     o    that no proceeds from any loan were used to finance single-premium credit insurance policies and no prepayment penalty is payable on any loan for a period in excess of five years following origination;

     o    that each prepayment penalty is permissible, originated in compliance with, and enforceable in accordance with its terms under applicable federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor's rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure);

     o    that the information set forth in the prepayment penalty schedule, included as part of the loan schedule affixed to the sale agreement, is complete, true and correct in all material respects at the date or dates on which such information is furnished, and each prepayment penalty is permissible and enforceable in accordance with its terms upon the mortgagor's full and voluntary principal prepayment under applicable law, except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; (2) the collectibility thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof under applicable law; and

                                       54

     o    that with respect to each adjustable rate loan, such loan has a gross margin of not less than a specified percent (to be specified in the applicable sale agreement).

     In addition, if any required payment on a loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement will so indicate.

     Furthermore, if a mortgage pool consists solely of loans with original principal balances which do not exceed the applicable Freddie Mac maximum original loan amount limitations for one- to four-family residential mortgaged properties, the following additional representations and warranties, but only as to each such loan, will typically be included:

     o    that the outstanding scheduled principal balance of each such loan does not exceed the applicable maximum original loan amount limitations with respect to first lien or second lien one- to four-family residential mortgage loans, as applicable, as set forth in the Freddie Mac Selling Guide;

     o    that no such loan was originated on or after March 7, 2003, which is a
          "high cost home loan" as defined under the Georgia Fair Lending Act;

     o    that to the best of the seller's knowledge, no borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit evidenced by such loan; that no borrower obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of such loan; and that no proceeds from any such loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such loan;

     o    that the servicer for each such loan has fully furnished in the past
          (and the Seller shall cause the servicer to furnish in the future), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company,
          on a monthly basis;

     o    that no such loan imposes a prepayment penalty for a term in excess of three years;

     o    that the outstanding scheduled principal balance of each such loan does not exceed the applicable maximum original loan amount limitations with respect to first lien or second lien one- to four-family residential loans, as applicable, as set forth in the
          Freddie Mac Selling Guide;

     o    that with respect to any such loan originated on or after August 1,
          2004, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the loan transaction; and

     o    that with respect to each such loan secured by manufactured housing, each contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code; that the fair market value of the manufactured home securing each contract was at least 80% of the adjusted issue price of the contract at either (i) the time the contract was originated (determined pursuant to the REMIC provisions of the Code) or (ii) the time the contract was transferred to the
          Seller; and that each such contract is a qualified mortgage under
          Section 860G(a)(3) of the Code.

                                       55

     In general, a seller of mortgage-backed securities will make only very limited representations and warranties, including:

     o    the seller has good title to the underlying securities; and

     o    the seller is transferring the underlying securities free of any liens.

     If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the closing date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities.

     The trustee will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the trustee the applicable prospectus supplement may provide for the seller's obligations under those circumstances, but if it does not, then the seller will be obligated either

     o    to repurchase the loan from the trust at a price (the "Purchase
          Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate or

     o    substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

     The trustee will be required under the applicable Agreement to enforce this obligation for the benefit of the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

     Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to loans.

                          DESCRIPTION OF THE SECURITIES

     Each series of certificates will be issued pursuant to a Pooling and
Servicing Agreement or a Trust Agreement among parties including the depositor, a master servicer (if applicable), the servicer(s) and the trustee. A form of each such agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the "Indenture") among parties including the related trust and the entity

                                       56

named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced pursuant to the terms of a
Transfer and Servicing Agreement. A form of each such agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each
Agreement, dated as of the related cut-off date, will be among parties including the depositor, a master servicer (if applicable), the servicer(s) and the trustee for the benefit of the holders of the securities of the series. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust. The following are descriptions of the material provisions which may appear in each
Agreement. The depositor will provide a copy of the Agreement (without exhibits)
relating to any series without charge upon written request of a holder of record of a security of the series addressed to Aegis Asset Backed Securities
Corporation, 3250 Briarpark, Suite 400, Houston, Texas 77042, Attention:
Investor Relations.

GENERAL

     The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Assets will not be guaranteed or insured by any governmental entity or other person. Each trust will consist of, to the extent provided in the related Agreement:

     o    the Trust Assets, as from time to time are subject to the related
          Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the "Cut-off Date
          Principal Balance"));

     o    the assets required to be deposited in the related Security Account from time to time; and

     o    property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

     If so specified in the related prospectus supplement, a trust may also include one or more of the following: reinvestment income on payments received on the Trust Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

     Each series of securities will be issued in one or more classes. Each class of certificates of a series evidence beneficial ownership of future interest and/or principal payments on, and each class of notes of a series will be secured by, the related Trust Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

                                       57

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in amounts determined as described in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a "Record Date"). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the "Security Register"); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

     The securities will be freely transferable and exchangeable at the
Corporate Trust Office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     The purchase, holding or disposition of the securities employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested) subject to provisions of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA") or the Code, may result in prohibited transactions within the meaning of ERISA and the Code. The applicable prospectus supplement will provide for the conditions for transferring a class of securities to an employee benefits plan or other retirement arrangement. See "ERISA Considerations."

     As to each series, an election may be made to treat the related trust or designated portions thereof as a "real estate mortgage investment conduit" or
"REMIC" as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the trustee and may only be made if certain conditions are satisfied. As to any series for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a
REMIC election is to be made, the trustee or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for these payments from the assets of the trust or from any holder of the related residual certificate.

DISTRIBUTIONS ON SECURITIES

     General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the series.

     Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related
Security Account, including any funds transferred from any reserve fund. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as

                                       58

defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement.

     Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. "Available Funds" for each distribution date will generally equal the amount on deposit in the related Security Account on the distribution date (net of related fees and expenses payable by the related trust) other than amounts to be held in the Security Account for distribution on future distribution dates.

     Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the "Class Security Balance") entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or adjustable rate as specified in the prospectus supplement), and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of the class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of the securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class
Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding the distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of the class of securities on that distribution date. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Prior to that time, the beneficial ownership interest in the trust or the principal balance, as applicable, of the class of accrual securities, as reflected in the aggregate
Class Security Balance of the class of accrual securities, will increase on each distribution date by the amount of interest that accrued on the class of accrual securities during the preceding interest accrual period but that was not required to be distributed to that class on the distribution date. The class of accrual securities will thereafter accrue interest on its outstanding Class
Security Balance as so adjusted.

     Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original
Class Security Balance of the class of securities specified in the prospectus supplement, reduced by all distributions paid to such class of holders of the securities as allocable to principal and,

                                       59

     o    in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;
          and

     o    in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal, including payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments
("Principal Prepayments"), in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The allocation of disproportional amounts of principal to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement --
Subordination."

     Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to distributions of principal before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Assets, the trustee determines that the funds available or anticipated to be available from the
Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

SECURITIES SUBJECT TO PURCHASE

     The prospectus supplement may provide that one or more classes of securities of a series may be (i) purchased, in whole or in part, at the option of the depositor, the servicer, the holder of another class of securities of the same series or another designated entity, at specified times and purchase prices, and under particular circumstances, or (ii) subject to redemption, in whole or in part, at the request of the holders of that class, or may be subject to mandatory purchase by the depositor, the servicer or another designated entity. The material terms and conditions of any such optional purchase, redemption or mandatory purchase will be described in the prospectus supplement.

ADVANCES

     To the extent provided in the related prospectus supplement, the servicer(s) will be required to advance on or before each distribution date
(from its own funds, funds advanced by subservicers or funds held in the
Security Account for future distributions to the holders of securities of the related series) an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any subservicer, subject to the servicer's determination that those advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance
Proceeds or otherwise. In the case of cooperative loans, the servicer(s) also may be required to advance any

                                       60

unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

     In making advances, the servicer(s) will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the servicer from cash being held for future distribution to securityholders, the servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any servicer funds advanced will be reimbursable to the servicer out of recoveries on the specific loans with respect to which those advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a subservicer or a seller pursuant to the related Agreement). Advances by the servicer (and any advances by a subservicer) also will be reimbursable to the servicer (or subservicer)
from cash otherwise distributable to securityholders (including the holders of
Senior Securities) to the extent that the servicer determines that the advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds,
Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the servicer to the extent permitted by the related Agreement.
The obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under "Credit Enhancement," in each case as described in the related prospectus supplement.

     In the event the servicer or a subservicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the master servicer will be obligated to make the advance in its capacity as successor servicer. If the master servicer makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the servicer or a subservicer is entitled to be reimbursed for advances. See "Description of the Securities --
Distributions on Securities."

ADVANCE FACILITY

     To the extent provided in the related prospectus supplement, the servicer(s) (or subservicer(s)) may enter into an agreement (each, an "Advance
Agency Agreement") with an agent (each, an "Advance Agent") under which the
Advance Agent will agree, subject to certain conditions, to fund Advances which the servicer(s) or subservicer(s) would otherwise be obligated to make under the terms of the related Agreement. To the extent that the Advance Agent does not fund a required Advance, such servicer(s) or subservicer(s) will be obligated to do so.

     While any such Advance Agency Agreement is in place, the servicer(s) or subservicer(s) will be required to remit all amounts available for reimbursement of advances to the applicable Security Account, without regard to whether any such amounts are owed to the servicer(s) or subservicer(s). On each distribution date any such amount will be remitted to the Advance Agent, which will retain amounts owed to it for reimbursements of advances and pay to the servicer(s) or subservicer(s), as applicable, any amounts owed. The servicer(s) or subservicer(s), as applicable, will be obligated to pay the Advance Agent a fee based on the amount of advances funded under the Advance Agency Agreement.

     Failure by the servicer(s) or subservicer(s) to pay any amounts due to the
Advance Agent will be an event of default under the applicable Agreement.

     In addition, the servicer(s) or subservicer(s) may make other arrangements in the future to fund advances, which may involve a pledge of servicing rights or other provisions.

                                       61

REPORTS TO SECURITYHOLDERS

     Prior to or concurrently with each distribution on a distribution date the trustee will cause to be furnished to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities and specified in the Agreement for such series, among other things:

     o    any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

     o    the amount of cashflows received and the sources thereof for distributions, fees and expenses;

     o    the aggregate amount of distributions made on such distribution date to the holders of each class of securities other than any class of notional securities, to the extent applicable, allocable to principal, including net Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

     o    the aggregate amount of distributions made on such distribution date to the holders of each class of securities allocable to interest and the calculation thereof;

     o    the amount, if any, of any distributions to the holders of any ownership certificate or residual interest;

     o    the amount, if any, of all prepayment penalties paid to the holder of the applicable securities entitled to such distributions;

     o    the amount, terms and general purpose of delinquency advances and, to the extent reported by a servicer, servicing advances made by or on behalf of the servicer for the related collection period, the amount of unrecovered delinquency advances and, to the extent reported by a servicer, servicing advances outstanding (after giving effect to advances made on such distribution date) and the aggregate amount of nonrecoverable advances for such distribution date;

     o    the pool balance as of the close of business on the last day of the related prepayment period (after giving effect to the principal portion of scheduled payments due during the related collection period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period or collection period, as applicable);

     o    the class principal amount (or class notional amount) of each class of securities, to the extent applicable, as of such distribution date after giving effect to distributions allocated to principal reported under the first bullet point above;

     o    the amount of any realized losses incurred or received with respect to the mortgage loans (x) in the applicable prepayment period and (y) in the aggregate since the cut-off date, and the aggregate realized losses during the preceding twelve month period expressed as a percentage of the total scheduled principal balances of the mortgage loans;

     o    the amount of, as applicable, any servicing fee, master servicing fee, trustee's fee, credit risk manager's fee, any primary mortgage insurance policy premium or other fees and expenses accrued and paid with respect to such distribution date (or the related collection period);

                                       62

     o    the number and aggregate scheduled principal balance of mortgage loans, as reported to the master servicer by the servicer, (a)
          remaining outstanding, (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d)
          delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced, (f) in bankruptcy and (g)
          that are REO properties, in each case as of the close of business on the last business day of the calendar month immediately preceding the month in which such distribution date occurs;

     o    the aggregate scheduled principal balance of any mortgage loans with respect to which the related mortgaged property became a REO property as of the close of business on the last business day of the calendar month immediately preceding the month in which such distribution date occurs;

     o    with respect to substitution of mortgage loans in the preceding calendar month, the scheduled principal balance of each deleted mortgage loan, and of each qualified substitute mortgage loan;

     o    with respect to any Subsequent Loan or Additional Mortgage Loan, if
          applicable, the number and aggregate scheduled principal balance of any such mortgage loan included in the trust on such distribution date and the amounts of any funds on deposit in the Pre-Funding Account and the Revolving Account (each as defined herein);

     o    the aggregate outstanding deferred interest, net prepayment interest shortfalls and basis risk shortfalls, if any, for each class of securities, after giving effect to distributions on such distribution date;

     o    the level of LIBOR (or other index, if applicable) and the interest rate applicable to each class of securities for such distribution date
          (and the related accrual period);

     o    the Available Funds for such distribution date;

     o    if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient amounts in the Security Account and the amounts actually paid);

     o    the amount of any overcollateralization deficiency amount after giving effect to the distributions made on such distribution date;

     o    the amount of any payments made or received pursuant to any swap agreement with respect to such distribution date;

     o    the amount of any payments received pursuant to any interest rate cap agreements with respect to such distribution date;

     o    the level of LIBOR (or other index, if applicable) and the interest rate that will be applicable to the next distribution date with respect to each class of securities;

     o    any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

     o    the beginning and ending balances of Security Account or other transaction account and any material account activity during the related period;

                                       63

     o    any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

     o    information with respect to material breaches of pool asset representations or warranties or transaction covenants;

     o    information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

     o    information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional Primary Assets acquired during a pre-funding or revolving period or in connection with a substitution; and

     o    such other information as is required under the applicable Agreement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per $1,000 security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, upon request, will mail to each securityholder of record at any time during that calendar year a report as to (a) the aggregate of amounts reported pursuant to the third and fourth items above for that calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

     The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may make reference to one of the following more typical categories:

CATEGORIES OF CLASSES            DEFINITION
---------------------            ----------
PRINCIPAL TYPES

Accretion Directed............   A class that receives principal payments from
                                 the accreted interest from specified Accrual
                                 classes. An accretion directed class also may
                                 receive principal payments from principal paid
                                 on the underlying Trust Assets for the related
                                 series.

Component Securities..........   A class consisting of "components." The
                                 components of a class of component securities
                                 may have different principal and/or interest
                                 payment characteristics but together constitute
                                 a single class. Each component of a class of
                                 component securities may be identified as
                                 falling into one or more of the categories in
                                 this chart.

                                       64

CATEGORIES OF CLASSES            DEFINITION
---------------------            ----------
Notional Amount Securities....   A class having no principal balance and bearing
                                 interest on the related notional amount. The
                                 notional amount is used for purposes of the
                                 determination of interest distributions.

Planned Principal Class or
   PACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming two
                                 constant prepayment rates for the underlying
                                 Trust Assets. These two rates are the endpoints
                                 for the "structuring range" for the planned
                                 principal class. The planned principal classes
                                 in any series of certificates may be subdivided
                                 into different categories (e.g., primary
                                 planned principal classes, secondary planned
                                 principal classes and so forth) having
                                 different effective structuring ranges and
                                 different principal payment priorities. The
                                 structuring range for the secondary planned
                                 principal class of a series of certificates
                                 will be narrower than that for the primary
                                 planned principal class of the series.

Scheduled Principal Class.....   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule but is not designated as a
                                 Planned Principal Class or Targeted Principal
                                 class. In many cases, the schedule is derived
                                 by assuming two constant prepayment rates for
                                 the underlying Trust Assets. These two rates
                                 are the endpoints for the "structuring range"
                                 for the scheduled principal class.

Sequential Pay................   Classes that receive principal payments in a
                                 prescribed sequence, that do not have
                                 predetermined principal balance schedules and
                                 that under all circumstances receive payments
                                 of principal continuously from the first
                                 distribution date on which they receive
                                 principal until they are retired. A single
                                 class that receives principal payments before
                                 or after all other classes in the same series
                                 of securities may be identified as a sequential
                                 pay class.

Strip.........................   A class that receives a constant proportion, or
                                 "strip," of the principal payments on the
                                 underlying Trust Assets.

Support Class (also sometimes
   referred to as "companion
   classes")..................   A class that receives principal payments on any
                                 distribution date only if scheduled payments
                                 have been made on specified planned principal
                                 classes, targeted principal classes and/or
                                 Scheduled

                                       65

CATEGORIES OF CLASSES            DEFINITION
---------------------            ----------
                                 Principal Classes.

Targeted Principal Class or
   TACs.......................   A class that is designed to receive principal
                                 payments using a predetermined principal
                                 balance schedule derived by assuming a single
                                 constant prepayment rate for the underlying
                                 Trust Assets.

INTEREST TYPES

Fixed Rate....................   A class with an interest rate that is fixed
                                 throughout the life of the class.

Floating Rate.................   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies directly with changes in the index.

Inverse Floating Rate.........   A class with an interest rate that resets
                                 periodically based upon a designated index and
                                 that varies inversely with changes in the
                                 index.

Variable Rate.................   A class with an interest rate that resets
                                 periodically and is calculated by reference to
                                 the rate or rates of interest applicable to
                                 specified assets or instruments (e.g., the Loan
                                 Rates borne by the underlying loans).

Interest Only.................   A class that receives some or all of the
                                 interest payments made on the underlying Trust
                                 Assets and little or no principal. Interest
                                 Only classes have either a nominal principal
                                 balance or a notional amount. A nominal
                                 principal balance represents actual principal
                                 that will be paid on the class. It is referred
                                 to as nominal since it is extremely small
                                 compared to other classes. A notional amount is
                                 the amount used as a reference to calculate the
                                 amount of interest due on an Interest Only
                                 class that is not entitled to any distributions
                                 in respect of principal.

Principal Only................   A class that does not bear interest and is
                                 entitled to receive only distributions in
                                 respect of principal.

Partial Accrual...............   A class that accretes a portion of the amount
                                 of accrued interest thereon, which amount will
                                 be added to the principal balance of that class
                                 on each applicable distribution date, with the
                                 remainder of the accrued interest to be
                                 distributed currently as interest on that
                                 class. This accretion may continue until a
                                 specified event has occurred or until the
                                 Partial Accrual class is retired.

                                       66

CATEGORIES OF CLASSES            DEFINITION
---------------------            ----------
Accrual.......................   A class that accretes the amount of accrued
                                 interest otherwise distributable on that class,
                                 which amount will be added as principal to the
                                 principal balance of that class on each
                                 applicable distribution date. The accretion may
                                 continue until some specified event has
                                 occurred or until the Accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

     The index applicable to any floating rate or inverse floating rate class of securities will be one of the indices described in this prospectus under "The
Trust--The Loans--General" and, unless otherwise specified in the related prospectus supplement, will be the LIBOR index, determined in accordance with either the "LIBO Method" or the "BBA Method," each as described below.

     LIBOR

     The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement or similar agreement as the calculation agent will determine
LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

     LIBO Method

     If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters
Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London
Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

     Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

     (a)  If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

     (b)  If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period will be whichever is the higher of:

     o    LIBOR as determined on the previous LIBOR determination date, or

                                       67

     o    the reserve interest rate. The reserve interest rate will be the rate per annum which the calculation agent determines to be either

          o    the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the
               calculation agent are quoting, on the relevant LIBOR
               determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

          o    if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New
               York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

     (c)  If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period will be LIBOR as determined on the preceding LIBOR
          determination date, or, in the case of the first LIBOR determination date, LIBOR will be considered to be the per annum rate specified as such in the related prospectus supplement.

     Each reference bank will be a leading bank engaged in transactions in
Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the calculation agent; and
will have an established place of business in London. If a reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

     BBA Method

     If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest
Settlement Rate" for one-month deposits in United States dollars as found on
Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight
British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the
London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

     If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period will be calculated in accordance with the LIBOR method described under "LIBO Method."

     The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period will (in the absence of manifest error) be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

     As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities
("Security Owners") will hold their securities through the Depository Trust

                                       68

Company ("DTC") in the United States, or Clearstream Luxembourg or Euroclear (in
Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems (each such participating organization, a "DTC Participant," "Clearstream Luxembourg Participant" or
"Euroclear Participant," as applicable). The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers'
securities accounts in the depositories' names on the books of DTC. Citibank,
N.A., will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank,
National Association will act as depositary for Euroclear (in those capacities, individually the "Relevant Depositary" and collectively the "European
Depositories"). Except as described below, no person acquiring a book-entry security (each, a "beneficial owner") will be entitled to receive a physical certificate representing the security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only
"securityholders" of the securities will be Cede & Co., as nominee of DTC.
Security Owners are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations and DTC.

     A Security Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of
Clearstream Luxembourg or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC
Participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies and other indirect participants that clear through or maintain a custodial relationship with a participant, with whom Security Owners have accounts for securities are similarly required to make book-entry transfers and receive and transmit those distributions on behalf of their respective Security
Owners. Accordingly, although Security Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below. Unless and until Definitive
Securities are issued, Security Owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing them to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through
DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, credits of securities received in
Clearstream Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities

                                       69

settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on the business day following the DTC settlement date. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream
Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Material Federal Income Tax
Considerations -- Tax Treatment of Foreign Investors" and " -- Tax Consequences
to Holders of the Notes -- Backup Withholding" in this prospectus and "Global
Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal
Income Tax Documentation Requirements" in Annex I attached to this prospectus.

     Transfers between participants will occur in accordance with DTC rules.
Transfers between Clearstream Luxembourg Participants and Euroclear Participants
will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary. However, these cross-market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the
Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to
DTC. Clearstream Luxembourg Participants and Euroclear Participants may not
deliver instructions directly to the European Depositories.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC.
In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte,
L-2967 Luxembourg ("Clearstream Luxembourg"), was incorporated in 1970 as "Cedel
S.A," a company with limited liability under Luxembourg law (a "societe anonyme"). Cedel S.A. subsequently changed its name to Cedelbank. On January 10,
2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse
Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New
Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company, Deutsche Borse AG.
The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from
January 14, 2000 New Cedel International has been renamed "Clearstream
International, societe anonyme." On January 18, 2000, Cedelbank was renamed

                                       70

"Clearstream Banking, societe anonyme," and Cedel Global Services was renamed
"Clearstream Services, societe anonyme."

     On 17 January 2000 Deutsche Borse Clearing AG was renamed "Clearstream
Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking,"
the entity previously named "Cedelbank" and the entity previously named
"Deutsche Borse Clearing AG."

     Clearstream Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream
Luxembourg Participants through electronic book-entry changes in accounts of
Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream Luxembourg in any of 36 currencies, including United States dollars. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Luxembourg is registered as a bank in
Luxembourg, and as such is subject to regulation by the Commission de
Surveillance du Secteur Financier, which supervises Luxembourg banks.
Clearstream Luxembourg's participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream Luxembourg's U.S. participants are limited to securities brokers and dealers and banks. Currently, Clearstream
Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of
Clearstream Luxembourg. Clearstream Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the
Euroclear System ("MGT/EOC") in Brussels to facilitate settlement of trades between Clearstream Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by MGT/EOC under contract with Euroclear Clearance Systems S.C., a
Belgian cooperative corporation. All operations are conducted by MGT/EOC, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance Systems, S.C.
Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of
Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear
Participant, either directly or indirectly.

     MGT/EOC is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State
Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with MGT/EOC are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating
Procedures of the Euroclear System and applicable Belgian law (collectively, the
"Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in

                                       71

Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. MGT/EOC acts under the
Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or
Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Those distributions will be subject to tax reporting in accordance with relevant
United States tax laws and regulations. See "Material Federal Income Tax
Considerations -- Taxation of Securities Treated as Debt Instruments -- Foreign
Persons" and " --Backup Withholding" in this prospectus and "Global Clearance,
Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax
Documentation Requirements" in Annex I attached to this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security
Owner to pledge book-entry securities to persons or entities that do not participate in the depository system may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

     DTC has advised the depositor and the trustee that, unless and until
Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities. Clearstream Luxembourg or MGT/EOC, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

     The applicable prospectus supplement may specify when and for what reasons
Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if:

     o    DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor; or

     o    after the occurrence of an event of default under the applicable
          Agreement, beneficial owners of securities representing not less than
          51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

                                       72

     Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive
Securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

     The foregoing information with respect to DTC, Clearstream Luxembourg and
Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC,
Clearstream Luxembourg or Euroclear.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by
Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Assets. Credit enhancement may be in the form of the subordination of one or more classes of the securities of the series, the use of a letter of credit, insurance policy, surety bond, a limited financial guaranty policy, a guaranteed investment contract, excess interest, overcollateralization, loss allocation, shifting interest, the establishment of one or more reserve funds, the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, the use of a cross-collateralization feature, derivative instruments or any combination of the foregoing as described below and specified in the related prospectus supplement. See "The Agreements -- Realization upon Defaulted Loans -- Insurance
Policies, Surety Bonds and Guaranties" for a description of guaranteed investment contracts. The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, or only certain classes, and such credit enhancement may not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

     If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders
("Senior Securityholders") of one or more other classes of the series (the
"Senior Securities") to distributions in respect of scheduled principal,
Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders ("Subordinated Securityholders") of subordinated securities (the "Subordinated Securities") under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the ownership interest (if applicable) of the related Subordinated Securities; (ii)
a combination of the immediately preceding sentence and clause (i) above; or
(iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by

                                       73

the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the
Subordinated Securityholders that will be distributable to Senior
Securityholders on any distribution date may be limited as specified in the related prospectus supplement. In the event that delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses or delays in payments on the securities.

     In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. Those deposits may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

     If specified in the related prospectus supplement, various classes of
Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and
Subordinated Securities, respectively, through a cross-collateralization mechanism or otherwise.

     As between classes of Senior Securities and as between classes of
Subordinated Securities, distributions may be allocated among those classes (i)
in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related prospectus supplement.
As between classes of Subordinated Securities, payments to holders of Senior
Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more Classes of securities (the "L/C Percentage"). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the United States Bankruptcy Code (the "Bankruptcy Code"), or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder.
The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust. See "The Agreements --
Termination: Optional Termination."

                                       74

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties (including guaranteed investment contracts) for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

EXCESS INTEREST.

     If so provided in the prospectus supplement for a series of securities, the mortgage loans included in the mortgage pool or pools will bear interest each month that in the aggregate will be expected to exceed the amount needed to pay monthly interest on the related securities, the fees, if any, and expenses of the trust and, if the related prospectus supplement specifies that the trust or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements. Such excess interest from the mortgage loans each month will then be available to absorb realized losses on the mortgage loans and to maintain overcollateralization, if any, at the required levels.

OVERCOLLATERALIZATION

     If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Assets will result in overcollateralization.

APPLICATION OF REALIZED LOSSES

     If so specified in the related prospectus supplement, credit enhancement may be accomplished by specified rules as to the application of realized losses.
If a mortgage loan becomes a Liquidated Mortgage Loan during any collection period, the related net liquidation proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that mortgage loan. The amount of such insufficiency will be a "Realized Loss." Realized
Losses on the mortgage loans will generally have the effect of reducing amounts distributable in respect of certain classes of securities in inverse order or priority before reducing amounts distributable in respect of the Senior
Securities.

     o    A "Liquidated Mortgage Loan" is, in general, a defaulted mortgage loan as to which the related servicer has determined that all amounts that it expects to recover in respect of the mortgage loan have been recovered (exclusive of any possibility of a deficiency judgment).

     To the extent that Realized Losses are incurred, those Realized Losses will reduce the aggregate pool balance, and thus may reduce the amount of overcollateralization, if any. As described

                                       75

in the related prospectus supplement, the amount of overcollateralization will be increased and maintained by application of excess interest to make distributions of principal on the securities.

     In general, if on any payment date, after giving effect to all Realized
Losses incurred with respect to the mortgage loans during the related collection period and payments of principal on such distribution date, the aggregate Class
Security Balance of the securities exceeds the aggregate pool balance for such payment date (such excess, an "Applied Loss Amount"), the Class Security
Balances of the subordinate securities will be reduced in inverse order of priority of distribution, until the Class Security Balance of each such class has been reduced to zero. The Class Security Balance of the Senior Securities will not be reduced by allocation of Applied Loss Amounts.

     In general, holders of the subordinate securities will not receive any distributions in respect of Applied Loss Amounts, except from excess interest, if any, as described in the related prospectus supplement.

SHIFTING INTEREST

     If stated in the prospectus supplement for a series of securities for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated securities of that series to receive distributions with respect to the loans in the related trust will be subordinated to the right of the holders of senior securities of that series to receive distributions to the extent described in that prospectus supplement.
This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior securities against losses due to borrower defaults.

     The protection afforded to the holders of senior securities of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior securities a disproportionately greater percentage of prepayments of principal on the related loans, or on the loans underlying the related mortgage-backed securities. The initial percentage of principal to be received by the senior securities for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement.
This disproportionate distribution of prepayments of principal on the related loans or loans underlying the related mortgage-backed securities will have the effect of accelerating the amortization of the senior securities while increasing the respective interest of the subordinated securities in the pool.
Increasing the respective interest of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the benefits of the subordination provided by the subordinated securities.

RESERVE ACCOUNTS

     If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve funds will be included in the trust for a series.

     The reserve fund for a series will be funded (i) by the deposit of cash,
United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit from time to time of certain amounts, as specified in the related prospectus supplement, to which the
Subordinated Securityholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related prospectus supplement
(collectively, "Eligible Reserve Fund Investments").

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     Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in "Eligible
Investments" as described under "The Agreements -- Investment of Funds" below:

     If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate pool insurance policy ("Pool Insurance Policy") will be obtained for the pool and issued by the insurer (the "Pool Insurer") named in the prospectus supplement.
Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance
Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance
Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance
Policy.

     The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the
Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii)
hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any
Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged
Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related
Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

                                       77

     The applicable prospectus supplement may provide for a Pool Insurance
Policy covering losses resulting from defaults. Primary Mortgage Insurance
Policies generally do not insure against loss sustained by reason of a default arising from, among other things,

     o    fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

     o    failure to construct a Property in accordance with plans and specifications.

     A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool
Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

     The applicable prospectus supplement may provide for a Pool Insurance
Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool
Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See "The Agreements
-- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

     The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

     o    the cost of repair to or replacement of the damaged Property, or

                                       78

     o    upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the
          Property.

     If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. In addition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

     No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the servicer.

     So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy.
The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

BANKRUPTCY BONDS

     If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See "Legal Aspects of the Mortgage Loans -- Anti-deficiency Legislation and Other Limitations on
Lenders."

     To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

CROSS SUPPORT

     If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust may be evidenced by separate classes of the related series of securities. In

                                       79

that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in other asset groups within the same trust. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

     If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trusts. If applicable, the related prospectus supplement will identify the trusts to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trusts.

DERIVATIVE INSTRUMENTS

     If specified in the related prospectus supplement, the trust may include one or more derivative instruments that are intended to provide credit support.
Derivative instruments included in any trust for that purpose will be used only in a manner that reduces or alters risk resulting from the loans or other assets in the pool, and only in a manner such that the return on the Securities will be based primarily on the performance of loans or other assets in the pool.
Derivative instruments included to provide credit support may include (1)
interest rate swaps (or caps, floors or collars) or yield supplement agreements and (2) market value swaps.

     For a further description of these derivative instruments, see
"Derivatives" below.

                                   DERIVATIVES

     If specified in the related prospectus supplement, the trust may include one or more derivative instruments, as described in this section. Derivative instruments included in any trust will be used only in a manner that reduces or alters risk resulting from the loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements and (2) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust or to a class of offered securities, as described below.

     An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or "notional" principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including the London Interbank
Offered Rate ("LIBOR"), a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S.
Treasury Bill rates). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

     The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of securities of any series.

                                       80

     A market value swap might be used in a structure in which the pooled assets are mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the securities.

     The terms of credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

     In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

     Derivative contracts will generally be documented based upon the standard forms provided by the International Swaps and Derivatives Association, Inc.
("ISDA"). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

     There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

     If a trust includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities
Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivative counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Assets included in the related trust. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

     The rate of prepayment on the loans cannot be predicted. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, home equity loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.
The prepayment experience of the related

                                       81

trust may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of junior lien home equity loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related loan.
See "Legal Aspects of the Loans -- Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

     Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

     Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The
Agreements -- Collection Procedures" and "Legal Aspects of the Loans" for a
description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, there can be no assurance that this will be the case.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt. The applicable prospectus supplement may specify when prepayments

                                       82

are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

     Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the servicer to damages and administrative sanctions.

     If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through
Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of the interest will not be made earlier than the month following the month of accrual.

     Under certain circumstances, the holders of the residual interests in a
REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust upon the occurrence of a specific trigger event, such as the reduction of the principal amount of the loans to a specified percentage of the original balance of the loans, thereby effecting earlier retirement of the related series of securities. See "The Agreements --
Termination; Optional Termination."

     The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Trust Assets at any time or over the lives of the securities.

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     The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments
(including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

                                 THE AGREEMENTS

     Set forth below is a description of the material provisions of each
Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

ASSIGNMENT OF THE TRUST ASSETS

     Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust to be assigned to the trustee (or if applicable, the trust) (or, in either case, to a custodian on behalf of the trustee or the trust), without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios,
as applicable, at origination and certain other information.

     In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan; in general:

     o    the original mortgage note endorsed to the order of the Trustee or in blank, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements;

     o    the original recorded mortgage or a certified copy thereof, or if the original mortgage has been submitted for recordation but has not been returned by the applicable public recording office, a certified copy thereof;

     o    for any mortgage loan not recorded with the MERS System(R), the original assignment of the mortgage to the Trustee or in blank, in recordable form (except as described below);

     o    each original recorded intervening assignment of the mortgage as may be necessary to show a complete chain of title to the Trustee, or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a certified copy thereof;

     o    the original title insurance policy, certificate of title insurance or written commitment, or a copy of such policy certified as true and correct by the insurer; and

     o    the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

     Unless otherwise stated in the applicable prospectus supplement, the depositor will (except in the case of a Mortgage registered with MERS) promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee's interest in those loans

                                       84

against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

     With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan:

     o    the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related
          Agreement so provides, a lost note affidavit;

     o    the original security agreement;

     o    the proprietary lease or occupancy agreement;

     o    the recognition agreement;

     o    an executed financing agreement and the relevant stock certificate, together with the related blank stock powers; and

     o    any other document specified in the related prospectus supplement.

     The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

     The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian)
will notify the depositor, and the depositor will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust at the Purchase
Price or if so specified in the related prospectus supplement, remove the loan from the trust and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the trustee may be obligated to enforce the obligation to the extent described above under "Loan Programs -- Representations by Sellers;
Repurchases," neither the trustee nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the depositor. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

     Assignment of Private Mortgage-Backed Securities. The depositor will cause the private mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated private mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust -- Private Mortgage-Backed Securities."
Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or similar agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and

                                       85

maturity date and other specified pertinent information for each private mortgage-backed security conveyed to the trustee.

     Conveyance of Subsequent Loans. With respect to a series of securities for which a pre-funding arrangement is provided, in connection with any conveyance of Subsequent Loans to the trust after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

     o    each Subsequent Loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

     o    the seller will not select the Subsequent Loans in a manner that it believes is adverse to the interests of the securityholders;

     o    as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent Loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

     o    the Subsequent Loans will have been approved by any third party provider of credit enhancement, if applicable; and

     o    before the purchase of each Subsequent Loan, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each
          Subsequent Loan.

     The Subsequent Loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent Loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants.

     Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

     Acquisition by Trust of Additional Mortgage Loans. With respect to a series of securities for which a Revolving Period arrangement is provided, in connection with any acquisition of Additional Mortgage Loans by the trust after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

     o    each Additional Mortgage Loan acquired by the trust after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

     o    neither the seller nor the trustee will select the Additional Mortgage
          Loans in a manner that it believes is adverse to the interests of the securityholders;

                                       86

     o    as of the related cut-off date, all of the loans in the loan pool at that time, including the Additional Mortgage Loans purchased after the closing date, will satisfy the criteria set forth in the related
          Agreement;

     o    the Additional Mortgage Loans will have been approved by any third party provider of credit enhancement, if applicable; and

     o    before the purchase of each Additional Mortgage Loan, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each
          Additional Mortgage Loan.

     The Additional Mortgage Loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any
Additional Mortgage Loans will be subject to the review of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the seller's accountants.

     Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of an Additional
Mortgage Loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

     Assignment of Depositor's Rights with Respect to Representations and
Warranties. At the time of issuance of the securities of a series, the depositor will assign to the Trustee all the depositor's right, title and interest with respect to the representations and warranties made by the Seller in respect of the mortgage loans and the remedies provided for breach of such representations and warranties. For a description of these representations and warranties, see
"Loan Programs -- Representations by Sellers; Repurchases" above.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

     The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust a separate account or accounts for the collection of payments on the related Trust Assets in the trust (the
"Security Account"). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance
Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as
successor to the Federal Savings and Loan Insurance Corporation ("SAIF")), and
the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or (iii) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Security Account is limited to Eligible Investments. A Security
Account may be maintained as an interest bearing account or the funds held in a
Security Account may be invested pending each succeeding distribution date in
Eligible Investments. To the extent provided in the related prospectus supplement, the trustee will be entitled to receive any interest or other income earned on funds in the Security Account as additional compensation and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the trustee or with a depository institution that is an affiliate of the trustee, provided it meets the standards set forth above.

                                       87

     The master servicer will deposit or cause to be deposited in the Security
Account for each trust, to the extent applicable and unless otherwise specified in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing
Retained Interest):

     o    all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

     o    all payments on account of interest on the loans, net of applicable servicing compensation;

     o    all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the
          Property or released to the Mortgagor in accordance with the servicer's normal servicing procedures (collectively, "Insurance
          Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation
          Expenses") and unreimbursed advances made, by the servicer, if any)
          received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

     o    all proceeds of any loan or Property in respect thereof purchased by the servicer, the depositor or any seller as described under "Loan
          Programs -- Representations by Sellers; Repurchases" or "-- Assignment
          of Trust Assets" above and all proceeds of any loan repurchased as described under "-- Termination; Optional Termination" below;

     o    all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance" below;

     o    any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

     o    all other amounts required to be deposited in the Security Account pursuant to the Agreement.

     The servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the
Security Account for the following purposes or as otherwise specified in the
Agreement:

     o    to pay to the servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security
          Account credited thereto;

     o    to reimburse the servicer for advances, this right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of

                                       88

          principal and/or interest on the loan (or Insurance Proceeds or
          Liquidation Proceeds with respect thereto) with respect to which the advance was made;

     o    to reimburse the servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

     o    to reimburse the servicer from Insurance Proceeds for expenses incurred by the servicer and covered by the related insurance policies;

     o    to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, this right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

     o    to pay to the servicer, with respect to each loan or Property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

     o    to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

     o    to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

     o    to clear and terminate the Security Account upon termination of the
          Agreement.

     In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer will withdraw from the Security Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

     If so provided in the related prospectus supplement, the trustee may establish and maintain an account (the "Pre-Funding Account"), in the name of the related trustee on behalf of the related securityholders, into which the depositor will deposit cash in an amount specified in the prospectus supplement
(the "Pre-Funded Amount") on the related Closing Date. Funds in the Pre-Funding
Account will be applied by the trustee during the period from the closing date to a date not more than a year after the closing date (the "Funding Period") to pay the purchase price for loans purchased during the Funding Period (the
"Subsequent Loans"). Funds on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded
Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. Funds on deposit in the
Pre-Funding Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Agreement. See "The
Agreements -- Investment of Funds" for a description of the types of investments that may constitute "Eligible Investments." Earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding
Account. Any amounts remaining in the Pre-Funding Account at the end of the
Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

                                       89

     Prior to or concurrently with each distribution on a distribution date during the Funding Period, the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amounts of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans during the preceding collection period. See "Description of the Securities --
Reports to Securityholders." The underwriting standards for the Subsequent Loans will not differ materially from the underwriting standards for the mortgage loans initially included in the trust.

     In addition, if so provided in the related prospectus supplement, on the related Closing Date the depositor will deposit in an account (the "Capitalized
Interest Account") cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of the
Pre-Funding feature as described above. The Capitalized Interest Account will be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Funds on deposit in the
Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

REVOLVING ACCOUNT

     If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the "Revolving Account"), in the name of the related trustee on behalf of the related securityholders, into which the trustee will deposit certain amounts in respect of principal and/or excess interest (the
"Revolving Deposits") on each distribution date during the Revolving Period. On each distribution date, the trustee will withdraw cash from the Revolving
Account in an amount necessary to acquire additional Trust Assets (the
"Revolving Amount"). Funds in the Revolving Account will be applied by the trustee during the period from the closing date to a date specified in the related prospectus supplement that is not more than three years after the closing date (the "Revolving Period") to pay the purchase price for loans purchased during the Revolving Period (the "Additional Mortgage Loans"). Funds
on deposit in the Revolving Account will not be available to cover losses on or in respect of the related loans. Funds on deposit in the Revolving Account may be invested in Eligible Investments under the circumstances and in the manner described in the related Agreement. See "The Agreements -- Investment of Funds"
for a description of the types of investments that may constitute "Eligible
Investments." Earnings on investment of funds in the Revolving Account will be added to amounts on deposit in the Revolving Account for the purchase of
Additional Mortgage Loans or, upon termination of the Revolving Period, will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement. Any amounts remaining in the
Revolving Account at the end of the Revolving Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement.

     Prior to or concurrently with each distribution on a distribution date within the Revolving Period, the trustee will furnish to each securityholder of record of the related series of securities a statement setting forth the amount of the Revolving Deposits and the amount of the Revolving Amount deployed by the trustee to purchase Additional Mortgage Loans during the preceding collection period. See "Description of the Securities -- Reports to Securityholders." The
underwriting standards for the Additional Mortgage Loans will not differ materially from the underwriting standards for the mortgage loans initially included in the trust.

CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The servicer(s) will be identified in the related prospectus supplement.
The entity(ies) acting as servicer under a Pooling and Servicing Agreement or
Transfer and Servicing Agreement, as applicable, may be an affiliate(s) of the depositor and may have normal business relationships with the depositor or the depositor's affiliates. Regardless whether there is a master servicer named in the

                                       90

related prospectus supplement, certain references in this prospectus to the master servicer may relate to obligations that will be required to be performed by the servicer. See the related prospectus supplement.

     The Agreements will generally provide that the servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. The servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

     Each Agreement will, in general, further provide that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be under any liability to the related trust or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment;
provided, however, that neither the servicer, the depositor nor any director, officer, employee or agent of the servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will, in general, further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement)
and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

     In general, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Agreement, provided that:

     o    that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac; and

     o    the related merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

SUBSERVICING BY SELLERS

     Each seller of a loan or any other servicing entity may act as the subservicer for the loan pursuant to a subservicing agreement, which will not contain any terms inconsistent with the related Agreement. While each subservicing agreement will be a contract solely between the servicer and the subservicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer the servicer of the related loans, the trustee or any successor servicer must recognize the subservicer's rights and obligations under the

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subservicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the applicable
Agreement as if the servicer alone were servicing the loans.

COLLECTION PROCEDURES; WAIVER OR MODIFICATION OF MORTGAGE LOAN TERMS

     The servicer will be prohibited from making any material modification to the terms of a mortgage loan unless the mortgage loan is in default or default is reasonably foreseeable. The servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any Pool Insurance
Policy, Primary Mortgage Insurance Policy, bankruptcy bond or alternative arrangements, follow those collection procedures as are customary with respect to loans that are comparable to the mortgage loans. Consistent with the above, the servicer may, in its discretion, modify the terms of a mortgage loan in order to prevent default or to mitigate a loss. These modifications could include, for example, changes in the applicable mortgage rate, monthly payment amount or maturity date (provided, however, that no maturity date may be extended past the maturity date of the mortgage loan included in the trust with the latest maturity date as of the applicable Closing Date (as defined in the related prospectus supplement)), or forgiveness of defaulted payments.

     Unless otherwise provided in the Agreement, in any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any Primary Mortgage Insurance
Policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Legal Aspects of the Loans --
Due-on-Sale Clauses." In connection with the assumption of any loan, the terms of the related loan may not be changed.

     With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust's ability to sell and realize the value of those shares.

HAZARD INSURANCE

     In general, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Property in the state in which the Property is located. This coverage will be in an amount that is at least equal to:

     o    the lesser of the maximum insurable value of the improvements securing the loan; or

     o    the greater of the outstanding principal balance of the loan and an amount such that the proceeds of the policy will be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

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     All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the servicer's normal servicing procedures) will be deposited in the related Security Account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. This blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited in the Security Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

     The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage (generally
80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of:

     o    the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed; or

     o    such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Because the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit
Enhancement."

     The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

                                       93

     If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged
Property, the servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted loan under any related Insurance Policy is not available or if the defaulted loan is not covered by an Insurance Policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement. In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

     If the servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the servicer has expended its own funds to restore the damaged
Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it, in which event the trust may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no such payment or recovery will result in a recovery to the trust which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See "Credit Enhancement."

     The proceeds from any liquidation of a loan will generally be applied in the following order of priority: first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the servicer with respect to the loan; second, to reimburse the servicer for any unreimbursed advances with respect to the loan; third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and fourth, as a recovery of principal of the loan.

REALIZATION UPON DEFAULTED LOANS; PRIMARY MORTGAGE INSURANCE POLICIES

     If so specified in the related prospectus supplement, the servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The servicer will not cancel or refuse to renew any Primary Mortgage Insurance
Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

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     In addition, if so specified in the related prospectus supplement, the servicer, on behalf of the trust, may also, in its discretion, as an alternative to foreclosure, sell defaulted loans at fair market value to third-parties, if the servicer reasonably believes that such sale would maximize proceeds to the trust (on a present value basis) with respect to those loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of securities will, unless otherwise described in the applicable prospectus supplement, be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust (the "Servicing Fee"). As compensation for its servicing duties, a subservicer will be entitled to a monthly subservicing fee as described in the related prospectus supplement. In addition, generally, the servicer or subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable
Security Account.

     The servicer will pay or cause to be paid certain ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances. In addition, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds, including insurance proceeds.

EVIDENCE AS TO COMPLIANCE

     The applicable Agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the Trust Assets or any pool of Trust
Assets to provide to the depositor and any other party specified in the applicable Agreement, on an annual basis on or before the date specified in the applicable Agreement, a report on assessment of compliance with servicing criteria for asset-backed securities, together with a copy of an attestation report from a registered public accounting firm regarding such party's assessment of compliance. In addition, the applicable Agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable Agreement, on an annual basis on or before the date specified in the applicable Agreement, a statement of compliance, signed by an authorized officer, to the effect that (a)
a review of the party's activities during the reporting period and of its performance under the applicable Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, such party has fulfilled all of its obligations under the Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

     The servicer will, to the extent permitted by law and if provided in the related Agreement and required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will, if provided in

                                       95

the applicable Agreement, make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

     The servicer and the master servicer (if applicable) will be required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

INVESTMENT OF FUNDS

     Funds on deposit in any Securities Account and any other funds and accounts for a series that may be invested by or on behalf of the trustee or the master servicer (or by the servicer, if any), may be invested only in "Eligible
Investments" acceptable to each Rating Agency, which may include, without limitation:

     o    direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the
          United States of America;

     o    federal funds, or demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United
          States of America or any state thereof that meet certain ratings criteria;

     o    repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above that meet certain ratings criteria;

     o    securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of
          America or any state;

     o    commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof);

     o    a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency;

     o    certificates or receipts representing direct ownership interest in future interest or principal payments on obligations of the United
          States of America or its agencies or instrumentalities held by a custodian in safekeeping on behalf of the holders of such receipts;
          and

     o    any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

     Funds held in a reserve fund may be invested as described above under
"Credit Enhancement -- Reserve Accounts."

     Eligible Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the related Securities Account are

                                       96

required to be remitted to another Securities Account or are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

     If so provided in the prospectus supplement, the reinvestment income from a
Securities Account may be property of the trustee, the master servicer, a securities administrator, a servicer or another party and not available for distributions to securityholders. See "Servicing and Other Compensation and
Payment of Expenses" above.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Transfer and Servicing Agreement. The
applicable Agreement may provide for other events of default under any Pooling and Servicing Agreement or Transfer and Servicing Agreement, but if it does not, the "Events of Default" will generally consist of:

     o    after receipt of notice, any failure of the servicer or the master servicer to remit any payment required to be made for the benefit of securityholders under the applicable Agreement, including any advance, on the date specified in the applicable Agreement, which failure continues unremedied for a period of one business day after the date upon which notice of such failure was given to the servicer or the master servicer, as applicable;

     o    any failure by the servicer or the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement, including delivery of certain required reports or certifications, that continues unremedied for the number of days specified in the applicable Agreement, or if any representation or warranty of the servicer or the master servicer shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the securityholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within the number of days specified in the applicable Agreement, in either case after the giving of written notice of the failure to the servicer or the master servicer, as applicable, (1) in the case of the servicer, by the master servicer, the Seller or the depositor, or to the servicer and the master servicer by the holders of securities entitled to at least 25% of the voting rights or (2) in the case of the master servicer, by the depositor or the trustee or to the master servicer, the depositor and the trustee by the holders of securities entitled to at least 25% of the voting rights;

     o    certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer or the master servicer indicating, respectively, its insolvency, reorganization or inability to pay its obligations; and

     o    the admission in writing or the inability of the servicer or the master servicer to pay its respective debts generally as they become due, the filing of a petition to take advantage of any applicable insolvency or reorganization statute or the assignment for the benefit of its respective creditors or the voluntary suspension of payment of its respective obligations.

     The applicable Agreement will provide for steps required to be taken if an
Event of Default remains unremedied. Generally, so long as a master servicer
Event of Default under the applicable Agreement remains unremedied, the trustee may terminate the master servicer, whereupon the trustee, unless a successor master servicer is appointed, will succeed to all responsibilities, duties and liabilities of the master servicer under the applicable Agreement and will be entitled to reasonable master servicing compensation, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the applicable Agreement.

                                       97

     Unless otherwise provided in the related prospectus supplement, during the continuance of an event of default under the Agreement, the master servicer, in the case of a servicer Event of Default, or the trustee, in the case of a master servicer Event of Default, will notify each certificateholder within the timeframe specified in the applicable Agreement, unless such event of default has been cured or waived.

     Indenture. The applicable Agreement may provide for other Events of
Default, but if it does not, the Events of Default under each Indenture (each, an "Indenture Default") will generally consist of:

     o    a default for one month or more in the payment of any accrued note interest due on any class of notes of the series then outstanding;

     o    a default in the payment of the entire principal of any note of the series when the same becomes due and payable under the Indenture or on the applicable maturity date;

     o    a default in the observance or performance of any covenant or agreement of the trust made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the owner trustee as provided in the Indenture;

     o    any representation or warranty made by the trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the owner trustee as provided in the Indenture;

     o    if specified in the related prospectus supplement, the receipt of notice from the residual holder to the indenture trustee of such holder's failure to qualify as a REIT or a qualified REIT subsidiary;
          or

     o    certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

     If an Indenture Default occurs and is continuing, the indenture trustee or holders of a majority by Class Security Balance of the "Priority Class" or
"Priority Classes" of notes of the related series then outstanding may declare the principal of such notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority by
Class Security Balance of such Priority Class or Priority Classes of notes. The
"Priority Class" is the class or classes of notes then outstanding having the highest priority of payment of interest.

     If the notes are declared immediately due and payable following an
Indenture Default, the indenture trustee may, as directed, institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the assets of the trust estate pledged to secure the notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the indenture trustee is prohibited from selling the assets of the trust estate following an Indenture Default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any class of notes, unless (i) the holders of all outstanding notes related to the series consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (iii) the indenture trustee determines that the proceeds of the trust estate and the other property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the notes.

                                       98

     If the collateral securing the notes is sold following an Indenture
Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

     If an Indenture Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the
Indenture at the request or direction of any of the holders of the notes of the related series, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

     Except as described above in the case of an Indenture Default, no noteholder will have the right to institute any proceeding with respect to the
Indenture, unless (i) such holder previously has given to the indenture trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute such proceeding in its own name as the indenture trustee, (iii) such holder or holders have offered the indenture trustee reasonable indemnity, (iv) the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

     In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     None of the indenture trustee, the master servicer, the administrator or the owner trustee in their respective individual capacities, or the residual holder, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the Indenture.

AMENDMENT

     The applicable Agreement may specify other amendment provisions, but if it does not, each Agreement may be amended by the depositor and the trustee, without the consent of any of the securityholders, generally:

     (a)  to cure any ambiguity;

     (b)  to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it or in any disclosure document;

     (c)  to add to the duties of any party thereto;

     (d)  to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement; or

     (e)  to comply with any rules promulgated by the SEC,

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provided that the action taken pursuant to clause (e) will not adversely affect in any material respect the interests of any securityholder. An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains (a) an opinion of counsel to such effect, or (b) a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

     In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of the series that have been rated. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a
REMIC election is made with respect to the trust, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

     The applicable Agreement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the depositor and the trustee with consent of holders of securities of the series evidencing not less than 66%
of the aggregate percentage interests of each class affected thereby or of all classes, if all classes are so affected for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the
Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment may:

     o    reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of the security,

     o    adversely affect in any material respect the holder of a security in a manner other than as described in the preceding clause; or

     o    reduce the aforesaid percentage of securities of any class the holders of which are required to consent to any such amendment,

in each case without the consent of the holders of all securities of the class covered by the Agreement then outstanding.

     If a REMIC election is made with respect to a trust, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Pooling and Servicing Agreement; Transfer and Servicing Agreement; Trust
Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement, Transfer and Servicing Agreement and Trust
Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the trustee and required to be paid to them pursuant to the Agreement following the later of:

     (i)  the final payment of or other liquidation of the last of the Trust
          Assets subject thereto or the disposition of all Property acquired upon foreclosure of any Trust Assets remaining in the trust; and

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     (ii) the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Federal Income Tax
          Consequences" below), or other person specified in the related prospectus supplement from the related trust of all of the remaining
          Trust Assets and all Property acquired in respect of the Trust Assets.

     Any purchase of Trust Assets and Property acquired in respect of Trust
Assets for a series of securities will be made at the option of the servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

     Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the
Indenture) upon the delivery to the trustee for cancellation of all the notes of the series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series.

     In addition to the discharge with certain limitations, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of any defeasance and discharge of notes of a series, holders of notes of the series would be able to look only to this money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer, the servicer(s) and any of their respective affiliates. If there is no master servicer named in the related prospectus supplement, certain references in this prospectus to the master servicer may relate to obligations that will be required to be performed by the trustee.

THE MASTER SERVICER

     The master servicer under each Agreement will be named in the related prospectus supplement. The entity acting as master servicer under each Agreement may be an affiliate of the depositor, the trustee, the servicer and any of their respective affiliates. If the related prospectus supplement does not name a master servicer, references in this prospectus to master servicer may relate to obligations that will be required to be performed by the servicer or the trustee.

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                           LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

GENERAL

     Mortgages. The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Property subject to the loan is located.
Deeds of trust are used almost exclusively in California and other jurisdictions instead of mortgages. A mortgage creates a lien upon the Property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the
Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage.
Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject Property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries. The rights of the trustee (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness may

                                      102

either be paid to the borrower or applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the borrower or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a future advance clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor.
All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

     Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the Property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or

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underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust including cooperative loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     Tax Aspects of Cooperative Ownership. In general, a "tenant-stockholder"
(as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section
216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section
216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

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FORECLOSURE

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the Property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (including California), the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (including California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale.
In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated
within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Property and sent to all parties having an interest of record in the Property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the Property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the Property, the possible deterioration of the Property during the foreclosure proceedings and a requirement that the purchaser pay for the Property in cash or by cashier's check. Thus the foreclosing lender often purchases the Property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the Property. Depending upon market conditions, the ultimate proceeds of the sale of the Property may not equal the lender's investment in the Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust

                                      105

receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Mortgages; Rights of Senior Mortgagees" below.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial
Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable"
manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-

                                      106

stockholder is generally responsible for the deficiency. See "Anti-Deficiency
Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the Property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

     Property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a
Property may give rise to a lien on the Property to assure the payment of the costs of clean-up. In several states this type of lien has priority over the lien of an existing mortgage against the Property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of
1980 ("CERCLA"), the EPA may impose a lien on Property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a
Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion") but without "participating in the management" of the
Property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or Property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or Property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or Property as an investment (including leasing the facility or Property to third party), or fails to market the Property in a timely fashion.

     Whether actions taken by a lender would constitute participation in the management of a Property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,
which was signed into law by President Clinton on September 30, 1996. This legislation provides that in order to be deemed to have participated in the management of a Property, a lender must actually participate in the operational affairs of the Property or the borrower. The legislation also provides that participation in the management of the Property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the Property.

     If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with

                                      107

environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks
(except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In general, at the time the loans were originated, no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the Property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the Property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular Property and a loan secured by a junior lien on the same Property, the lender, as the holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

     Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have

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elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the Property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor's principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of these types of proceedings under the
Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

     The Bankruptcy Code and the laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending
Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair
Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

BANKRUPTCY LAWS

     Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment. For example, under the
Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien. Certain of the mortgaged properties may have a junior
"wraparound" mortgage or deed of trust encumbering such mortgaged property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior

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mortgage out of the payments received from the borrower under the wraparound mortgage. As with other junior mortgages, the filing of a petition under the
Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

     A "deficient valuation" with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "outstanding balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used in this prospectus, "deficient valuation" means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof. If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month
(assuming the effect of such retroactive application according to such mortgage loan's revised amortization schedule). A "debt service reduction" with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

     Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or (3)
to the extent other collateral may be substituted for the rents.

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     To the extent a borrower's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the
Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease. Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

     In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor's mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is
"adequate protection" of the existing mortgagee's interest. To the extent that a mortgage loan is secured only by a mortgage on the debtor's principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such "superpriority" status pursuant to a reorganization plan under chapter
11 or chapter 13 of the Bankruptcy Code, but there has been no definitive judicial resolution of this question.

DUE-ON-SALE CLAUSES

     Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce due-on-sale clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982
(the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (i) originated or assumed

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during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan,
Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the
Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of a prepayment penalty, particularly with respect to fixed rate loans having higher
Loan Rates, may increase the likelihood of refinancing or other early retirement of the those loans or contracts. Late charges and prepayment penalties are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed

                                      112

of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause.
A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980 ("Title V") provides that state usury limitations will not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift
Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted these laws prior to the April 1, 1983, deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     The depositor has been advised by counsel that a court interpreting Title V would hold that residential mortgage loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential mortgage loans, any such limitation under the state's usury law would not apply to the residential mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of the state action will be eligible as Trust
Assets if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to
January 1, 1980, will bear interest or provide for discount points or charges in excess of permitted levels.

SERVICEMEMBERS CIVIL RELIEF ACT

     Generally, under the terms of the Servicemembers Civil Relief Act, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's loan (including a borrower who is a draftee or who is a member of the National Guard or is in a reserve status at the time of the origination of the loan and is later called to active duty) is entitled to have interest rates reduced and capped at 6% per annum (and all interest in excess of
6% per annum forgiven), on obligations (including mortgage loans and manufactured home loans) incurred prior to the commencement of military service for the duration of active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans.
Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the
Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan that is

                                      113

subject to the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of loans secured by Single Family Properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real
Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and
related statutes and regulations. In particular, Regulation Z requires certain disclosures to the borrowers regarding the terms of the loans; the Equal Credit
Opportunity Act and Regulation B prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection
Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience.
Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the lenders to collect all or part of the principal of or interest on the loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

HOME OWNERSHIP AND EQUITY PROTECTION ACT OF 1994

     Some loans and contracts, known as "High Cost Loans," may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Home Ownership and Equity Protection Act
of 1994, or "Homeownership Act," if such trust assets were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act.
Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the home loan.

     In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in home loans that have interest rates or origination costs in excess of consummation of the home loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originator's failure to comply with these laws could subject the trust, and other assignees of the home loans, to monetary penalties and could result in the borrowers rescinding the home loans against either the trust or subsequent holders of the home loans.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

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MANUFACTURED HOME LOANS

     Security Interests in the Manufactured Homes. Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

     As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured
Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located.
These filings must be made in the real estate records office of the county where the home is located.

     Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the
Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured
Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws.
If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS
Agreement pursuant to which Private Mortgage-Backed Securities backed by
Manufactured Home Loans are issued will, unless otherwise specified in the prospectus supplement, have substantially similar requirements for perfection of a security interest.

     In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

     Relocation of a Manufactured Home. In the event that the owner of a
Manufactured Home moves the home to a state other than the state in which the
Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured
Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the

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trustee's security interest in the state, the security interest in the
Manufactured Home would cease to be perfected.

     A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of
Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the
Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured
Home, reregistration could defeat perfection.

     In the ordinary course of servicing the Manufactured Home Loans, the master servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation.
Similarly, when a borrower under a Manufactured Home Loan sells the related
Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related
Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take those steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured
Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

     Intervening Liens. Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured
Home Loan. However, the liens could arise at any time during the term of a
Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which
Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

     Enforcement of Security Interests in Manufactured Homes. So long as the
Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a
Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured
Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "--
Anti-Deficiency Legislation and Other Limitations on Lenders" above.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "-- Anti-Deficiency Legislation and Other Limitations on Lenders"
and "-- Equitable Limitations on Remedies" above.

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     Consumer Protection Laws. The so-called "Holder-In-Due-Course" rule of the
Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to Manufactured Home Loans, including the
Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing
Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair
Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

     Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses.
Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no consent is granted.

     In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain
Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "-- Due-On-Sale Clauses" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due-On-Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

     Applicability of Usury Laws. Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured
Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "--
Applicability of Usury Laws" above.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain anticipated material federal income tax considerations of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee
Nelson LLP, as special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

     This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as "capital assets" within the meaning of
Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle

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or conversion transaction, persons whose functional currency is not the U.S.
dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

     In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership and disposition of securities. We encourage you to consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

     In this discussion, when we use the term:

     o    "Security Owner," we mean any person holding a beneficial ownership interest in securities;

     o    "Code," we mean the Internal Revenue Code of 1986, as amended;

     o    "IRS," we mean the Internal Revenue Service;

     o    "AFR," we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

     o    "Foreign Person," we mean any person other than a U.S. Person; and

     o    "U.S. Person," we mean (i) a citizen or resident of the United States;
          (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United
          States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United
          States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S.
          Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

TYPES OF SECURITIES

     This discussion addresses the following four types of securities:

     o    REMIC certificates;

     o    notes issued by a trust, including a trust for which a REIT election has been made; and

     o    trust certificates issued by trusts for which a REMIC election is not made.

     The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular

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securities. The discussions under "-- Special Tax Attributes" and "-- Backup
Withholding" below address all types of securities.

     REMIC Certificates Generally. With respect to each series of REMIC certificates, McKee Nelson LLP ("Company Counsel") will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the related trust will comprise one or more "REMICs" within the meaning of
Section 860D of the Code and the classes of interests offered will be considered to be "regular interests" or "residual interests" in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC certificates will identify the regular interests and residual interest in the
REMIC.

     A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC certificate representing a regular interest in a REMIC as a "REMIC regular certificate."
REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under "-- Taxation of Securities Treated as Debt Instruments" below.
You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

     We refer to a REMIC certificate representing a residual interest in a REMIC as a "REMIC residual certificate" and the owner of a beneficial interest in a
REMIC residual certificate as a "Residual Owner." The tax treatment of REMIC residual certificates is discussed under "-- REMIC Residual Certificates" below.

     A REMIC is subject to tax at a rate of 100 percent on the net income the
REMIC derives from prohibited transactions. In general, a "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer certificates will engage in any such transactions or receive any such income.

     If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the certificates issued by the entity may not be accorded the status described under "-- Special Tax Attributes" below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

     To the extent provided in the applicable prospectus supplement, a certificate may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the
REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The

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outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

     Issuance of Notes Generally. For each issuance of notes by a trust (which does not make a REMIC election), Company Counsel will deliver its opinion that, assuming compliance with the trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under "-- Taxation of Securities
Treated as Debt Instruments" below. If, contrary to the opinion of Company
Counsel, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under "-- Taxation of
Securities Treated as Debt Instruments."

     With respect to certain trusts that issue notes, an election may be made to treat the trust as a REIT. In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

     Classification of Trust Certificates Generally. With respect to each series of trust certificates for which no REMIC election is made, Company Counsel will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a
"Grantor Trust" and to the certificates issued by the trust as "Grantor Trust
Certificates"); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as "Partner Certificates"). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or
Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not
be clear, because there may be no authority on closely comparable transactions.
For a discussion of the tax treatment of Grantor Trust Certificates, see "--
Grantor Trust Certificates" below, and for a discussion of the tax treatment of
Partner Certificates, see "Partner Certificates" below.

TAXATION OF SECURITIES TREATED AS DEBT INSTRUMENTS

     When we refer to "Debt Securities" in the discussion that follows, we mean
(i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.
To the extent that those

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issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No
assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID
Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability.
Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount ("OID") with respect to Debt Securities.

     Interest Income and OID. Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated
redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis
OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

     For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public
(excluding bond houses, brokers and underwriters). Although unclear under the
OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the
Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

     The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate ("Qualified Stated
Interest"). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt
Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an "accrual class"), or a class the interest on which is substantially disproportionate to its principal amount (a "super-premium class").

     To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner's method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not
Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security's stated redemption price at maturity.
Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

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     If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

     The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the "PAC
Method"). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of
Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each
Distribution Date as the accrual period.

     The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust's assets.

     For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust's assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust's assets actually will occur.

     Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust's assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive
OID accruals on that Debt Security.

     Variable Rate Securities. Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under "-- Interest Income and
OID" above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.
It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Acquisition Premium. If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated
redemption price at maturity, the Security Owner will have acquired the Debt
Security at an "acquisition premium" as that term is defined in

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Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium.
Specifically, a Security Owner must reduce each future accrual of OID on the
Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security's stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt
Security at the time of purchase is not fixed.

     Market Discount. If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i)
0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "--
Interest Income and OID" above.

     Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors to consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

     Unless the beneficial owner of a market discount bond elects under Section
1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b)
of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt
Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated
interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

     If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred

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interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under
Section 1278(b) of the Code, the interest deferral rule will not apply.

     Amortizable Bond Premium. A purchaser of a Debt Security that purchases the
Debt Security for an amount (net of accrued interest) greater than its stated
redemption price at maturity will have premium with respect to that Debt
Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the
Security Owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

     Non-Pro Rata Securities. A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a "non-pro rata security"). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID
Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

     Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount
(including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a "constant yield election"). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the
Security Owner's acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

     Treatment of Losses. Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made,
Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust's assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position

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that OID must continue to be accrued in spite of its uncollectibility until the
Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

     Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security's partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt
Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt
Security's complete worthlessness. Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated
Debt Securities.

     Sale or Other Disposition. If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt
Security to a particular beneficial owner generally will equal the beneficial owner's cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt
Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner's income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner's income.

     Foreign Persons. Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered "portfolio interest" and generally will not be subject to United
States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United
States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt
Securities is a related person (all within the meaning of the Code) and (ii)
provides the trustee or other person who is otherwise required to withhold U.S.
tax with respect to the Debt Securities (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of
Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form
W-8BEN must be filed. If the foregoing requirements are not met, then interest
(including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We encourage Foreign Persons that intend to hold

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a Debt Security through a partnership or other pass-through entity to consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from
United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United
States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

     Information Reporting. Payments of interest (including OID, if any) on a
Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt
Securities issued by that trust information concerning the amount of OID and
Qualified Stated Interest accrued for each accrual period for which the Debt
Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under "-- Market Discount" above.

     Payments of interest (including OID, if any) on a Debt Security held by a
Foreign Person (other than payments of interest that is effectively connected with the Foreign Person's conduct of a United States trade or business) are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC RESIDUAL CERTIFICATES

     If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under "--
Basis Rules and Distributions" below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that
Residual Owners report their pro rata share of taxable income or net loss of the
REMIC will continue until there are no certificates of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

     Taxable Income or Net Loss of the REMIC. Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section
703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, "-- Pass Through of Certain Expenses" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

     Pass Through of Certain Expenses. A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of
Sections 67 and 68 of the Code. See "-- Grantor Trust

                                      126

Certificates -- Trust Expenses" below for a discussion of the limitations of
Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

     Excess Inclusions. Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC's taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the
REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a
REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

     For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to
United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

     Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner's excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner's excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued)
of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     Taxable Income May Exceed Distributions. In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest
(including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests

                                      127

when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

     Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under "--
Excess Inclusions" above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC certificates, may have a significant adverse effect upon a Residual Owner's after-tax rate of return.

     Basis Rules and Distributions. A Residual Owner's adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii)
distributions made by the REMIC to the Residual Owner.

     A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the
Residual Owner's adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner's adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner's adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See "-- Sales of REMIC Residual Certificates" below.

     A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

     The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC, or upon the sale of its REMIC residual certificate. See "-- Sales of
REMIC Residual Certificates."

     Sales of REMIC Residual Certificates. If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a
REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

     Inducement Fees. The IRS has issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to

                                      128

acquire that residual interest ("inducement fees"). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States.
Prospective purchasers of the REMIC residual certificates are encouraged to consult their own tax advisors regarding the tax consequences of receiving any inducement fee.

     Disqualified Organizations. If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a
Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see
"-- Taxation of Securities Treated as Debt Instruments -- Interest Income and
OID," for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the trust agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The trust agreement for each series of REMIC certificates will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

     In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity
(1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass through entity" means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass through entity as a nominee for another person will, with respect to such interest, be treated as a pass through entity. Moreover, in the case of any "electing large partnership," within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income.
Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

     Noneconomic REMIC Residual Certificates. A transfer of a "noneconomic"
REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the

                                      129

transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic
REMIC residual certificate.

     A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable
AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See "-- Taxation of Securities Treated as Debt Instruments --
Interest Income and OID," for a discussion concerning prepayment assumptions.

     All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related trust agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

     Treasury regulations contain a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

     (i)   the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

     (ii)  the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

     (iii) the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

     (iv)  either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a

                                      130

           domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

     Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you are encouraged to consult your own tax advisor regarding the application of the safe harbor to a transfer of a
REMIC residual certificate before acquiring one.

     Restrictions on Transfers of Residual Certificates to Foreign Persons.
Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a
REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The trust agreement for each series will preclude the transfer of a
REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

     Foreign Persons. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United
States withholding tax. Treasury regulations provide that amounts distributed to
Residual Owners may qualify as "portfolio interest," subject to the conditions described in "-- Taxation of Securities Treated as Debt Instruments -- Foreign
Persons" above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust to which the REMIC residual certificate relates consists of obligations issued in "registered form" within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "-- Excess Inclusions" above. If the amounts paid to Residual
Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID. See "-- Restrictions on Transfers of Residual
Certificates to Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Potential investors who are Foreign
Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

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     Administrative Provisions. The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC's returns.
Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of
REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC's residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the
Residual Owner, the Residual Owner or any other person specified pursuant to
Treasury regulations will be required to act as tax matters person. The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

     Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC's return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may access a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

     The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC taxable Income or Net Loss Allocation.
Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations)
in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the
Code expenses (see "-- Pass Through of Certain Expenses" above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC's assets meeting the qualified asset tests described under "-- Special Tax Attributes -- REMIC Certificates" below.

     Mark-to-Market Rules. Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

GRANTOR TRUSTS CERTIFICATES

     For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: "Standard Certificates" and "Stripped Certificates."
Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

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     Classification of Stripped Certificates. There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped
Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

     Taxation of Stripped Certificates. Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the "Stripped Bond Rules").
Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments.
A beneficial owner of a Stripped Certificate will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons"
to the extent of its share of interest payments.

     Generally, if a taxpayer acquires an interest in "stripped coupons" or
"stripped bonds," the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under "-- Taxation of
Securities Treated as Debt Instruments" above.

     Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under "--
Taxation of Securities Treated as Debt Instruments -- Interest Income and OID,"
and will comply with any tax information reporting obligations with respect to
Stripped Certificates in the manner described under "-- Taxation of Securities
Treated as Debt Instruments -- Information Reporting." Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on
Stripped Certificates are not free from doubt. Therefore, we encourage prospective investors in Stripped Certificates to consult their tax advisor concerning the application of these rules to Stripped Certificates.

     For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement.
It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its
Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     A beneficial owner of a Stripped Certificate, particularly any Stripped
Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under "-- Taxation of Standard
Certificates" below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner's recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that
Security Owner's Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a

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capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

     In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped
Certificates, the trust expenses will be allocated to the classes of Stripped
Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under "--
Trust Expenses" below, subject to the limitation described therein.

     Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Taxation of Standard Certificates. For federal income tax purposes, a
Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard
Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner's method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust's assets. Those losses would be deductible generally only as described under "-- Taxation of Securities Treated as Debt Instruments
-- Treatment of Losses" above.

     For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

     Trust Expenses. Each Security Owner that holds an interest in a Grantor
Trust Certificate must include in income its share of the trust's expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust's assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust
Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor's adjusted gross income. In addition,
Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust
Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the
Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

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     Sales of Grantor Trust Certificates. If a Grantor Trust Certificate is
sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security
Owner's adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner's cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such
Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See
"-- Taxation of Securities Treated as Debt Instruments -- Sale or Other
Disposition." Any remaining gain or any loss will be capital gain or loss.
Capital losses generally may be used only to offset capital gains.

     Trust Reporting. Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor
Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

     Foreign Persons. The tax and withholding rules that apply to Foreign
Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt
Securities. See the discussion of the tax and withholding rules under "--
Taxation of Securities Treated as Debt Instruments -- Foreign Persons."

PARTNER CERTIFICATES

     If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. Instead, pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such
Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust's income for the taxable year of the trust that ends with or within the Security Owner's taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

     Security Owner's Distributive Share. The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.
The trustee will allocate that taxable income among the Partner Certificates.
The method of allocation will be described in the applicable prospectus supplement.

     A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under "- Grantor Trust Certificates - Trust
Expenses" above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

     Distributions. A distribution of cash to a Security Owner owning a Partner
Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner's adjusted basis in the
Partner Certificate. If the amount of cash distributed exceeds a Security
Owner's basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner's interest in the trust, the
Security Owner's adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

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     A Security Owner's adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner
Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

     If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

     Sale or Exchange of a Partner Certificate. If a Security Owner sells a
Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner's adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

     Section 708 Terminations. Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a
12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security
Owners. If the Partner Certificates are Book Entry Certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

     Section 754 Election. If a Security Owner were to sell its Partner
Certificate at a profit (loss), the purchaser would have a higher (lower)
adjusted basis in the Certificate than did the seller. The trust's adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the
Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

     Foreign Persons. Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security
Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United
States by the Foreign Person.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a
Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in
the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

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     Information Reporting. Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner's allocable share of the trust's items of income and expense to the Security Owner and to the IRS on
Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

     Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the
Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties.
However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

     Administrative Matters. Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner
Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner's returns and adjustments of items not related to the income and losses of the partnership.

SPECIAL TAX ATTRIBUTES

     In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

     REMIC Certificates. REMIC certificates held by a domestic building and loan association will constitute "regular or residual interests in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x).
If, however, at least 95 percent of the assets of the REMIC are described in
Section 7701(a)(19)(C)(i) through (x), the entire REMIC certificates in that
REMIC will so qualify.

     In addition, REMIC certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of
"real estate assets," then the portion of the REMIC certificates that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.
Similarly, income on the REMIC certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section
856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

     REMIC regular certificates also will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

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     The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996
(the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Section 593(d)
of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Section
7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.
Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section
856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs ("Tiered
REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the
Tiered REMICs will be treated as one REMIC.

     As described above, certain REMIC regular certificates will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See "Types of Securities --
REMIC Certificates Generally" above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

     Non-REMIC Debt Securities. Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Moreover, such Debt
Securities owned by a REIT will not be treated as "real estate assets" nor will interest on the Debt Securities be considered "interest on obligations secured by mortgages on real property." In addition, such Debt Securities will not be
"qualified mortgages" for REMICs.

     Grantor Trust Certificates. Standard Certificates held by a domestic building and loan association will constitute "loans secured by interests in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;
Standard Certificates held by a REIT will constitute "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered
"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates
transferred to a REMIC within the prescribed time periods will qualify as

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"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;
provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

     Although there appears to be no policy reason not to accord to Stripped
Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to
Stripped Certificates. We recommend that prospective investors in Stripped
Certificates consult their own tax advisers regarding the characterization of
Stripped Certificates, and the income therefrom, if the characterization of the
Stripped Certificates under the above-referenced rules is relevant.

     Partner Certificates. For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section
7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a
REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

BACKUP WITHHOLDING

     Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

REPORTABLE TRANSACTIONS

     Pursuant to recently enacted legislation, a penalty in the amount of
$10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the
Code). The rules defining "reportable transactions" are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer's tax treatment of an item and book treatment of that same item.
Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

     For example, a REMIC or Non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We encourage potential investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

                                      139

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of
ERISA or to Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of
ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in securities may cause the assets included in a related trust to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan's investment in the entity) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25%
or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the securities are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust will be significant on any date if immediately after the most recent acquisition of any security, 25% or more of any class of securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a "fiduciary" of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust constitute plan assets, the purchase of securities by a Party in Interest of the Plan, as well as the operation of the trust, may constitute or involve a prohibited transaction under ERISA and the Code.

     The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the "Exemption") that generally exempt from the application of the prohibited transaction provisions of Sections
406(a) and 407(a) of ERISA, and the excise taxes imposed on those

                                      140

prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of securities underwritten by an underwriter, as defined below, that (1) represent a beneficial ownership interest in the assets of an issuer which is a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust or (2) are denominated as a debt instrument and represent an interest in the issuer, provided that certain conditions set forth in the Exemption are satisfied.

     For purposes of this Section "ERISA Considerations," the term "underwriter"
will include (a) the underwriter(s) specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

     Among the general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption are:

     o    The acquisition of securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the
          Plan as they would be in an arm's-length transaction with an unrelated party;

     o    If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other securities of the issuer;

     o    One-to-four family residential and home equity loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the securities are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

     o    The securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories (four, in a
          "Designated Transaction") by Standard & Poor's Rating Services, a
          division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors
          Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch") (each, a "Rating
          Agency");

     o    The trustee may not be an affiliate of any other member of the
          Restricted Group, as defined below other than the underwriter;

     o    The sum of all payments made to and retained by the underwriter(s)
          must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations;
          and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

     o    The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the
          Securities Act, as amended;

     o    Where the issuer is an owner trust, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller; and

                                      141

     o    Assets of the type included as assets of the trust have been included in other investment pools; and securities evidencing interests in those other pools have been both: (i) rated in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories by a Rating Agency and (ii) purchased by investors other than Plans for at least one year prior to a Plan's acquisition of the securities in reliance upon the Exemption.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and
406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a)
and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust; (2) the Plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of securities in connection with their initial issuance, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan.
An "Excluded Plan" is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

     A fiduciary of a Plan contemplating purchasing a security must make its own determination that the general conditions set forth above will be satisfied for that security.

     The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption, (although a Plan that had purchased the security when the security had a permitted rating would not be required by the Exemption to dispose of it). Consequently, a security may not be purchased by or sold to a
Plan in such circumstances other than to an insurance company general account pursuant to Prohibited Transaction Class Exemption ("PTCE") 95-60.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of securities by
Plans. However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that
Excluded Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b)
and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code) for transactions in

                                      142

connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a)
and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of
ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person)
solely as a result of the Plan's ownership of securities.

     The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption relating to pre-funding accounts. Generally, obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related securities, may be transferred to the trust within the pre-funding period, which must end no later than the later of three months or 90 days after the closing date, instead of being required to be either identified or transferred on or before the closing date.

     The Exemption permits interest-rate swaps and yield supplement agreements to be assets of a trust if certain conditions are satisfied. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust asset if it: (a) is an "eligible Swap"; (b) is with an "eligible counterparty"; (c) is purchased by a "qualified plan investor"; (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a
"non-ratings dependent Swap"; and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments)
solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

     An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b)
pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the
Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted
("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating
Agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified

                                      143

professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement or similar agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier
Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap
Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier
Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable
Notional Amount.

     To the extent the securities are notes treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those securities ("Non-Equity Securities") would not cause the assets included in a related trust to be deemed Plan assets. However, without regard to whether or not the Non-Equity Securities are treated as equity, the acquisition or holding of Non-Equity Securities by or on behalf of a Plan could still give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Non-Equity Security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. Also, any holder of securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain
Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of that Plan could be considered to give rise to an indirect prohibited

                                      144

transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory, regulatory or administrative exemptions such as PTCE
84-14, which exempts certain transactions effected on behalf of a Plan by a
"qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds,
PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     The depositor, the master servicer, the servicer, the trustee or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the
Code for which no exemption may be available. Accordingly, Non-Equity Securities may not purchased using the assets of any Plan if any of the depositor, the master servicer, the servicer, the trustee, or underwriter has investment authority for those assets, or is an employer maintaining or contributing to the
Plan unless a prohibited transaction exemption is applicable to this type of transaction.

     Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with its counsel with respect to the potential applicability of
ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of securities should consider the federal income tax consequences of that investment.

     Any Plan fiduciary considering whether to purchase a security on behalf of a Plan should consult with its counsel regarding the application of the DOL regulations Section 2510.3-101 and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

     The sale of securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984 ("SMMEA"). Classes of securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state
(including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal

                                      145

investment authority of any of those entities with respect to "mortgage related securities," securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No.
96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA's regulation "Investment and Deposit Activities" (12
C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a "mortgage related security"). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit
Unions in certain types of mortgage related securities.

     All depository institutions considering an investment in the securities
(whether or not the class of securities under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial
Institutions Examination Council's Supervisory Policy Statement on the
Securities Activities (to the extent adopted by their respective regulators)
(the "Policy Statement") setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities," which are
"high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the
responsibility of each depository institution to determine, prior to purchase
(and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

     Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust) through any of the following methods:

     o    by negotiated firm commitment underwriting and public reoffering by underwriters; or

                                      146

     o    by placement directly by the depositor with institutional investors.

     A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which that series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which those underwriters or agents may be required to make in respect thereof.

     From time to time, certain underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the depositor. If specified in the related prospectus supplement, certain of the underwriters, or affiliates of certain of the underwriters, will provide financing for certain of the loans. If applicable, a portion of the proceeds of the sale of the offered securities will be used to repay this financing.

                                  LEGAL MATTERS

     The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by McKee Nelson LLP, 1919 M Street, N.W., Washington, D.C. 20036.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of securities and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they will have been rated in one of the four highest rating categories by

                                      147

the nationally recognized statistical rating agency or agencies (each, a "Rating
Agency") specified in the related prospectus supplement.

     A rating is based on, among other things, the adequacy of the value of the
Trust Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency's assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement. A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the
Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     Unless otherwise described in the related prospectus supplement, no arrangement will be made for the ongoing monitoring of the ratings of the securities.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating
Agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any
Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust. To the extent that those losses are not covered by credit enhancement, they will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                             STATIC POOL INFORMATION

     Static pool information with respect to the sponsor's prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable

                                      148

prospectus supplement. The static pool information related to a trust will include information, to the extent material, relating to:

     o    payment delinquencies of the loans;

     o    cumulative losses with respect to the loans; and

     o    prepayments of the loans;

in each case presented in periodic increments.

     In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized loans or of originated or purchased loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio;
the distribution of loans by interest rate; and information regarding the geographic distribution of the loans.

     Static pool information is not deemed part of this prospectus or of the
Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the loans of any trust established on or after January 1, 2006, information regarding those loans for periods before January 1, 2006.

     Static pool information made available via an Internet website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.

                                      149

                                     ANNEX I

                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered mortgage loan asset backed securities (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global
Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global
Securities will be tradable as home market instruments in both the European and
U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed securities issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of
Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     A holder that is not a United States person (as described below) of Global
Securities will be subject to U.S. withholding taxes unless such holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and
Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed securities issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream
Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

                                      150

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset backed securities issues in same-day funds.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS.
Secondary market trading between Clearstream Luxembourg Participants or
Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR
PURCHASER. When Global Securities are to be transferred from the account of a
DTC Participant to the account of a Clearstream Luxembourg Participant or a
Euroclear Participant, the purchaser will send instructions to Clearstream
Luxembourg or Euroclear through a Clearstream Luxembourg Participant or
Euroclear Participant at least one business day prior to settlement. Clearstream
Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant
Depositary of the DTC Participant's account against delivery of the Global
Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg
Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date
(which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or
Euroclear. Under this approach, they may take on credit exposure to Clearstream
Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear
Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg
Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the

                                      151

overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg
Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

     TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC
PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg
Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC
Participant. The seller will send instructions to Clearstream Luxembourg or
Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant
at least one business day prior to settlement. In these cases Clearstream
Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the
following day, and receipt of the cash proceeds in the Clearstream Luxembourg
Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant
have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.
If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream
Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.
At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream Luxembourg or Euroclear for one day
(until the purchase side of the day trade is reflected in their Clearstream
Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global
Securities sufficient time to

                                      152

be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or
Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a United States person within the meaning of Section
7701(a)(30) of the Code holding a book-entry security through Clearstream
Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of
30% unless such holder provides certain documentation to the trustee or to the
U.S. entity required to withhold tax (the "U.S. Withholding Agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     I. the trustee or the U.S. Withholding Agent receives a statement --

          (a)  from the holder on IRS Form W-8BEN (or any successor form) that
               --

               (i) is signed by the securityholder under penalties of perjury,

               (ii) certifies that such owner is not a United States person, and

               (iii) provides the name and address of the securityholder, or

          (b)  from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that --

               (i) is signed under penalties of perjury by an authorized
               representative of the financial institution,

               (ii) states that the financial institution has received an IRS
               Form W-8BEN (or any successor form) from the securityholder or that another financial institution acting on behalf of the securityholder has received such IRS Form W-8BEN (or any
               successor form),

               (iii) provides the name and address of the securityholder, and

               (iv) attaches the IRS Form W-8BEN (or any successor form)
               provided by the securityholder;

     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. Withholding Agent;

     III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form
W-8ECI (or any successor form) to the trustee or the U.S. Withholding Agent; or

                                      153

     IV. the holder is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. Withholding Agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; such holders are encouraged to consult with their tax advisors when purchasing the Global Securities.

     A holder holding book-entry securities through Clearstream Luxembourg or
Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number (a "TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     In addition, all holders holding book-entry securities through Clearstream
Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY
(or any successor forms) if that person is not a United States person;

     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     III. is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not
United States persons within the meaning of Section 7701(a)(30) of the Code.
Such investors are encouraged to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

     The term "United States person" means (1) a citizen or resident of the
United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable
Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5)to the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

                                      154

                             INDEX OF DEFINED TERMS

DEFINED TERM                                                                PAGE
------------                                                                ----
1986 Act..................................................................   121
accrual class.............................................................   122
Additional Mortgage Loans.................................................    90
Advance Agency Agreement..................................................    61
Advance Agent.............................................................    62
Aegis.....................................................................    40
Aegis Underwriting Standards..............................................    43
AFC.......................................................................    40
Agreement.................................................................    29
ALC.......................................................................    40
Allowable Interest Rate...................................................   144
Allowable Notional Amount.................................................   144
APR.......................................................................    35
ARC.......................................................................    41
Available Funds...........................................................    59
AWC.......................................................................    40
Bankruptcy Code...........................................................    75
beneficial owner..........................................................    69
benefit plan investors....................................................   141
BIF.......................................................................    88
Capitalized Interest Account..............................................    90
CERCLA....................................................................   107
Class Security Balance....................................................    59
Clearstream Luxembourg....................................................    71
Clearstream Luxembourg Participant........................................    69
CMT.......................................................................    32
Code......................................................................    41
CODI......................................................................    32
COFI......................................................................    32
Collateral Value..........................................................    36
Combined Loan-to-Value Ratio..............................................    36
Company Counsel...........................................................   119
constant yield election...................................................   125
cooperative loans.........................................................    30
cooperatives..............................................................    30
COSI......................................................................    32
CPI.......................................................................    32
credit limit..............................................................   103
Cut-off Date Principal Balance............................................    57
Debt Securities...........................................................   121
debt service reduction....................................................   111
debt-to-income ratio......................................................    49
deficient valuation.......................................................   110
Definitive Security.......................................................    69
delinquent................................................................    37
Designated Transaction....................................................   142
DOL.......................................................................   141
DTC.......................................................................    69
DTC Participant...........................................................    69
Eligible Investments......................................................    96
Eligible Reserve Fund Investments.........................................    77
ERISA.....................................................................    58
EURIBOR...................................................................    32
Euroclear Participant.....................................................    69
European Depositories.....................................................    69
Events of Default.........................................................    97
Exchange Act..............................................................    39
Exemption.................................................................   141
EYS Agreement.............................................................   145
Fannie Mae................................................................    33
FDIC......................................................................    49
Fed Funds Rate............................................................    32
FHLB Index................................................................    33
fiduciary.................................................................   141
Financial Intermediary....................................................    69
Fitch.....................................................................   142
Freddie Mac...............................................................    33
Funding Period............................................................    90
future advance............................................................   103
Garn-St Germain Act.......................................................   112
GBP LIBOR.................................................................    32
Global Securities.........................................................   151
Grantor Trust.............................................................   120
Grantor Trust Certificates................................................   120
Guide.....................................................................    43
High Cost Loans...........................................................   114
home equity loans.........................................................    30
Homeownership Act.........................................................   114
Indenture.................................................................    57
Indenture Default.........................................................    98
inducement fees...........................................................   129
Insurance Proceeds........................................................    88
Insured Expenses..........................................................    88
IRS.......................................................................   118
ISDA......................................................................    81
Issuing Entity............................................................    42
L/C Bank..................................................................    75
L/C Percentage............................................................    75
Leveraged.................................................................   144
LIBOR.....................................................................    31
LIBORSWAP.................................................................    32
Liquidation Expenses......................................................    88
Liquidation Proceeds......................................................    88
Loan Rate.................................................................    31

                                      155

DEFINED TERM                                                                PAGE
------------                                                                ----
Loan-to-Value Ratio.......................................................    36
market discount bond......................................................   123
MGT/EOC...................................................................    71
Mortgage..................................................................    33
MTA.......................................................................    32
National Average Contract Mortgage Rate...................................    33
National Monthly Median COFI..............................................    32
NCUA......................................................................   146
Non-Equity Securities.....................................................   145
non-performing............................................................    37
non-pro rata security.....................................................   124
obligatory advance........................................................   103
OID.......................................................................   121
OID Regulations...........................................................   121
optional advance..........................................................   103
outside reserve fund......................................................   120
outstanding balance.......................................................   110
PAC Method................................................................   122
Parties in Interest.......................................................   140
Partner Certificates......................................................   121
Pass-Through Rate.........................................................    29
Plans.....................................................................   140
Policy Statement..........................................................   147
Pool Insurance Policy.....................................................    77
Pool Insurer..............................................................    77
Pooling and Servicing Agreement...........................................    29
Pre-Funded Amount.........................................................    90
Pre-Funding Account.......................................................    89
Primary Mortgage Insurance Policy.........................................    33
Prime Rate................................................................    32
Principal Prepayments.....................................................    60
Priority Class............................................................    98
Properties................................................................    33
PTCE......................................................................   143
Purchase Price............................................................    56
QPAM......................................................................   144
Qualified Stated Interest.................................................   122
Rating Agency.............................................................   148
RCRA......................................................................   108
Realized Loss.............................................................    76
Record Date...............................................................    58
Refinance Loan............................................................    36
regular interests.........................................................    58
REIT......................................................................    41
Relevant Depositary.......................................................    69
Relief Act................................................................   114
REMIC.....................................................................    58
residual interests........................................................    58
Retained Interest.........................................................    57
Revolving Account.........................................................    90
Revolving Amount..........................................................    90
Revolving Deposits........................................................    90
Revolving Period..........................................................    90
Rules.....................................................................    69
S&P.......................................................................   142
SAIF......................................................................    88
SBJPA of 1996.............................................................   138
SEC.......................................................................    30
secured creditor exclusion................................................   107
Securities Act............................................................    38
Security Account..........................................................    87
Security Owners...........................................................    69
Security Register.........................................................    58
Sellers...................................................................    29
Senior Securities.........................................................    74
Senior Securityholders....................................................    74
Servicing Fee.............................................................    95
SIBOR.....................................................................    32
significant...............................................................   141
Single Family Properties..................................................    34
SMMEA.....................................................................   146
Stripped Bond Rules.......................................................   133
Subordinated Securities...................................................    74
Subordinated Securityholders..............................................    74
Subsequent Loans..........................................................    90
super-premium class.......................................................   122
Swap......................................................................   143
Swap Agreement............................................................   143
T-Bill....................................................................    32
Terms and Conditions......................................................    72
Tiered REMICs.............................................................   139
TIN.......................................................................   155
Title V...................................................................   113
Transfer and Servicing Agreement..........................................    29
Trust Agreement...........................................................    30
Trust Assets..............................................................    29
U.S. Withholding Agent....................................................   154
UCC.......................................................................   107
underwriter...............................................................   141
United States person......................................................   155
withholding agent.........................................................   126

                                       156

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